As filed with the Securities and Exchange Commission on April 7, 2000
                                         Registration No. 333-43041

                 SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC  20549

                 POST EFFECTIVE AMENDMENT NO. 2 TO
                             FORM S-1
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                  WORLD MONITOR TRUST-SERIES B

        (Exact Name of Registrant as Specified in its Charter)
       Delaware                6799                  13-3985041
 (State of         (Primary Standard Industrial    (I.R.S. Employer
  Organization)     Classification Code Number)   Identification Number)

                   One New York Plaza, 13th Floor
                   New York, New York  10292-2013
                         (212) 214-1000

                  (Address and telephone number of
                registrant's principal executive offices)

                        ___________________
                    Joseph A. Filicetti, President
               Prudential Securities Futures Management Inc.
                     One New York Plaza, 13th Floor
                     New York, New York  10292-2013
                            (212) 214-1000

         (Name, address and telephone number of agent for service)
                         __________________
                              Copies to:
                         Fred M. Santo, Esq.
                        Rosenman & Colin LLP
                        575 Madison Avenue
                      New York, New York 10022
                          (212) 940-8800
__________________
Approximate date of commencement of proposed sale
to the public: As soon as practicable after the
effective date of this Registration Statement.
If any of the securities being registered on this Form
are to be offered on a delayed or continuous basis
pursuant to Rule 415 under the Securities Act of
1933, check the following box.    /x/

If this Form is filed to register additional securities for
an offering pursuant to Rule 462(b) under the
Securities Act, please check the following box and list
the Securities Act registration statement number of
the earlier effective registration statement for the
same offering.   / /

If this Form is a post-effective amendment filed
pursuant to Rule 462(c) under the Securities Act,
check the following box and list the Securities Act
registration statement number of the earlier effective
registration statement for the same offering.    / /

If this Form is a post-effective amendment filed
pursuant to Rule 462(d) under the Securities Act,
check the following box and list the Securities Act
registration statement number of the earlier effective
registration statement for the same offering.    / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

WORLD MONITOR TRUST-SERIES B
Cross Reference Sheet Pursuant to Item 501(b) of
Regulation S-K Showing Location in
Prospectus of Items Required in Form S-1

Form S-1 Item                     Location in Prospectus
1.    Forepart of the
Registration Statement
and Outside Front Cover
Page of Prospectus                Outside Front Cover Page

2.    Inside Front and
Outside Back Cover Pages
of Prospectus                     Inside Front and Outside Back
                                  Cover Pages; Additional Information

3.    Summary Information,
Risk Factors and Ratio of
Earnings to Fixed Charges         Summary of the Prospectus; Risk Factors

4.    Use of Proceeds             The Offering

5.    Determination of Offering
Price                             The Offering

6.    Dilution                    N/A

7.    Selling
Security Holders                  N/A

8.    Plan of Distribution        How to Subscribe, Exchange, and Redeem
                                  Interests; The Offering

9.    Description of Securities
to Be Registered                  Summary of Agreements--Trust Agreement

10.    Interests of Named
Experts and Counsel               Experts

11.    Information with Respect
to the Registrant                 Structure of the Trust; Financial
                                  Statements

12.    Disclosure of Commission
Position on Indemnification
for Securities Act Liabilities    Summary of Agreements--Trust
                                  Agreement--Indemnification

              WORLD MONITOR TRUST

Series B ($33 million) and Series C ($33 million)

Minimum Initial Purchase       $5,000 or $2,000 (for IRAs only)
                               in one or more series
Minimum Per Series             $1,000
Minimum Additional Purchases   $100 per series

Each series trades speculatively in a
diversified portfolio of futures, forward
(including interbank foreign
currencies), and/or options contracts.
Interests in each series are being
separately offered.  The assets of
each series are segregated from the
other series. Each series is separately valued and independently managed.
Each week you may purchase
additional interests, exchange your
interests in one series for interests in another series, or redeem your interests. Interests are priced at their net asset value as of the end of each week, but may fluctuate between the submission date and the actual purchase date.

Series       Trading Advisor                     Trading Program(s)
B            Eclipse Capital Management, Inc.    Global Monetary Program
C            Hyman Beck & Company, Inc.          Asset Allocation Portfolio

These are speculative securities.
Before you decide whether to invest,
read this entire prospectus carefully
and consider the "Risk Factors"
section that begins on page 15.  In
particular, you should be aware that:

-   Futures, forward, and options
trading is speculative, volatile, and
highly leveraged
-   You could lose a substantial
portion, or even all, of your investment
-   Past performance is not
necessarily indicative of future results
-   Each series relies on its trading
advisor for success
-   Your annual tax liability for taxable
Trust income will exceed distributions
to you
-   If you redeem an interest in any
series during the first 12 full months
following the effective date of the
purchase of that interest, you will be
charged a redemption fee except in
defined circumstances
-   The fixed expenses of each series
require gains of 4.00% per annum to
break even.  This break even amount
increases if you have to pay
redemption fees
-   Transfers are restricted, the
interests are not exchange listed, and
no other secondary market exists for
the interests

You are required to make
representations and warranties in
connection with this investment.  You
are encouraged to discuss this
investment with your individual
financial, legal, and tax advisors.

Your liability will not exceed your
investment in a series

THESE SECURITIES HAVE NOT BEEN
APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE
COMMISSION OR ANY STATE
SECURITIES COMMISSION NOR HAS
THE SECURITIES AND EXCHANGE
COMMISSION OR ANY STATE
SECURITIES COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY
OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING
COMMISSION HAS NOT PASSED UPON
THE MERITS OF PARTICIPATING IN
THE TRUST NOR HAS SUCH
COMMISSION PASSED ON THE
ACCURACY OR ADEQUACY OF THIS
PROSPECTUS.


PRUDENTIAL SECURITIES                   PRUDENTIAL SECURITIES
INCORPORATED                            FUTURES MANAGEMENT INC.
Selling Agent and Clearing              Managing Owner and Sponsor
Broker


The date of this prospectus is April   , 2000

COMMODITY FUTURES TRADING
COMMISSION ("CFTC")
RISK DISCLOSURE STATEMENT
YOU SHOULD CAREFULLY CONSIDER
WHETHER YOUR FINANCIAL
CONDITION PERMITS YOU TO
PARTICIPATE IN A COMMODITY POOL.
IN SO DOING, YOU SHOULD BE
AWARE THAT FUTURES AND OPTIONS
TRADING CAN QUICKLY LEAD TO
LARGE LOSSES AS WELL AS GAINS.
SUCH TRADING LOSSES CAN
SHARPLY REDUCE THE NET ASSET
VALUE OF THE POOL AND
CONSEQUENTLY THE VALUE OF
YOUR INTEREST IN THE POOL.  IN
ADDITION, RESTRICTIONS ON
REDEMPTIONS MAY AFFECT YOUR
ABILITY TO WITHDRAW YOUR
PARTICIPATION IN THE POOL.
FURTHER, COMMODITY POOLS MAY
BE SUBJECT TO SUBSTANTIAL
CHARGES FOR MANAGEMENT AND
ADVISORY AND BROKERAGE FEES.  IT
MAY BE NECESSARY FOR THOSE
POOLS THAT ARE SUBJECT TO THESE
CHARGES TO MAKE SUBSTANTIAL
TRADING PROFITS TO AVOID
DEPLETION OR EXHAUSTION OF
THEIR ASSETS.  THIS DISCLOSURE
DOCUMENT CONTAINS A COMPLETE
DESCRIPTION OF EACH EXPENSE TO
BE CHARGED THIS POOL AT PAGES 80
TO 83 AND A STATEMENT OF THE
PERCENTAGE RETURN NECESSARY
TO BREAK EVEN, THAT IS, TO
RECOVER THE AMOUNT OF YOUR
INITIAL INVESTMENT AT PAGE 14.
THIS BRIEF STATEMENT CANNOT
DISCLOSE ALL THE RISKS AND
OTHER FACTORS NECESSARY TO
EVALUATE YOUR PARTICIPATION IN
THIS COMMODITY POOL.
THEREFORE, BEFORE YOU DECIDE TO
PARTICIPATE IN THIS COMMODITY
POOL, YOU SHOULD CAREFULLY
STUDY THIS DISCLOSURE
DOCUMENT, INCLUDING A
DESCRIPTION OF THE PRINCIPAL
RISK FACTORS OF THIS INVESTMENT
AT PAGES 15 TO 20.
YOU SHOULD ALSO BE AWARE THAT
THIS COMMODITY POOL MAY TRADE
FOREIGN FUTURES OR OPTIONS
CONTRACTS.  TRANSACTIONS ON
MARKETS LOCATED OUTSIDE THE
UNITED STATES, INCLUDING
MARKETS FORMALLY LINKED TO A
UNITED STATES MARKET, MAY BE
SUBJECT TO REGULATIONS WHICH
OFFER DIFFERENT OR DIMINISHED
PROTECTION TO THE POOL AND ITS
PARTICIPANTS.  FURTHER, UNITED
STATES REGULATORY AUTHORITIES
MAY BE UNABLE TO COMPEL THE
ENFORCEMENT OF THE RULES OF
REGULATORY AUTHORITIES OR
MARKETS IN NON-UNITED STATES
JURISDICTIONS WHERE
TRANSACTIONS FOR THE POOL MAY
BE EFFECTED.

You should rely only on the
information contained in this
prospectus or incorporated by
reference (all of which legally form a
part of the prospectus).  We have not
authorized anyone to provide you with
information that is different.

There is no guarantee that information
in this prospectus is correct as of any
time after the date appearing on the
cover.

This prospectus must be accompanied
by a recent monthly report of the
Trust.

Prudential Securities Incorporated
(referred to as Prudential Securities)
and any additional sellers must deliver
any supplemented or amended
prospectus issued by the Trust.

This prospectus is not an offer to sell, nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

World Monitor Trust is not a mutual
fund or any other type of investment
company within the meaning of the
Investment Company Act of 1940, as
amended, and is not subject to the
regulations under that Act.

You should not invest more than 10%
of your "liquid" net worth (exclusive of home, furnishings, and automobiles in the case of individuals; or readily marketable securities in the case of entities) in any series of the Trust or in the Trust as a whole.

IRA, 401(k), or ERISA plans should not
invest more that 10% of their assets in
the Trust.

             TABLE OF CONTENT
CFTC RISK DISCLOSURE STATEMENT                                2
SUMMARY OF THE PROSPECTUS                                     5
   Selected Financial Information                            12
   Summary Of Fees And Expenses                              13
   Projected Twelve-Month Break-Even Analysis                14

RISK FACTORS                                                 15
   Performance Risks                                         15
   Trading Risks                                             16
   Trading Advisor Risks                                     17
   Trust And Offering Risks                                  18
   Tax Risks                                                 19
   Regulatory Risks                                          20

ACTUAL AND POTENTIAL CONFLICTS OF INTEREST                   21
STRUCTURE OF THE TRUST                                       23
PERFORMANCE OF EACH SERIES                                   24

SERIES B                                                     33
   Eclipse Capital And Its Principals                        33
   Eclipse Capital's Trading System                          34
   Eclipse Capital's Past Performance For All Of
     Its Clients                                             37

SERIES C                                                     43
   Hyman Beck And Its Principals                             43
   Hyman Beck's Trading System                               44
   Hyman Beck's Past Performance For All Of Its Clients      49

TRADING LIMITATIONS AND POLICIES                             55
DESCRIPTION OF THE TRUST,
TRUSTEE,  MANAGING OWNER, AND
AFFILIATES                                                   57
DUTIES AND COMMITMENTS OF THE
MANAGING OWNER                                               67
FIDUCIARY RESPONSIBILITIES                                   69
THE OFFERING                                                 70
WHO MAY SUBSCRIBE                                            74
HOW TO SUBSCRIBE FOR, REDEEM,
AND EXCHANGE INTERESTS                                       78

FEES AND EXPENSES                                            80
   Charges Paid By The Trust                                 80
   Charges Paid By Prudential Securities Or Its Affiliates   83
   Charges Paid By Limited Owners                            83
   Projected Twelve-Month Break-Even Analysis                83
SUMMARY OF AGREEMENTS                                        84
   Advisory Agreements                                       84
   Brokerage Agreement                                       85
   Trust Agreement                                           86

THE FUTURES MARKETS                                          95
HOW MANAGED FUTURES FIT INTO A PORTFOLIO                     99
FEDERAL INCOME TAX CONSEQUENCES                             102
LEGAL MATTERS                                               104
ADDITIONAL INFORMATION                                      104
EXPERTS                                                     104
GLOSSARY OF TERMS                                           105
INDEX TO CERTAIN FINANCIAL INFORMATION                      110

SUMMARY OF THE PROSPECTUS
This summary outlines certain
important aspects of an investment in
Series B and/or Series C.  You are
referred to the Glossary beginning on
page 105 for the definition of any term
you may not understand.

The Trust
The Trust was formed as a
Delaware Business Trust on December
17, 1997, with separate series of
interests.  Its term expires on
December 31, 2047.  Early termination
is possible.  The principal offices of
the Trust and Prudential Securities
Futures Management Inc. (referred to
as the managing owner) are located at
One New York Plaza, 13th Floor, New
York, New York 10292-2013 and their
telephone number is (212) 778-7866.

The Series
The Trust's interests are currently offered in two separate and distinct series: Series B and Series C. Each series:

Engages in the speculative
trading of a diversified portfolio of
futures, forward (including interbank
foreign currencies), and/or options
contracts and may, from time to time,
engage in cash and spot
transactions.

Has a one-year renewable contract with its own independent professional trading advisor that manages 100% of that series' assets and makes the trading decisions for that series.

Trades and accounts for its assets separately from the other series and the other
Trust assets.

Segregates its assets from the other series and maintains separate, distinct records.

Calculates the net asset value
(referred to as NAV) of its interests
separately from the other
series.

Has an investment objective of increasing the value of your interests over the long term
(capital appreciation), while
controlling risk and volatility.

Performance Of Each Series

Each series began trading on June 10, 1998.

                    Series B        Series C
NAV on 6/10/98      $5,709,093      $5,706,177
NAV on 12/31/99     $25,976,701     $18,467,899
NAV on 2/29/00      $23,768,343     $15,293,339
NAV per interest
 on 6/10/98         $100            $100
NAV per interest
  on 12/31/99       $121.63         $95.98
NAV per interest
  on 2/29/00        $114.25         $82.11

Series B
Trading for Series B is
directed by Eclipse Capital
Management, Inc. (referred to as
Eclipse Capital).  Eclipse Capital has
been operating its trading systems
since August 1, 1986.  As of February
29, 2000, Eclipse Capital had
approximately $483 million in investor
funds under management.  Eclipse
Capital directs trading for 100% of
Series B's assets according to its
Global Monetary Program.  Series B
trades a diversified portfolio with a
financial instrument focus, assuming
sufficient market opportunities in the
financial instrument markets exist.
See "SERIES B."

Series C
Trading for Series C is directed by Hyman
Beck & Company, Inc. (referred to as
Hyman Beck).  Hyman Beck has been
operating its trading systems since
March 1991.  As of February 29, 2000,
Hyman Beck had approximately $302
million in investor funds under
management.  Hyman Beck directs
trading for 100% of Series C's assets
according to a modified and up-
leveraged version of its Asset
Allocation Program.  Series C trades a
portfolio diversified among several
markets.  See "SERIES C."

Risk Factors To Consider
Interests in each
series are speculative securities, and
an investment in any series of the
Trust involves a high degree of risk.
You should be aware that the
following risks, listed in descending
order of significance, apply to each
series.

Futures, forward, and
options trading is speculative, volatile, and highly leveraged - you could lose a substantial portion or even all of your investment.

The trading advisors' programs may not perform for each series as they have performed in the past - you should not rely on past performance to predict the results of an investment in a series.

Each series is traded by a single advisor rather than dispersing the risk among several advisors - if that advisor does not trade well, that series will not be profitable. There is no guarantee that any series will meet its intended objective.

Your annual tax liability for taxable Trust income will exceed cash distributions to you from the Trust.

If you redeem an interest in any
series during the first 12 full months
following the effective date of your
purchase, you will be charged a
redemption fee (4% in the first 6-
month period, 3% in the second 6-
month period) unless you exchange
that interest for an interest in another series or you invest your redemption proceeds in another fund sponsored by the managing owner. If at the time of your redemption you have subscribed for at least $5 million of interests, the redemption fee, if applicable, may be waived.

Each series has large
fixed expenses.  We estimate that
each series' gains from trading and
interest income must be 4.00% per
annum in order to break even.  This
break even amount increases if you
have to pay redemption
fees.

Although the Trust offers
weekly purchase, exchange, and
redemption rights, liquidity is limited
because of transfer restrictions and
the absence of any exchange listing or
secondary trading market for the
interests of any series.

Actual and potential conflicts of interest exist among Prudential Securities, the managing owner, and the trading advisors. For example, conflicts related to the brokerage fee and effecting transactions or trading for their own accounts and other accounts may create an incentive for Prudential Securities, the managing owner, and the trading advisors to benefit themselves rather than you, the investor.

You will have limited
voting rights and no control over the
Trust's business.

Although an investment in the series is designed to diversify your portfolio, we cannot assure you that diversification will create profits for you.

The Trustee
Wilmington Trust Company, a
Delaware banking corporation, is the
Trust's sole trustee (referred to as the trustee). The trustee delegated to the managing owner all of the power and authority to manage the business and affairs of the Trust and has only nominal duties and liabilities to the Trust.

The Managing Owner
The managing owner is a wholly-owned
subsidiary of Prudential Securities and
it:

Administers the business and affairs
of each series (excluding commodity
trading decisions, except in certain
limited, and essentially emergency,
situations).

Makes a contribution to each series
necessary to maintain at least a 1%
interest in the profits and losses of
each series at all times.

Has accepted responsibility for the
obligations of any series whose
liabilities exceed its
assets.

Prudential Securities
Prudential Securities, the
parent company of the managing
owner, is the Trust's selling agent and
clearing broker.

Its affiliates also
indirectly engage in foreign currency
forward transactions with the various
series for a profit.  Because of
Prudential Securities' affiliation with
the managing owner, these
arrangements were not negotiated at
arm's length.

All compensation to
Prudential Securities and its affiliates will be within the limits of the guidelines for the registration of commodity pool programs imposed by the various state regulators referred to as NASAA guidelines.

Limitation Of Liabilities
The debts, liabilities,
obligations, claims, and expenses of a
particular series are charged against
the assets of that series only and not
against the assets of the Trust
generally or against the assets of any
other series.

Liabilities You Assume
You cannot lose more than
your investment in any series, and you
are not subject to the losses or
liabilities of any series in which you
have not invested.  We have received
opinions of Rosenman & Colin LLP,
counsel to the Trust, and Richards,
Layton & Finger, P.A., special
Delaware counsel to the Trust and the
trustee, that creditors of and equity
holders in any particular series have
recourse only to the assets of that
series and to the assets of the
managing owner and not to the assets
of any other series, provided that
certain requirements are met,
including, without limitation, treating
each series as separate from the other
series. See the "Liabilities" section in the Trust Agreement for a more complete explanation.

Who May Subscribe
To subscribe in the interests of any series:

You must generally have a net worth (exclusive of home, home furnishings, and automobiles) of at least $150,000 or a net worth, similarly calculated, of at least $45,000 and an annual gross income of at least $45,000, although several states impose higher requirements - see the "State
Suitability Requirements" section in
the Subscription Agreement, Exhibit D
to this prospectus.

You may not invest more than 10% of your liquid net worth in any series or combination of series.

IRA and 401(k) accounts
and other employee benefit plans are
subject to special suitability
requirements.

If you invest $5 million or more, you
may receive either a discount on the
purchase price and/or have the
redemption fees waived if you redeem
your interests prior to the expiration of 12 full months from the effective date of your purchase of the interests being redeemed.

What You Must Understand
Before You Subscribe

You should not subscribe for interests unless you understand:

The fundamental risks
and possible financial hazards of this
investment.

The trading strategies to be followed
in the series you invest in.

The tax consequences of your
investment in the series.

That if you decide to sell securities in your Prudential Securities account to subscribe for interests, you may have income tax consequences from that sale.

The fees and expenses to which you
will be subject.

Your rights and obligations as a
limited owner.

Your Minimum Subscription And Interest Pricing

Minimum required subscriptions and interest prices are as follows:

Your minimum initial purchase is $5,000, unless you are an IRA account in which case it is $2,000.

You may purchase interests in all or any combination of series so long as your total minimum subscription amount is satisfied, but your minimum initial purchase in any one series must be at least $1,000.

Each series' interests
are offered and sold at their weekly
net asset value, and if you are an
existing limited owner you may
purchase additional interests in
increments of $100.

No front-end sales charges or selling commissions are charged. No series' net asset value is diluted by the Trust's organization and offering expenses because Prudential Securities or an affiliate is responsible for their payment.

How To Subscribe
To subscribe for and be permitted to
purchase any series' interests:

You must complete and sign a Subscription
Agreement (Exhibit D).

You are required to have a securities account with Prudential Securities (or with another brokerage firm, which is referred to as an Additional Seller) and to have funds in that account equal to the amount of your purchase at the time you subscribe.

You must subscribe in cash.

You must meet the established application time deadlines.

You may revoke your
subscription only within five business
days after you submit a Subscription
Agreement to Prudential Securities (or
an additional seller), and you may not
revoke it after that time.  The
managing owner may reject any
subscription in whole or in part for any reason.

How The Offering Works

Interests in each series will be
sold once each week until each series'
subscription maximum - the total
amount of interests registered for sale
with the SEC - has been issued, either
through sale or exchange.  For
purposes of describing the purchase,
exchange, and redemption of
interests, the following terms are
used:

Dealing day means the first
business day of each
week.

Valuation point means the
close of business on Friday of each
week.

The sale price, or net asset
value per interest, is set at a valuation point, and subscriptions for new interests become effective on a dealing day. Generally, therefore, interests are priced at the close of business on a Friday, and new purchases become effective on the following Monday at that price. To purchase interests, you must submit your Subscription Agreement (Exhibit
D) at least five business days (or two
business days if you are an existing
investor purchasing additional
interests of a series you currently
own) before any given dealing day, and
additional time may be required before
your subscription is approved by the
managing owner.  Due to this waiting
period, the purchase price of your
interests is not fixed on
the date you submit your subscription but is finalized on the valuation point immediately preceding the dealing day on which your purchase is eligible to become effective. There may be a considerable difference between the net asset value of an interest on the date you submit your subscription and the dealing day on which your purchase becomes effective.

Exchange Of Interests
Interests you own in one
series may be exchanged for interests
of one or more other series for as long
as the interests in the series for which exchange is being made are offered for sale. Since interests in Series A are no longer being offered for sale, you may not exchange interests in Series B or C for interests in Series A.
To make an exchange, you must
complete an Exchange Request
(Exhibit C).  You must submit your
Exchange Request at least five
business days before any given
dealing day, and the exchange must
be approved by the managing owner.
Exchanges are made at the applicable
series' then-current net asset values
per interest (which include, among
other things, accrued but unpaid
incentive fees due to those series'
trading advisors) at the valuation point immediately preceding the dealing day on which your exchange is eligible to become effective. Exchanges, like subscriptions, are subject to changes in net asset value per interest between the date you submit an Exchange Request and the dealing day on which your exchange becomes effective. The exchange of interests is treated as a redemption of interests in one series (with the related tax consequences) and the simultaneous purchase of interests in the series you exchange into. See "FEDERAL
INCOME TAX CONSEQUENCES."  No
"exchange" charge is imposed.

Segregated Accounts/Interest Income

Except for that portion of each series' assets used as margin to maintain that series' forward currency contract positions, the proceeds of the offering for each series are deposited in cash in separate segregated trading accounts maintained for each series at
Prudential Securities in accordance
with CFTC regulatory requirements.
Prudential Securities credits each
series with 100% of the interest
earned on its average net assets
(other than those assets held in the
form of U.S. Government securities) on
deposit with Prudential Securities
each week.  Currently, this amount is
estimated to be the federal funds
rate.

Use Of Proceeds

100% of each series' offering proceeds will be used for that series' trading activities.

Transfer Of Interests
The Trust Agreement
restricts the transferability and
assignability of the interests of each
series.  There is not now, nor is there
expected to be, a primary or
secondary trading market for the
interests of any series.

Redemption Of Interests
Interests you own in a
series may be redeemed (sold back to
the Trust) in whole or in part.
Redemptions are made each week at
the beginning of the dealing day.  To
redeem your interests, you must
deliver your Redemption Request
(Exhibit B) at least two business days
prior to a given dealing day.
Redemptions are made at the net
asset value per interest (which
includes, among other things, accrued
but unpaid incentive fees due to that
series' trading advisor) on the
valuation point immediately preceding
the dealing day on which your
redemption is eligible to become
effective (sometimes referred to as
the redemption price).  Redemptions
are subject to changes in net asset
value between the date you deliver
your Redemption Request and the
dealing day on which your redemption
becomes effective.

Redemption Fees

If you redeem interests in any series on or before the end of 12 full months following the effective date of purchase of the interests being redeemed, you will be charged redemption fees, as follows:


Redemption Date                       Redemption Fee
Prior to six full months              4% of redemption price
from effective date of purchase

At least six but less than            3% of redemption price
12 full months from the
effective date of purchase

Redemption fees are paid to the managing owner.
Redemption fees are not charged and may be waived if your aggregate subscriptions to all series total at least $5 million.

Distributions

Because the managing owner does not intend to make ongoing distributions, your income tax liability for the profits of any series in any year in which you have invested will exceed any distributions you receive from that series.

Income Tax Consequences

Based on the facts set
forth in this prospectus, the managing
owner's representations, and under
current federal income tax law, we
have obtained an opinion of Rosenman
& Colin LLP to the effect that each
series in the Trust is treated as a
partnership.

As long as each series
is treated as a partnership for federal
income tax purposes, the Trust and
each series in the Trust is not subject
to any federal income tax as an entity.
Instead, as a limited owner, only you
will recognize taxable income in an
amount equal to your allocable share
of trading profits and other income
generated from the series in which
you have purchased interests
(whether or not any cash is distributed
to you by the Trust).  Your ability to
deduct any losses which may be
incurred and the expenses relating to
the Trust's trading activities may be
subject to significant limitations. The excess of a series' capital losses over capital gains is deductible by you if you are a non-corporate limited owner only against your capital gain income each year (and up to $3,000 per year against your ordinary income).
Furthermore, special tax risks apply if
you are a tax-exempt limited owner or
a non-U.S. investor.

Reports
During the year, you will receive unaudited monthly reports and an annual financial statement audited and certified by the Trust's independent public accountants. You also will be provided with appropriate information to permit you to file your federal and state income tax returns.

Fiscal Year

January 1 through December 31.

Financial Information

Financial information concerning the Trust and the managing owner is set forth under "FINANCIAL STATEMENTS."

                Selected Financial Information
                         (unaudited)

                            Period from
                           June 10, 1998
                          (Commencement of           Period from
                             Operations)            January 1, 1999
                         to December 31, 1998     to December 31, 1999

                         Series B     Series C    Series B    Series C
Total Assets             11,558,059   11,384,130  26,285,827  18,684,023
Total Liabilities        157,802      90,925      309,126     216,124
Total Trust's Capital    11,400,257   11,293,205  25,976,701  18,467,899
Total Income             1,732,093    1,011,204   3,514,395   68,782
Net Income (Loss)        1,059,653    465,857     1,116,560   (1,680,118)
Net Asset Value Per
  Interest               111.98       104.22      121.63      95.98
Net Income (Loss) Per
  Weighted Average
  Interest               13.06        5.80        6.91        (10.83)

                  Summary Of Fees And Expenses
                   Fees Paid By The Trust

- Brokerage Fee - an annual percentage of each series' net asset value:
Series B:  7.75%
Series C:  7.75%

Prudential Securities receives this amount for brokerage services it renders for out-of-pocket trading costs it incurs and for assisting the managing owner. The brokerage fee is determined at the close of business each Friday, and the sum of the amounts determined each week is paid monthly.

Which equated to a per round-turn
transaction for the period ended
12/31/99 of:
Series B:  $68
Series C:  $40

Differences in amounts
per round-turn reflect estimated
differences in frequency of trading, not higher per-trade costs.

- Management Fee - an annual
percentage of each series' net asset
value:
Series B:  2%
Series C:  2%

Each trading advisor
receives a management fee for its
trading advisory services.  The
management fee is determined at the
close of business each Friday, and the
sum of the amounts determined each
week is paid monthly.

-   Incentive Fee - a percentage of each series' new
high net trading profits:
Series B:  20%
Series C:  23%

Each trading advisor
can receive an incentive fee for the
profit (realized and unrealized) it
achieves for a series.  The incentive
fee is determined as of the close of
business on the last Friday of each
calendar quarter but accrues weekly
for purposes of determining a series'
net asset value for each week.

Fees Paid By The Investors

- Redemption Fee - 4% or 3% of the net asset value of an interest:

The managing owner receives 4%
and 3%, respectively, of the
redemption price during the first and
second successive six-month periods
following the effective date of
purchase.  This fee is not charged if
you effect an exchange or invest your
redemption proceeds in another fund
sponsored by the managing owner or if
at the time of your redemption you
have subscribed for at least $5 million
of interests.

The above fees constitute all fees to be paid, either directly or indirectly, to Prudential Securities and/or its affiliates or to the trading advisors.

Fees Paid By Prudential Securities Or
Its Affiliates:

-   Initial Organization And Offering
Expenses Approximately $250,000 per
series and $60,000 per series each
year during the continuing
offering

Includes legal, accounting,
filing, and printing expenses for the
initial and continuing offering of
interests

-   Routine Operational/Administrative Expenses
Approximately $80,000 per series per
year

Includes filing, accounting,
photocopying, postage, and computer
services expenses

-   Routine Legal,
Auditing, And Other Expenses
Approximately $60,000 per series per
year

Includes expenses of third party
service providers, such as the trustee

Projected Twelve-Month Break-Even Analysis

The following is the projected twelve-
month break-even analysis for each
series after taking into account all
fees and expenses (other than
advisory incentive fees and
extraordinary expenses which are
impossible to predict).  This analysis
is expressed both as a dollar amount
and as a percentage of a $5,000 initial
investment:

                              SERIES B                   SERIES C
Description of
Charges                  Dollar       Percentage      Dollar        Percentage
                         Break-Even   Break-Even      Break-Even    Break-Even
Brokerage Fees           $ 387.50        7.75%        $ 387.50         7.75%
Advisory Management
Fees                     $ 100.00        2.00%        $ 100.00         2.00%

Advisory Incentive
Fees (1)                    -              -             -               -
-
Total                    $ 487.50        9.75%        $ 487.50         9.75%

Less Estimated
Interest Income (2)      ($ 287.50)      (5.75%)      ($ 287.50)       (5.75%)

Estimated 12-Month
Break-Even Level
Without Redemption
Charges (3)(5)           $ 200.00        4.00%        $ 200.00         4.00%

Redemption Charges
(4)                      $ 150.00        3.00%        $ 150.00         3.00%

Estimated 12-Month
Break-Even Level
After Redemption
Charges (5)              $ 350.00        7.00%        $ 350.00         7.00%

_________________
1   Advisory incentive fees are only
paid on new high net trading profits.
New high net trading profits are
determined after deducting brokerage
and advisory management fees and do
not include interest income.  Each
series could pay advisory incentive
fees in years in which the series
breaks even, or even loses money, due
to the quarterly, rather than annual,
nature of such fees.

2   Each series is credited with 100%
of the interest income earned on that
series' assets, currently estimated to
be 5.75% per annum.

3   A redemption fee of 4% is assessed
on an interest redeemed on or before
the end of the sixth full month after
the effective date of its purchase.  A
redemption fee of 3% is assessed on
an interest redeemed after the end of
the sixth, but on or before the end of
the 12th, full month after its purchase.
Redemption fees are not charged if
you effect an exchange or if you invest
your redemption proceeds
concurrently in another fund
sponsored by the managing owner.

4   Because this break-even analysis
is a 12-month computation, only the
3% redemption fee, which is imposed
at the end of the 12-month period, is
used.

5   If this break-even analysis was
separately computed for a $2,000
initial IRA account investment, the
break-even percentages of 4.00%
(without redemption charges) and
7.00% (after redemption charges)
would be equally applicable to that
investment.

RISK FACTORS
The Trust is a venture in a high-risk
business.  An investment in the
interests of each series is very
speculative.  You should not make an
investment in any series before
consulting with independent, qualified
sources of investment advice.  You
should only make an investment if
your financial condition permits you to
bear the risk of a total loss of your
investment.  Moreover, to evaluate the
risks of this investment properly, you
must familiarize yourself with the
relevant terms and concepts relating
to commodities trading and the
regulation of commodities trading
which are discussed in this
prospectus in the section entitled
"THE FUTURES MARKETS."

Performance Risks
Past Performance Is Not Necessarily
Indicative Of Future Performance
You must consider the uncertain
significance of past performance, and
you should not rely to a substantial
degree on the trading advisors' or the
managing owner's records to date for
predictive purposes.  You should not
assume that any trading advisor's
future trading decisions will create
profit, avoid substantial losses or
result in performance for the series
comparable to that trading advisor's
past performance.  In fact, as a
significant amount of academic study
has shown, futures funds more
frequently than not underperform the
past performance records included in
their prospectuses.

Because you and other investors will
acquire, exchange, and redeem
interests at different times, you may
experience a loss on your interests
even though the series in which you
have invested in is profitable as a
whole and even though other investors
who invest in that series experience a
profit.  The past performance of any
series may not be representative of
each investor's investment experience
in it.

Likewise, you and other investors will
invest in different series managed by
different trading advisors.  Each
series' assets are:

Segregated from every other series' assets.

Traded separately from every other series.
Valued and accounted for separately from every other series.

Consequently, the past performance of
one series has no bearing on the past
performance of another series.  You
should not consider the past
performance record of one series
when deciding whether to invest in
another series.

There Is No Protection Against The Loss Of Your Principal

You are not assured of any minimum
return.  This means you could lose
your entire investment (including any
undistributed profits), in addition to
losing the use of your subscription
funds for the period you maintain an
investment in any series.

Performance Is Not Correlated To The Debt Or Equity Markets

We anticipate that over time each
series' performance will not be similar
to the performance of the general
financial markets for equity and debt
and will move up and down
independently.  For example, the net
asset value of a series may rise or fall while general stock indices rise or while stock indices fall. Non-correlation is not, however, negative correlation. Negative correlation would mean that there is an inverse or opposite relationship between a series' performance and the performance of the general financial markets. Because of non-correlation, during certain periods a given series may perform in a manner very similar to, or different from, a more traditional portfolio, providing few, if any, diversification benefits.

Trading Risks

Futures, Forward, And Options Trading Is Volatile And Highly Leveraged

A principal risk in futures, forward,
and options trading is volatile
performance; i.e., potentially wide
variations in daily, weekly, and
monthly contract values.  This
volatility can lead to wide swings in
the value of your investment.  This
risk is increased by the low margin
normally required in futures, forward,
and options trading, which provides a
large amount of leverage; i.e.,
contracts can have a value
substantially greater than their margin
and may be traded for a comparatively
small amount of money.  Thus, a
relatively small change in the market
price of an open position can produce
a disproportionately large profit or
loss.

Options Trading Can Be More Volatile Than Futures Trading

Successful options trading requires a
trader to assess accurately near-term
market volatility, because that
volatility is directly reflected in the
price of outstanding options.  Correct
assessment of market volatility can
therefore be of much greater
significance in trading options than it
is in many long-term futures strategies
where volatility does not have so great
an effect on the price of a futures
contract.

Single-Advisor Funds Are More Volatile Than Multi-Advisor Funds

Each series functions like a single-
advisor fund.  In single-advisor funds,
volatility may increase as compared to
a fund where more than one advisor
diversifies risk to a greater extent. To the extent a single advisor concentrates trading in one or only a few markets, volatility and risk increases further.

Futures, Forward, And Options Trading May Be Illiquid

Although each series generally
purchases and sells actively traded
contracts, we cannot assure you that
orders will be executed at or near the
desired price, particularly in thinly
traded markets, in markets that lack
trading liquidity, or because of
applicable "daily price fluctuation
limits," "speculative position limits,"
or market disruptions.  Market
illiquidity or disruptions could cause
major losses.

Technical Trading Systems Require Trending Markets And Sustained Price Moves To Be Profitable

Eclipse Capital and Hyman Beck use
primarily technical trading systems for
many of their trading decisions.  For
any technical trading system to be
profitable, there must be price moves
or "trends" - either upward,
downward, or level - in some
commodities that the system can
track and those trends must be
significant enough to dictate entry or
exit decisions.  Trendless markets
have occurred in the past, however,
and are likely to recur.  In addition,
technical systems may be profitable
for a period of time, after which the
system fails to detect correctly any
future price movements.  Accordingly,
technical traders may modify and alter
their systems on a periodic basis.  Any
factor (such as increased
governmental control of, or
participation in, the markets traded)
that lessens the prospect of sustained
price moves in the future may reduce
the likelihood that any commodity
trading advisor's technical systems
will be profitable.

The Large Number Of Existing
Technical Traders Could Adversely
Affect Each Series

In recent years, there has been a
substantial increase in the use of
technical trading systems.  Different
technical systems will tend to
generate different trading signals.
However, the significant increase in
the use of technical systems as a
proportion of the trading volume in the
particular markets included in each
series' portfolio could result in traders attempting to initiate or liquidate substantial positions at or about the same time as a series' trading advisor, or otherwise altering historical trading patterns or affecting the execution of trades, all to the significant detriment of a series.

Discretionary Decision-Making May
Result In Missed Opportunities Or Losses

Each of the trading advisors'
strategies involve some discretionary
aspects in addition to their technical
factors.  For example, the trading
advisors often use discretion in
selecting contracts and markets to be
followed.  Discretionary decision
making may result in a trading
advisor's failing to capitalize on
certain price trends or making
unprofitable trades in a situation
where another trader relying solely on
a systematic approach might not have
done so.

Trading On Exchanges Outside The
U.S. May Be Riskier Than Trading On
U.S. Exchanges

Both Series B and Series C trade on
non-U.S. exchanges as a component of
their trading programs.  Foreign
exchanges, whether or not linked to a
U.S. exchange, are not regulated by
the CFTC or by any other U.S.
governmental agency or
instrumentality and may be subject to
regulations (i) that are different from
those to which U.S. exchanges are
subject and (ii) that provide less
protection to investors than the U.S.
regulations provide.  Therefore,
trading on non-U.S. exchanges may
involve more risks than similar trading
on U.S. exchanges.

The Unregulated Nature Of The Forward Markets Creates
Counter-Party Risks That Do Not Exist
In Futures Trading

Unlike futures, forward contracts are
entered into between private parties
off an exchange, and are thus not
subject to exchange regulations as to
quantity, method of settlement, time
for delivery, etc.  In contrast to
futures, forward contracts are not
regulated by the CFTC or by any other
U.S. government agency, and forward
contracts are not guaranteed by an
exchange or its clearinghouse.  If a
series were to take a position as a
principal with a counterparty that
fails, a default would most likely
result, depriving that series of any
profit potential or forcing the series to cover its commitments for resale, if any, at the then current market price.

Because each series executes its
forward trading exclusively with
Prudential Securities (and its affiliate,
Prudential-Bache Global Markets Inc.)
as principal, liquidity problems might
be greater in a series' forward trading
than they would be if trades were
placed with and through a larger
number of forward market
participants.  If governmental
authorities impose exchange and
credit controls or fix currency
exchange rates, trading in certain
currencies might be eliminated or
substantially reduced, and the series'
forward trading might be limited to
less than desired levels.

Effect Of The European Monetary Union

The January 1, 1999 conversion of
most European currencies to a single
euro-currency, or market reaction to
that conversion or to any nation's
withdrawal from the European
Monetary Union, may adversely affect
the trading advisors' trading and
investing opportunities.  The
conversion to a single euro-currency is
a very significant and novel political
and economic event, and there can be
no certainty about the direct or
indirect future effects on the European
currency markets and, in turn, the
Trust.

Trading Advisor Risks

Each Series Relies On Its Trading Advisor For Success

The trading advisor for each series
makes the commodity trading
decisions for that series.  Therefore,
the success of each series largely
depends on the judgment and ability of
its trading advisor.  We cannot assure
you that a trading advisor's trading for any series will prove successful under all or any market conditions.

We Cannot Assure You That The
Trading Advisors
Or Their Trading Strategies Will
Continually Serve The Series
We cannot assure you that: (i) a
trading advisor or the Trust will not
exercise its rights to terminate an
Advisory Agreement for a series under
certain conditions, (ii) the Advisory
Agreement with a trading advisor will
be renewed on the same terms as the
current Advisory Agreement for that
trading advisor once it expires, or
(iii) if
any series retains a new trading
advisor, that the new advisor will be
retained on terms as favorable to the
series as those negotiated with that
series' current trading advisor or that
the new advisor will be required to
recoup any losses sustained by the
prior advisor before the new advisor is
entitled to receive incentive fees.

Each Trading Advisor's Past
Performance Record Is Inconsistent

The performance records of each
trading advisor reflect significant
variations in profitability from period
to period.  See "SERIES B" and
"SERIES C."

Other Clients Of Each Trading Advisor
May Compete With Each Series

Each trading advisor manages large
amounts of other funds and advises
other clients at the same time as it
manages series assets; consequently,
each series may experience increased
competition for the same positions.

Possible Adverse Effects Of Increasing
The Assets Under Each Trading
Advisor's Discretion

No trading advisor has agreed to limit
the amount of additional equity that it
may manage.  If a trading advisor
accepts more equity than it has
capacity for, the trading advisor's
strategies may not function to create
profit. "Capacity" is the amount that a trading advisor can trade effectively without exceeding its trading and risk management capabilities.

The Trading Approach For Series C
Has A Limited Track Record

Hyman Beck utilizes a trading
approach which has a limited past
performance record on which you may
rely.  This trading approach has been
tailored to Series C by being traded at
1.5 times normal leverage for a Hyman
Beck account.  To the extent that
losses occur, you can expect losses to
increase proportionately to the
amount of leverage used.  The same is
true, however, with respect to profits.

The Use Of Multiple Strategies For
Series C Interests May Affect Series C
Profits Or Losses

Hyman Beck's Asset Allocation
Portfolio, which is utilized for Series C interests, combines Hyman Beck's long-term technical, trend-following strategies with its technical, non-linear strategy. While the use of multiple strategies within the Asset
Allocation Portfolio is expected to add
diversification to Hyman Beck's
overall trading approach on behalf of
the Series C interests, the use of
multiple strategies may also result in
the taking of opposite positions from
time to time in respect of certain
futures interest contracts, which may
reduce or eliminate profitable
positions.

Trust And Offering Risks

You Will Have A Limited Ability To
Transfer Your Interests,
And Your Ability To Liquidate Your
Interests May Be Impeded

There is not now, nor is there
expected to be, any primary or
secondary market for the interests.  In
addition, the Trust Agreement (Exhibit
A) restricts your ability to transfer,
assign, and redeem interests.  You will
be charged a redemption fee, unless
certain conditions are met.  These
redemption fees, if applicable, will be
paid to the managing owner.  If a
substantial number of limited owners
redeem their interests in a series, that series could be required to liquidate positions at unfavorable prices.
However, redemptions in one series
will not affect trading in any other
series.  Under extraordinary
circumstances, such as an inability to
liquidate positions, the Trust may
delay redemption payments to you
beyond the period specified in the
Trust Agreement.

Each Series Will Have To Overcome
Substantial Fixed Expenses In Order
To Break Even Each Year

Each series has substantial fixed
overhead expenses.  We estimate that
each series' gains from trading must
be 4.00% per annum in order to break
even.  This break even amount
increases if redemption fees are
imposed.

The Payment Of Quarterly Incentive
Fees Does Not Assure Profits

Each series also pays its trading
advisor a quarterly incentive fee based
upon the new high net trading profits
earned by that trading advisor on the
net asset value of the series for which
the trading advisor has trading
responsibility.  These profits include
unrealized appreciation on open
positions.  Accordingly, it is possible
that a series will pay an incentive fee
on trading profits that do not become
realized (in whole or in part).  Each
series' trading advisor will retain all
incentive fees paid, even if that series incurs a subsequent loss after payment of any quarter's fees.
Because incentive fees are paid
quarterly, it is possible that an
incentive fee may be paid during a
year in which the net asset value per
interest of a series ultimately declines from the outset because of losses occurring after the date of an incentive fee payment or because of the non-realization of profits on which an incentive fee was paid.

The Trust Is Subject To Conflicts Of
Interest

A number of actual and potential
conflicts of interest exist among the
managing owner, Prudential
Securities, Prudential Securities Group
Inc., and the trading advisors.
Conflicts involving (i) the brokerage
fee, (ii) effecting transactions or
trading for their own accounts and
other accounts, (iii) Prudential
Securities' advising on redemptions,
(iv) other commodity funds sponsored
by Prudential Securities,
(v) management of other accounts by
the trading advisors, and (vi) engaging
in forward transactions, may each
create an incentive for Prudential
Securities and its affiliates, the
managing owner, and the trading
advisors to benefit themselves rather
than the limited owners.  However, no
specific policies regarding conflicts of interest have been adopted by the Trust or series.

You Have Limited Rights

You will exercise no control over the
Trust's business.  However, certain
actions, such as termination or
dissolution of a series, may be taken
or approved upon the affirmative vote
of limited owners holding interests
representing at least a majority (over
50%) of the net asset value of the
series (excluding interests owned by
the managing owner and its affiliates).

Failure Of The Trust's Clearing Broker
Or Other Counterparties

The Trust may be unable to recover its
assets in the event of the bankruptcy
of Prudential Securities, its clearing
broker, or of any other counterparty
with whom it trades.

Tax Risks

Your Tax Liability Is Anticipated To
Exceed Distributions To You

For federal income tax purposes, the
amount of your taxable income or loss
for each taxable year of the Trust will
be determined on the basis of your
allocable share of ordinary income and
loss generated from the series in
which you have purchased interests,
as well as capital gains and losses
recognized by the series during each
year.  If the series in which you own
interests has taxable income for a
year, that income will be taxable to
you in accordance with your allocable
share of Trust income from that
series, whether or not any amounts
have been or will be distributed to you.
If you are an employee benefit plan or
an individual retirement fund or other
tax-exempt limited owners, under
certain circumstances all or part of
such income will be taxable to you.
Also, the series in which you have an
interest might sustain losses
offsetting its profits after the end of a year, so that if you did not redeem your interests as of such year-end, you might never receive the profits on which you have been taxed. The managing owner, in its discretion, will determine whether, and in what amount, the Trust will make distributions. There is no present intention to make distributions.
Accordingly, it is anticipated that you
will incur tax liabilities as a result of being allocated taxable income from any series in any year, even though you will not receive distributions of cash with which to pay such taxes.

Deductions Are Uncertain

Your ability to claim current
deductions for certain expenses or
losses, including capital losses of the
series in which you have interests, is
subject to various limitations.

Taxes And Economics May Not Match
During A Calendar Year

The income tax effects of a series'
transactions to you may differ from
the economic consequences of those
transactions to you during each
calendar year.

Partnership Treatment Is Not Assured

The Trust has received an opinion of
counsel from Rosenman & Colin LLP to
the effect that, under current federal
income tax law, each series in the
Trust will be treated as a partnership
for federal income tax purposes,
provided that (i) at least 90% of each
series' annual gross income consists
of "qualifying income" as defined in
the Internal Revenue Code and (ii)
each series is organized and operated
in accordance with its governing
agreements and applicable law.  The
managing owner believes it is likely,
but not certain, that each series will
meet the income test.  An opinion of
counsel is subject to any changes in
applicable tax laws and is not binding
on the Internal Revenue Service or the
courts.

If a series of the Trust were to be
treated as a corporation instead of as
a partnership for federal income tax
purposes, (i) the net income of that
series would be taxed at corporate
income tax rates, thereby
substantially reducing that series'
profitability; (ii) you would not be
allowed to deduct your share of losses
of that series, and (iii) distributions to you, other than liquidating distributions, would constitute dividends to the extent of the current or accumulated earnings and profits of that series and would be taxable as such.

There Is The Possibility Of A Tax Audit

We cannot assure you that a series'
tax returns will not be audited by a
taxing authority or that an audit will
not result in adjustments to the series' returns. If an audit results in an adjustment, you may be required to file amended returns and to pay additional taxes plus interest.

You are strongly urged to consult your
own tax adviser and counsel about the
possible tax consequences to you of
an investment in the Trust.  Tax
consequences may differ for different
investors, and you could be affected
by future changes in the tax laws.

Regulatory Risks

Government Regulations May Change

Commodity pool regulations are
constantly changing and there is no
way to predict the impact of future
changes on the Trust.  In addition,
future tax law revisions could have a
materially adverse effect on the Trust.
Concern has also been expressed
about speculative pools of capital
trading in the currency markets,
because these pools have the
potential to disrupt central banks'
attempts to influence exchange rates.
In the current environment, you must
recognize the possibility that future
regulatory changes may alter, perhaps
to a material extent, the nature of an
investment in any series of the Trust.

CFTC Registrations Could Be Terminated

If the Commodity Exchange Act
registrations or National Futures
Association memberships of the
managing owner, any of the trading
advisors, or Prudential Securities are
no longer effective, these entities
would not be able to act for the Trust.

The foregoing risk factors are not a
complete explanation of all the risks
involved in purchasing interests in a
fund that invests in the highly
speculative, highly leveraged trading
of futures, forwards, and options.  You
should read this entire prospectus
before determining to subscribe for
interests.

ACTUAL AND POTENTIAL CONFLICTS OF INTEREST

While the managing owner, Prudential
Securities and its affiliates, and the
trading advisors seek to avoid
conflicts of interest to any extent
feasible and to resolve all conflicts
that may arise equitably and in a
manner consistent with their
responsibilities to the Trust and the
various series, no specific policies
regarding conflicts of interest have
been adopted by the Trust or any
series.  The following actual and
potential conflicts of interest do exist.

Conflicts Related To The Payment of
the Brokerage Fee To Prudential
Securities

The Fee May Not Be The Lowest
Available Fee   Because the managing
owner is an affiliate of Prudential
Securities, the fixed fee Prudential
Securities receives is not the result of arm's-length negotiations, and the fixed fee may not be comparable to the fee each series would receive if the fee were negotiated with an unrelated party. Furthermore, other customers of Prudential Securities may pay commissions that are effec-tively lower than the fixed fee payable by a series (e.g., if Prudential
Securities determines that the size of
any such other account, the
anticipated volume and frequency of
its trading, and the costs associated
with the servicing of that account, or
any other reasons, justify a lower
rate).  To the extent that other brokers
would charge lower commission rates
than those charged by Prudential
Securities, each series will pay
effectively higher commissions for
similar trades.  However, the
managing owner, in accordance with
its obligation under the NASAA
guidelines to seek the best price and
services available for commodity
brokerage transactions, believes that
limited owners receive additional
administrative benefits through the
series' brokerage arrangements with
Prudential Securities, as well as
several benefits from investing in the
Trust that might not otherwise be
available to them for an investment as
reasonable as the minimum
investment in the Trust (e.g., limited
liability, investment diversification,
and administrative convenience).

Selection Of Trading Advisors May
Benefit Prudential Securities  The
managing owner was responsible for
selecting the trading advisors and will
be responsible for selecting any new
commodity trading advisors for any
series.  Because Prudential Securities
receives the same fee regardless of
how many transactions are effected
for a series, the managing owner may
have an incentive to select trading
advisors that do not trade frequently,
rather than trading advisors with
better track records who do trade
frequently.  The Trust Agreement
requires the managing owner to
determine whether each series is
receiving the best price and services
available under the circumstances and
whether the rates are competitive,
and, if necessary, to renegotiate the
fee structure to obtain such rates and
services for the each series.  In
making the foregoing determinations,
the managing owner may not rely
solely on a comparison of the fees
paid by other major commodity pools.

Prudential Securities Financial
Advisors Have An Incentive To
Discourage Investor Redemptions
Since Prudential Securities financial
advisors get continuing compensation
that is paid from the fixed fee paid to
Prudential Securities, and such
compensation is paid by Prudential
Securities in proportion to the number
of then outstanding interests for which
each financial advisor provides
ongoing services, Prudential
Securities financial advisors have a
financial incentive to advise you not to redeem interests in any series.
However, Prudential Securities'
financial advisors are expected to act
in your best interests, notwithstanding
any personal interests to the contrary.

The Trust's Foreign Exchange Dealer Is Not Independent

The Trust, acting through its trading
advisors, may execute over-the-
counter, spot, forward, and option
foreign exchange transactions with
Prudential Securities.  Prudential
Securities will then engage in back-to-
back trading with an affiliate,
Prudential-Bache Global Markets Inc.
Because Prudential-Bache Global
Markets Inc., Prudential Securities,
and the managing owner are wholly
owned subsidiaries of Prudential
Securities Group Inc., the managing
owner has an incentive to utilize
Prudential Securities and Prudential-
Bache Global Markets Inc. as the
Trust's foreign exchange dealer and
counterparty, even though other
entities may offer better terms.
However, as the managing owner has
a fiduciary obligation to the Trust, the managing owner will not utilize affiliated entities for foreign exchange trading if the managing owner determines that it would not be in the best interest of the Trust to do so.

Other Activities Of Prudential Securities And The Managing Owner

The officers, directors, and employees
of the managing owner and of
Prudential Securities, and agents and
correspondents of Prudential
Securities, may from time to time
trade in commodities for their own
accounts and for the account of
Prudential Securities itself.  In
addition, Prudential Securities is a
futures commission merchant,
handling customer business in
commodities.  Thus, Prudential
Securities may effect transactions for
itself, its officers, directors,
employees or customers, agents or
correspondents (or employees of such
agents or correspondents), or the
managing owner.  These transactions
might be effected when similar series
trades are not executed or are
executed at less favorable prices, or
these persons or entities might
compete with a series in bidding or
offering on purchases or sales of
contracts without knowing that series
also is so bidding or offering. In very illiquid markets, such activities could adversely affect series transactions.
Although you will not be permitted to
inspect such persons' trading records
in light of their confidential nature, the managing owner will have access to these records.

Management Of Other Accounts By The Trading Advisors

The trading advisors are permitted to
manage and trade accounts for other
investors (including other commodity
pools) and to trade commodities for
their own accounts and the accounts
of their principals. They will continue to be free to do so, so long as each trading advisor's ability to carry out its obligations and duties to the series for which it has trading responsibility under the Advisory Agreements is not materially impaired thereby. However, various conflicts may arise as a result.

Other Accounts Managed By The
Trading Advisors Will Compete With
The Series     The trading advisors might
compete with the series in bidding or
offering on purchases or sales of
contracts through the same or a
different trading program than that to
be used by a series, and there can be
no assurance that any such trades will
be consistent with those of the series,
or that the trading advisors or their
principals will not be the other party
to a trade entered into by any series.
The trading advisor's management of
other clients' accounts may increase
the level of competition among other
clients and a series for the execution
of the same or similar transactions
and affect the priority of order entry.

Trading Advisor May Receive Higher
Compensation From Other Clients    Because the financial incentives of a
trading advisor in other accounts
managed by it may exceed any
incentives payable by a series, the
trading advisor might have an
incentive to favor those accounts over
a series in trading.

Positions Taken For Other Accounts
Managed By The Trading Advisors Can
Affect The Series      All open positions
held in the accounts owned or
controlled by a trading advisor and its
principals and affiliates will be
aggregated for purposes of applying
speculative position limits in the U.S.
Thus, a series might be unable to
enter into or hold certain positions if
such positions, when added to
contracts held for other accounts of
that series' trading advisor or for the
trading advisor itself, would exceed
the applicable speculative position
limits.

                  STRUCTURE OF THE TRUST

The Trust was formed on December
17, 1997 as a Delaware Business Trust
with separate series, pursuant to the
requirements of the Delaware
Business Trust Act.  The Trust's
registered office is c/o Wilmington
Trust Company, Rodney Square North,
1110 North Market Street, Wilmington,
Delaware 19890.  The Delaware
Business Trust Act provides that,
except as otherwise provided in the
Trust Agreement, interest-holders in a
Delaware Business Trust have the
same limitation of liability as do
shareholders of private, for-profit,
Delaware corporations.  The Trust
Agreement confers substantially the
same limited liability, and contains the same limited exceptions thereto, as would a limited partnership agreement for a Delaware limited partnership engaged in like transactions as the Trust. In addition, pursuant to the Trust Agreement, the managing owner of the Trust is liable for obligations of a series in excess of that series' assets. Limited owners do not have any such liability.

Overview Of The Series

The Trust's interests are offered in
two separate series:  Series B and
Series C.  Each series engages in the
speculative trading of a diversified
portfolio of futures, forward (including interbank foreign currencies), and options contracts and may, from time to time, engage in cash and spot transactions. Each series has its own professional commodity trading advisor (sometimes referred to simply as a trading advisor, or collectively, the trading advisors) that manages
100% of that series' assets and makes
that series' trading decisions.  It is
expected that between 15% and 40%
of each series' assets normally will be
committed as margin for commodities
trading, but from time to time these
percentages may be substantially
more or less.  See "TRADING
LIMITATIONS AND POLICIES."

The trading advisors for the series
were selected based upon the
managing owner's evaluation of each
trading advisor's past performance,
trading portfolios, and strategies, as
well as how each trading advisor's
performance, portfolio, and strategies
complement and differ from the
others'.  The managing owner is
authorized under the Advisory
Agreements, however, to utilize the
services of additional trading advisors
for any series.  For each of Series B
and C, the managing owner allocated
100% of the proceeds from the initial
offering of each series' interests to the trading advisor for that series for commodities trading purposes. It is currently contemplated that each series' trading advisor will continue to be allocated 100% of additional capital raised from that series during the continuous offering of interests.
The trading advisors are not affiliated
with the Trust, the trustee, the
managing owner, or Prudential
Securities, but each of Eclipse Capital
and Hyman Beck does currently act as
a commodity trading advisor to other
public or private funds sponsored by
Prudential Securities.  If a trading
advisor's trading reaches a level
where certain position limits restrict
its trading, that trading advisor will
modify its trading instructions for the
series and its other accounts in a good
faith effort to achieve an equitable
treatment of all accounts.  None of the
trading advisors or any of their
principals currently have any
beneficial interest in the Trust, but
some or all of such persons may
acquire such an interest in the future.
For a summary of the Advisory
Agreements between each trading
advisor, the Trust, and the managing
owner, see "SUMMARY OF
AGREEMENTS-Advisory Agreements."

Description Of Sections To Follow

The pages that follow contain capsule
summaries of each series'
performance from inception to date in
accordance with CFTC rules, a
description of each series' trading
advisor and its principals, and a
general description of the trading
strategies and trading portfolios each
trading advisor employs in its trading
on behalf of the Trust, along with past
performance capsule summaries of all
other accounts managed by the
trading advisors for the five year
period ending on December 31, 1999 in
accordance with CFTC rules.  The
trading advisor descriptions were
derived by the managing owner in part
from information contained in each
trading advisor's CFTC Disclosure
Document, which each trading advisor
itself prepared.  Because the trading
advisors' trading strategies are
proprietary and confidential, the
descriptions that follow are of
necessity general in nature.

             PERFORMANCE OF EACH SERIES

Set forth hereafter in summary form is
the actual performance of each of
Series B and Series C from the start of
trading on June 10, 1998 through
February 29, 2000, along with a
discussion and analysis by the
managing owner of each series'
performance.

The information in the capsules has
not been audited.  However, the
managing owner represents and
warrants that the capsules are
accurate in all material respects.  It
should not be assumed that each
series will experience results in the
future that are comparable to the
results experienced to date.

PAST PERFORMANCE FOR EACH SERIES IS FOUND ON PAGES 25 TO 32

                    Past Performance Of Series B
       Capsule Performance of World Monitor Trust - Series B
              Commodity Trading Advisor: Eclipse Capital

                          Rates of Return
                     (Computed on a Daily Basis)

Month          2000       1999         1998
January        0.72%      (2.33)%
February       (6.62)     2.85
March                     2.68
April                     4.37
May                       0.28
June                      2.74        (2.22)%
July                      1.83        (3.63)
August                    1.00        10.81
September                 1.48        4.94
October                   (4.36)      1.18
November                  (0.95)      (2.31)
December                  (0.96)      3.39
Annual/YTD     (5.94)%    8.62%       11.98%


Name of Pool:           World Monitor Trust - Series B
Type of Pool:           Publicly-Offered
Start Date:             June 1998
Aggregate
subscriptions:          $26,983,047 (as of February 29, 2000)
Current net asset
value per interest:     $114.25 (as of February 29, 2000)

                        "Draw-down" means losses experienced by
                        World Monitor Trust - Series B over a
                        specified period.

Largest monthly
draw-down:              (6.62)%  February 2000
                        "Largest monthly draw-down" means the greatest percentage decline in Net Asset Value due to losses sustained by World
                        Monitor Trust - Series B from the
                        beginning to the end of a calendar
                        month.

Largest peak-to-
valley draw-down:       (11.87)%  October 1999 to February 2000"
                        Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end Net Asset Value of World Monitor Trust - Series B due to losses sustained during a period in which the initial month-end Net Asset
                        Value of World Monitor Trust - Series
                        B is not equaled or exceeded by a
                        subsequent month-end Net Asset
                        Value of World Monitor Trust - Series B.

                        "Rate of Return" is
                        calculated daily by dividing net
                        performance by beginning equity.  The
                        daily returns are then compounded to
                        arrive at the rate of return for the
                        month, which is in turn compounded to
                        arrive at the rate of return for the year to date.

Past Performance Is Not Necessarily Indicative Of Future Results

Management's Discussion And Analysis Of Financial Condition
And Results Of Operations - Series B

Liquidity and Capital Resources

Series B commenced operations on
June 10, 1998 with gross proceeds of
$5,709,093 allocated to commodities
trading.  Additional contributions
raised through the continuous offering
for the period from June 10, 1998
(commencement of operations)
through December 31, 1999 resulted in
additional gross proceeds to Series B
of $21,046,056.  Additional interests of
Series B will continue to be offered on
a weekly basis at the net asset value
per interest until the subscription
maximum of $33 million is sold.

Interests in Series B may be redeemed
on a weekly basis, but are subject to a
redemption fee if transacted within
one year of the effective date of
purchase.  Redemptions of limited
interests for the year ended December
31, 1999 were $2,708,339 and for the
period from June 10, 1998
(commencement of operations)
through December 31, 1999 were
$2,954,661.  Additionally, interests
owned in one Series may be
exchanged, without charge, for
interests of one or more other Series
on a weekly basis for as long as
interests in those Series are being
offered to the public.  Future
contributions, redemptions and
exchanges will impact the amount of
funds available for investment in
commodity contracts in subsequent
periods.

At December 31, 1999, 100% of Series
B's net assets were allocated to
commodities trading.  A significant
portion of the net assets was held in
cash which is used as margin for
Series B's trading in commodities.
Inasmuch as the sole business of
Series B is to trade in commodities,
Series B continues to own such liquid
assets to be used as margin.
Prudential Securities credits Series B
monthly with 100% of the interest it
earns on the average net assets in
Series B's accounts.

The commodities contracts are
subject to periods of illiquidity
because of market conditions,
regulatory considerations and other
reasons.  For example, commodity
exchanges limit fluctuations in certain
commodity futures contract prices
during a single day by regulations
referred to as 'daily limits.' During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the commodity can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit.
Commodity futures prices have
occasionally moved the daily limit for
several consecutive days with little or
no trading.  Such market conditions
could prevent Series B from promptly
liquidating its commodity futures
positions.

Since Series B's business is to trade
futures, forward and options
contracts, its capital is at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).
Series B's exposure to market risk is
influenced by a number of factors
including the volatility of interest
rates and foreign currency exchange
rates, the liquidity of the markets in
which the contracts are traded and
the relationships among the contracts
held.  The inherent uncertainty of
Series B's speculative trading as well
as the development of drastic market
occurrences could result in monthly
losses considerably beyond Series B's
experience to date and could
ultimately lead to a loss of all or
substantially all of investors' capital.
The managing owner attempts to
minimize these risks by requiring
Series B and Eclipse Capital to abide
by various trading limitations and
policies, which include limiting margin
amounts, trading only in liquid
markets and utilizing stop loss
provisions. See Note F to the financial statements for a further discussion on the credit and market risks associated with Series B's futures, forward, and options contracts.

Series B does not have, nor does it
expect to have, any capital assets.

Results of Operations

Series B commenced trading
operations on June 10, 1998, and as
such, a comparative analysis of the
1999 full year results versus the 1998
partial year results is not meaningful.
Additionally, Series B's asset levels
have continually increased since the
commencement of operations in June
1998, primarily from additional
contributions.  The rising asset levels
have led to proportionate increases in
the amount of interest earned by
Series B as well as commissions and
management fees incurred.

As of December 31, 1999, Series B
reported a net asset value per interest
of $121.63, an increase of 8.62% from
the December 31, 1998 net asset
value per interest of $111.98, which
was an increase of 11.98% from the
June 10, 1998 initial net asset value
per interest of $100.  These returns
compare favorably to the MAR
(Managed Account Reports) Fund/Pool
Index which returned 1.48% in 1999
and 4.74% for the June 1998 through
December 1998 period.  MAR tracked
the performance of 317 and 281
futures funds in 1999 and 1998,
respectively.

Net profits for Series B were the result of gains in the energy, index, metal, and financial sectors. Losses were experienced in the currency sector.

Trading in the energy sector
contributed the most profits to Series
B during 1999.  OPEC production cuts
and low inventories drove the rally in
crude oil and derivative products
throughout most of the year.  Also
boosting crude oil's rise was high
energy demand due to an unusually
hot June and the threat of a
Venezuelan oil workers strike in the
third quarter.  Long positions in crude
and heating oil and unleaded gas
provided profits in the first, second,
and third quarters.

Long index sector positions in the first quarter benefited from a global equity rally which was fueled into the second quarter by improving global economies. Third quarter performance was dampened when the
U.S. stock market fell in expectation
of an August interest rate hike. Global stock markets followed the U.S.
market's lead.  A market reversal in
mid-October continued into November
and December as it shrugged off
interest rate increases and Y2K-
related concerns.  Long positions in
the FTSE (London), CAC40 (Paris), S&P
500, SFE (Australia), and Nikkei Dow
(Japan) indices posted gains.

Most metal sector gains were
achieved in the third quarter.  Profits
were derived from long copper,
aluminum, zinc, and gold positions.
Base metals benefited from the
planned consolidation of aluminum
and copper producers, as it promised
better control of production and
supply.  Also, base metal prices,
including zinc, moved higher as both
growing demand and various
production problems caused a decline
in warehouse stocks.  Gold prices rose
following an auction by the Bank of
England which yielded higher- than-
expected prices.  The market later
surged following a joint announcement
by 15 European Central Banks that
they would not sell or lease any
reserves, other than those previously
designated for sale, for a period of five years. This announcement removed a tremendous amount of supply uncertainty from the market and allowed demand to send prices higher.

Profits accumulated in the currency
sector in the first, second, and third
quarters were not enough to cover
losses in the fourth.  The Japanese
yen surged to a four-year high against
the U.S. dollar in November.  The yen
kept strengthening despite a
disappointing Japanese economic
stimulus package.  Though ineffective,
Japanese officials intervened during
December to dampen the yen's
appreciation.  As a result, short
Japanese yen positions incurred
losses.  In Europe, the euro fell amid
fears that the European economic
recovery was stagnating.  The
continuing strength of the U.S.
economy along with the slow pace of
German economic reforms helped to
maintain pressure on the euro.
Consequently, long euro positions
added to Series B's losses.

Interest income is earned on the
average net assets held at Prudential
Securities and, therefore, varies
monthly according to interest rates,
trading performance, contributions
and redemptions.  Interest income
was approximately $1,003,000 and
$257,000 for the year ended December
31, 1999 and the period from June 10,
1998 to December 31, 1998,
respectively.  As discussed above, the
increase in interest income during
1999 versus 1998 was due primarily to
the difference in the 1999 and 1998
periods covered as well as the
increasing net assets as a result of
additional contributions.  However,
lower overall interest rates in 1999 as
compared with interest rates in 1998
offset some of the increase.

Commissions are calculated on Series
B's net asset value at the end of each
week and therefore, vary according to
weekly trading performance,
contributions and redemptions.
Commissions were approximately
$1,541,000 and $375,000 for the year
ended December 31, 1999 and the
period from June 10, 1998 to
December 31, 1998, respectively.

Incentive fees are based on the new
high net trading profits generated by
Eclipse Capital, as defined in the
Advisory Agreement among the Trust,
the Managing Owner and Eclipse
Capital.  Incentive fees were
approximately $459,000 and $201,000
for the year ended December 31, 1999
and the period from June 10, 1998 to
December 31, 1998, respectively.

All trading decisions for Series B are
made by Eclipse Capital.  Management
fees are calculated on Series B's net
asset value at the end of each week
and therefore, are affected by weekly
trading performance, contributions,
and redemptions.  Management fees
were approximately $399,000 and
$97,000 for the year ended December
31, 1999 and the period from June 10,
1998 to December 31, 1998,
respectively.

Accounting for Derivative Instruments

In June 1998, the Financial
Accounting Standards Board issued
Statement of Financial Accounting
Standards ("SFAS") No. 133,
Accounting for Derivative Instruments
and Hedging Activities, which Series B
adopted effective October 1, 1999.
SFAS No. 133 establishes accounting
and reporting standards for derivative
instruments and for hedging activities
and requires that an entity recognize
all derivatives as assets or liabilities measured at fair value. SFAS No. 133 supersedes SFAS No. 119, Disclosure about Derivative Financial Instruments and Fair Value of Financial
Instruments and SFAS No. 105
Disclosure of Information about
Financial Instruments with Off-
Balance Sheet Risk and Financial
Instruments with Concentrations of
Credit Risk which required the
disclosure of average aggregate fair
values and contract/notional values,
respectively, of derivative financial
instruments for an entity like Series B
which carries its assets at fair value.
The adoption of SFAS No. 133 has not
had a material effect on the carrying
value of assets and liabilities within
the financial statements.

Year 2000 Risk

The arrival of year 2000 was much
anticipated and raised serious
concerns about whether or not
computer systems around the world
would continue to function properly
and the degree of 'Year 2000
Problems' that would have to be
resolved.

Series B engages third parties to
perform primarily all of the services it needs and also relies on other third parties such as governments, exchanges, clearinghouses, vendors, and banks. Series B has not experienced any material adverse impact on operations related to Year
2000 Problems.  While Series B
believes that it has mitigated its Year
2000 risk, Series B cannot guarantee
that an as yet unknown Year 2000
failure will not have a material
adverse effect on Series B's
operations.

Inflation

Inflation has had no material impact
on operations or on the financial
condition of Series B from inception
through December 31, 1999.

PLEASE TURN TO PAGES 33 TO 36
FOR A DESCRIPTION OF
ECLIPSE CAPITAL AND ITS
PRINCIPALS AND TRADING PROGRAMS
AND TO PAGE 37 TO 42 FOR ITS
PERFORMANCE RECORD FOR ALL
ACCOUNTS UNDER ITS MANAGEMENT
FOR THE PAST FIVE YEARS

                    Past Performance Of Series C
        Capsule Performance of World Monitor Trust - Series C
              Commodity Trading Advisor: Hyman Beck

                       Rates of Return
                  (Computed on a Daily Basis)

Month            2000       1999       1998
January          0.13%      (1.47)%
February         (14.56)    2.81
March                       (0.61)
April                       5.32
May                         0.59
June                        0.98       (3.42)%
July                        (0.27)     (2.43)
August                      (1.78)     9.29
September                   (1.88)     2.84
October                     (8.29)     (0.80)
November                    (1.82)     (6.70)
December                    (1.22)     6.33
Annual/YTD       (14.45)%   (7.91)%    4.21%

Name of Pool:     World Monitor Trust - Series C
Type of Pool:     Publicly-Offered
Start Date:       June 1998
Aggregate
subscriptions:    $22,809,169  (as of February 29, 1999)
Current net
asset value
per interest:     $82.11  (as of February 29, 2000)
                  "Draw-down" means losses experienced by
                  World Monitor Trust - Series C over a
                  specified period.

Largest monthly
draw-down:        (14.56)%  February 2000.
                  "Largest monthly draw-down" means the
                  greatest percentage decline in net
                  asset value due to losses sustained by
                  World Monitor Trust - Series C from
                  the beginning to the end of a calendar
                  month.

Largest peak-
to-valley
draw-down:        (26.87)%  July 1999 to February 2000
                  "Largest peak-to-valley draw-down"
                  means the greatest cumulative
                  percentage decline in month-end Net
                  Asset Value of World Monitor Trust -
                  Series C due to losses sustained
                  during a period in which the initial
                  month-end Net Asset Value of World
                  Monitor Trust - Series C is not equaled
                  or exceeded by a subsequent month-
                  end Net Asset Value of World Monitor
                  Trust - Series C.

                  "Rate of Return" is calculated daily by
                  dividing net performance by beginning
                  equity.  The daily returns are then
                  compounded to arrive at the rate of
                  return for the month, which is in turn
                  compounded to arrive at the rate of
                  return for the year to date.

Past Performance Is Not Necessarily Indicative Of Future Results

Management's Discussion And
Analysis Of Financial Condition And
Results Of Operations - Series C

Liquidity And Capital Resources

Series C commenced operations on
June 10, 1998 with gross proceeds of
$5,706,177 allocated to commodities
trading.  Additional contributions
raised through the continuous offering
for the period from June 10, 1998
(commencement of operations)
through December 31, 1999 resulted in
additional gross proceeds to Series C
of $16,877,107.  Additional interests of
Series C will continue to be offered on
a weekly basis at the net asset value
per interest until the subscription
maximum of $33 million is sold.

Interests in Series C may be redeemed
on a weekly basis, but are subject to a
redemption fee if transacted within
one year of the effective date of
purchase.  Redemptions of limited
interests for the year ended December
31, 1999 were $2,765,590 and for the
period from June 10, 1998
(commencement of operations)
through December 31, 1999 were
$2,901,124.  Additionally, interests
owned in one Series may be
exchanged, without any charge, for
Interests of one or more other Series
on a weekly basis for as long as
interests in those series are being
offered to the public.  Future
contributions, redemptions and
exchanges will impact the amount of
funds available for investment in
commodity contracts in subsequent
periods.

At December 31, 1999, 100% of Series
C's net assets were allocated to
commodities trading.  A significant
portion of the net assets was held in
cash which is used as margin for
Series C's trading in commodities.
Inasmuch as the sole business of
Series C is to trade in commodities,
Series C continues to own such liquid
assets to be used as margin.
Prudential Securities credits Series C
monthly with 100% of the interest it
earns on the average net assets in
Series C's accounts.

The commodities contracts are
subject to periods of illiquidity
because of market conditions,
regulatory considerations and other
reasons.  For example, commodity
exchanges limit fluctuations in certain
commodity futures contract prices
during a single day by regulations
referred to as 'daily limits.' During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the commodity can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit.
Commodity futures prices have
occasionally moved the daily limit for
several consecutive days with little or
no trading.  Such market conditions
could prevent Series C from promptly
liquidating its commodity futures
positions.

Since Series C's business is to trade
futures, forward and options
contracts, its capital is at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).
Series C's exposure to market risk is
influenced by a number of factors
including the volatility of interest
rates and foreign currency exchange
rates, the liquidity of the markets in
which the contracts are traded and
the relationships among the contracts
held.  The inherent uncertainty of
Series C's speculative trading as well
as the development of drastic market
occurrences could result in monthly
losses considerably beyond Series C's
experience to date and could
ultimately lead to a loss of all or
substantially all of investors' capital.
The managing owner attempts to
minimize these risks by requiring
Series C and Hyman Beck to abide by
various trading limitations and policies which include limiting margin amounts, trading only in liquid markets and utilizing stop loss provisions. See Note F to the financial statements for a further discussion on the credit and market risks associated with Series C's futures, forward, and options contracts.

Series C does not have, nor does it
expect to have, any capital assets.

Results of Operations

Series C commenced trading
operations on June 10, 1998, and as
such, a comparative analysis of the
1999 full year results versus the 1998
partial year results is not meaningful.
Additionally, Series C's asset levels
have continually increased throughout
the majority of the 1998 and 1999
periods primarily from additional
contributions.  These increased asset
levels have led to proportionate
increases in the amount of interest
earned by Series C as well as the
commission and management fees
paid by Series C.

The net asset value per interest as of
December 31, 1999 was $95.98, a
decrease of 7.91% from the December
31, 1998 net asset value per interest
of $104.22, which was an increase of
4.22% from the June 10, 1998 initial
net asset value per interest of
$100.00.  The MAR (Managed Account
Reports) Fund/Pool Index returned
gains of 1.48% in 1999 and 4.74% for
the June 1998 through December 1998
period.  MAR tracked the performance
of 317 and 281 futures funds in 1999
and 1998, respectively.

Series C's unfavorable performance in
1999 was attributed to losses from
positions in the index, financial, grain, metal, and meat sectors. The currency and energy sectors recognized gains.

Index sector trading during the first
half of 1999 was profitable for Series
C.  During the third quarter long
positions in the Euro DAX (Germany),
Nikkei Dow (Japan) and S&P 500
incurred losses.  In Germany, political
events weighed on the German stock
market.  In Japan, the Nikkei Dow
moved sideways and downward,
closing lower by quarter end, but not
demonstrating a bear trend.  The U.S.
stock market fell 12% from its 1999
high in July in anticipation of an
August interest rate hike.  Global
stock markets followed the U.S.
market's lead.  Pressure to raise
interest rates repressed global stock
prices through the end of the quarter.
In the fourth quarter, increased
merger activity in Europe and Asia,
better than expected growth in Hong
Kong and Japan, and China's pending
admission to the World Trade
Organization, fueled stock markets
around the world.  Consequently, short
positions in Euro DAX, Hong Kong
Heng Seng, CAC 40 (Paris), and S&P
500 index positions posted losses.

Positions in the financial sector in the third and fourth quarters contributed losses exceeding sector profits in the first two quarters. Pressure to raise interest rates in Europe and the U.S.
repressed bond prices during the third
quarter.  Global interest rate markets
followed the U.S. as rates moved
higher.  On August 24th, the Federal
Open Market Committee increased the
Federal funds rate by 25 basis points.
In Japan, long-term interest rates rose
during the first half of the quarter on
concerns that more government bonds
might be issued to finance the bailout
of weaker Japanese banks.  Positions
in Japanese government bonds and
U.S. Treasury bonds incurred losses.
Fourth quarter financial sector losses
were incurred in a combination of long
and short positions.  Global bond
markets rallied in November, but fell
in December on a resurgence of
inflation and interest rate fears
initiated by consistently strong U.S.
economic data, evidence of rising
inflation in Germany and increased oil
prices.

The first three quarters of 1999 were
profitable for Series C's currency
sector positions.  A smooth transition
to a single currency in January gave
currency markets increasing comfort
with the euro as the trading vehicle of
choice throughout Europe.  The U.S.
dollar rose against the euro and Swiss
franc as evidence mounted for the
continuing strength of the U.S.
economy.  Deteriorating confidence in
the euro and Italy's possible retraction from the European Economic Union added to the euro's slide. The Swiss franc fell further against the U.S.
dollar during the second quarter as it
lost its safe haven attraction when the
Kosovo war ended and the Federal
Reserve Bank increased interest
rates.  In June, the British pound fell
to a new low versus the U.S. dollar as
the Bank of England lowered interest
rates and indicated further cuts would
be forthcoming.  Short Swiss franc,
euro and British pound positions
recorded gains.  Long Japanese yen
positions recognized gains in the third
quarter as the yen rallied against the
U.S. dollar and European currencies
following a stronger than expected
second quarter GDP report.  The rally
was further sustained by optimism
regarding the Japanese economy and
meaningful intervention by the Bank of
Japan.

Long positions in the energy sector,
specifically crude oil and derivative
products, provided gains as prices
rose throughout 1999.  In the first
quarter, energy markets surged as
OPEC announced substantial cuts in
crude oil exports.  Crude oil prices
continued to rally into the second
quarter as extremely hot U.S. weather
drove increased utility demand during
June and following statements by
Saudi Arabian and Mexican oil
ministers reporting a high degree of
compliance with OPEC production
cuts.  These production cuts
continued to prove beneficial for oil
markets throughout the third and
fourth quarters.

Interest income is earned on the
average net assets held at Prudential
Securities and, therefore, varies
monthly according to interest rates,
trading performance, contributions,
and redemptions.  Interest income
was approximately $821,000 and
$254,000 for the year ended December
31, 1999 and for the period from June
10, 1998 to December 31, 1998.  As
discussed above, the increase in
interest income during 1999 versus
1998 was due primarily to the
difference in the 1999 and 1998
periods covered as well as the
increasing net assets as a result of
additional contributions.  However,
lower overall interest rates in 1999 as
compared with interest rates in 1998
offset some of the increase.

Commissions are calculated on Series
C's net asset value at the end of each
week and therefore, vary according to
weekly trading performance,
contributions, and redemptions.
Commissions were approximately
$1,276,000 and $365,000 for the year
ended December 31, 1999 and for the
period from June 10, 1998 to
December 31, 1998.

All trading decisions for Series C are
made by Hyman Beck.  Management
fees are calculated on Series C's net
asset value at the end of each week
and therefore, are affected by weekly
trading performance, contributions
and redemptions.  Management fees
were approximately $330,000 and
$94,000 for the year ended December
31, 1999 and for the period from June
10, 1998 to December 31, 1998.

Incentive fees are based on the New
High Net Trading Profits generated by
Hyman Beck, as defined in the
Advisory Agreement among Series C,
the Managing Owner and Hyman Beck.
Incentive fees were approximately
$145,000 and $85,000 for the year
ended December 31, 1999 and for the
period from June 10, 1998 to
December 31, 1998.  Although Series C
ended 1999 with an overall loss,
incentive fees were generated by
strong trading performance during the
first six months of the year.  The
payment of these fees is not
contingent upon future trading
performance and, therefore, is
unaffected by Series C's poor trading
performance during the remainder of
the year.

Accounting for Derivative Instruments

In June 1998, the Financial
Accounting Standards Board issued
Statement of Financial Accounting
Standards ("SFAS") No. 133,
Accounting for Derivative Instruments
and Hedging Activities, which Series C
adopted effective October 1, 1999.
SFAS No. 133 establishes accounting
and reporting standards for derivative
instruments and for hedging activities
and requires that an entity recognize
all derivatives as assets or liabilities measured at fair value. SFAS No. 133 supersedes SFAS No. 119, Disclosure about Derivative Financial Instruments and Fair Value of Financial
Instruments and SFAS No. 105,
Disclosure of Information about
Financial Instruments with Off-
Balance Sheet Risk and Financial
Instruments with Concentrations of
Credit Risk which required the
disclosure of average aggregate fair
values and contract/notional values,
respectively, of derivative financial
instruments for an entity like Series C
which carries its assets at fair value.
The adoption of SFAS No. 133 has not
had a material effect on the carrying
value of assets and liabilities within
the financial statements.

Year 2000 Risk

The arrival of year 2000 was much
anticipated and raised serious
concerns about whether or not
computer systems around the world
would continue to function properly
and the degree of 'Year 2000
Problems' that would have to be
resolved.

Series C engages third parties to
perform primarily all of the services it needs and also relies on other third parties such as governments, exchanges, clearinghouses, vendors, and banks. Series C has not experienced any material adverse impact on operations related to Year
2000 Problems.  While Series C
believes it has mitigated its Year 2000
risk, Series C cannot guarantee that
an as yet unknown Year 2000 failure
will not have a material adverse effect
on Series C's operations.

Inflation

Inflation has had no material impact
on operations or on the financial
condition of Series C from inception
through December 31, 1999.

PLEASE TURN TO PAGES 43 TO 48
FOR A DESCRIPTION OF
HYMAN BECK AND ITS PRINCIPALS
AND TRADING PROGRAMS
AND TO PAGE 49 TO 54 FOR ITS
PERFORMANCE RECORD FOR ALL
ACCOUNTS UNDER ITS MANAGEMENT
FOR THE PAST FIVE YEARS

                  SERIES B

Eclipse Capital is allocated 100% of
Series B assets.  In its trading for
Series B, Eclipse Capital utilizes its
trading strategy, the Global Monetary
Program.

Eclipse Capital And Its Principals

Eclipse Capital is a Delaware
corporation initially incorporated in
July 1983, with its main offices at
7700 Bonhomme, Suite 500, St. Louis,
Missouri 63105.  Eclipse Capital was
registered with the CFTC on
August 14, 1986 as a commodity
trading advisor and is a member of the
National Futures Association.

Thomas W. Moller, the sole
shareholder of Eclipse Capital, has
served as its President, Treasurer, and
sole Director since founding the firm.
Mr. Moller received an undergraduate
degree in Business and Economics
from Vanderbilt University and a
graduate degree in Accounting from
the University of Kentucky.  He is a
Certified Public Accountant and has a
background in financial planning and
investment management.  In 1980, as
Chief Financial Officer of a privately
held company, he designed and
implemented one of the first variable
rate loan hedge programs using
interest rate futures contracts.  In
1982, he formed Interest Rate
Management, Inc., another commodity
trading advisor that provided interest
rate hedging advisory and
management services.  Mr. Moller has
devoted 100% of his time to Eclipse
Capital since September 1986, and is
primarily involved in the areas of
trading, research, and product
development.

James R. Klingler serves as Senior
Vice President and Corporate
Secretary of Eclipse Capital, with
responsibility for the areas of
administration, compliance and legal
and corporate management.  Mr.
Klingler has a B.A. in Economics from
Vanderbilt University and a JD from
Vanderbilt University School of Law.
He previously worked as an associate
with the St. Louis law firm of
Thompson Coburn (formerly Coburn &
Croft) and as a staff attorney with
Mercantile Bancorporation, also in St.
Louis.  From January 1991 until
December 1997, he was Compliance
Counsel and subsequently Associate
Vice President with A.G. Edwards &
Sons, Inc.  Mr. Klingler joined Eclipse
Capital in January 1998.

Ronald R. Breitigam is Vice President-
Trading with responsibility for the
implementation of Eclipse Capital's
trading strategies.  After graduating
from Pacific Union College in 1982, Mr.
Breitigam became an independent
floor trader at the Mid-America
Commodity Exchange.  He served as
an institutional broker with Thompson
McKinnon (1984-1985) and Paine
Webber (1986), and in 1986 formed his
own trading company to work full time
implementing various strategies.  Mr.
Breitigam joined Eclipse Capital in
May 1989.

James W. Dille is Vice President-
Information Systems with
responsibility for computer-based
research, development, and
operations.  Dr. Dille has
undergraduate and graduate
engineering degrees from the
University of Virginia. He received his masters and Ph.D. in Applied Sciences from Harvard University specializing in the areas of Decision and Control
Theory and Computer Science.  From
1987 through 1993 he worked for The
Boeing Company (formerly McDonnell
Douglas Corporation) in the Flight
Simulation Training Systems Division
where he was responsible for research
in the areas of computer architectures
and networking.  He is an affiliate
professor at Washington University in
St. Louis, teaching courses on
numerical analysis and the simulation
and analysis of complex systems.  Dr.
Dille joined Eclipse Capital in January
1994.

Eric S. Goodbar is Director-Risk
Management with responsibility for
risk and performance monitoring and
evaluation.  Mr. Goodbar has a BS
degree with a dual major in Financial
Administration and Management of
Information Systems from the
University of Nevada at Las Vegas and
an Executive MBA degree from the
University of Chicago Graduate School
of Business.  From 1984 to 1995, he
was employed by NationsBanc-CRT in
several different capacities, the last of which was as Vice President,
Financial Engineering.  From 1995 to
1997, he served as Executive Vice
President of New Century Investment
Research and Management, Inc., as a
trading manager and fund
management consultant.  From 1993-
1997, Mr. Goodbar also served as an
adjunct faculty member for the Illinois
Institute of Technology.  Mr. Goodbar
joined Eclipse Capital in January 1998.

Eclipse Capital's Trading System

Eclipse Capital makes its trading
decisions for Series B according to its
Global Monetary Program.  The Global
Monetary Program incorporates
quantitative trend and fundamental
analysis and technical trading
principles.

The Global Monetary Program is
systematic and primarily trend-
following in nature, with the objective
of capitalizing primarily on
intermediate and long-term price
trends.  Eclipse Capital makes all
trading decisions pursuant to its
proprietary trend identification, capital allocation, and risk management models, using multiple models to accentuate overall diversification.
Trend identification and fundamental
models use various technical and
statistical analysis techniques to
identify and evaluate price trends and
other economic data.  Capital
allocation models determine the
percentage of trading capital
allocated to various markets and
trading models.

Eclipse Capital's risk management
models were developed with the
objective of limiting losses, capturing
profits, and conserving capital in
choppy, "sideways markets."  A
market can be characterized as being
"sideways" when, over a certain
period of time, it is trending neither
upward or downward.  When viewed in
a price/time chart, this type of market
will appear to be moving sideways
along the time horizon with relatively
small upside and downside moves.
Such markets typically occur when
investor sentiment towards the
market is mixed, meaning neither
bullish nor bearish.  The risk
management principles that Eclipse
Capital employ include:  (i) using stop
orders to exit trades when markets
are moving against an established
position; (ii) diversifying positions
among several different futures and/or
futures groups to limit exposure in any
one area; (iii) using multiple entry and exit points; (4) limiting the assets committed as margin, generally within a range of 5% to 25% of assets managed, at minimum exchange margin requirements, but possibly above or below that range at certain times; and (5) prohibiting the use of unrealized profits in a particular futures contract as margin for additional contracts in the same or a related futures contract.

Decisions whether to trade a
particular futures contract are based
upon various factors, including
liquidity, significance in terms of
desired degrees of concentration,
diversification, and profit potential,
both historical and at a given time.
These decisions are based upon
output generated by a proprietary risk
management program but require the
exercise of judgment by principals of
Eclipse Capital.  The specific
contracts traded have been selected
based on liquidity, historical volatility, and the degree of past directional movement. The actual number of contracts held at any particular point depends on a number of factors, including evaluation of market volatility and potential risk versus return. There are occasions when a trading model may indicate that no position is appropriate in a particular contract or contract group.

In addition to technical trading in
futures contracts, Eclipse Capital also
may employ trading techniques such
as "spreads" and "straddles," and
buying or selling futures options.  A
"spread" typically refers to the actual
position taken by a trader who is
simultaneously long one futures
position and short another in the same
or a related futures product.  In the
futures markets, the terms "spread"
and "straddle" are interchangeable.
When trading options on futures, a
straddle generally occurs when a
trader employs a combination of either
(i) buying a call (the right to purchase a specific futures contract at a specified price and date) and a put
(the right to sell a specific futures
contract at a specified price and date)
or (ii) selling both a call and a put of the same strike price and month.
Eclipse Capital makes non-material
alterations to its trading programs
without approval from the managing
owner if Eclipse Capital determines
that such changes are in the best
interest of the series limited owners.

Series B assets, traded pursuant to
the Global Monetary Program, are
invested in futures markets utilizing
leverage, or margin.  The margin-to-
equity ratio tends to fluctuate
between 5-25%, typically being in the
range of 10-15%.  See "RISK FACTORS
- Futures, Forward, And Options
Trading Is Volatile And Highly Leveraged."

The Global Monetary Program

The Global Monetary Program is a
financial, metals, and energy program
that trades a global portfolio of
futures, options on futures, and
exchanges-of-futures-for-physical
("EFP") contracts on interest rate
instruments, currencies, stock
indices, precious and base metals, and
energy products.  The foreign currency
portion of the portfolio may be traded
in the interbank foreign exchange
market.  A key component of this
program is the extensive
diversification achieved by applying
multiple trading models to a wide
variety of financial markets located
throughout the world.

Global Monetary Program Contracts And Markets
EUREX DAX
EUREX Euribor
EUREX Euro Bund
EUREX Euro Bobl

LIFFE Short Sterling
LIFFE Long Gilt
LIFFE Euroswiss
LIFFE FTSE 100
LIFFE Euribor
LIFFE Japanese Government Bond


LME 3-months Copper
LME 3-months Aluminum
LME 3-months Zinc

MONEP CAC 40


MONT Canadian Bond
MONT Canadian Bankers Acceptance

SFE Australian Bank Bills
SFE Australian 3-Year Bond
SFE Australian Ten Year Bond
SFE All-Ordinaries

SIMEX Euroyen
SIMEX Nikkei
SIMEX Japanese Bond

TIFFE Euroyen

TSE Japanese Bond

CBOT US Bond
CBOT US 10-Year
CBOT US 5-Year
CBOT US 2-Year

CME Eurodollar
CME S&P 500
CME E-Mini S&P 500
CME NASDAQ 100

COMEX Gold
COMEX Silver

NYMEX Crude Oil
NYMEX Natural Gas
NYMEX Heating Oil
NYMEX Unleaded Gas

Australian Dollar*
British Pound*
Canadian Dollar*
Euro*
New Zealand Dollar*
Japanese Yen*
Swiss Franc*

Aus Dollar/Japanese Yen*
Aus Dollar/New Zealand*
British Pound/Japanese Yen*
British Pound/Swiss Franc*
Euro/British Pound*
Euro/Swiss Franc*
Euro/Yen*
Swiss Franc/Japanese Yen*
USD Index*

IPE brent crude oil

*  All currencies are executed in the
interbank cash market and then
exchanged for physical (EFP) to the
CME or FINEX for actual futures
contracts.

Volume of Trading for Eclipse Capital Contracts and Markets

Following is a bar graph showing the
sectors that are traded by Eclipse
Capital as of February 29, 2000.
Investor funds are exposed to these
sectors in approximately the
percentage allocations stated.  Actual
allocations will change as market
conditions and trading opportunities
change, and it is likely that the
targeted risk allocations may vary for
Series B during future periods.

Global Monetary Program Allocation:

Interest Rate Instruments           40%
Currencies                          30
Stock Indices                       10
Precious & Base Metals              10
Energy Products                     10
Total                              100%


           (GRAPH)

PLEASE TURN TO THE FOLLOWING PAGE

Eclipse Capital's Past Performance For All Of Its Clients

Capsule summaries B(1) through B(4)
contain actual performance for the
periods indicated.

Global Monetary Program

The following is a capsule summary of
the past performance for Eclipse
Capital's Global Monetary Program,
the program pursuant to which
Series B assets are traded, as of
February 29, 2000.

As of February 29, 2000
Name of CTA:       Eclipse Capital
Program:           Global Monetary Program
Start Date:        April 1986 (All trading by Eclipse Capital)
                   August 1990 (Eclipse Capital Global
                   Monetary Program)
No. Accounts:      27
Aggregate $$:
  All Programs:    $460,081,210 (All Programs excluding Notional)
                   $483,493,467 (All Programs including Notional)
$$ in this
Program:           $458,300,716 (Global Monetary Program excluding Notional)
                   $481,822,973 (Global Monetary Program including Notional)

Largest monthly
draw-down:         (10.67)%   April 1998
                   "Largest monthly draw-down" means
                   the greatest decline in month-end Net
                   Asset Value due to losses sustained
                   by a global monetary program on a
                   composite basis or an individual
                   account for any particular
                   month.

Largest peak-
to-valley
draw-down:         (16.51)%   February 1998 to July 1998
                   "Largest peak-to-valley draw-down"
                   means the greatest cumulative
                   percentage decline in month-end Net
                   Asset Value due to losses sustained
                   by a global monetary program on a
                   composite basis or an individual
                   account during any period in which the
                   initial month-end Net Asset Value is
                   not equaled or exceeded by a
                   subsequent month-end asset value.

Closed Accounts:   Profitable         =   15
                   Unprofitable       =    9

CAPSULE B(1) - ECLIPSE CAPITAL GLOBAL MONETARY PROGRAM
MONTHLY/ANNUAL RATES OF RETURN

MONTH        2000       1999      1998       1997       1996      1995
          (2 months)
Jan         0.87%       (2.57)%   1.66%      2.07%      5.45%     (2.28)%
Feb         (6.08)      3.27      (3.12)     (0.41)     (0.07)    1.19
Mar                     2.92      (0.63)     1.67       (0.30)    4.52
Apr                     4.64      (10.67)    (4.93)     5.58      0.84
May                     0.44      2.81       4.01       1.96      8.09
Jun                     3.12      (2.19)     0.34       0.11      (2.34)
Jul                     2.35      (3.46)     8.80       0.58      1.04
Aug                     1.49      13.15      (2.21)     3.04      6.80
Sep                     1.50      6.02       5.00       2.77      (0.57)
Oct                     (4.30)    1.78       (0.78)     3.51      0.34
Nov                     (0.45)    (2.33)     (1.63)     7.03      2.16
Dec                     (0.37)    3.79       3.66       (2.19)    (0.64)
Annual/YTD  (5.27)%     12.30%    5.03%      15.93%     30.68%    20.21%

Past Performance Is Not Necessarily Indicative Of Future Results

Eclipse Capital's Supplemental Performance Information

Capsules B(2) through B(4) represent
the customer accounts traded by
Eclipse Capital pursuant to different
trading strategies from those to be
utilized by Series B.

Global Yield Program
(Not open to new investment)

As of February 29, 2000
Name of
commodity trading
advisor:               Eclipse Capital
Program:               Global Yield Program
Start Date:            April 1986    (All trading by Eclipse Capital)
                       August 1992 (Eclipse Capital Global Yield Program)
No. Accounts:          0
Aggregate $$:          $460,081,210 (All Programs excluding Notional)
  All Programs:        $483,493,467 (All Programs including Notional)

  $$ in this Program:  $0 (Global Yield Program including National)

Largest monthly
draw-down:             (14.41)%   July 1994
                       "Largest monthly draw-down" means
                       the greatest decline in month-end net
                       asset value due to losses sustained by
                       a global yield program on a composite
                       basis or an individual account for any
                       particular month.
Largest peak-to-
valley draw-
down:                  (26.10)%   March 1994 to January 1995
                       "Largest peak-to-valley draw-down"
                       means the greatest cumulative
                       percentage decline in month-end net
                       asset value due to losses sustained by
                       a global yield program on a composite
                       basis or an individual account during
                       any period in which the initial month-
                       end net asset value is not equaled or
                       exceeded by a subsequent month-end
                       net asset value.

Closed Accounts:       Profitable      =      7
                       Unprofitable    =      7

CAPSULE B(2) - ECLIPSE GLOBAL YIELD PROGRAM ANNUAL RATES OF RETURN

         1999    1998       1997      1996       1995
ANNUAL   2.85%   (1.86)%    7.26%     15.21%     14.02%

Past Performance Is Not Necessarily Indicative Of Future Results

Foreign Exchange Program
(Not open to new investment)

Name of commodity
trading advisor:         Eclipse Capital
Program:                 Foreign Exchange Program
Start Date:              April 1986 (Inception of trading by commodity
                         trading advisor)
                         March 1992 (Inception of trading in program)
No. Accounts:            0
Aggregate $$ In All
Programs:                $460,081,210 (All Programs excluding Notional)
                         $483,493,467 (All Programs including Notional)
$$ in this Program:$     0 (Foreign Exchange Program)

Largest monthly
draw-down:               (20.86)%   September 1992
                         "Largest monthly draw-down" means
                         the greatest decline in month-end net
                         asset value due to losses sustained by
                         a trading portfolio on a composite
                         basis or an individual account for any
                         particular month.
Largest peak-to-
valley draw-down:        (20.86)%   August 1992 to September 1992
                         "Largest peak-to-valley draw-down"
                         means the greatest cumulative
                         percentage decline in month-end net
                         asset value due to losses sustained by
                         a trading portfolio on a composite
                         basis or an individual account during
                         any period in which the initial month-
                         end net asset value is not equaled or
                         exceeded by a subsequent month-end
                         asset value.
Closed Accounts:         Profitable   =   3
                         Unprofitable   =   2

CAPSULE B(3) - FOREIGN EXCHANGE PROGRAM ANNUAL RATES OF RETURN

         1995     1994      1993    1992
ANNUAL   10.20%   (4.93)%   6.35%   13.18%
       (3 months)                 (10 months)

Past Performance Is Not necessarily Indicative Of Future Results

Financial Futures Account
(Not open to new investment)

Name of commodity
trading advisor:         Eclipse Capital
Program:                 Financial Futures Account
Start Date:              April 1986 (Inception of trading by commodity
                         trading advisor)
                         April 1986 (Inception of trading in program)
No. Accounts:            0

Aggregate $$ In
All Programs:            $460,081,210 (All Programs excluding Notional)
                         $483,493,467 (All Programs including Notional)
$$ in this Program:      $0 (Financial Futures Account)

Largest monthly
draw-down:               (20.91)%   October 1994
                         "Largest monthly draw-down" means
                         the greatest decline in month-end net
                         asset value due to losses sustained by
                         a trading portfolio on a composite
                         basis or an individual account for any
                         particular month.

Largest peak-to-
valley draw-down:        (69.20)%   February 1989 to April 1992
                         "Largest peak-to-valley draw-down"
                         means the greatest cumulative
                         percentage decline in month-end net
                         asset value due to losses sustained by
                         a trading portfolio on a composite
                         basis or an individual account during
                         any period in which the initial month-
                         end net asset value is not equaled or
                         exceeded by a subsequent month-end
                         asset value.

Closed Accounts:         Profitable     =   99
                         Unprofitable   =   314

CAPSULE B(4) - FINANCIAL FUTURES ACCOUNT ANNUAL RATES OF RETURN

          1996     1995      1994       1993      1992     1991
ANNUAL    4.41%    (7.33)%   (18.16)%   60.35%    (5.43)%  (13.42)%
       (6 Months)

Past Performance Is Not Necessarily Indicative Of Future Results

Diversified Strategies Program

This program employs fundamental
and other trading models designed to
produce returns that are not
correlated with those generated by
traditional, technical trend-following
strategies. Although the trading itself is nearly 100% systematic, the strategies used in this program are under continual review and subject to change, enhancement or replacement.
As a result, the program's trading
models and their respective
investment allocations within the
portfolio change over time. Futures
and options on futures are traded,
typically, on interest rates, currencies, stock indices, energy, metals and agricultural commodities, as well as interbank spot and foreign currency
(FX) markets.  The following is a
capsule summary of the estimated
past performance for the Diversified
Strategies Program traded by Eclipse
Capital as of February 29, 2900, a
trading strategy not used on behalf of
Series B.

As of February 29, 2000
Name of commodity
trading advisor:          Eclipse Capital
Program:                  Diversified Strategies Program
Start Date:               April 1986 (All trading by Eclipse Capital)
                          March 1997 (Eclipse Capital Diversified
                          Strategies Program)
No. Accounts:             1
Aggregate $$:             $460,081,210 (All Programs excluding Notional)
All Programs:             $483,493,467 (All Programs including Notional)

$$ in this Program:       $1,670,494 (Diversified Strategies Program
                          including Notional)
Largest monthly
draw-down:                (6.99)%   October 1998
                          "Largest monthly draw-down" means
                          the greatest decline in month-end net
                          asset value due to losses sustained by
                          a trading diversified strategies
                          program on a composite basis or an
                          individual account for any particular
                          month.
Largest peak-
to-valley draw-
down:                     (8.44)%   April 1998
                          "Largest peak-to-valley draw-down"
                          means the greatest cumulative
                          percentage decline in month-end net
                          asset value due to losses sustained by
                          a diversified strategies program on a
                          composite basis or an individual
                          account during any period in which the
                          initial month-end net asset value is not
                          equaled or exceeded by a subsequent
                          month-end asset value.
Closed Accounts:          Profitable    =   0
                          Unprofitable  =   0

CAPSULE B(5) - ECLIPSE DIVERSIFIED STRATEGIES PROGRAM ANNUAL RATES OF RETURN

                 2000
               (2 months)     1999     1998      1997
ANNUAL          (4.48)%       14.68%   24.12%    5.38%

Past Performance Is Not Necessarily Indicative Of Future Results

Notes to Eclipse Capital Performance Summaries

The following notes refer to Capsules B(1) through B(5).

In the preceding performance
summaries, Assets Under
Management (excluding Notional)
represent the total actual equity
(including cash and cash equivalents)
deposited in the accounts at the
carrying FCM plus committed funds.

Assets Under Management (including
Notional) represent the total actual
equity (including cash and cash
equivalents) deposited in the accounts
at the carrying FCM plus committed
funds plus Notional funds.

Largest Monthly Draw-Down is the
largest monthly loss experienced by
any single account in the relevant
program in any calendar month
expressed as a percentage of the total
equity in such account in the program
and includes the month and year of
such draw-down.  Largest Peak to
Valley Draw-down is the largest
calendar month-end to calendar
month-end loss experienced by any
single account in the program
expressed as a percentage of total
equity (including Notional equity) in
such account in the program.

Prior to August 1, 1996, Monthly Rate
of Return is calculated by dividing net
performance by the sum total of the
starting equity plus the time-weighted
additions minus the time-weighted
withdrawals for the period.  Beginning
in 1994, additions and withdrawals
made other than at the beginning of
the month are time-weighted.  Time
weight is calculated by multiplying an
addition by the number of days in the
period it was available for trading
and/or a withdrawal by the number of
days in the period it was not available
for trading, and dividing by the total
number of days in the period.  Prior to
August 1, 1996, the time weighting of
additions and withdrawals method
yields the same Rates of Return as the
Fully-Funded Subset Method
(described below), because Eclipse
Capital did not manage Notional funds
prior to August 1, 1996.

For the periods beginning after August
1, 1996, Eclipse Capital has adopted a
new method of computing rate-of-
return and performance disclosure,
referred to as the Fully-Funded Subset
method, pursuant to an Advisory
published by the CFTC.  The Fully-
Funded Subset refers to that subset of
accounts included in the applicable
composite which is funded entirely by
Actual Funds (as defined in the
Advisory).  To qualify for use of the
Fully-Funded Subset method, the
Advisory requires that certain
computations be made in order to
arrive at the Fully-Funded Subset and
that the accounts for which
performance is so reported meet two
tests which are designed to provide
assurance that the Fully-Funded
Subset and the resultant Rates of
Return are representative of the
trading program.  Eclipse Capital has
performed these computations for
periods subsequent to August 1, 1996.

Annual Rate of Return is calculated by
dividing the change in the net asset
value of a hypothetical $1,000
investment (VAMI) during the period
by the VAMI at the beginning of the
period or at the commencement of
trading.  VAMI is calculated by
multiplying (1 plus the period rate of
return %) times the prior period value
of a hypothetical $1,000 investment
(VAMI).

            SERIES C

Hyman Beck is allocated 100% of
Series C assets.  In its trading for
Series C, Hyman Beck utilizes its
Asset Allocation Program.  Hyman
Beck, at the request of the managing
owner, trades Series C's Asset
Allocation Portfolio account at one
and one-half times leverage.  The
Asset Allocation Portfolio utilized on
behalf of Series C's account is
comprised of Hyman Beck's Global,
FX, Diversified, and Short-Term Select
Portfolios.

Hyman Beck And Its Principals

Hyman Beck is a Delaware corporation
incorporated in February 1991, with its
principal offices at 100 Campus Drive,
Florham Park, New Jersey 07932.
Effective March 1991, Hyman Beck
became registered with the CFTC as a
commodity trading advisor and
commodity pool operator and became
a member of the National Futures
Association.

Alexander Hyman is the President and
a principal of Hyman Beck and a fifty
percent shareholder of Hyman Beck.
Mr. Hyman, along with Mr. Beck, is
directly responsible for all trading and money management decisions made by Hyman Beck. From 1983 through
February 1991, Mr. Hyman was
employed by Dean Witter Reynolds,
Inc., a registered futures commission
merchant ("Dean Witter"), where, at
the time of his departure, he was First
Vice President and Associate Director
of the Managed Futures Division and a
Director and principal of Dean Witter
Futures & Currency Management Inc.,
a registered commodity trading
advisor ("Dean Witter Futures").  Mr.
Hyman was also a Director of Demeter
Management Corporation, the sponsor
of all of Dean Witter's public futures
funds.  While at Dean Witter, Mr.
Hyman also was responsible for the
development of managed futures
products.  Mr. Hyman graduated from
Hofstra University in May 1983 with a
B.B.A. degree in International
Business and Economics.

Carl J. Beck is Vice President,
Secretary, Treasurer, and a principal
of Hyman Beck and is also a fifty
percent shareholder of Hyman Beck
Mr. Beck, along with Mr. Hyman, is
directly responsible for all trading and money management decisions made by Hyman Beck. From 1985 through
February 1991, Mr. Beck was
employed by Dean Witter, where, at
the time of his departure, he held the
position of Vice President and Senior
Portfolio Manager.  Mr. Beck was also
a Vice President and principal of Dean
Witter Futures where he was
responsible for day-to-day
management and trading activities.
Prior to joining Dean Witter, Mr. Beck
was employed by J. Aron & Co., a
commodity trading firm.  As of April
1994, Mr. Beck was appointed to and
serves on the Board of Managers of
the New York Board of Trade.  Mr.
Beck graduated magna cum laude
from Fordham University in May 1983
with a B.A. degree in Economics and
received an MBA degree in Finance
from New York University in May 1989.

David B. Fuller is a principal of Hyman
Beck and is responsible for accounting
and administration for the firm.  Prior
to joining Hyman Beck in March 1994,
Mr. Fuller was employed by Link
Strategic Investors, Inc., an
international investment management
firm, where, at the time of his
departure, he held the position of
Senior Financial Officer.  Prior to
joining Link in January 1993, Mr. Fuller was the Senior Financial Officer for Bearbull Investment Products (U.S.A.), an international investment management firm. From January 1989 to July 1991, Mr. Fuller was Controller of Rayner & Stonington, L.P., a registered commodity trading advisor, where he was responsible for accounting and financial reporting.
From October 1984 to December 1988
Mr. Fuller was Controller and Assistant
Treasurer of Gill and Duffus Inc.,
members of the Coffee, Sugar & Cocoa
Exchange, Inc.  Mr. Fuller began his
career in 1978 in public accounting
and is a member of the American
Institute of Certified Public
Accountants, and the New York
Society of Certified Public
Accountants.  Mr. Fuller graduated
from Lehigh University in May 1978
with a BS degree in Accounting.

Richard A. DeFalco is a principal of
Hyman Beck and is responsible for
marketing, client services, and
support for the firm.  Prior to joining
Hyman Beck in April 1997, Mr. DeFalco
was employed by PaineWebber, Inc.
from May 1989 through March 1997
where, at the time of his departure, he
held the position of National Marketing
Manager.  Mr. DeFalco's
responsibilities included the
marketing of managed futures and
hedge fund products in addition to
being a member of PaineWebber's
Managed Futures Product selection
committee.  Mr. DeFalco was also an
advisory officer to PaineWebber
Futures Management Corporation, a
registered commodity pool operator.
Mr. DeFalco began his career at
PaineWebber in the Futures Credit
Department.
                       43

John S. Ryan is a principal of Hyman
Beck and is responsible for systems
management and program design at
Hyman Beck.  Prior to joining Hyman
Beck in March 1993, Mr. Ryan was
employed by International Business
Machines Corporation from February
1988 to March 1993, where he held
various positions and, most recently,
was responsible for Corporate
Networks Design and Implementation
in the New York metropolitan area.
Mr. Ryan graduated from Baruch
College in May 1991 with a B.B.A.
degree in Computer Information
Systems.

Hyman Beck's Trading System

Introduction

Hyman Beck uses proprietary
computerized trading models which
analyze market price changes.  These
models are the basis for its two
trading systems, a trend-following
approach and a non-linear approach.
These two trading systems are applied
to different portfolios of futures and
forward contracts, each of which
represents a different mix of markets.
Hyman Beck trades its Asset
Allocation Portfolio on behalf of the
Series C interests.

Trend-Following Approach

To be profitable, Hyman Beck's trend-
following approach depends on the
occurrence in the future, as in the
past, of sustained movements, or price
trends, in some markets.  Hyman
Beck's trend-following trading
approach seldom directs market entry
or exit at the most favorable price in
the particular market trend.  Rather,
this trading style seeks to close out
losing positions quickly and to hold
profitable positions, or portions of
profitable positions, for as long as the trading systems determine that the particular market trend continues to exist. There can be no assurance, however, that profitable positions can be liquidated at the most favorable price in a particular trend. As a result, the number of losing transactions can be expected to exceed the number of profitable transactions. However, if the trading systems are successful, these losses should be more than offset by a few large gains.

Hyman Beck's trend-following
approach employs mathematical
models and price-charting.  Risk
management techniques which have
been developed by Mr. Beck and Mr.
Hyman are used in connection with
these quantitative tools in an effort to limit losses, control market exposure and capture profits. For example,
Hyman Beck's trend-following trading
approach may indicate, at times, that
no position is appropriate in a
particular contract or contract group.
This neutral mode helps to preserve
capital in trendless markets.  In
addition, as more fully described
below, Hyman Beck may vary the size
of positions significantly from one
trade to the next trade within each
market. This variation in position size represents an assessment of potential risk and reward, based on Hyman
Beck's evaluation of the volatility and
strength of the price trend in each
market at the time particular trades
are made.

Non-Linear Approach

Hyman Beck's second trading system
is utilized in connection with its Short-
Term Portfolios.  This trading system
combines money management
principles with non-linear modeling
techniques.  These models recognize
current patterns and detect
conditional relationships between and
among different market data based on
historical information.  Unlike the
trend-following approach, this system
does not depend on the occurrence of
major price trends in order to be
profitable.  Rather, trades are made
under various market conditions and
are typically of short duration,
averaging six days in length and
enabling Hyman Beck to trade
correlated markets differently.  The
process of generating trades begins
with the selection of a price target for a particular market, with respect to given conditions, that reflects the likelihood that short-term reward will be substantially in excess of risk. An assortment of time series variables are calculated as input to be used in the modeling process. With each variable an attempt is made to depict a different facet of a given market's historical price movement. Positions may be initiated in markets which display major price trends as well as trendless markets when the models indicate a high probability of substantial reward relative to anticipated risk. Although positions are established at frequent intervals, there is no position approximately
60% of the time in any given market.
This trading philosophy assumes that
there are many significant short-term
moves, but that relatively few of them
offer the desired risk/reward ratio.

Other Aspects Of The Trading Approaches

Hyman Beck from time to time
changes or refines the two trading
systems it currently uses to manage
its accounts as a result of ongoing
research and development.  Limited
owners generally are not informed of
these changes as they occur.  The
principals of Hyman Beck review and
maintain discretion over their trading
systems, and the models on which
they are based.

While Hyman Beck normally follows a
disciplined systematic approach to
trading, consisting of fixed rules which can be applied manually or by computer, on occasion it may override the signals generated by its models.
The decision to override the signals
may be the result of Hyman Beck's
determination that the potential profit
to be gained by acting on the signals
may not justify the risk involved.

Furthermore, these systems require
certain subjective judgments and
decisions.  For example, Mr. Beck and
Mr. Hyman select the markets, and
individual contracts within a market,
which are traded, and the contract
months in which positions are
maintained.  Mr. Beck and Mr. Hyman
also determine when to roll over a
position, i.e., when to liquidate a
position which is about to expire and
initiate a new position in a more
distant contract month.  These types
of decisions require consideration of,
among other things, the volatility of a
particular market, the pattern of price
movements (both during a particular
day and day-to-day), open interest,
trading volume, changes in spread
relationships between various
contract months and between various
contracts, and overall portfolio
balance and risk exposure.  With
respect to the timing and execution of
trades, Mr. Beck and Mr. Hyman may
also rely to some extent on the
judgment of others, such as floor
brokers.  No assurance can be made
that consideration is given to any or
all of the foregoing factors by Mr. Beck and Mr. Hyman with respect to every trade for Series C or that consideration of any of such factors in a particular situation will lessen
Series C's risk of loss.

Along with the subjective decision
making authority reserved for Mr.
Beck and Mr. Hyman, Hyman Beck
also maintains certain risk
management procedures for
determining the appropriate quantity
of contracts to be traded for Series C.
Hyman Beck may continually adjust
the position size of an order
immediately prior to placement, and/or
after the initial position is established, based on such factors as past market volatility, prices of commodities, amount of risk, potential return, and margin requirements. The decision not to trade a certain futures interest at certain times or to reduce the number of contracts traded in a particular futures interest may result in missing significant profit opportunities that otherwise might have been captured if Hyman Beck depended solely on the computer-based aspects of its trading strategy or on different trading strategies altogether.

Hyman Beck may, at its discretion,
adjust leverage, or the margin-to-
equity ratio, in certain markets or the
entire portfolio.  Adjustments to
certain positions or the entire portfolio may positively or negatively affect performance. Consistent with Hyman
Beck's risk management procedures,
Asset Allocation Portfolio accounts,
due to the greater number of markets
traded and strategy diversification,
are more aggressively leveraged
(committing a larger percentage of
account assets to margin) from time
to time than are accounts
participating in the individual Hyman
Beck portfolios.  The margin-to-equity
ratio for the Asset Allocation Program
utilized on behalf of Series C tends to
fluctuate from 15% to 25%.  For that
portion of the Asset Allocation
Program invested in interbank
currencies, lines of credit in the
interbank market can fluctuate
between 0 to 5 times equity, with the
average being 3 times equity.  See
"Futures, Forward, And Options
Trading Is Volatile And Highly
Leveraged" under "RISK FACTORS."
Any decision to adjust leverage is
based on several factors, including
research data, portfolio
diversification, current market
volatility, risk exposure, subjective
judgment, and evaluation of other
general market conditions.  No
assurance is given to Limited owners
that such leverage adjustments are to
their financial benefit, and such
leverage adjustments may actually
result in lost opportunities or
substantial losses.

The Asset Allocation Portfolio

Hyman Beck commenced trading the
Asset Allocation Portfolio in April
1992.  This portfolio was created to
optimize participation in the different
Hyman Beck portfolios.  Each of these
individual portfolios is described
below.  The strategy employed by Mr.
Beck and Mr. Hyman is to allocate
assets actively among the individual
portfolios in order to exploit
opportunities in different risk/reward
characteristics and performance
cycles of the individual portfolios.
Hyman Beck believes, based on its
research to date, that the performance
of the Short-Term Select Portfolio
exhibits a substantial degree of non-
correlation with the long-term, trend-
following strategies also utilized in the
Asset Allocation Portfolio.  Such non-
correlation results in additional
opportunities for profit from
                                  45
shorter-term market movements, additional diversification in Hyman Beck's trading strategies, and reduced volatility in the Asset Allocation
Portfolio's performance over time.
The use of multiple strategies also
results in the taking of opposite
positions from time to time in respect
of certain futures interest contracts,
reducing or eliminating profitable
positions.  Allocation and leverage
decisions are made by Mr. Beck and
Mr. Hyman, with the aid of certain
research studies, and combined
experience, in an effort to minimize
risk and maximize profit opportunities.

The Asset Allocation Portfolio
represents accounts trading a
combination of each of the Global, FX,
Diversified, Short-Term Original and/or
Short-Term Select Portfolios;
therefore, the assets and rates of
return set forth in the summary
performance information and chart are
also reflected in the assets and rates
of return set forth in the individual
Global, FX, Diversified, and Short-Term
Portfolio summaries.  The first
account traded pursuant to the Asset
Allocation Portfolio was established in
April 1992 with all of its assets
allocated to Hyman Beck's Diversified
Portfolio. In August 1992 the assets of this account were reallocated to the Global and Diversified Portfolios, and in January 1993 the assets of such account were allocated among the
Global, FX, and Diversified Portfolios.
From January 1993 through November
1996, all asset allocation portfolio
accounts have at all times included
allocations among the Global, FX, and
Diversified Portfolios.  The Short-Term
Original Portfolio was added to the
Asset Allocation Portfolio in November
1996; and, commencing in February
1998, all Asset Allocation Portfolio
accounts began trading the Short-
Term Select Portfolio in lieu of the
Short-Term Original Portfolio.

The Trust's account in respect of the
Series C interests is an Asset
Allocation Portfolio account traded at
one and one-half times leverage.
Prospective investors should
understand that the trading approach
used in respect of the Series C
interests constitutes a relatively new
Hyman Beck trading approach, with a
limited past performance record.
Furthermore, the proceeds from
additional subscriptions for Series C
will be allocated among the portfolios
comprising the Trust's Asset
Allocation Portfolio account in the
discretion of Hyman Beck and other
than on a pro rata basis.

The Global Portfolio

The Global Portfolio employs a
technical trend following approach
using computerized trading models,
emphasizing mathematical and
charting techniques to identify
intermediate and long-term price
trends.  The Global Portfolio trades
over 30 futures and forward markets
worldwide with a concentration in
world interest rate and other financial
markets.  The Global Portfolio
participates in many of the
internationally traded futures and
forward markets not necessarily
represented in the Diversified and FX
Portfolios.  These markets may
include, but are not limited to,
Australian, British, Canadian, Euro,
French, German, Italian, Japanese,
and U.S. fixed income instruments,
precious and base metals, foreign
currencies, foreign and domestic
stock indices, and other
internationally traded commodity
markets.

The FX Portfolio

The FX Portfolio employs a technical
trend following approach using
computerized trading models,
emphasizing mathematical and
charting techniques to identify
intermediate and long-term price
trends in a broad range of currencies.
The FX Portfolio trades in both first
tier and second tier currencies in the
interbank currency forward market.
The interbank dealer forward market
offers the opportunity to trade
currencies for which there are no
futures markets.  The FX Portfolio may
participate in up to 40 foreign
currency crossrates (trading foreign
currencies versus other foreign
currencies) and outrights (trading
foreign currencies versus the U.S.
dollar).  The currencies traded may
include, but are not limited to,
markets such as the Australian dollar,
British pound, Canadian dollar,
ECU/Euro, Danish krone, German mark,
French franc, Italian lira, Japanese
yen, Mexican peso, New Zealand
dollar, Norwegian krone, Singapore
dollar, South African rand, Spanish
peseta, Swedish krona, Swiss franc,
and the U.S. dollar.
                          46

Contracts And Markets Expected To
Be Traded Under Hyman Beck

Fixed Income

Muni bonds (G,SO, SS,D)             CBT
Treasury bonds (G,SO,SS,D)          CBT,CE
10-Year Treasury notes (G,D)        CBT,CE
5-Year Treasury notes (G,D)         CBT,CE
2-Year Treasury Note (G,D)          CBT,CE
Eurodollars (G,SO,SS,D)             CME,EUREX,SMEX
Canadian bankers acceptances (G)    ME
Canadian bonds (G)                  ME
Long gilts (G,SO.SS)                LIFFE
Short sterling (G,SO,SS)            LIFFE
German bunds (D-marks) (G,SO,SS)    EUREX
German bunds (Euro) (G,SO,SS)       EUREX
Euro bunds ((G,SO,SS)               EUREX
Euribor (G,SO,SS)                   LIFFE,EUREX,MATIF
Euro-BOBL (G)                       EUREX
Euroshatz (G)                       EUREX
Eurolibor (G)                       LIFFE,EUREX
Euroswiss (G)                       LIFFE
3-month HIBOR (G)                   HKFE
COMI (G)                            EUREX
COMF (G)                            EUREX
Euro notional (G,SO,SS)             MATIF
30-Year E-Bond (G)                  MATIF
5-Year E-Bond (G)                   MATIF
2 -Year E-Bond (G)                  MATIF
Euro All Sovereigns (G)             MATIF
Italian bonds (lira) (G,SO,SS)      LIFFE
Italian bonds (Euro) (G,SO,SS)      LIFFE
Japanese bonds (G,SO,SS)            TSE,SIMEX,LIFFE
Euroyen (G,SO)                      SIMEX,TIFFE
30-Year Australian bonds (G,SO,SS)  SFE
10-Year Australian bonds (G,SO,SS)  SFE
Australian 90-day Bank Bill (G)     SFE

Metals

London Copper (G,SO,SS)             LME
London Lead (G)                     LME
London Nickel (G)                   LME
London Tin (G)                      LME
London Zinc (G,SO)                  LME

Livestock

Feeder Cattle (D)                   CME
Live Cattle (SO,D)                  CME
Lean Hogs (D)                       CME
Pork Bellies (D)                    CME

Agricultural

Corn (SO,D)                         CBT
Oats (SO,D)                         CBT
Soybeans (SO,D)                     CBT
Soybean Meal (SO,D)                 CBT
Soybean Oil (SO,D)                  CBT
Wheat (SO,D)                        CBT
Kansas City Wheat (SO,D)            KCBT
Rough Rice (SO,D)                   CBT

FX (INTERBANK/IMM/FINEX)

U.S. dollar (F,G,SO,SS,D)           Indonesian rupia (F)
Euro (F,G,SO,SS,D)                  Saudi Arabian riyal (F)
Canadian dollar (F,G,SO,SS,D)       Austrian schilling (F)
British pound (F,G,SO,SS,D)         Belgian franc (F)
German mark (F,G,SO,SS,D)           Danish krone (F)
Swiss franc (F,G,SO,D)              Hong Kong dollar (F)
Swedish krona (F,G)                 Malaysian ringgitt (F)
Japanese yen (F,G,SO,SS,D)          Norwegian krone (F)
Singapore dollar (F)                Mexican peso (F)
Australian dollar (F,G,D)           Brazilian real (F)
New Zealand dollar (F,G,D)          South African rand (F)
                                    Thailand Baht (F)

Select crosses involving the above
(F,G,SO,SS)

Stock Indices

Dow Jones Industrial (G,D)          CBOT
NYSE Composite (G,D)                NYFE
S&P 500 (G,SO,SS,D)                 CME
E-MINI S&P 500 (G,SO,SS,D)          CME
FTSE (G,SO,SS)                      LIFFE
CAC-40 (G,SO,SS)                    MATIF
DAX (G,SO,SS)                       EUREX
Nikkei (G,SO,SS)                    SIMEX
Australia All Ordinaries (SO)       SFE
Hang Seng Index (SO, SS)            HKFE
Russell 1000 (G)                    FINEX
Russell 2000 (G)                    CME
                                    KCBT

Energy

Crude oil (SO,SS,D)
Heating oil (SO,SS,D)
Unleaded gasoline (SO,SS,D)
Natural gas (So,SS)
London Gasoil (D)
Brent Crude oil (D)

Goldman Sachs Value Line Index (G)

Gold (G,SO,SS,D)                    COMEX
Silver (G,SO,SS,D)                  COMEX
Copper (SO,D)                       COMEX
Palladium (G,D)                     NYMEX
Platinum (G,D)                      NYMEX
London Aluminum (G,SO,SS)           LME

International Commodities

Coffee (G,SO,D)                     CSCE
Sugar (G,SO,D)                      CSCE
Cocoa (G,SO,D)                      CSCE
Cotton (G,SO,D)                     NYCE
Orange Juice (G,D)                  CEC
Lumber (G,D)                        CME
London coffee (G,D)                 LIFFE
London cocoa (G,D)                  LCE,LIFFE
London Sugar (G,D)                  LIFFE
Japanese Rubber (G,D)               TOCOM

F=FX Portfolio; G=Global Portfolio;
SO=Short Term Portfolio; SS=Short Term Select; D=Diversified

Volume Of Trading For Hyman Beck
Contracts And Markets

Set forth below is a bar graph showing
the sectors that are traded by Hyman
Beck as of February 29, 2000.
Investor funds are exposed to these
sectors in approximately the
percentage allocations stated.  Actual
allocations change as market
conditions and trading opportunities
change, and it is likely that the
targeted risk allocations may vary for
Series C during future periods,
although it is anticipated that the
focus will remain on the financial
instruments markets.

The Asset Allocation Portfolio:

Currencies             38%
Fixed Income           24
Softs                  11
Metals                 11
Stock Indices           7
Agricultural            5
Energy                  3
Livestock               1
                        -
Total                 100%
                      ----

(GRAPH)
                                     48

Hyman Beck's Past Performance For All Of Its Clients

Capsule summaries C(1) through C(6)
contain actual performance for the
periods indicated.

Asset Allocation Portfolio

The following summary performance
information and Capsule C(1) reflect
the composite performance results of
the Asset Allocation Portfolio directed
by Hyman Beck from April 1992
through February 29, 2000 for ten
accounts ranging in size from
$630,000 to $30 million.  Two open
accounts were profitable and one
open account was unprofitable as of
February 29, 2000.

As of February 29, 2000
Name of CTA:                        Hyman Beck
Program:                            Asset Allocation Portfolio1
Start Date:                         March 1991 (All trading by Hyman Beck)
                                    April 1992  (Asset Allocation Program)
No. of Accounts open:               3
Aggregate $$:                       $242,360,136 (All Programs excluding
                                    Notional)
All programs:                       $302,085,915 (All Programs including
                                    Notional)
$$ in this Program:                 $18,138,472 (Asset Allocation Portfolio
                                    excluding Notional)
                                    $36,531,898 (Asset Allocation Portfolio
                                    including Notional)
Largest monthly draw-down:          (9.22)% February 1996
                                    "Largest monthly draw-down" means the
                                    greatest decline in month-end Net Asset
                                    Value due to losses sustained by a trading
                                    portfolio on a composite basis or an
                                    individual account for any particular
                                    month.
Largest peak-to-valley draw-down:   (18.16)%  July 1999 to February 2000
                                    "Largest peak-to-valley draw-down" means
                                    the greatest cumulative percentage decline
                                    in month-end Net Asset Value due to losses
                                    sustained by a trading portfolio on a
                                    composite basis or an individual account
                                    during any period in which the initial
                                    month-end Net Asset Value is not equaled or
                                    exceeded by a subsequent month-end Net
                                    Asset Value.
Closed accounts:                    Profitable    =   4
                                    Unprofitable  =   3

1. The Asset Allocation Portfolio
represents accounts trading a
combination of each of the Global, FX,
Diversified and/or Short-Term
Portfolios.  Although Series C Assets
will not be traded pursuant to the
foregoing program, the Asset
Allocation Portfolio employed on
behalf of the Series C Assets is traded
at a higher level of leverage (1.5
times).  Hyman Beck manages only
one Asset Allocation Portfolio
account, the Series C account, at one
and one-half times leverage.

CAPSULE C(1) - ASSET ALLOCATION PORTFOLIO
     MONTHLY/ANNUAL RATES OF RETURN

MONTH        2000        1999      1998      1997      1996    1995
          (2 months)
Jan          0.04%      (1.25)%   (0.87)%    7.39%     2.09%  (9.02)%
Feb         (9.20)       2.22     (4.19)     5.11      (9.22)  12.51
Mar                     (0.26)    (0.22)     1.48       0.74   26.39
Apr                      3.92     (5.27)    (0.60)      6.04    3.79
May                      0.41      1.66      0.81      (2.62)   1.19
Jun                      1.13     (0.93)     1.52       0.97    0.40
Jul                     (0.35)    (0.56)     4.70      (0.51)  (2.60)
Aug                     (1.32)     8.25     (1.64)     (4.53)   0.42
Sep                     (1.17)     2.50      2.11       0.35   (2.07)
Oct                     (5.61)    (0.46)    (2.64)     11.94   (0.63)
Nov                     (0.98)    (5.02)    (0.87)      4.65   (0.62)
Dec                     (0.81)     4.76      2.24      (6.45)   3.34
Annual/YTD  (9.16)%     (4.28)%   (1.20)%   20.91%      1.67%   33.35%

Series C assets are not traded pursuant to the foregoing program. The Asset
Allocation Portfolio employed on
behalf of the Series C assets are
traded at a higher level of leverage
(1.5 times).

Past Performance Is Not Necessarily
Indicative Of Future Results

Global Portfolio

As of February 29, 2000

Name of CTA:                       Hyman Beck

Program:                           Global Portfolio

Start Date:                        March 1991 (All trading by Hyman Beck)
                                   April 1991 (Global Portfolio)

No. Accounts:                      20

Aggregate $$:                      $242,360,136 (All Programs excluding
                                   Notional)
All Programs:                      $302,085,915 (All Programs including
                                   Notional)
$$ in this Program:                $232,854,432 (Global Program excluding
                                   Notional)
                                   $285,230,003 (Global Program including
                                   Notional)

Largest monthly draw-down:         (14.90)% February 2000
                                   "Largest monthly draw-down" means the
                                   greatest decline in month-end Net Asset
                                   Value due to losses sustained by a global portfolio on a composite basis or an individual account for any particular month.

Largest peak-to-valley draw-down:  (20.89)% January 2000 to February 2000
                                   "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end Net Asset Value due to losses sustained by a global portfolio on a composite basis or an individual account during any period in which the initial month-end Net Asset Value is not equaled or exceeded by a subsequent month-end Net Asset Value.

Closed Accounts:                   Profitable    =   38
                                   Unprofitable  =   16

CAPSULE C(2) - GLOBAL PORTFOLIO ANNUAL RATES OF RETURN

               2000          1999     1998     1997     1996    1995
            (2 months)
Annual/YTD   (10.00)%        0.81%   16.84%   24.38%   10.82%   29.12%

Series C assets are not traded
pursuant to the foregoing program
independently,
but only as a component of the Asset
Allocation Portfolio.

Past Performance Is Not Necessarily
Indicative Of Future Results

FX Portfolio

As of February 29, 2000

Name of CTA:                       Hyman Beck

Program:                           FX Portfolio

Start Date:                        March 1991 (All trading by Hyman Beck)
                                   March 1991 (FX Portfolio)

No. of Accounts:                   3

Aggregate $$:                      $242,360,136 (All Programs excluding
                                   Notional)

All Programs:                      $302,085,915 (All Programs including
                                   Notional)

$$ in this Program:                $4,092,173 (FX Portfolio excluding Notional)
                                   $8,657,088 (FX Portfolio including Notional)

Largest monthly draw-down:         (18.72)%   November 1994
                                   "Largest monthly draw-down" means the
                                   greatest decline in month-end Net Asset
                                   Value due to losses sustained by a foreign exchange portfolio on a composite basis or an individual account for any particular month.

Largest peak-to-valley draw-down:  (52.49)%  August 1993 to January 1995
                                   "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end Net Asset Value due to losses sustained by a foreign exchange portfolio on a composite basis or an individual account during any period in which the initial month-end Net Asset Value is not equaled or exceeded by a subsequent month-end Net Asset Value.

Closed Accounts:                   Profitable     =     11
                                   Unprofitable   =     34

CAPSULE C(3) FX PORTFOLIO ANNUAL RATES OF RETURN

               2000          1999     1998     1997     1996    1995
            (2 months)
Annual/YTD    (6.38)%        6.42%   (7.82)%  29.30%    6.65%   40.58%

Series C assets are not traded
pursuant to the foregoing program
independently,
but only as a component of the Asset
Allocation Portfolio.

Past Performance Is Not Necessarily
Indicative Of Future Results
                                       51

Diversified Portfolio

As of February 29, 2000

Name of CTA:                       Hyman Beck

Program:                           Diversified Portfolio

Start Date:                        March 1991 (All trading by Hyman Beck)
                                   March 1991 (Diversified Portfolio)

No. of Accounts:                   3

Aggregate $$:                      $242,360,136 (All Programs excluding
                                   Notional)
  All Programs:                    $302,085,915 (All Programs including
                                   Notional)
$$ in this Program:                $5,413,531 (Diversified Portfolio excluding
                                   Notional)
                                   $8,198,825 (Diversified Portfolio including
                                   Notional)

Largest monthly draw-down:         (15.90)%   February 1994
                                   "Largest monthly draw-down" means the
                                   greatest decline in month-end Net Asset
                                   Value due to losses sustained by a
                                   diversified portfolio on a composite basis or an individual account for any particular month.

Largest peak-to-valley draw-down:  (30.42)%   August 1993 to December 1995
                                   "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end Net Asset Value due to losses sustained by a diversified portfolio on a composite basis or an individual account during any period in which the initial month-end Net Asset Value is not equaled or exceeded by a subsequent month-end Net
                                   Asset Value.

Closed Accounts:                   Profitable    =   19
                                   Unprofitable  =   27

CAPSULE C(4) - DIVERSIFIED PORTFOLIO ANNUAL RATES OF RETURN

               2000          1999     1998     1997     1996    1995
            (2 months)
Annual/YTD    (6.13)%        0.84%    1.06%   11.88%   (8.33)%  (4.14)%

Series C assets are not traded
pursuant to the foregoing program
independently,
but only as a component of the Asset
Allocation Portfolio.

Past Performance Is Not Necessarily
Indicative Of Future Results
                                       52

Short-Term Select Portfolio

(Not open to new investment)

Name of CTA:                       Hyman Beck

Program:                           Short-Term Select Portfolio

Start Date:                        March 1991 (All trading by Hyman Beck)
                                   September 1997 (Short-Term Select Portfolio)

No. Accounts:                      0

Aggregate $$:                      $242,360,136 (All Programs excluding
                                   Notional)

All Programs:                      $302,085,915 (All Programs including
                                   Notional)

$$ in this Program:                $0 (Short-Term Select excluding Notional)
                                   $0 (Short-Term Select including Notional)

Largest monthly draw-down:         (16.28%)  November 1999
                                   "Largest monthly draw-down" means the
                                   greatest decline in month-end Net Asset
                                   Value due to losses sustained by a
                                   short-term select portfolio on a composite basis or an individual account for any particular month.

Largest peak-to-valley draw-down:  (30.56%)  August 1999 to December 1999
                                   "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end Net Asset Value due to losses sustained by a short-term select portfolio on a composite basis or an individual account during any period in which the initial month-end Net Asset Value is not equaled or exceeded by a subsequent month-end Net Asset Value.

Closed Accounts:                   Profitable     =    0
                                   Unprofitable   =    10

CAPSULE C(5) - SHORT-TERM SELECT
PORTFOLIO ANNUAL RATES OF
RETURN

                     2000
                  (2 months)       1999     1998     1997
Annual/YTD          2.04%        (32.72)%  (9.42)%   0.73%

Series C assets are not traded
pursuant to the foregoing program
independently,
 but only as a component of the Asset
Allocation Portfolio.

Past Performance Is Not Necessarily
Indicative Of Future Results
                                          53

Hyman Beck's Supplemental Performance Information

Short-Term Original Portfolio

Capsule C(6) represents the
customers accounts traded by Hyman
Beck pursuant to a trading strategy
that will not be utilized by Series C.

(Not open to new investment)

Name of CTA:                       Hyman Beck

Program:                           Short-Term Original Portfolio

Start Date:                        March 1991 (All trading by Hyman Beck)
                                   April 1996 (Short-Term Original Portfolio)

No. Accounts:                      0

Aggregate $$:                      $242,360,136 (All Programs excluding
                                   Notional)
All Programs:                      $302,085,915 (All Programs including
                                   Notional)

$$ in this Program:                $0 (Short-Term Original excluding Notional)
                                   $0 (Short-Term Original including Notional)

Largest monthly draw-down:         (12.36)%   November 1999
                                   "Largest monthly draw-down" means the
                                   greatest decline in month-end Net Asset
                                   Value due to losses sustained by a
                                   short-term original portfolio on a composite basis or an individual account for any particular month.

Largest peak-to-valley draw-down:  (44.43)%   October 1997 to December 1999
                                   "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end Net Asset Value due to losses sustained by a short-term original portfolio on a composite basis or an individual account during any period in which the initial month-end Net Asset Value is not equaled or exceeded by a subsequent month-end Net Asset Value.

Closed accounts:                   Profitable    =    11
                                   Unprofitable  =    10

CAPSULE C(6) - SHORT-TERM ORIGINAL PORTFOLIO ANNUAL RATES OF RETURN

 2000          1999      1998     1997    1996
Annual/YTD   (28.96)%  (11.12)%  33.30%   0.58%

Series C assets are not traded
pursuant to the foregoing program.

PAST PERFORMANCE IS NOT
NECESSARILY INDICATIVE OF
FUTURE RESULTS
                                      54

TRADING LIMITATIONS AND POLICIES
The following limitations and policies
are applicable to each Series.  A
trading advisor sometimes may be
prohibited from taking positions for a
Series that it would otherwise prefer
to acquire because of the need to
comply with these limitations and
policies.  The managing owner
monitors compliance with the trading
limitations and policies set forth
below, and it may impose additional
restrictions upon the activities of any
trading advisor (through modification
of the limitations and policies) as it
deems appropriate and in the best
interests of each Series.

The managing owner:

- Will not approve a material change in
the following trading limitations and
policies for any series without
obtaining the prior written approval of
limited owners holding interests
representing at least a majority (over
50%) of the net asset value of that
series (excluding interests owned by
the managing owner and its affiliates).

- May, without obtaining approval from
the limited owners, impose additional
limitations on the activities of each
series or on the types of instruments
in which a trading advisor can invest if the managing owner determines that additional limitations (i) are necessary to assure that 90% of the series' income is qualifying income or (ii) are in the best interests of a series.

Trading Limitations

A series will not:

- Engage in pyramiding its commodities
positions (i.e., use unrealized profits
on existing positions to provide margin
for the acquisition of additional
positions in the same or a related
commodity) but may take into account
open trading equity on existing
positions in determining whether to
acquire additional commodities
positions.

- Borrow or loan money (except with
respect to the initiation or
maintenance of the series'
commodities positions or obtaining
lines of credit for the trading of
forward currency contracts; provided,
however, that each series is
prohibited from incurring any
indebtedness on a non-recourse
basis).

- Permit rebates to be received by the
managing owner or its affiliates or
permit the managing owner or any
affiliate to engage in any reciprocal
business arrangements that would
circumvent the foregoing prohibition.

- Permit any trading advisor to share in any portion of the commodity brokerage fees paid by a series.

- Commingle its assets, except as
permitted by law.

- Permit the churning of its commodity
accounts.

Trading Policies
Subject to the foregoing limitations,
each trading advisor has agreed to
abide by the trading policies of the
Trust, which currently are as follows:

- Series funds generally will be invested in contracts that are traded in sufficient volume which, at the time such trades are initiated, are reasonably expected to permit entering and liquidating positions.

- Stop or limit orders may, in a trading advisor's discretion, be given with respect to initiating or liquidating positions in order to attempt to limit losses or secure profits. If stop or limit orders are used, however, there can be no assurance that Prudential
Securities will be able to liquidate a
position at a specified stop or limit
order price, due to either the volatility of the market or the inability to trade because of market limitations.

- A series generally will not initiate an open position in a futures contract
(other than a cash settlement
contract) during any delivery month in
that contract, except when required
by exchange rules, law, or exigent
market circumstances.  This policy
does not apply to forward and cash
market transactions.

- A series may occasionally make or
accept delivery of a commodity
including, without limitation,
currencies.  A Series also may engage
in an exchange of futures for physicals
transaction, as permitted on the
relevant exchange, involving
currencies and metals and other
commodities.

- A series may employ trading
techniques such as spreads.  An
example of a spread position is when
a series owns a futures contract
which expires in one month and sell a
futures contract for the same
commodity in a later month.

- A series will not initiate open
positions that would result in net long
or short positions requiring as margin
or premium for outstanding positions
in excess of 15% of a series' net asset
value for any one commodity, or in
excess of 662/3% of a series' net asset
value for all commodities combined.
Under certain market conditions, such
as where there is an inability to
liquidate open commodities positions
because of daily price fluctuations,
the managing owner may be required
to commit as margin in excess of the
foregoing limits; in such a case the
managing owner will cause the trading
advisor to reduce its open futures and
option positions to comply with these
limits before initiating new
commodities positions.

- If a series engages in transactions in
forward currency contracts other than
with or through Prudential Securities
and/or Prudential-Bache Global
Markets Inc., it will engage in such
transactions only with or through a
bank that has, as of the end of its last
fiscal year, an aggregate balance in its
capital, surplus, and related accounts
of at least $100 million and through
other broker-dealer firms whose
aggregate balance in their capital,
surplus, and related accounts is at
least $50 million.  If transactions are
effected for a series in the forward
markets, the only forward markets
that will be permitted to be utilized
are the interbank foreign currency
markets and the London Metal
Exchange.  The utilization of other
forward markets requires the consent
of the managing owner.
                                         56

           DESCRIPTION OF THE TRUST,
    TRUSTEE, MANAGING OWNER, AND AFFILIATES

                      (CHART)


The Trust was formed on December
17, 1997 under the Delaware Business
Trust Act.  The sole trustee of the
Trust is Wilmington Trust Company,
which delegated its duty and authority
for the management of the Trust to the
managing owner.  The managing
owner is a wholly-owned subsidiary of
Prudential Securities, the Trust's
commodity broker and selling agent,
which in turn is wholly-owned by
Prudential Securities Group Inc., an
indirect wholly-owned subsidiary of
The Prudential Insurance Company of
America.

Prudential Securities Group Inc.,
Prudential Securities, and the
managing owner may each be deemed
to be, and the trustee is not deemed to
be, a "promoter" of the Trust within
the meaning of the Securities Act of
1933.  None of the foregoing persons
is an "affiliate" (as that term is used
for purposes of the Securities Act of
1933) of any of the trading advisors.
Prudential Securities Group Inc. and
the managing owner may each be
deemed to be a "parent" of the Trust
within the meaning of the federal
securities laws.

A brief description of the trustee,
Prudential Securities Group Inc.,
Prudential Securities, the managing
owner, and the officers and directors
of the managing owner, follows.
                                       57

The Trustee

Wilmington Trust Company, a
Delaware banking corporation, is the
sole trustee of the Trust. Its principal offices are located at Rodney Square
North, 1100 North Market Street,
Wilmington, Delaware 19890-0001.
Wilmington Trust Company is not
affiliated with Prudential Securities
Group Inc., Prudential Securities, the
managing owner, or the trading
advisors. It has delegated its duty and authority for the management of the business and affairs of the Trust to the managing owner. Wilmington Trust
Company will accept service of legal
process upon the Trust in the State of
Delaware.  Limited owners will be
notified by the managing owner of any
change of the trustee.

Prudential Securities Group Inc.

Prudential Securities Group Inc. acts
solely as a holding company.  Its
principal subsidiary is Prudential
Securities, the Trust's selling agent
and commodity broker.  Prudential
Securities Group Inc. is an indirect
wholly owned subsidiary of The
Prudential Insurance Company of
America, a major mutual insurance
company.

Prudential-Bache Global Markets Inc.

Prudential-Bache Global Markets Inc.
is a foreign exchange dealer which
engages in over-the-counter, spot,
forward, and foreign exchange
transactions with, among others,
Prudential Securities. It is an affiliate of Prudential Securities, and it is wholly owned by Prudential Securities
Group Inc.

The Managing Owner

Prudential Securities Futures
Management Inc., a Delaware
corporation formed in May 1973, is the
managing owner of the Trust.  The
managing owner has been registered
under the Commodity Exchange Act as
a commodity pool operator since June
1989 and as a commodity trading
advisor since November 1990 and is a
member of the National Futures
Association.  The managing owner's
main business office is located at One
New York Plaza, 13th floor, New York,
New York 10292, telephone (212) 778-
7866.  For a description of the
managing owner's responsibilities, see
"DUTIES AND COMMITMENTS OF THE
MANAGING OWNER."

The most recent statement of
financial condition of the managing
owner and report of the independent
accountants thereon is set forth under
"FINANCIAL STATEMENTS - The
Managing Owner."

Directors And Officers Of The Managing Owner

The current officers and directors of
the managing owner, described in
alphabetical order, are as follows:

Thomas T. Bales, born 1959, is a Vice
President of the managing owner.  He
is also a First Vice President of
Futures Administration in the Futures
Division for Prudential Securities and
serves in various capacities for other
affiliated companies.  Prior to joining
the Futures Division, Mr. Bales served
as in-house counsel in the Law
Department for Prudential Securities
from October 1987 through May 1996.
Mr. Bales joined Prudential Securities
in November 1981 as an Analyst in the
Credit Analysis Department and later
served as a Section Manager.

Alan J. Brody, born 1952, has been a
Director of the managing owner since
May 1999.  Mr. Brody has also been a
Director of Seaport Futures since
May 1999.  Mr. Brody has been a
Senior Vice President and Director of
International Sales and Marketing for
Prudential Securities since 1996.
Based in London, Mr. Brody is
currently responsible for the
marketing and sales of all Prudential
Securities products and services to
international clientele throughout the
firm's global branch system, which
includes the development of product
ideas and strategy, coordination of
distribution efforts and flow of
products to the international sales
force.  Additionally, Mr. Brody has
overall responsibility for the Managed
Futures Department.  From 1990 to
1996, Mr. Brody was an executive
Director and Senior Vice President
with Lehman Brothers' Financial
Services Division in London and
President of Lehman Brothers Futures
Asset Management Corp.  Prior to
joining Lehman Brothers, Mr. Brody
served as President and Chief
Executive Officer of Commodity
Exchange, Inc., from 1980 to 1989.
Earlier in his career, Mr. Brody was
associated with the law firm of Baer
Marks & Upham from 1977 to 1980.

Barbara J. Brooks, born 1948, became
the Treasurer and Chief Financial
Officer of the managing owner in May
1990, at which time she also became
the Treasurer and Chief Financial
Officer of Seaport Futures
Management, Inc. (referred to as
Seaport Futures).  In 1998, she
relinquished her position as Treasurer
of the managing owner and Seaport
Futures.  She is a Senior Vice
President of Prudential Securities and
is Vice President-Finance, Chief
Financial Officer, and Director of
various entities affiliated with
Prudential Securities.  She has been
employed by Prudential Securities
since 1983.  Ms. Brooks is a certified
public accountant.

David Buchalter, born 1958, has been
Secretary of both the managing owner
and Seaport Futures since October
1996.  Mr. Buchalter is a Senior Vice
President and Senior Counsel in the
Law Department of Prudential
Securities.  Prior to joining Prudential
Securities in January 1992, Mr.
Buchalter was associated with the law
firm of Rosenman & Colin LLP from
April 1988 to January 1992.  Prior to
that, from May 1983 though March
1988, Mr. Buchalter served as in-house
counsel for Shearson Lehman Hutton,
Inc. and its predecessor firm,
E.F. Hutton, Inc.

Steven Carlino, born 1964, has been a
Vice President and the Chief
Accounting Officer of the managing
owner since June 1995 and also has
held such position with Seaport
Futures since such date.  In 1998, Mr.
Carlino also assumed the office of
Treasurer of the managing owner and
Seaport Futures.  Mr. Carlino is a First
Vice President of Prudential Securities
and also serves in various capacities
for other affiliated companies. Prior to joining Prudential Securities in
October 1992, he was employed by
Ernst & Young LLP for six years.  Mr.
Carlino is a certified public
accountant.

Joseph A. Filicetti, born 1962, has
been a Director and the President of
the managing owner since April 1999
and a Director and Executive Vice
President of Seaport Futures since
such date.  Mr. Filicetti was a Vice
President of the managing owner and
Seaport Futures from October 1998 to
April 1999.  Mr. Filicetti is Vice
President of Prudential Securities and
Director of Sales and Marketing in the
Managed Futures Department.  Prior to
joining Prudential Securities in
September 1998, he was with Rotella
Capital Management as the Director of
Sales and Marketing from September
1996 through September 1998 and
was employed by Merrill Lynch from
July 1992 through August 1996 trading
U.S. government bonds as a market
maker.

Pamela Morgan, born 1959, has been a
Vice President of the managing owner
since October 1994.  Ms. Morgan is a
Managing Director for Prudential-
Bache International Bank and Senior
Vice President of Prudential
Securities.  She has managed a variety
of departments with increasing levels
of responsibility within Prudential
Securities, most recently as First Vice
President of Finance and
Administration in the Futures Division
of Prudential Securities, with
responsibility for Risk Management,
Credit, Finance, Compliance, and
Audit.  Ms. Morgan has also been a
Vice President of Seaport Futures
since October 1994.  Prior to joining
Prudential Securities in 1986, Ms.
Morgan, a certified public accountant,
was employed by Arthur Andersen &
Company for five years.

A. Laurence Norton, Jr., born 1939,
has been a Director of the managing
owner since October 1994.  Mr. Norton
has also been a Director of Seaport
Futures since March 1994.  Mr. Norton
has been an Executive Vice President
of Prudential Securities since October
1991 and currently is the Director of
its Futures and International Divisions, responsible for managed futures, global strategy, international expansion, sales, trading desk operations, and administration, and he also is a member of Prudential
Securities' Operating Committee.
Prior to joining Prudential Securities in October 1991, Mr. Norton was the branch manager of Shearson Lehman
Brothers' Greenwich, Connecticut
branch.  Mr. Norton joined Shearson
Lehman Brothers as a branch manager
in 1972.

Guy S. Scarpaci, born 1947, has been
a Director of the managing owner
since July 1987 and was Assistant
Treasurer from May 1988 until
December 1989.  In addition, Mr.
Scarpaci has been a Director of
Seaport Futures since May 1989.  Mr.
Scarpaci was first affiliated with the
managing owner in July 1987.  Mr.
Scarpaci has been employed by
Prudential Securities in positions of
increasing responsibility since August
1974 and is currently a First Vice
President of the Futures Division.
                                       59

Eleanor L. Thomas, born 1954, has
been a Director and Executive Vice
President of the managing owner
since April 1999.  She was a First Vice
President of the managing owner and
Seaport Futures from October 1998 to
April 1999 and a Director and the
President of Seaport Futures since
such date.  She is primarily
responsible for origination, asset
allocation, and due diligence for
Managed Futures.  Ms. Thomas is a
First Vice President of Prudential
Securities.  Prior to joining Prudential
Securities in March 1993, she was
with MC Balwin Financial Company
from June 1990 through February 1993
and Arthur Anderson & Co. from 1986
through May 1990.  She graduated
Summa Cum Laude from Long Island
University with a B.A. in English
Literature, and graduated Baruch
College in 1986 with an MBA in
Accounting.  Ms Thomas is a certified
public accountant.

Tamara B. Wright, born 1959, has been
Vice President of the managing owner
and Seaport Futures since October
1998 and a Director of the managing
owner since December 1998.  She is
also a Senior Vice President and Chief
Administrative Officer for the
International and Futures Group.  In
this capacity, her responsibilities
include financial management, risk
management, systems
implementation, employment matters,
and internal control policies and
procedures.  Previously, Mrs. Wright
served as Director of Consumer
Markets Risk Management, where she
led the Domestic and International
Branch efforts in ensuring the timely
resolution of audit, compliance, and
legal concerns.  Prior to joining the
firm, Mrs. Wright was a manager with
PricewaterhouseCoopers LLP in its
Management Consulting division in
New York City.
                                        60

Description And Past Performance Of
Other Pools Sponsored By The
Managing Owner And Its Affiliate

Following is a description of the
various funds sponsored by the
managing owner and its affiliate,
Seaport Futures.  The January 1, 1995
through February 29, 2000 trading
record for the various funds is
provided in the performance table and the explanatory notes on the following pages.

Type of Fund                           Name of Fund
Public commodity funds for which the
managing owner is the general partner
(or managing owner) and the commodity
pool operator:                         Prudential-Bache Capital Return
                                       Futures Fund 2, L.P. (PBCRFF2)
                                       Prudential Securities Optimax Fund 2
                                       L.P. (PBOFF2) (g)
                                       Prudential Securities Aggressive Growth
                                       Fund, L.P. (PSAGF)(m)
                                       Diversified Futures Trust I (DFT)
                                       Prudential Securities Strategic Trust
                                       (PRUST) (h)
                                       World Monitor Trust -  Series A (WMTA)
                                       World Monitor Trust II - Series D (WMTD)
                                       World Monitor Trust II - Series E (WMTE)
                                       World Monitor Trust II - Series F (WMTF)

Non-public commodity funds for which
the managing owner is the general
partner (or the managing owner) and
the commodity pool operator:           Signet Partners II, L.P. (SPLP2) (f)
                                       Diversified Futures Trust II (DFTII)
                                       Prudential Securities Foreign Financials
                                       Fund, L.P. (PSFFF) (i)
                                       Prudential Securities Financial Futures
                                       Fund L.P. (PSFNF) (e)

Offshore investment funds for which
the managing owner is investment
manager (j):                           Devonshire Multi-Strategy Fund (k)
                                       Prudential-Bache International Futures
                                       Fund A, PLC (PBIFFA)
                                       Prudential-Bache International Futures
                                       Fund B, PLC (PBIFFB)
                                       Prudential-Bache International Futures
                                       Fund C, PLC (PBIFFC)
                                       Prudential-Bache International Futures
                                       Fund D, PLC (PBIFFD)
                                       Prudential-Bache International Futures
                                       Fund E, PLC (PBIFFE)
                                       Prudential-Bache International Futures
                                       Fund F, PLC (PBIFFF)
                                       Global Equilibrium Fund (j)

Public commodity funds for which
Seaport Futures is general partner and
commodity pool operator:               Prudential-Bache Futures Growth Fund,
                                       L.P. (PBFG) (d)
                                       Prudential-Bache Diversified Futures
                                       Fund L.P. (PBDFF)
                                       Prudential-Bache Capital Return Futures
                                       Fund L.P. (PBCRFF)
                                       Prudential-Bache Capital Return Futures
                                       Fund 3 L.P. (PBCRFF3)(m)
                                       Prudential-Bache Optimax Fund L.P.
                                       (PBOFF)
See Notes to performance table on
page 63.  The past performance
information in the performance table
has not been audited.  However, the
managing owner represents and
warrants that the performance table
and the explanatory notes are
complete and accurate in all material
respects
                                              61

                                CAPSULE D
CAPSULE PERFORMANCE OF OTHER POOLS OPERATED BY PRUDENTIAL SECURITIES
          FUTURES MANAGEMENT INC. AND  AFFILIATE [a]

                                                                                              ANNUAL RATE OF RETURN
                                                                                        (COMPUTED ON A COMPOUNDED DAILY
                                                                                                      BASIS)
                                                                 WORST     WORST
                                                                MONTHLY   PEAK TO
                                                                PERCENT   VALLEY                                            YEAR
                    TYPE  INCEPTION   AGGREGATE     CURRENT      DRAW-     DRAW-                                             TO
                     OF      OF     SUBSCRIPTIONS   TOTAL NAV    DOWN      DOWN                                             DATE
NAME OF POOL        POOL   TRADING    ($ X 1,000)   ($ X 1,000)   [b]      [c]        1995     1996    1997   1998   1999   2000
PRUDENTIAL-BACHE
FUTURES GROWTH
FUND, L.P. [d]
(PBFG)           3,5,6,8,10  3/88       24,961          ---     -14.38%   -24.48%    -9.54%    ---    ---     ---     ---    ---
                                                                 10/89   12/88-1/93

PRUDENTIAL-BACHE
DIVERSIFIED
FUTURES FUND
L.P. (PBDFF)    3,5,6,8,10   10/88      29,747         11,456   -18.37%   -36.63%    33.95%   24.81%  9.03%  1.96%   -18.48% -2.99%
                                                                 1/92    1/92-5/92
PRUDENTIAL-BACHE
CAPITAL RETURN
FUTURES FUND L.P.
(PBCRFF)       1a,3,5,7,8,10  5/89     137,705         10,945   -10.30%   -24.43%     23.97%   8.58%   7.93% -1.09%  -11.13% -2.22%
                                                                 11/98   9/93-1/95
PRUDENTIAL-BACHE
CAPITAL RETURN
FUTURES FUND 2
L.P. (PBCRFF2) 1a,3,5,7,8,9   10/89    100,000          18,347  -11.36%   -24.24%     27.26% 19.10%   11.40% -7.44%   -5.14% -2.53%
                                                                  1/92   1/92-5/92

PRUDENTIAL-BACHE
CAPITAL RETURN
FUTURES FUND 3
L.P. [l]
(PBCRFF3)      1a,3,5,7,8,10   5/90     64,863            ---   -11.77%   -23.66%     16.64% 16.79%    -7.97% -10.29% -1.70%  ---
                                                                  4/98   12/96-4/98

PRUDENTIAL-BACHE
OPTIMAX FUND L.P.
- OPTIMAX
(PBOFF)        3,5,7,8,10,11   4/96      69,603         12,394   -7.82%   -18.89%      ---   11.68%    17.49%  17.54%  -7.16% -8.13%
                                                                 10/99    5/99-2/00

PRUDENTIAL-BACHE
OPTIMAX FUND
L.P. - A
(PBOFF)        1,3,5,7,10,11   2/91      63,356           ---    -6.00%   -10.72%     7.18%  -0.41%      ---    ---      ---     ---
                                                                  1/92    8/93-2/95

PRUDENTIAL-BACHE
OPTIMAX FUND L.P.
 - B (PBOFF)   3,5,7,8,10,11   2/91       6,247           ---    -9.90%   -20.26%     7.59%  -1.59%      ---    ---      ---     ---
                                                                  1/92    8/93-2/95

PRUDENTIAL
SECURITIES
OPTIMAX FUND
2 L.P. -
OPTIMAX 2 [g]
(PBOFF2)       3,5,7,8,9,12    4/97      17,416           ---    -9.08%   -16.58%      ---   ---      -3.67%  -9.97%      ---    ---
                                                                  4/98    8/97-5/98

PRUDENTIAL
SECURITIES
OPTIMAX FUND
2 L.P. - A
(PBOFF2)       1,3,5,7,9,12     1/92     15,197           ---    -5.82%   -13.53%     13.93% 3.88%     0.86%    ---       ---    ---
                                                                  9/93    9/93-1/95

PRUDENTIAL
SECURITIES
OPTIMAX FUND
2 L.P. - B
(PBOFF2)       3,5,7,8,9,12     1/92      2,219           ---    -9.49%   -20.94%     18.44%  5.24%     0.68%    ---      ---    ---
                                                                  9/93    6/95-7/96

PRUDENTIAL
SECURITIES
FINANCIAL
FUTURES FUND
L.P. [e]
(PSFNF)         2,4,6,8,9       1/93     3,557           ---     -8.39%   -40.23%     -2.05%  ---         ---    ---       ---   ---
                                                                 11/94    8/93-1/95

PRUDENTIAL
SECURITIES
FOREIGN
FINANCIALS
FUND L.P.
[i] (PSFFF)     2,4,6,8,9        1/93     4,198           ---    -17.68%   -25.96%    20.38% 6.65%     -1.35%  36.68%   -11.00%  ---
                                                                  9/93    9/93-1/94

PRUDENTIAL
SECURITIES
AGGRESSIVE
GROWTH FUND
L.P. [l]
(PSAGF)        3,5a,7,8,9      8/93     20,335           ---     -9.71%   -32.68%     29.51% 7.89%     -2.31%  13.11%  -17.54%   ---
                                                                  9/93   8/93-1/95

DIVERSIFIED
FUTURES
TRUST I
(DFT)          3,5a,6,8,9      1/95     65,908          39,939   -9.38%   -19.71%     42.65% 23.49%     8.82%  4.80%   -13.48 -1.54%
                                                                 11/98   7/99-2/00

SIGNET
PARTNERS II,
LP [f] (SPLP2) 2,4,7,8,9       2/96      1,531            ---    -6.37%    -8.41%      ---    9.70%     6.10%  -0.70%    ---     ---
                                                                  8/97    8/97-1/98

PRUDENTIAL
SECURITIES
STRATEGIC
TRUST [h]
(PRUST)        3,5a,6,8,9      5/96     63,403          24,347  -15.84%   -33.98%      ---   3.47%     -0.49%  20.25%  3.35% -22.29%
                                                                  4/98    8/97-7/98

PRUDENTIAL-
BACHE
INTERNATIONAL
FUTURES
FUND A PLC
(PBIFA) [j]    2,4,6,8,9,13    6/96     38,453          11,161  -21.94%   -34.10%     ---  12.30%    -0.36%    34.14%  3.33% -29.59%
                                                                 2/00    3/99-2/00

PRUDENTIAL-
BACHE
INTERNATIONAL
FUTURES
FUND C PLC
(PBIFC) [j]    2,4,6,8,9,13    6/96     30,110           8,775  -9.30%    -25.72%     ---  22.70%    -3.59%   35.42%  -18.91% -8.39%
                                                                 2/99     1/99-2/00

PRUDENTIAL-
BACHE
INTERNATIONAL
FUTURES
FUND B PLC
(PBIFB) [j]    2,4,6,8,9,13    7/96    102,994          43,776  -9.10%    -33.12%     ---  28.50%    13.77%    3.49%  -21.61% -9.95%
                                                                10/99     7/99-2/00

PRUDENTIAL-
BACHE
INTERNATIONAL
FUTURES
FUND D PLC
(PBIFD) [j]    2,4,6,8,9,13   10/96     30,964          15,111   -10.22%   -22.78%    ---  -1.10%   14.36%    23.87%   -2.00 -15.59%
                                                                  2/00    3/99-2/00

PRUDENTIAL-
BACHE
INTERNATIONAL
FUTURES
FUND E PLC
(PBIFE) [j]    2,4,6,8,9,13    1/97     21,764           8,480   -9.41%    -27.76%    ---    ---     2.20%   12.23%   -17.26% -4.53%
                                                                  8/97    10/98-10/99

PRUDENTIAL-
BACHE
INTERNATIONAL
FUTURES
FUND F PLC
(PBIFF) [j]    2,4,6,8,9,13    9/97     39,802          28,007   -9.50%   -14.80%     ---    ---    -4.60%   47.90%    -6.38% -7.65%
                                                                 10/97   10/98-2/00

DIVERSIFIED
FUTURES
TRUST II
(DFTII)        2,5,6,8,9       3/97     51,407          23,513  -10.48%   -21.24%     ---    ---    6.26%    6.82%    -17.76% -0.60%
                                                                 10/99    7/99-2/00

DEVONSHIRE
MULTI-
STRATEGY
FUND
(DEVON)[j],[k] 2,4,8,9,14      2/98     13,552           ---     -3.88%    -8.55%     ---    ---     ---    -7.70%    -1.19%   ---
                                                                  4/98   4/98-8/98

GLOBAL
EQUILIBRIUM
FUND [j]
(GEF)         2,4,7,8,9,15     12/99     29,301       28,082     -8.10%    -8.10%     ---    ---     ---      ---      3.80%  -7.42%
                                                                  1/00      1/00

WORLD MONITOR
TRUST -
SERIES A
(WMTA)        3,5A,6,8,9        6/98     33,979       22,432     -7.58%   -30.01%     ---    ---     ---     -1.69%   -21.42% -5.22%
                                                                  7/99   5/99-2/00

     PLEASE SEE FOLLOWING PAGE FOR ACCOMPANYING KEY AND NOTES
  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Key to type of pool                                           Notes:
1  Principal-protected pool currently      [a] All performance is presented
                                               as of February 29, 2000.
1a Principal-protected pool initially,
but not currently                          [b] "Worst monthly percent
                                               draw-down" means greatest
                                               percentage decline in net
                                               asset value due to losses
2  Privately offered pool                      sustained by a pool,
                                               account, or other trading
                                               program from the beginning
                                               to the end of a calendar month.
3  Publicly offered pool                   [c] "Worst peak to valley draw-down"
4  Open ended pool                             means greatest cumulative
5  Closed ended pool                           percentage decline in month-end
5a  Initially open ended, currently            net asset value due to losses
closed ended                                   sustained by a pool, account or
                                               other trading program during a
                                               period in which the initial
                                               month-end net asset value is not
                                               equaled or exceeded by a
                                               subsequent month-end net asset
                                               value.  "Draw-down" means losses
                                               experienced by the pool over a
                                               specified period.
6  Single advisor pool                     [d] Liquidated February 1995
7  More than one advisor                   [e] Liquidated December 1995
8  Non-principal protected pool            [f] Liquidated April 1998.
9  CPO is Prudential Securities Futures
   Management Inc.                         [g] Liquidated May 1998.
10 CPO is Seaport Futures Management, Inc. [h] Name change from Willowbridge
                                               Strategic Trust to Prudential
                                               Securities Strategic Trust
                                               during August 1998.
11 Following the expiration of the         [i] Liquidated March 1999.
   principal-protected feature of the A    [j] These are non-U.S. investment
   Units on March 31, 1996, the A & B          funds, which are available
   Units merged into OptiMax Units on          only to non-U.S. residents. They
   April 1, 1996.                              are organized as investment
                                               companies incorporated in
                                               non-U.S. jurisdictions.
                                               Eligibility notices under CFTC
                                               Rule 4.7 has been filed in
                                               connection with these funds.
                                           [k] Liquidated May 1999.
12  Following the expiration of the        [l] Rate of return is calculated
principal-protected  feature of the A          each week by dividing net
Units on March 31, 1997, the A & B             performance by beginning equity.
Units merged into OptiMax 2 Units on           The weekly returns are then
April 1, 1997.                                 compounded to arrive at the rate
                                               of return for the month, which
                                               is in turn compounded to arrive
                                               at the annual rate of return.
                                           [m] Liquidated October 1999.
13  Offshore pool offered to Non-U.S.
persons authorized and supervised by the Central Bank of Ireland.
14  Offshore fund-of-funds offered to
Non-U.S. persons.
15  Offshore fund offered to non-U.S.
persons trading in both securities
and commodities.


          NOTES TO PERFORMANCE TABLE ON PREVIOUS PAGE
PAGE PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULT

Notes To Capsule D Continued:

(1)   Management Fees, Incentive Fees, And Brokerage Commissions

Name of Fund   Management Fee    Incentive Fee    Brokerage Commission
PBFG           2%                18%              9%
PBDFF          4                 15               8 (1)
PBCRFF         4                 15               8
PBCRFF2        2-4               15-20            8 (2)
PBCRFF3        2                 17               7.5 (plus transaction costs)
PBOFF          2-3               17-23            8 (plus transaction costs)
PBOFF2         2-3               15-20            8 (plus transaction costs)
PSFNF          1.9-3             20               (3)
PSFFF          1.9               20               (4)
PSAGF          2                 15-23            8 (plus transaction costs)
DFT            4                 15               7.75
DFTII          4                 15               6.75
SPLP2          2.5               20               $10 per round-turn
PBIFA          3                 20               5.75 (plus transaction costs)
PBIFB          4                 15               5.75 (plus transaction costs)
PBIFC          2                 20               5.75 (plus transaction costs)
PBIFD          2-3               20               5.75 (plus transaction costs)
PBIFE          2                 20               5.75 (plus transaction costs)
PSIFF          2                 25               5.75 (plus transaction costs)
PRUST          .9756-3           20               7.5 (5)
DEVON          1 (6)             3.75 (6)         (6)
GEF            2                 20 (7)           (8)
WMTA           2                 23               7.75

(1) Decreased from 9% to 8% during August 1998.
(2) Decreased from 8.5% to 8% during August 1998.
(3) Prior to April 1, 1994, PSFNF was charged on a per transaction basis at the rate of $35 per round-turn.
    From April 1, 1994 until its liquidation in December 1995, PSFNF was charged a flat annual 8% brokerage fee.
(4) Prior to April 1, 1994, PSFFF was charged on a per transaction basis at the rate of $35 per round-turn. From April 1, 1994 through July 25, 1997, PSFFF was charged a flat annual 8% fee, plus general and administrative costs. From July
    26, 1997 until its liquidation in March 1999, PSFFF was charged a flat annual 8.8% fee.
(5) Decreased from 7.75% to 7.5% during September 1998.
(6) DEVON only invested in other funds. Accordingly, it did not have a direct brokerage commission expense. However, as an investor in other funds, DEVON paid its pro rata share of management and incentive fees and brokerage commissions paid by those funds. The management and incentive fees shown in this chart only represent the fees paid directly to the managing owner and do not reflect DEVON's pro rata portion of the management and incentive fees in the funds in which it invested.
(7) Incentive fees applicable only to one of GEF's two advisors.
(8) Flat fee equal to 2.25% (plus transaction costs).

(2) Rate of return is calculated each
week by dividing net performance by
beginning equity.  The weekly returns
are then compounded to arrive at the
rate of return for the month, which is
in turn compounded to arrive at the
annual rate of return.

Prudential Securities

Prudential Securities, a Delaware
corporation formed in March 1981, is
the selling agent and the commodity
broker for the Trust.  Prudential
Securities, in its capacity as selling
agent for the Trust, is registered as a
broker-dealer with the SEC and is a
member of the NASD.  It is also
registered as a futures commission
merchant under the Commodity
Exchange Act and is a member of the
NFA.  Prudential Securities is a
clearing member of the Chicago Board
of Trade, Chicago Mercantile
Exchange, Commodity Exchange, Inc.,
and all other major U.S. commodity
exchanges.  Prudential Securities's
main business office is located at One
Seaport Plaza, New York, New York
10292, telephone (212) 214-1000.

Prudential Securities Litigation And Settlements

From time to time, Prudential
Securities and its principals are
involved in legal actions, some of
which individually and all of which in
the aggregate, seek significant or
indeterminate damages.  However,
except for the actions described
below, during the five years preceding
the date of this prospectus, there has
been no administrative, civil, or
criminal action against Prudential
Securities or any of its principals
which is material, in light of all the
circumstances, to an investor's
decision to invest in the Partnership.

On March 10, 1994, PSI agreed to the
entry of a Consent Order issued by the
State of Missouri, Commissioner of
Securities.  The allegations against
PSI were that the firm failed to
supervise a former registered
representative, in violation of Missouri securities laws. Without admitting or denying the allegations, PSI agreed to the following: (a) to maintain and make available to the Missouri
Division of Securities all customer and
regulatory complaints concerning any
PSI employee working in a branch
located in Missouri or any security
sold by such employees; (b) beginning
30 days from the date of the Consent
Order and continuing for a period of
three years, to include at least one
public service information piece
selected by the Commissioner of
Securities in all of PSI's new account
packages mailed to Missouri
residents; (c) for a period of three
years from the date of the Consent
Order, to annually provide a notice to
PSI's Missouri customers which
details the procedures for filing a
complaint with PSI and the applicable
regulatory authorities. In addition, PSI agreed to pay a fine in the amount of $175,000.

On September 19, 1994, Prudential
Securities consented to the entry of
an Agreement and Order issued by the
State of Idaho, Department of Finance,
Securities Bureau.  The allegations
against Prudential Securities were
that the firm failed to supervise
certain employees in connection with
securities and options trading
activities entered into on behalf of
Idaho clients, in violation of the Idaho
Securities Act.  It was further alleged
that Prudential Securities failed to
amend the Forms U-4 for certain
employees.  Prudential Securities
agreed to a number of sanctions and
remedial measures including, but not
limited to, the following: (a) to install a new branch manager in the Prudential Securities Boise branch office, who is to function in a supervisory capacity only; (b) to designate a regional quality review officer to review all securities options accounts and options trading activities of Idaho customers in three
Prudential Securities offices; (c) to
implement procedures reasonably
designed to ensure compliance with
regulations concerning the timely
delivery of prospectuses; and  (d) to
cooperate in Idaho's ongoing
investigation and to comply with all
provisions of the Act.  In addition,
Prudential Securities has agreed to
pay a fine to the State of Idaho in the
amount of $300,000.  In addition,
Prudential Securities has voluntarily
reimbursed certain customers for
losses suffered in their accounts in
the amount of $797,518.49.

On October 27, 1994, Prudential
Securities and Prudential Securities
Group Inc. entered into an agreement
with the Office of the U.S. Attorney for the Southern District of New York deferring prosecution of charges contained in a criminal complaint.
The complaint alleged that Prudential
Securities committed fraud in
connection with the sale of certain oil
and gas limited partnership interests
between 1983 and 1990 in violation of
federal securities laws.  The terms of
the agreement were complied with in
full and accordingly, the complaint
was dismissed without prejudice in
October 1997.

On June 19, 1995, Prudential
Securities entered into a settlement
with the CFTC in which, without
admitting or denying the allegations of
the complaint, Prudential Securities
consented to findings by the CFTC of
certain recordkeeping violations and
failure to supervise in connection with
the commodity trading activities, in
1990 and early 1991, of a former
broker of Prudential Securities.
Pursuant to the settlement, Prudential
Securities agreed to (i) pay a civil
penalty of $725,000, (ii) the entry of a
cease and desist order with respect to
the violations charged, and (iii) an
undertaking directing the Prudential
Securities' Compliance Committee
directing that a review of certain of
the firm's
                          65
commodity compliance and
supervisory policies and procedures
be conducted and a report be
submitted to the CFTC, as well as a
report to the CFTC on the actions
taken as a result of the review.

On February 29, 1996, the State of
New Mexico Securities Division issued
a final order, subject to a settlement
whereby Prudential Securities neither
admitted nor denied any allegations
that Prudential Securities failed to
supervise two former employees and a
Branch Office Manager of its Phoenix
branch.  The allegations included
misrepresentation, fraud, unsuitability, failure to properly register, and failure to report a suspected forgery.
Prudential Securities consented to the
imposition of a censure and paid a fine
in the amount of $15,000 as well as
investigative fees in the amount of
$2,000.

Stemming from final settlement
agreements and consent orders in a
U.S. District Court for the Southern
District of Florida, on December 10,
1996, the Department of Labor issued
a final order imposing a statutory civil penalty against Prudential Securities in the amount of $61,250. The
Department of Labor assessed the
above referenced automatic penalty
under ERISA section 502(l) based upon
allegations that Prudential Securities
acted as a fiduciary under ERISA with
respect to the Metacor, Inc. Profit
Sharing and Retirement Savings Plan
and knowingly facilitated certain
transfers of funds out of the Plan's
account to a corporate account that
Metacor maintained in one or more
banks.  Prudential Securities neither
admitted nor denied the Department of
Labor's allegations.

On May 20, 1997, the CFTC filed a
complaint against Prudential
Securities, Kevin Marshburn (a former
Prudential Securities Financial
Advisor), and two of Marshburn's sales
assistants.  The complaint alleges, in
essence, that during the period from
May 1993 through March 1994: (i)
Marshburn fraudulently allocated
trades among his personal account
and certain customer accounts; (ii)
Prudential Securities did not properly
supervise Marshburn by failing to have
policies and procedures in place to
detect and deter the alleged allocation
scheme; and (iii) Prudential Securities
failed to maintain and produce records
with respect to transactions during
the period in issue.  The complaint
seeks several forms of relief against
Prudential Securities, including a
cease and desist order, suspension or
revocation of registration, restitution, and civil penalties of up to $100,000 for each alleged violation. Prudential
Securities has denied the operative
allegations against it and is vigorously defending the action.

On December 23, 1998, Prudential
Securities was one of twenty-eight
market making firms that reached a
settlement with the SEC in the matter
titled In the Matter of Certain Market
Making Activities on Nasdaq.  As part
of the global settlement of that
matter, Prudential Securities, without
admitting or denying the factual
allegations, agreed to an order which
requires that it cease and desist from
committing or causing any violations
of Sections 15(c)(1) and (2) of the
Securities Exchange Act of 1934 and
Rules 15C1-2 and 15C2-7 thereunder,
pay a civil penalty of $1 million and
disgorgement of $1,361 and submit
certain policies and procedures for
review by an independent consultant.

DUTIES AND COMMITMENTS OF THE MANAGING OWNER

Management Of The Trust

The managing owner is responsible for
the management of each
series' business and affairs but does
not (except in certain limited, and
essentially emergency, situations)
direct the trading activities for any
series.  This responsibility includes:

- Renewing the Advisory Agreements
with the trading advisors, as well
as selecting additional and/or
substitute trading advisors; provided,
however, that in no event will the
managing owner retain a commodity
trading advisor affiliated with
Prudential Securities.

- Determining whether to retain or
replace the trustee.

- Preparing monthly and annual reports
to the limited owners, filing
reports required by the CFTC, the SEC,
and any other federal or state
agencies or self-regulatory
organizations.

- Calculating the net asset value of
each series and all fees and
expenses, if any, to be paid by each
series.

- Providing suitable facilities and
procedures for handling and executing
redemptions, exchanges, transfers,
and distributions (if any), and the
orderly liquidation of each series.

- Selecting and monitoring the Trust's
commodity clearing broker.

Retention Of Affiliates

The managing owner may retain
affiliates to provide certain
administrative services necessary to
the prudent operation of the Trust
and each series so long as the
managing owner has made a good
faith determination that:

- The affiliate that it proposes to
engage is qualified to perform such
services.

- The terms and conditions of the
agreement with an affiliate are no less
favorable than could be obtained from
equally qualified unaffiliated
third parties.

- The maximum period covered by any
such agreement shall not exceed
one year, and shall be terminable
without penalty upon 60 days' prior
written notice by the Trust.

The fees of any such affiliates are the
responsibility of Prudential
Securities or one of its other affiliates.

Notification Of Decline In Net Asset Value

If the estimated net asset value per
interest of your series declines as
of the end of any business day to less
than 50% of the net asset value
per interest of that series as of the
end of the immediately preceding
valuation point, the managing owner
will notify you within seven
business days of such decline.  The
notice will include a description of
your voting and redemption rights.

Maximum Contract Term

The Trust or any series of the Trust is
prohibited from entering into any
contract with the managing owner or
its affiliates which has a term of
more than one year and which is not
terminable by the Trust without
penalty upon 60 days' prior written
notice.

The managing owner participates in
the income and losses of each
series in the proportion which its
ownership of general interests bears
to the total number of Interests of a
series on the same basis as the
limited owners, but the managing
owner receives no fees or other
remuneration from a series.

Managing Owner's Financial Commitments

Minimum Purchase Commitment   The
managing owner contributed
funds to each series in order to have a
1% interest in the capital,
profits, and losses of each series and
in return received general
interests in each series.  The
managing owner is required to keep
its investment in each series at an
amount that gives the managing
owner at least a 1% interest in the capital, profits, and losses of each series so long as it is acting as the managing owner of the Trust. The managing owner may purchase limited interests in any series as a limited owner. All interests purchased by the managing owner are held for investment purposes only and not for resale. No principal of the managing owner owns any beneficial interest in the Trust.

Net Worth Commitment   The
managing owner's net worth is set
forth in its statement of financial
condition on page 128 and is
significantly in excess of the minimum
net worth requirements under
the NASAA guidelines.  The managing
owner and Prudential Securities
Group, Inc., the company which owns
Prudential Securities, have each
agreed that so long as the managing
owner remains the managing
owner of the Trust, they will not take
or voluntarily permit to be taken
any affirmative action to reduce the
managing owner's net worth below
any regulatory-required amounts.

FIDUCIARY RESPONSIBILITIES

Accountability

Pursuant to the Delaware Business
Trust Act, the trustee delegated to
the managing owner responsibility for
the management of the business
and affairs of the Trust and each
series, and it has neither a duty to
supervise or monitor the managing
owner's performance nor any
liability for the acts or omissions of
the managing owner.  The trustee
retains a statutory fiduciary duty to
the Trust only for the performance
of the express obligations it retains
under the Trust Agreement, which
are limited to the making of certain
filings under the Delaware
Business Trust Act and to accepting
service of process on behalf of
the Trust in the State of Delaware. It
owes no other duties to the
Trust, or any series, or to you.

The managing owner is accountable to
you as a fiduciary and must
exercise good faith and fairness in all
dealings affecting the Trust.
Under the Delaware Business Trust
Act, if you, the trustee, or the
managing owner has duties to the
Trust or to you and liabilities relating to those duties, (i) the trustee and the managing owner shall not be liable for their good faith reliance on the provisions of the Trust
Agreement, and (ii) the trustee's and
the managing owner's duties and
liabilities may be expanded or
restricted by the express provisions of
the Trust Agreement.  The managing
owner may not contract away its
fiduciary obligations.

Legal Proceedings

If you believe that the managing
owner has violated its obligations to
you, you may bring a law suit against
the managing owner.  If a law
suit is brought, you may look to (i)
recover damages from the
managing owner, (ii) require
"accounting" - the right to specific
and/or complete financial information
concerning the series; and (iii) seek
any other action from or by the managing owner as a court permits. A law suit can be based on various claims, including that the managing owner breached its fiduciary duties, it violated the federal securities or commodity laws, or it committed fraud.

Reparations And Arbitration Proceedings

You also have the right to institute a
reparations proceeding before a
CFTC administrative law judge against
the managing owner (a registered commodity pool operator), Prudential Securities (a registered futures commission merchant) or the trading advisor of that series (a registered commodity trading advisor) under the Commodity Exchange Act, and the rules promulgated thereunder, as well as the right to initiate arbitration proceedings in lieu thereof.

Basis For Liability

You should be aware, however, that
certain provisions in the Advisory
Agreements, the Brokerage
Agreement, and the Trust Agreement
generally make it more difficult to
establish a basis for liability against
any trading advisor, Prudential
Securities, and the managing owner
than it would be absent such
provisions, including (i) each Advisory
Agreement gives broad discretion to
each trading advisor; and (ii) each
Advisory Agreement and the Trust
Agreement contains provisions
which will result in a trading advisor
not being liable for certain conduct
and/or another party indemnifying a
trading advisor, that means that
the other party is required to
reimburse a trading advisor for money
it has lost as the result of a law
suit if the trading advisor is not
responsible for the damaged caused.
Payment of any indemnity to
any such person by the Trust or any
series of the Trust pursuant to
such provisions would reduce the
assets of the series affected.  The
managing owner does not carry
insurance covering such potential
losses, and the Trust carries no
liability insurance covering its
potential indemnification exposure.

THE OFFERING

Interest Sold To Date
The initial offering ended on June 10,
1998, when a sufficient number
of subscriptions for each series were
received and accepted by the
managing owner to permit the Trust to
commence trading.  The total
amount of subscriptions for each of
Series B and Series C received
through February 29, 2000 was as
follows:
           From Investors            From The Managing Owner
Series B       $26,983,047                   $287,394
Series C       $22,809,169                   $256,797

The initial offering also included
Series A interests, the sale of which
has already been completed.

The Current Offering Period

Currently, interests in each series are
sold once each week until each
series' subscription maximum has
been issued, either through sale or
exchange.  For the purposes of
describing the offering of interests
during this continuous offering period,
the dealing day means the first
business day of each week.  The
valuation point means the close of
business on Friday of each week.
Each series' interests are sold at a
price that equals its net asset value
per interest as of the valuation
point immediately preceding the
dealing day on which a subscription is
eligible to become effective.

In order to subscribe for interests in
any series, you must submit your
Subscription Agreement (Exhibit D) to
the managing owner at its principal office at least five business days before the dealing day on which you want to be admitted to the Trust as a limited owner.
Sufficient funds must be in your
Prudential Securities account on a
timely basis.  After the five business
day waiting period (two business
days if you are purchasing additional
interests in a series you currently
own), and the managing owner's
approval of your subscription, the net
asset value per interest will be
determined at the next valuation
point, and the subscription price per interest will be finalized. A subscription will become effective on the immediately following dealing day.
Because of this waiting period, the
purchase price of an interest is not
fixed on the date your subscription is
submitted, and the net asset
value of an interest may fluctuate
between the date you submit a
subscription application and the
valuation date on which the
subscription price for your investment
is finalized.

You will be admitted as a limited
owner as of the same dealing day on
which your subscription becomes
effective, and confirmation of each
accepted subscription will be sent to
you.  In the event that funds in
your account are insufficient to cover
the requested subscription amount, or for any other reason in the managing owner's sole discretion, the managing owner may reject the subscription in whole or in part. Funds from accepted subscriptions are transferred from your Prudential Securities account (or from your account at an additional seller) and deposited in the applicable series' trading account.

Purchases Of Additional Interests In A Series

If you are an existing limited owner in
a particular series and wish to
purchase additional interests in the
same series, you must submit a
Subscription Agreement (Exhibit D) at
least two business days before
any given dealing day, and the
subscription for additional interests
must be approved by the managing
owner.  After the two business day
waiting period and the managing
owner's approval of the subscription
for additional interests, the net asset
value per interest is determined
at the next occurring valuation point,
and the subscription price per
interest is finalized.  Your subscription
becomes effective on the immediately following
dealing day. Because of this waiting period,
the purchase price of additional interests
is not fixed on the date you submit your
subscription, and the net asset value of
the interests may fluctuate between the date
of your submission and the valuation date
on which the subscription price is
finalized.
                       70

Exchange Of Interests

You may exchange interests in one
series, without charge, for
interests of equivalent value of any
other series for as long as the
interests of the series for which the
exchange is being made are
offered for sale.  You must submit an
Exchange Request (Exhibit C) at
least five business days before any
given dealing day, and the
exchange must be approved by the
managing owner.  After the five
business day waiting period and the
managing owner's approval of the
exchange, the net asset value per
interest for each applicable series
(i.e., the series being exchanged from
and the series being exchanged
into) is determined at the next
occurring valuation point, and the
prices per interest are finalized.
Your exchange becomes effective on the
immediately following dealing day.
Because of the five business day
waiting period, the net asset value of
the interests being exchanged is
not fixed on the date you submit your
exchange request, and the net
asset value of the interests - of
both the series you are exchanging
from and the series you are
exchanging into - may fluctuate
between the date of your submission
and the valuation date on which the net
asset value per interest is finalized.

An exchange is treated as a redemption of interests in one series (the series you are exchanging from) and a simultaneous purchase of interests in another series
(the series you are exchanging into).
Your exchange is subject to satisfying the conditions governing redemption on the applicable dealing day (see
"Redemption of Interests" in this
section), as well as the requirement
that interests of the series being
exchanged into are then being offered
for sale.  Although an exchange
is treated, in part, as a redemption,
you are not subject to any "exchange"
or redemption charges. An exchanging
limited owner may, however, realize a
taxable gain or loss in connection with
the exchange.  See "FEDERAL INCOME
TAX CONSEQUENCES."

Effective Dates Of Subscriptions And Exchanges

Your subscription and exchange is
effective on the first dealing day to
occur at least five business days after
a subscription or exchange request is submitted and approved by the managing owner. If you are an existing limited owner who purchases additional interests in the same series you currently own, the effective date of your subscription is the first dealing day to occur at least two business days after a subscription for additional interests is submitted and approved by the managing owner. The effective date of your redemption of interests is the first dealing day to occur at least two business days after your redemption request is received and approved by the managing owner.

Redemption Of Interests

You may redeem all or any portion of
your interests (including interests
held by assignees) on the first dealing
day to occur at least two
business days after the date the
managing owner receives your
Redemption Request in proper order
(as noted above, each such
dealing day is referred to as a
redemption date).  Redemptions
generally are made at the net asset
value per interest determined as of
the valuation point immediately
preceding the redemption date.  Your
redemption is subject to changes in
net asset value between the date
you submit your Redemption Request
and the valuation point on which
the redemption price is finalized.  If
you redeem an interest on or
before the end of the first and second
successive six-month periods
after the effective dates of your
purchase, you are subject to a
redemption fee of 4% and 3%,
respectively, of the net asset value at
which the interest is redeemed unless
the redemption is part of an
exchange for interests in another
series offered hereby or invested in
another commodity pool sponsored by
the managing owner.  These
redemption fees are paid to the
managing owner.  If, at the time of
redemption you have purchased at
least $5 million in interests, the
redemption fee, if applicable, may be
waived.

If your request for redemption is
timely and in proper form, it will be
honored and the applicable series'
commodity positions will be
liquidated to the extent necessary to
effect such redemptions.  The
managing owner may suspend
temporarily any redemption if the
effect of the redemption, either alone
or in conjunction with other
redemptions, would be to impair any
series' ability to operate in pursuit
of its objectives. Your right to obtain redemption also is contingent upon the series' having property sufficient to discharge its liabilities on the date of redemption. Redemption Requests may be mailed or otherwise delivered to the managing owner.

In the event that the estimated net
asset value per interest of your
series, after adjustment for
distributions, as of the close of
business of any business day is
less than 50% of the net asset
value per interest of that series
as of the last valuation
point (i.e., Friday of the
immediately preceding week), you will
be given notice of such event
within seven business days of such
occurrence, and the notice
includes instructions on the
redemption of interests.

The net asset value per interest upon
redemption of your interest on
any date also reflects all accrued
expenses for which the applicable
series is responsible, including
incentive fees, if any (including
incentive fees which may be due and
owing other than at the end of a
quarter), and is reduced by your
interest's pro rata portion of any
expenses or losses incurred by the
series resulting from your actions,
if unrelated to the series' business, as well as your liabilities for certain series taxes, if any, or for liabilities resulting from your violations of the transfer provisions in the trust agreement. You will be notified in writing within ten business days following the redemption date whether or not your interests shall be redeemed, unless payment for the redeemed interests is made within that ten-day period, in which case notice shall not be required. Except as otherwise provided in the Trust
Agreement, in the case of
extraordinary circumstances, payment
generally shall be made within ten
business days following the
redemption date.  You may revoke
your intention to redeem before the
redemption date by written instruction
to the managing owner.

The Trust Agreement provides that the
managing owner also has the
right mandatorily to redeem, upon ten
days' prior notice, interests you
hold if (i) the managing owner
determines that your continued
participation in the Trust might cause
the Trust or you to be deemed to
be managing "Plan Assets" under
ERISA; (ii) there is an unauthorized
assignment or transfer pursuant to the
Agreement; or (iii) in the event
that any transaction would or might
violate any law or constitute a
prohibited transaction under ERISA or
the Internal Revenue Code and
a statutory, class, or individual
exemption from the prohibited
transaction provisions of ERISA for
such transaction or transactions
does not apply or cannot be obtained
from the Department of Labor (or
the managing owner determines not to
seek such an exemption).

Sale Of Interests

The Trust does not, directly or
indirectly, pay or award any finder's
fees, commissions or other
compensation as an inducement to
any investment adviser to advise a
potential limited owner to purchase
interests in a series.  Prudential
Securities receives no selling
commissions or concessions on the
sale of interests.  Prudential
Securities has no present intention,
but does reserve the right, to
retain certain selected brokers or
dealers that are members of the
NASD (these brokers or dealers are
sometimes referred to as
additional U.S. sellers) and/or certain
foreign securities firms,
(collectively the domestic additional
sellers and the foreign additional
sellers are sometimes referred to
simply as additional sellers).

At no additional cost to the Trust,
Prudential Securities grants, at the
time of a sale, a per-interest sales
credit to the Prudential Securities
branch office that sells an interest to
a limited owner (other than an
Individual Retirement Account of an
employee of Prudential Securities).
 From this sales credit, normally
not more than 2.5% of the net asset
value per interest is paid to
the employees of Prudential
Securities who have sold interests and
who hold all the appropriate
federal and state securities
registrations.  Any additional sellers
retained by the Trust will be paid by
Prudential Securities, at no cost to
the Trust, at rates that will not
generally exceed 2.5% of the net asset
value per interest.  Aggregate
expenses incurred in connection with
retail salaries, expenses,
reimbursement, sales seminars,
bonus, and sales incentives do not
exceed the limitation imposed on such
expenses by the NASD.

Beginning 12 months after the month
in which the sale of each interest
is effective, Prudential Securities,
again at no additional cost to the
Trust, compensates its employees
who render certain on-going,
additional services to limited owners
(other than an Individual
Retirement Account of an employee of
Prudential Securities).
Employees eligible for this
compensation are those who have
sold interests and who are registered
under the Commodity Exchange Act
and who satisfy all applicable
proficiency requirements (i.e., have
passed the Series 3 or Series 31
examinations or are exempt
therefrom) in addition to having all
applicable federal and state
securities registrations.  This
compensation is paid periodically, on
an interest-by-interest basis, and will
not generally exceed 2% of the net
asset value of the applicable series
per annum.
                      72

Prudential Securities will not
compensate any individual with whom
it no longer associated but may
compensate employees who, although
not responsible for the initial sale of
an interest, continue to provide
on-going services in place of an
individual who was responsible for the
initial sale.  Any employee
compensated in this manner must
have the appropriate registrations
and proficiency requirements.  Any
additional sellers retained by the Trust also receive continuing compensation.
Employees of additional U.S. sellers
receiving continuing compensation are
required to be registered and qualified
in the same manner as Prudential Securities employees.

Prudential Securities, as the selling
agent for this offering of interests,
is an "underwriter" within the meaning
of the Securities Act of 1933.
Trading advisors are not underwriters,
promoters, or organizers of the
Trust.

All of the proceeds of this offering are
received in the name of each
series and are deposited and
maintained in cash in separate trading
accounts called, segregated trading
accounts, for each series at
Prudential Securities.  Except for that
portion of any series' assets that
is deposited as margin to maintain
forward currency contract positions,
each series' assets is maintained in
accordance with requirements of
the Commodity Exchange Act and the
regulations thereunder, which
means that assets are maintained
either on deposit with Prudential
Securities or, for margin purposes,
with the various exchanges on
which the series are permitted to
trade.  Assets also may be
maintained on deposit in U.S. banks,
although there is no present
intention to do so.  Assets are not
maintained in foreign banks.
Prudential Securities credits each
series with 100% of the interest
earned on the average net assets of
each series on deposit at
Prudential Securities.  Assets are
expected to earn interest at the
federal funds rate, currently
approximately 5%, but that rate may
change from time to time.  The
managing owner does not combine the
property of any series with the
property of another person, nor does
the Trust combine the assets of one
series with the assets of any other
series.  The Trust does not invest in or
loan funds to any other person
or entity, nor are assets from one
series loaned to or given to another
series.
                              73

WHO MAY SUBSCRIBE
Prudential Securities and each
employee of Prudential Securities
selling interests in the Trust is
obligated to make every reasonable
effort to determine that the purchase
of interests is a suitable and
appropriate investment for you based
on information provided by you
regarding your financial situation and
investment objective.

A purchase of the interests should be
made only if your financial
condition permits you to bear the risk
of a total loss of your investment
in the Trust.  An investment in the
interests should be considered only
as a long-term investment.

You should not purchase interests
with the expectation of tax benefits
in the form of losses or deductions. If losses accrue to a series, your distributive share of such losses will, in all probability, be treated as a capital loss and generally will be available only for offsetting capital gains from other sources. To the extent that you have no capital gains, capital losses can be used only to a very limited extent as a deduction from ordinary income.

If you are an IRA or other benefit plan
investors no one associated
with the Trust is representing to you
that this investment meets any or
all of the relevant legal requirements
for investments by you or that
this investment is appropriate for you.
You should consult with your
attorney and financial advisers as to
the propriety of this investment in
light of your circumstances and
current tax law.

Subscriptions for the purchase of the
interests by you are subject to
the following conditions:

Fundamental Knowledge

You should make sure that you
understand, among other things, (i) the
fundamental risks and possible
financial hazards of the investment,
(ii) the trading strategies to be
followed in the series in which you will invest, (iii) that transferability of the interests is restricted, (iv) that the managing owner manages and controls each series' and the Trust's business operations, (v) the tax consequences of the investment, (vi) the liabilities you will assume, (vii) the redemption and exchange rights that apply to your purchase, and (viii) the Trust's structure, including each series' fees. In addition, the managing owner must consent to your subscription, which consent may be withheld in whole or in part for any reason.

Ineligible Investors

If you are a benefit plan investor, you
may not purchase interests in
any series if the trustee, the managing
owner, Prudential Securities,
the trading advisors, or any of their
respective affiliates (i) is an
employer maintaining or contributing
to your plan or (ii) has investment
discretion over the investment of the
assets of your plan.  An
investment in any series of the Trust
is not suitable for charitable
remainder annuity trusts or charitable
remainder unit trusts.

Minimum Purchases

- Minimum Initial Purchase      $5,000 or $2,000 (for IRA accounts only)
                                in one or more series

- Minimum Per Series            $1,000 for any series

- Minimum Additional Purchases  $100 per series

Net Worth, Income, And Liquidity Requirements

The following requirements may be
higher under the securities laws of
the state of your residency.  The
requirements of each state are set
forth in the Subscription Agreement
annexed as Exhibit D hereto under
the caption "State Suitability
Requirements."  The managing owner
also may impose greater requirements
on you if you propose to
purchase more than the minimum
number of interests in a series.

Subscriber Category                      Requirements

Individual, joint tenant, or entities   Have a net worth (exclusive of home,
(such as corporations or trusts) must:  home furnishings, and automobiles) of at least $150,000

                                                           OR
                                        Have a net worth (similarly calculated)
                                        of $45,000 and an annual gross income
                                        of $45,000
                                                           AND
                                        Invest no more than 10% of Subscriber's
                                        liquid net worth in all series combined

Beneficiaries of individual retirement  Have a net worth (exclusive of home,
accounts or Keogh plans covering no     home furnishings, and automobiles) of
common law employees must:              at least $150,000

                                                            OR
                                        Have a net worth (similarly calculated)
                                        of at least $45,000 and an annual gross
                                        income of at least $45,000
                                                            AND
                                        Have an aggregate investment in any
                                        series or in all series combined
                                        that does not exceed 10% of its assets

Group retirement plans (for example,    Have net assets of at least $150,000
qualified pension, profit sharing                       AND
plans, stock bonus plans, welfare       Have an aggregate investment in any
benefit plans, such as group            series or in all series combined
insurance plans, or other fringe        that does not exceed 10% of its assets
benefit plans, and government plans)
must:

The fiduciary of a retirement
plan should consider, among other
things, whether the investment is
prudent, considering the nature of the
Trust and the Trust's series.

Employee Benefit Plan Considerations

If you are a fiduciary of an "employee
benefit plan" as defined in and
subject to ERISA or of a "plan" as
defined in of the Internal Revenue
Code who has investment discretion,
you should consider the following
consequences under ERISA and the
Internal Revenue Code before
deciding to invest the plan's assets in
any series of the Trust.

You must give appropriate
consideration to the facts and
circumstances that are relevant to an
investment in a series of the
Trust, including the role that an
investment in a series of the Trust
plays or would play in the plan's
overall investment portfolio.  You
must also give appropriate
consideration to the potential return
on the proposed investment and the
effect on that return if any portion
of a series' income constitutes
"unrelated business taxable income".
In addition, before deciding to invest
in the Trust, you must be satisfied
that such investment is prudent for
the plan, that the investments of
the plan, including in a series of the
Trust, are diversified so as to
minimize the risk of large losses and
that an investment in a series of
the Trust complies with the terms of
the plan and related trust.

You should understand that the
acceptance of a subscription by the
managing owner from your plan does
not constitute a representation or
judgment by the managing owner that
an investment in any series of
the Trust is an appropriate investment
for that entity or that such an
investment meets the legal
requirements applicable to that entity.

The Trust Should Not Be Deemed To Hold "Plan Assets"

A regulation issued under ERISA
(referred to as the "ERISA
regulation") contains rules for
determining when an investment by a
plan in a series of the Trust will result in the underlying assets of such series being assets of the plan for purposes of ERISA and the Internal
Revenue Code (i.e., "plan assets").
Those rules provide in pertinent
part that underlying assets of the
series will not be plan assets of a
plan which purchases an interest in
the series if the interest purchased
is a "publicly-offered security"
(referred to as the "publicly-offered
security exception"). If the underlying assets of a series of the Trust are considered to be assets of any plan for purposes of ERISA or the Internal Revenue Code, the operations of such series would be subject to and, in some cases, limited by, the provisions of ERISA and the
Internal Revenue Code.

The publicly-offered security
exception applies if the interest to be
purchased by a plan is an equity
security that is:

- "Freely transferable" (determined
based on the applicable facts and
circumstances).

- Part of a class of securities that is
owned by 100 or more investors
independent of the issuer and of each
other.

- Either (i) part of a class of securities registered under the Securities
Exchange Act of 1934, or (ii) sold to
the plan as part of a public
offering pursuant to an effective
registration statement under the
Securities Act of 1933 and the class of
which such security is a part is
registered under the Securities
Exchange Act of 1934.

It appears that all of the conditions
described above are satisfied with
respect to the interests and, therefore,
the interests should constitute
publicly-offered securities and the
underlying assets of the series in
the Trusts should not be considered to
constitute assets of any plan
which purchases interests in the
series.
                                       76

In general, interests may not be
purchased with the assets of your plan
if Prudential Securities, any of its
respective affiliates or any of their
respective employees either:

- Has investment discretion with
respect to the investment of your
plan's assets.

- Has authority or responsibility to give or regularly gives investment advice with respect to your plan's assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to your plan's assets and that such advice will be based on the particular investment needs of your plan.

- Is an employer maintaining or
contributing to your plan.

Neither Prudential Securities nor the
trading advisor makes any
representation that this investment
meets the relevant legal
requirements with respect to
investments by your plan or that this
investment is appropriate for your
plan.  The person with investment
discretion for your plan should obtain
appropriate legal and financial
advice as to the propriety of an
investment in the Trust in light of the
circumstances of your plan.

Special Purchases

If you purchase at least $5 million of
interests in one or more series in
total, you may receive a discount on
the purchase price.  In addition,
or instead of the discount, if you
redeem during the first twelve months
following the effective date of your
purchase, all or a portion of the
redemption fees may be waived if, at
the time of a redemption, your
aggregate subscriptions to all series
were at least $5 million.  For this
purpose, effective date of purchase is
the applicable dealing day for
the interests being redeemed.

If you receive a discount on the
purchase price of your interests,
a dollar amount equal to the discount
you receive will be paid to the
Trust at the time of the sale by
Prudential Securities and deducted
from the compensation payable to the
Prudential Securities employee
responsible for the sale.  You should
consult with your tax advisors
concerning the tax consequences to
you of receiving a discount.

HOW TO SUBSCRIBE FOR, REDEEM, AND EXCHANGE INTERESTS

To Subscribe For Interests, You Must:

- Have an account at Prudential
Securities (or an additional selling
agent).

- Complete a Subscription Agreement
(Exhibit D) if you are a new or
existing Subscriber to the series being
purchased.

- Have cash in your Prudential
Securities account (or account with an
additional selling agent) to cover the
entire subscription amount.

- Send the Subscription Agreement to a
Prudential Securities Financial
Advisor (or additional selling agent) in a timely manner.

- Meet established suitability standards.

Subscription Categories

- Individual or joint tenant      Individual accounts are owned by one person.
                                  Joint accounts can have two or more owners.

- Gifts or transfers to a minor   An individual can gift up to $10,000 per year
                                  per person without paying federal gift tax.
                                  Depending on state law, you can establish a custodial account under the Uniform Gift to Minors Act or the Uniform Transfers to Minors
                                  Act.

- Trust The subscribing trust must be established before an account can be opened.

- Business or other organization  Corporations, partnerships, limited liability companies or partnerships, associations, or other groups.

- Benefit Plans                   Individual Retirement Funds, Non-ERISA Plans,
                                  or ERISA Plans.

When A Subscription Becomes Final

- New subscribers                 Your commitment to subscribe for interests is
                                  not final or binding until at least five business days after the date you submit your Subscription Agreement. You may revoke a subscription only within five business days after you submit a Subscription Agreement to Prudential Securities (or an Additional
                                  Seller). Thereafter, all subscriptions are irrevocable by the subscriber.

- Existing limited owners in a
  series purchasing additional
  interests in that same series   Your subscription is not final or binding
                                  until at least two business days after the date you submit your Subscription Agreement.

The managing owner may, at its
discretion, reject any subscription
in whole or in part.  If a
subscription is rejected by the
managing owner, in whole or in part,
for any reason, or if the subscriber
determines to revoke his or its
subscription within five business
days, the subscription funds,
or applicable portion thereof,
are returned promptly to the
subscriber, as is any interest earned
thereon.  All accepted subscribers will
receive written confirmation of
acceptance into the applicable series
of the Trust.

To Exchange Interests You Must:

- Complete an Exchange Request
(Exhibit C) if you are exchanging
interests in one series for interests of one or more other series; and

- Send the Exchange Request to a
Prudential Securities Financial
Advisor (or additional selling agent).

When An Exchange Becomes Final

- Existing limited owners of a series   Your exchange is effective on the
exchanging interests in another         dealing date that occurs at least
series for interests in the series      two business days after the date you
currently owned.                        submit your Exchange Request.

- Existing limited owners in a series   Your exchange is effective on the
purchasing interests in a series not    dealing date that occurs five days
currently owned.                        after the date you submit your
                                        Exchange Request.

To Redeem Interests You Must:

- Complete a Redemption Request (Exhibit B).

- Submit the Redemption Request to a
Prudential Securities Financial Advisor
in a timely manner.

FEES AND EXPENSES

Charges Paid By The Trust

Brokerage Fee To Prudential Securities

For commodity brokerage and other
administrative services, each
series pays Prudential Securities a
fixed brokerage fee.  The
brokerage fee is determined at the
close of business each Friday, and
the sum of the amounts determined
weekly is paid monthly.  The
brokerage fee equals, on an annual
basis, 7.75% of each series' net
asset value.  No material change
related to the brokerage fee will be
made except upon 20 business days'
prior notice to limited owners,
and no increase in the brokerage fees
will take effect except at the
beginning of a month.  In no event will
the brokerage fee paid by a
series exceed any limitations imposed
by the NASAA guidelines, or be
increased without the approval of at
least a majority in interest of the
limited owners of the affected series.
During 1999, the fixed brokerage
fee paid to Prudential Securities,
equated to an amount per round-turn
transaction of $68 for Series B and
$40 for Series C.

From its fixed brokerage fee,
Prudential Securities is responsible for the payment of the following:

Compensation To Prudential Securities Employees

Prudential Securities employees who
hold all appropriate federal and
state securities registrations are
eligible for compensation of up to
2.5% of the net asset value per
interest upon the sale of an interest.
Beginning 12 months after the month
in which the sale of an interest is
effective, Prudential Securities
employees who hold appropriate
federal and state registrations and
who provide on-going services to
limited owners are eligible for
compensation of up to 2% of the net
asset value of an interest.  This
compensation is paid by Prudential
Securities and is at no additional cost
to the Trust.

Out-Of-Pocket Execution Costs

Prudential Securities pays all of the
floor brokerage expenses and
give-up charges, as well as the NFA,
exchange, and clearing fees
incurred in connection with each
series' futures trading activities.
These costs are approximately 1% per
annum of each series' net asset
value.

Forward Transactions Through Prudential-Bache Global Markets Inc.

Any series, acting through its trading
advisor, may execute over-the-
counter, spot, forward, and option
foreign exchange transactions with
Prudential Securities.  Prudential
Securities engages in back-to-back
trading with an affiliate, Prudential
Bache Global Markets.  Prudential
Bache Global Markets attempts to
earn a profit on such transactions.
Prudential Bache Global Markets
keeps its prices on foreign currency
competitive with other interbank
currency trading desks.  All over-the-
counter currency transactions are
conducted between Prudential
Securities and each series pursuant to
a line of credit.  Prudential
Securities may require that collateral
be posted against the current
market value of any position of any
series.

Management And Incentive Fees To The Trading Advisors

Under the terms of the Advisory
Agreements among the Trust, the
managing owner, and each trading
advisor, each trading advisor
receives an incentive fee (if it
achieves new high net trading profits)
and a management fee, in each
instance based on the applicable
series' net asset value. In no event do the management and incentive fees paid to the trading advisors exceed any limitations imposed by the NASAA guidelines.

Management Fee

Each series pays its trading advisor a
management fee at an annual
rate of 2% of the series' net asset
value.  The management fee is
determined at the close of business
each Friday, and the sum of the
amounts determined weekly are paid
monthly.  The amounts
determined weekly reflect profits and
losses from trading activities.
The management fee is not reduced
on account of any (i) distributions,
redemptions, or reallocations made as
of the last Friday of a week,
(ii) accrued management fees being
calculated, (iii) accrued but
unpaid incentive fees for the current
quarter, or (iv) accrued but unpaid
extraordinary expenses made as of
the end of any week for which the
calculation is being made.

Incentive Fee

Each series pays its trading advisor an
incentive fee on any new high
net trading profits generated by it on
that series' net asset value,
including realized and unrealized gains
and losses thereon as of the
last Friday of each calendar quarter
(these Fridays are referred to as
the incentive measurement dates) as
follows:

-      Series B - 20%

-      Series C - 23%

The incentive fee is calculated
weekly, but accrues quarterly.

New high net trading profits (for
purposes of calculating the advisor's
incentive fee only) are computed as of
the incentive measurement date
and include such profits (as outlined
below) since the incentive
measurement date of the most recent
preceding calendar quarter for
which an incentive fee was earned (or,
with respect to the first
incentive fee, as of the
commencement of operations) (this
period is referred to as the incentive
measurement period).  New high net
trading profits for any incentive
measurement period are the net
profits, if any, from a series' trading
during such period (including
(i) realized trading profit (loss) plus or minus (ii) the change in unrealized trading profit (loss) on open positions) and are calculated after the determination of a series fixed brokerage fee and the Advisor's Management Fee, but before deduction of any incentive fees payable during the incentive measurement period. New high net trading profits do not include interest earned or credited on a series assets and are adjusted (either increased or decreased, as the case may be, to reflect extraordinary expenses (e.g., litigation, costs or damages) paid during an incentive measurement period.

Effect of Fees.  New high net trading
profits are generated only to the
extent that a trading advisor's
cumulative new high net trading
profits exceed the highest level of cumulative new high net trading profits achieved by the advisor as of a previous incentive measurement date.
Except as set forth below, net losses
from prior quarters must be
recouped before new high net trading
profits can again be generated.

Effect of Redemptions, Withdrawals,
and Distributions.  If a withdrawal
or distribution occurs at any date that
is not an incentive measurement
date, the date of the withdrawal or
distribution will be treated as if it
were an incentive measurement date,
and any incentive fee accrued in
respect of the withdrawn assets on
such date is paid to the Advisor at
the next scheduled incentive
measurement date.  New high net
trading profits for an incentive measurement period shall be adjusted to exclude capital contributions to a series in an incentive measurement period, distributions or redemptions payable by a series during an incentive measurement period, as well as losses, if any, associated with withdrawals or redemptions during the incentive measurement period and prior to the incentive measurement date.

Prior Incentive Fees Paid.  In
calculating new high net trading
profits, incentive fees paid for a previous incentive measurement period do not reduce cumulative new high net trading profits in subsequent periods, so that a trading advisor does not have to earn back its incentive fees before it can generate additional new high net trading profits. All incentive fees paid to a trading advisor are retained by it despite any subsequent losses which is incurred.

Timing of Payment

Management and incentive fees are
paid within 15 business days
following the end of the period for
which they are payable.

Example Of Incentive Fee

A simple numerical example with
respect to the net asset value of the
interests illustrates how the quarterly
incentive fee is calculated, as
follows:

A. Assumptions
(1) A series commences trading activities at the beginning of a quarter with
    $10 million in interests and the trading advisor is allocated 100% of that amount.

(2) No redemptions are made during the quarter.

B. Quarterly Data

(1) Beginning NAV                     $10,000,000

(2) Gross Realized &
    Unrealized Trading Profit (Loss)
                                      $ 1,200,000 ($600,000 realized and $600,000 unrealized)
(3) Interest Income                   $   125,000 (Assumes Annual Interest of 5% = 1.25% quarterly)

(4) NAV Subtotal                       11,325,000

(5) Fees for Brokerage Services and
    Related Out-of-Pocket Costs       <219,422> (NAV Subtotal Less Brokerage Fee: 7.75% Annually = 1.9375% quarterly)

(6) Advisory Management Fee           <55,528> (Less the Management Fee:  2% Annually = .5% quarterly)

(7) Ending NAV                        $11,050,050 (Item (4) less Items (5) and (6), before computation of advisory incentive fee)

(8) Net Trading Profit (Loss)         $   925,050 (Gross Profits in Item (2) minus the sum of Brokerage Fees in Item (5) and
                                                  Advisory Management Fees in Item (6))

C.  Incentive Fee Calculation

The incentive fee is paid on Net
Trading Profit (Loss) only, which is
calculated by deducting Brokerage
commissions and Advisory
Management Fees from Gross Trading
Profit (Loss).  See Item (8)
above.  Thus, for Series B and Series
C, the incentive fees would be
determined as follows:

Series B:
$925,050 [Item (8)] x 20% = $185,010

Series C:
$925,050 [Item (8)] x 23% = $212,762

If in the next quarter, the trading
advisor experienced net trading
losses computed on both a realized
and unrealized basis, it would not
receive another incentive fee until it
recouped its losses and achieved
new high net trading profits (both
realized and unrealized).  For
example, if the net trading losses
equal $500,000, the trading advisor
must achieve Net Trading Profits in
excess of $500,000, and is then
paid an incentive fee only on the
excess - that is, on the new high net
trading profits.

Extraordinary Expenses

To the extent that any extraordinary
expenses are incurred, including,
without limitation, legal claims and
liabilities and litigation costs and
any indemnification related thereto,
the Trust is responsible for such
expenses.

Charges Paid By Prudential Securities Or Its Affiliates

Prudential Securities or an affiliate is responsible for the payment of the following charges and is not reimbursed by the Trust therefor:

Routine Operational, Administrative, And Other Expenses.

All of the Trust's routine operational
and administrative expenses
including, but not limited to,
accounting and computer services,
filing fees, printing, mailing, and duplication costs for each series are paid by Prudential Securities or one of its affiliates. These operational and administrative expenses are approximately $80,000 per series per annum. Prudential Securities or an affiliate also is responsible for all routine legal, auditing, and other expenses of third-party service providers to each series, including the trustee. Such fees and expenses are approximately $60,000 per series per annum.

Organization And Offering Expenses

Expenses incurred in connection with
the organization of the Trust and
the offering of interests were
approximately $250,000 per series.
Ongoing offering expenses are
estimated to be approximately
$60,000 per series each year.

Charges Paid By Limited Owners

Redemption Fees

If you redeem an interest during the
first 12 months following the
effective date of its purchase you
are subject to the following
redemption fees:  Interests redeemed
on or before the end of the first
full six months after their effective
date are charged a redemption fee
of 4% of the net asset value at which
they are redeemed.  Interests
redeemed after six months, but on or
before the end of twelve full
months after their effective date are
charged a redemption fee of 3% of
the net asset value at which they are
redeemed.  These redemption fees are
paid to the managing owner.  If
you acquire your interests at
more than one closing date, each
interest but will be treated on a "first-in, first-out" basis for redemption purposes (including determining the amount of any applicable redemption charge). Redemption fees are not charged in respect of interests that you exchange for interests in other series, or in respect of redemption proceeds that are concurrently invested by you in another Prudential Securities-sponsored futures fund. Redemption fees do not reduce net asset value or new high net trading profit for any purpose, only affect the amount you will receive upon your redemption of an interest.

Projected Twelve-Month Break-Even Analysis

A projected twelve-month break-even
analysis for each series, taking
into account all fees and expenses
enumerated above (other than
incentive fees and extraordinary
expenses, which are impossible to
predict), plus interest income, is set
forth in the section entitled
"Projected Twelve-Month Break-Even
Analysis" and is expressed as a
dollar amount and as a percentage of
a minimum $5,000 initial subscription.

SUMMARY OF AGREEMENTS

Advisory Agreements

There is an advisory agreement among
the Trust, the managing owner, and
each series' trading advisor by
which the managing owner delegated
to each trading advisor sole
trading responsibility for a
series.  All trading is subject to the
Trust's trading limitations and
policies.  Each trading advisor is
allocated 100% of the proceeds from
the offering of interests for the series for which it has trading responsibility.

The advisory agreements are not
exclusive and are effective for one
year terms.  They are renewable
automatically for additional one-year
terms unless terminated.  Each
advisory agreement will terminate
automatically (i) in the event that the
series it manages is terminated;
or (ii) if, as of the end of any business day, the series' net asset value declines by 33-1/3% from the series' net asset value as of beginning of the first day of that calendar year or the commencement of trading, after appropriate adjustment for distributions, redemptions, reallocations, and additional allocations.

Each advisory agreement also may be
terminated at the discretion of
the managing owner at any time upon
30 days' prior written notice to a
trading advisor, or for cause on less
than 30 days' prior written notice,
in the event that:  (i) the managing
owner determines in good faith that
the trading advisor is unable to use its agreed upon trading approach to any material extent; (ii) the trading advisor's registration as a commodity trading advisor under the
Commodity Exchange Act or
membership as a commodity trading
advisor with the NFA is revoked,
suspended, terminated, or not
renewed; (iii) the managing owner
determines in good faith that the
trading advisor has failed to conform
and, after receipt of written notice,
continues to fail to conform in any
material respect, to (A) the trading
limitations and policies, or (B) the
trading advisor's trading approach; (iv) there is an unauthorized assignment of the advisory agreement by the trading advisor; (v) the trading advisor dissolves, merges, or consolidates with another entity or sells a substantial portion of its assets, any portion of its trading approach utilized by a series or its business goodwill, in each instance without the consent of the managing owner; (vi) the trading advisor becomes bankrupt or insolvent; or (vii) for any other reason if the managing owner determines in good faith that the termination is essential for the protection of the assets of a series, including, without limitation, a good faith determination by the managing owner that such trading advisor has breached a material obligation to the Trust under the advisory agreement relating to the trading of the series' assets.

Each trading advisor also has the right
to terminate the advisory
agreement in its discretion at any time
for cause on appropriate notice
in the event (i) of the receipt by the
trading advisor of an opinion of
independent counsel satisfactory to
the trading advisor and the Trust
that by reason of the trading advisor's
activities with respect to the
Trust, the trading advisor is required
to register as an investment
adviser under the 1940 Act and it is
not so registered; (ii) the
registration of the managing owner as
a commodity pool operator
under the Commodity Exchange Act or
membership as a commodity
pool operator with the NFA is revoked,
suspended, terminated, or not
renewed; (iii) the managing owner
imposes additional trading
limitation(s) which the trading advisor
does not agree to follow in its
trading of a series' Assets, or the
managing owner overrides trading
instructions; (iv) if the  assets
allocated to the trading advisor
decrease, for any reason, to less than
$3 million; (v) the managing
owner elects to have the trading
advisor use a different trading
approach and the trading advisor
objects; (vi) there is an unauthorized
assignment of the advisory agreement
by the Trust or the managing
owner; (vii) any assets of the series
traded by a trading advisor are
allocated to a new trading advisor for
that series; or (viii) other good
cause is shown and the written
consent of the managing owner is
obtained (which consent shall not
unreasonably be withheld).

No trading advisor will accept
additional capital for commodities
management from other clients if
doing so have a reasonable
likelihood of resulting in the trading
advisor's having to modify
materially its agreed upon trading
approach in a manner that might
reasonably be expected to have an
adverse material effect on the
series for which it has trading
responsibility.

Each trading advisor will, upon
reasonable request, permit the
managing owner to review its personal
trading records for the purpose
of confirming that the Trust has been
treated equitably with respect to
advice rendered by the trading advisor
to other accounts managed by
the trading advisor.

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None of the trading advisors nor their
employees or affiliates will be
liable to the managing owner, its
employees, or its affiliates, except by
reason of acts or omissions in material
breach of the advisory agreement
or due to their misconduct or
negligence or by reason of not
having acted in good faith in the
reasonable belief that such
actions or omissions were in, or not
opposed to, the best interests of
the Trust.

Each of the trading advisors and their
employees and affiliates will be
indemnified by the managing owner
against any losses, judgments,
liabilities, expenses (including,
without limitation, reasonable
attorneys' fees), and amounts paid
in settlement of any claims (collectively referred to as losses) sustained by any one of the trading advisors in connection with any acts or omissions of the trading advisors relating to their management of a series or as a result of any material breach of the advisory agreement by the Trust or the managing owner, provided, that (i) such losses were not the result of negligence, misconduct, or a material breach of the advisory agreement on the part of the trading advisor; (ii) the trading advisor and its officers, directors, shareholders, and employees, and each person controlling the trading advisor, acted or omitted to act in good faith and in a manner reasonably believed by it and them to be in, or not opposed to, the best interests of the series; and (iii) any such indemnification will only be recoverable from the assets of the series and the managing owner and not from the assets of any other series.

Each trading advisor has also
represented to the managing owner
that there will be no material interruption in their provision of advisory services due to the advent of the "Year 2000 Problem." The managing owner has made the same representation to each trading advisor that there will be no material interruption in carrying out its obligations under the advisory agreements due to the advent of the Year 2000
Problem.  The Year 2000 Problem is a
potential computer calculation
problem caused by software that
processes years as only two digits,
rather than four.  A computer program
that has time-sensitive software
may recognize a date ending in "00" as
the year 1900 rather than
2000, resulting in miscalculations and
interruptions of service.

Brokerage Agreement

Prudential Securities and the Trust
entered into a brokerage
agreement.  As a result, Prudential
Securities (i) acts as the Trust's
executing and clearing broker, (ii) acts as custodian of the Trust's assets, (iii) assists with foreign currency, (iv) assists the managing owner in the performance of its administrative functions for the Trust, and (v) performs such other services for the Trust as the managing owner may from time to time request.

As executing and clearing broker for
each of the Trust's series,
Prudential Securities receives each
trading advisor's orders for trades.
An affiliate of Prudential Securities,
Prudential-Bache Global Markets
Inc., assists with each series' foreign
currency forward transactions.
Generally, when the trading advisor
gives an instruction either to sell
or buy a particular foreign currency
forward contract, the Trust
engages in back-to-back principal
trades with Prudential Securities
and its affiliate, Prudential-Bache
Global Markets Inc., in order to carry
out the trading advisor's instructions.
In back-to-back currency
transactions, Prudential Securities, as
principal, arranges bank lines of
credit and contracts with Prudential-
Bache Global Markets Inc. to
make or to take future delivery of
specified amounts of the currency at
the negotiated price.  Prudential
Securities, again as principal, in turn
contracts with the Trust to make or
take future delivery of the same
specified amounts of currencies at the
same price.  In these transactions,
Prudential Securities acts in
the best interests of the
Trust.

Confirmations of all executed trades
for each series are given to the
Trust by Prudential Securities.  The
brokerage agreement incorporates
Prudential Securities' standard
customer agreement and related
documents, which include provisions
that (i) all funds, commodities,
and open or cash positions carried for
each series are held as security
for that series' obligations to
Prudential Securities; (ii) the margins
required to initiate or maintain open
positions will be as from time to
time established by Prudential
Securities and may exceed exchange
minimum levels; and (iii) Prudential
Securities may close out positions,
purchase commodities, or cancel
orders at any time it deems
necessary for its protection, without
the consent of the Trust.

As custodian of the Trust's assets,
Prudential Securities is
responsible, among other things, for
providing periodic accountings of
all dealings and actions taken by each
series during the reporting
period, together with an accounting of
all securities, cash, or other
indebtedness or obligations held by it
or its nominees for or on behalf
of each series of the Trust.

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

Administrative functions provided by
Prudential Securities for each
series include, but are not limited to,
preparing and transmitting daily
confirmations of transactions and
monthly statements of account,
calculating equity balances and
margin requirements, assisting the
managing owner in providing
continuing information services to the
limited owners holding interests in a
series, keeping limited owners
apprised of developments affecting
the series in which they are
invested, communicating valuations of
interests, providing information
with respect to procedures for
redemptions, transfers and
distributions, if any, interpreting
monthly and annual reports,
providing tax information to
limited owners, explaining
developments in the commodity
markets in the U.S. and
abroad, and furnishing all of the
information from time to time in its
possession which the managing
owner is required to furnish to limited
owners.  Many of these services
are performed on behalf of Prudential
Securities by the Financial
Advisors who are registered under the
Commodity Exchange Act and
who satisfy all applicable proficiency
requirements (i.e., have passed
the Series 3 or Series 31 examinations
or are exempt therefrom) and
who have all of the appropriate federal
and state securities registrations.

As long as the brokerage agreement is
in effect, Prudential Securities
will not charge the Trust a fee for any
of the services it has agreed to
perform, except for the agreed-upon
brokerage fee.

The brokerage agreement is not
exclusive and runs for successive
one-year terms to be renewed
automatically each year unless
terminated.  The brokerage agreement
is terminable by a series
(including by a vote of a majority-in-
interest of the interest-holders of
that series) or Prudential Securities
without penalty upon 60 days' prior
written notice.

Prudential Securities and its
stockholder, directors, officers, and
employees will not be liable to the
Trust or to you for errors in
judgment or other acts or omissions
except by reason of acts of or
omissions due to bad faith,
misconduct, or negligence or for not
having acted in good faith in the
reasonable belief that its actions were
in, or not opposed to, the best
interests of the Trust, or by reason
of any material breach of the brokerage
agreement.

Prudential Securities has represented
to the Trust that there will be no
material interruption in their provision of brokerage services due to the advent of the Year 2000 Problem.

Trust Agreement

The rights and duties of the trustee,
the managing owner, and the
limited owners are governed by
provisions of the Delaware Business
Trust Act and by the trust agreement
(which is attached hereto as
Exhibit A).  The key features of the
trust agreement which are not
discussed elsewhere in the
prospectus are outlined below, but you
should refer to the complete trust
agreement for details of all of its
terms and conditions.

Trustee  Wilmington Trust Company is
the trustee of the Trust and
serves as the Trust's sole trustee in
the State of Delaware.  The
trustee is permitted to resign upon 60
days' notice to the Trust;
provided, that any such resignation
will not be effective until a
successor trustee is appointed by the
managing owner.  The trust
agreement provides that the trustee is
compensated by the managing
owner or its affiliates, and the trustee will be indemnified by the managing owner against any expenses
(as defined in the trust
agreement) it incurs relating to or
arising out of the formation,
operation, or termination of the Trust
or the performance of its duties
pursuant to the trust agreement,
except to the extent that such
expenses result from the gross
negligence or willful misconduct of the
trustee.  The managing owner has the
discretion to retain the trustee
or replace the trustee with a new
trustee.

Only the managing owner has signed
the registration statement of
which this prospectus is a part, and
the assets of the trustee are not
subject to issuer liability under the
federal securities laws for the
information contained in this
prospectus and under federal and
state law with respect to the issuance and sale of the interests. Under such laws, neither the trustee, either in its capacity as trustee or in its individual capacity, nor any director, officer, or controlling person of the trustee is, or has any liability as, the issuer or a director, officer, or controlling person of the issuer of the interests. The trustee's liability in connection with the issuance and sale of the interests and with respect to the Trust's obligations under the interests is limited solely to the express obligations of the trustee set forth in the Trust agreement.

Management Responsibilities Of The
Managing Owner  Under the
Trust agreement, the trustee has
delegated to the managing owner the
exclusive management and control of
all aspects of the business of the
Trust.  The trustee has no duty or
liability to supervise or monitor the
performance of the managing owner,
and the trustee has no liability for
the acts or omissions of the managing
owner.  In addition, the
managing owner has been designated
as the "tax matters partner" for
purposes of the Internal Revenue
Code.  The limited owners have no
voice in the operations of the Trust,
other than certain limited voting
rights which are set forth in the
Agreement.  In the course of its
management, the managing owner
may, in its sole and absolute
discretion, appoint an affiliate or
affiliates of the managing owner as
additional managing owners (except
where limited owners having
interests representing at least a
majority of the net asset value of each
series have notified the managing
owner that the managing owner is to
be replaced as the managing owner)
and retain such persons,
including affiliates of the managing
owner, as it deems necessary for
the efficient operation of the Trust.

Notice Of Material Changes  The
managing owner is obligated to notify
a series' limited owners within seven
days from the date of any
material change (a) in the series'
advisory agreement, (b) in the
calculation of the incentive fee paid to the series' trading advisor, and
(c) which affects the compensation of
any party compensated by the
series.

Transfer Of Interests  Subject to
compliance with suitability standards
imposed by the Trust, applicable
federal securities laws, state "blue
sky" laws, and the rules of other
governmental authorities, the
interests may be assigned by you upon
notice to the managing owner
on a form acceptable to the managing
owner.  The managing owner
shall refuse to recognize an
assignment only if necessary, in its
judgment, to maintain the treatment of
any series as a partnership for
federal income tax purposes or to
preserve the characterization or
treatment of series income or loss and
upon receipt of an opinion of
counsel supporting its conclusion.
Notwithstanding the foregoing, and
except for certain situations set forth
in the Agreement, no assignment
may be made if such assignment
would result in:

- A contravention of the NASAA
guidelines, as adopted in any state
where the proposed assignor and
assignee reside.
 - The aggregate total of interests
transferred in a twelve-month period
equaling 49% or more of the
outstanding interests (taking into
account applicable attribution rules and excluding transfers by gift, bequest, or inheritance). The Agreement provides that the managing owner will incur no liability to any investor or prospective investor for any action or inaction by it in connection with the foregoing, provided it acted in good faith.

Assignments to (i) the ancestors or
descendants of a limited owner,
(ii) the personal representative or heir of a deceased limited owner,
(iii) the trustee of a trust whose
beneficiary is the limited owner or
another person to whom a transfer
could otherwise be made, or
(iv) the shareholders, partners, or
beneficiaries of a corporation,
partnership, or trust upon its
termination or liquidation, are
effective as of the dealing day immediately following the week in which the managing owner receives the written instrument of assignment.
Assignments or transfers of interests
to any other person shall be
effective on the dealing day of the
next succeeding week, provided the
managing owner shall have been in
receipt of the written instrument of
assignment for at least five business
days.

Your assignee may become a
substituted limited owner only with
the written consent of the managing
owner, which consent may be
withheld in the managing owner's sole
and absolute discretion as
described above.  A permitted
assignee who does not become a
substituted limited owner will be
entitled to receive the share of the
profits or the return of capital to which his assignor would otherwise be entitled, but is not entitled to vote, to receive any information on or an account of the series' transactions, or to inspect the books of the series. Under the agreement, an assigning limited owner is not released from its liability to the Trust for any amounts for which he may be liable under the Agreement whether or not the assignee to whom he has assigned interests becomes a substituted limited owner. Each limited owner is responsible for all costs relating to the assignment or transfer of his own interests.

Termination  Unless earlier dissolved,
the term of each series in the
Trust will expire on December 31,
2047.  The Trust or, as the case
may be, any series, will also dissolve
upon the occurrence of any of
the following events:

- The filing of a certificate of dissolution or the revocation of the managing owner's charter (and the expiration of 90 days after the date of notice to the managing owner of revocation without a reinstatement of its charter) or the withdrawal, removal, adjudication of bankruptcy, or insolvency of the managing owner
(each of the foregoing is referred
to as an event of withdrawal), unless
(i) at the time there is at least
one remaining managing owner and
that remaining managing owner
carries on the business of the series
or (ii) within 90 days of an event
of withdrawal, all the remaining
interest-holders in each series agree
in writing to continue the business of the Trust and to select, as of the date of such event of withdrawal, one or more successor managing owners. Within 120 days of any event of withdrawal, if action is not taken pursuant to (i) or (ii) and the series are dissolved, limited owners of each series holding interests representing at least a majority (over
50%) of the net asset value of the
series (without regard for interests
held by the managing owner or its
affiliates) may elect to continue the
business of the Trust and each series
by forming a new business trust
(referred to as the reconstituted trust) on the same terms and provisions set forth in the Agreement.
Any such election must also
provide for the election of a managing
owner to the reconstituted trust.
If such election is made, all limited
owners will be bound thereby and
continue as limited owners of the
reconstituted trust;

- The occurrence of any event that
makes the continued existence of the
Trust or any series in the Trust
unlawful, as the case may be;

- The suspension, revocation, or
termination of the managing owner's
registration as a commodity pool
operator under the Commodity
Exchange Act or membership as a
commodity pool operator with the
National Futures Association, unless
at the time there is at least one
remaining managing owner whose
registration or membership has not
been suspended, revoked, or
terminated;

- The Trust or, as the case may be, any
series, becomes insolvent or
bankrupt;

- The limited owners of each series
holding interests representing at
least a majority (over 50%) of the net
asset value of the series
(excluding interests held by the
managing owner or an affiliate) vote to
dissolve the Trust with 90 days' prior
written notice to the managing
owner;

- The limited owners of each series
holding interests representing at
least a majority (over 50%) of the net
asset value of the series
(excluding interests held by the
managing owner or an affiliate) vote to
dissolve the series with 90 days' prior
written notice to the managing
owner; or

- The decline of the net asset value of a series by 50% from the net asset value of the series (i) as of the commencement of the series' trading activities or (ii) on the first day of a fiscal year, in each case after appropriate adjustment for distributions, redemptions, reallocations, and additional contributions to capital.

A series may also be dissolved, in the
discretion of the managing
owner, upon the determination of the
managing owner that the series'
aggregate net asset value in relation
to the operating expenses of the
series makes it unreasonable or
imprudent to continue the business of
the series.  The managing owner is not
required to, and should not be
expected to, obtain an opinion of legal
counsel or of any other third
party prior to determining to dissolve
any series in the Trust.

Upon dissolution of a series, its affairs shall be wound up, its liabilities discharged, and its remaining assets distributed pro rata to the interest-holders. To the extent the series has open positions at such time, it will use its best efforts to close such positions, although no assurance can be given that market conditions might not delay such liquidation and that amounts received thereon will not be less than if market conditions permitted an immediate liquidation. If all series are terminated, the Trust will terminate.

The Trust agreement provides that the
death, legal disability,
bankruptcy, or withdrawal of a limited
owner will not terminate or
dissolve the series (unless such
limited owner is the sole limited
owner of the Trust) and that the
legal representatives of such limited
owner have no right to withdraw or
value his, her, or its interest except
by redemption of interests pursuant to
the Trust agreement.

Reports And Accounting  The Trust
maintains its books on the accrual
basis in accordance with generally
accepted accounting principles
consistently applied under the accrual
method of accounting (referred
to as GAAP).  The financial statements
of each series in the Trust are
audited at least annually in
accordance with generally accepted
auditing standards by independent
certified public accountants
designated by the managing owner, in
its sole discretion.  As a limited
owner, you will be furnished with
unaudited monthly and audited
annual reports containing such
information as the CFTC and NFA
require.  Current monthly and annual
reports accompany this
prospectus.  The CFTC requires that
an annual report be provided to
you not later than 90 days after the
end of each fiscal year or the
permanent cessation of the Trust's
trading as defined in the
Commodity Exchange Act, whichever
is earlier, and the annual report
must set forth, among other matters:

- The net asset value of the series and
the net asset value per interest
per series or the total value of a
limited owner's interest in the Trust,
in either case, as of the end of the year in question and the preceding year.

- A statement of financial condition as
of the close of the fiscal year and,
if applicable, the preceding fiscal
year.

- Statements of income (loss) and
changes in limited owners' capital
during the fiscal year and, to the
extent applicable, the previous two
fiscal years.

- Appropriate footnote disclosure and
such further material information
as may be necessary to make the
required statements not misleading.

The CFTC also requires that an
unaudited monthly report be
distributed to you within 30 days of
the end of each month containing
information presented in the form of a
statement of income (loss) and
a statement of changes in net asset
value.  Because the valuation
point for the purposes of calculating
net asset value, fees,
subscriptions, redemptions, and
exchanges is the Friday of each week,
each series makes its unaudited
monthly report for a four- or five-week
period ending on the last Friday of
each calendar month.

The statement of income (loss) must
set forth, among other matters:

- The total amount of realized net gain
or loss on commodity interest
positions liquidated during the month.

- The change in unrealized net gain or
loss on commodity interest
positions during the month.

- The total amount of net gain or loss
from all other transactions in
which a series is engaged.

The total amounts of management
fees, advisory fees, brokerage fees,
and other fees for commodity and
other investment transactions, and
all other expenses incurred or accrued
by the Trust during the month.

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

The statement of changes in net asset
value must itemize the following:

- The net asset value of the series as of the beginning and end of the month.

- The total amount representing
redemptions of interests during the
month.

- The total net income or loss of the
series during the month.

- The net asset value per interest or the total value of a limited owner's interest in the Trust as of the end of the month.

The monthly report also is required to
describe any other material
business dealings between the Trust,
the managing owner, the trading
advisors, Prudential Securities, or any
affiliate of any of the foregoing.

You also will be furnished with such
additional information as the
managing owner, in its discretion,
deems appropriate, as well as any
other information required to be
provided by any governmental
authority having jurisdiction over the
Trust.

Net asset value is calculated on each
business day as required.  Upon
request, the managing owner will
make available to you the net asset
value per interest for a series.  You
will be notified of any decline in the
net asset value per interest of a series you own to less than 50% of the net asset value per interest as of the last valuation point. This notification will contain a description of your voting and redemption rights.

In addition, the managing owner will
furnish you with tax information in
a form which may be utilized by you in
the preparation of your federal
income tax returns as soon as
possible after the end of each year,
but generally no later than March 15.

The books and records maintained by
the Trust will be kept at its
principal office for eight fiscal years.
You will have the right to obtain
information about all matters affecting
the Trust if it is for a purpose
reasonably related to your interest in
the Trust.  You also will have
access at all times during normal
business hours to the Trust's books
and records in person or by your
authorized attorney or agent and to
examine such books and records in
compliance with CFTC rules and
regulations.  Information maintained
will be made available to you at
reasonable times and during ordinary
business hours for inspection
and copying by you or your
representative for any purpose
reasonably related to your interest
as a beneficial owner of the Trust.
The managing owner will furnish you with a copy of the list of limited owners within ten days of a request by you for any purpose reasonably related to your interest as a limited owner in the Trust and upon payment by you of the reasonable cost of reproduction and mailing. If you want such information, you must give written assurances that it will not be used for commercial purposes.
Subject to applicable law, you
must give the managing owner at least
ten business days' prior written
notice of an inspection or copying
request.  You will be notified of any
material change in the advisory
agreements or in the compensation of
any party within seven business days
thereof and you will be provided
with a description of any material
effect on the interests such changes
may have.

Distributions  Other than as limited by
the Agreement, the managing
owner has sole discretion in
determining the amount and frequency
of distributions to you.  However, you
have the right to redeem a portion
or all of your interests in accordance
with the redemption procedures
contained in the agreement.  In the
event any type of distribution is
declared, you will receive a
distribution in proportion to your
interest in the series held by you as of the record date of distribution. Any distribution shall become a liability of the series for purposes of calculating net asset value as of the date of its declaration until it is paid.

Sharing Of Profits And Losses  Each
interest in a series has a tax
capital account and a book capital
account.  The initial balance of each
will be the amount paid for the
interest in the series.  At the end of
each week, the amount of any
increase or decrease in the net asset
value per interest from the preceding
week is credited or charged
against the book capital account of
each interest for that series.

At the end of each fiscal year of the
Trust, all items of ordinary income
and deduction of each series are
allocated pro rata among the
interests in such series outstanding on
the last day of each week.
After such allocation is made, each
series' net capital gain, if any
(including capital gain required to be
recognized under certain mark-to-
market rules provided in the Internal
Revenue Code) realized during
each week is allocated to each
interest whose book capital account
balance exceeds its tax capital
account, until such excess is
eliminated.  Any remaining net capital
gain realized during a week is
allocated among all interest-holders
who were interest-holders during
such week in proportion to their
respective book capital account
balances for such week.  Each series'
net capital loss, if any (including
capital loss required to be recognized
under certain mark-to-market
rules provided in the Internal Revenue
Code), realized during each
week are allocated to each interest
whose tax capital account balance
exceeds the book capital account
balance of such interests until such
excess has been eliminated.  Any
remaining net capital loss realized
during a week is allocated among all
interest-holders who were
interest-holders during such week in
proportion to their respective
book capital account balances for
such week.  Notwithstanding the
foregoing, loss will not be allocated to an interest (and instead will be allocated to the managing owner) to the extent that allocating such loss to such interest would cause the book capital account balance of such interest to be reduced below zero.

Liabilities

Liability Of Series:  The Trust is
formed in a manner such that each
series is liable only for obligations
attributable to such series.  You, as
a limited owner, will not be subject to
the losses or liabilities of any
series in which you have not invested.
In the event that any creditor or
you as a limited owner of interests in
any particular series asserted
against the Trust a valid claim with
respect to its indebtedness or
interests, the creditor or you would
only be able to recover money from
that particular series and its assets
and from the managing owner and
its assets.  Accordingly, the debts,
liabilities, obligations, claims, and
expenses (collectively referred to as
claims) incurred, contracted for or
otherwise existing solely with respect
to a particular series are
enforceable only against that
particular series and the assets of that series and against the managing owner and its assets, and not against any other series or the Trust generally or any of their respective assets. The assets of any particular series include only those funds and other assets that are paid to, held by, or distributed to the Trust on account of and for the benefit of that series, including, without limitation, funds delivered to the Trust for the purchase of interests in a series. This limitation on liability is referred to as the "inter-series limitation on liability." The inter-series limitation on liability is expressly provided for under the Delaware
Business Trust Act, which provides
that if a trust has one or more series,
then the debts of any particular
series will be enforceable only against
the assets of such series and
not against the trust generally,
provided that the trust meets certain
requirements.

In furtherance of the inter-series
limitation on liability, every party,
including you as a limited owner, the
trustee, and all parties providing
goods or services to the Trust, any
series or the managing owner on
behalf of the Trust or any series, will
consent in writing to:  (i) the inter-
series limitation on liability with
respect to such party's claims or
interests, (ii) voluntarily reduce the
priority of its claims against and
interests in the Trust or any series or
their respective assets, such that
its claims and interests are junior in
right of repayment to all other
parties' claims against and interests in the Trust or any series or their respective assets, except that (a) interests in the particular series that such party purchased pursuant to a Subscription Agreement or similar agreement and (b) claims against the Trust where recourse for the payment of such claims was, by agreement, limited to the assets of a particular series, will not be junior in right of repayment, but will receive repayment from the assets of such particular series (but not from the assets of any other series or the Trust generally) equal to the treatment received by all other creditors and limited owners that dealt with such series, and (iii) a waiver of certain rights that such party may have under the U.S. Bankruptcy Code, if such party held collateral for its claims, in the event that the Trust is a debtor in a chapter 11 case under the Bankruptcy Code, to have any deficiency claim (i.e., the difference, if any, between the amount of the claim and the value of the collateral) treated as an unsecured claim against the Trust generally or any other series.

The Trust has obtained separate
opinions of counsel regarding
Delaware law and federal bankruptcy
law concerning the effectiveness
of the inter-series limitation on
liability.  Delaware state law counsel
has opined that if the Trust complies
with Section 3804(a) of the
Delaware Business Trust Act, then the
inter-series limitation on liability
will be enforceable.  Delaware
counsel's opinion does not express any
opinion concerning the enforceability
of the inter-series limitation on
liability if the Trust should become a
debtor in a case under the
Bankruptcy Code.  Relying on
Delaware counsel's opinion
concerning the general enforceability
under state law of the inter-series limitation on liability, federal bankruptcy law counsel has opined that, although the matter is not free from doubt, in

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a case under the Bankruptcy Code
in which the Trust is a debtor, a court, properly applying the law, would not disregard the inter-series limitation on liability such that the assets of the other series or the Trust generally would become available to satisfy the claims or interests of creditors or limited owners who agreed to look solely to the assets of a particular series with respect to those claims or interests. Both opinions are subject to various limitations, assumptions, and exceptions that are frequently taken in opinions of this kind.

Limited Owner Liability:  Your capital
contribution is subject to the risks
of the each series' trading and
business.  The Delaware Business
Trust Act provides that, except to the
extent otherwise provided in the
Trust agreement, you will be entitled
to the same limitation of personal
liability extended to shareholders of
private Delaware corporations for
profit.  No similar statutory or other
authority limiting business trust
beneficial owner liability exists in
many other states.  As a result, to the
extent that the Trust or you as a
limited owner is subject to the
jurisdiction of courts in those states,
the courts may not apply Delaware law,
and may thereby subject you to liability.

To guard against this risk, the Trust
agreement (i) provides for
indemnification to the extent of the
Trust's assets of you as a limited
owner against claims of liability
asserted against such limited owner
solely because he or it is a beneficial
owner of the Trust and (ii)
requires that every written obligation
of the Trust contain a statement
that such obligation may only be
enforced against the assets of the
applicable series provided that the
omission of such disclaimer is not
intended to create personal liability
for any interest-holder.  Thus,
subject to the exceptions set forth in
the Trust agreement and
described below, the risk of you
incurring financial loss beyond your
investment because of liability as a
beneficial owner is limited to
circumstances in which (i) a court
refuses to apply Delaware law; (ii)
no contractual limitation on liability
was in effect; and (iii) the Trust or
the applicable series itself would be
unable to meet its obligations.
Moreover, and perhaps more
importantly, the managing owner is
liable for all obligations of the Trust in excess of the Trust's assets as if it were the general partner of a limited partnership.

In addition, while, as stated above,
you, as a limited owner in the
Trust, generally cannot lose more than
your investment and your share
of the Trust's profits, the Trust
agreement provides that you as a
limited owners may incur liability (i) in the event the Trust is required to make payments to any federal, state, local, or foreign taxing authority in respect of your allocable share of Trust income, in which case you would be liable for the repayment of such amounts, (ii) to indemnify the Trust if the Trust incurs losses
(including expenses) as a result of any
claim or legal action to which the
Trust is subject which arises out of
such your obligations or liabilities
unrelated to the Trust's business,
(iii) to indemnify the Trust and you
against any losses or damages
(including tax liabilities or loss of tax benefits) arising as a result of any transfer or purported transfer of your interest in violation of the trust agreement, and (iv) if your subscription agreement delivered in connection with your purchase of interests contains misstatements.

Moreover, the Trust agreement
provides that, subject to the
exceptions referred to above,
the Trust will not make a claim
against you as a limited owner
with respect to amounts
distributed to you or amounts
received by you upon redemption of
interests unless under Delaware
law you are liable to repay such
amounts.  Except as set forth above,
assessments of any kind shall not be
made against you as a limited
owner.  Except as provided under
Delaware law and by the Trust
agreement, each interest, once
issued, is fully paid and
non-assessable.  Except as indicated
above, losses in excess of the
Trust's assets are the obligation of the managing owner.

Election Or Removal Of Managing
Owner  The managing owner may
be removed on reasonable prior
written notice by limited owners
holding interests representing at least
a majority (over 50%) of the net
asset value of each series (not
including interests held by the
managing owner).  The trust
agreement provides that the managing
owner may voluntarily withdraw as
managing owner of the Trust if it
gives the limited owners 120 days'
prior written notice, and if its
withdrawal as managing owner is
approved by limited owners holding
interests representing at least a
majority (over 50%) of the net asset
value of each series (not including
interests held by the managing
owner).  The trust agreement provides
that if the managing owner
elects to withdraw as managing owner
to the Trust while it is the sole
managing owner, limited owners
holding interests representing at least
a majority (over 50%) of the net asset
value of each series (not
including interests held by the
managing owner) may vote to elect,
prior to such withdrawal, a successor
managing owner to carry on the
business of the Trust.  If the managing
owner withdraws as managing
owner and the limited owners or
remaining managing owners elect to
continue the Trust, the withdrawing
managing owner will pay all
expenses incurred as a result of its
withdrawal.  The trust agreement
also provides that in the event of the
withdrawal of the managing
owner, the managing owner will be
entitled to redeem

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

its general interests in each series
of the Trust at their net asset value
as of the next permissible redemption date.
See "Management Responsibilities of the
Managing Owner" in this section.

Alternatively, the trust agreement
provides that if the Trust is dissolved
as a result of an event of withdrawal
(as defined in Article XIII of the
trust agreement) of a managing owner,
then within 120 days of such
event of withdrawal, limited owners
holding interests representing a
majority (over 50%) of the net asset
value of each series (not including
interests held by the managing owner)
may elect to form a new
business trust on the same terms as
set forth in the trust agreement
and continue the business of the Trust
and elect a new managing owner.

Exercise Of Rights By Limited Owners
Limited owners holding interests
representing in excess of 50% of
the net asset value of each
series (excluding interests held by
the managing owner and its
affiliates) must approve any material
change in a series' trading
policies, which change will not be
effective without such approval.  In
addition, limited owners holding
interests representing in excess of
50% of the net asset value of each
series (excluding interests held by
the managing owner and its affiliates)
may vote to adopt amendments
to the Agreement proposed by the
managing owner or by limited
owners holding interests representing
at least ten percent of the net
asset value of a series.  Additionally,
limited owners holding interests
representing at least a majority (over
50%) of the net asset value of a
series (excluding interests held by the
managing owner and its affiliates)
may vote to (i) terminate and
dissolve the series upon 90
days' prior notice to the managing
owner, (ii) remove the managing
owner on reasonable prior written
notice to the managing owner,
(iii) elect one or more additional
managing owners, (iv) approve the
voluntary withdrawal of the managing
owner and elect a successor
managing owner in the event the
managing owner is the sole
managing owner of the Trust, (v)
approve the termination of any
agreement between the Trust and the
managing owner or its affiliates
for any reason, without penalty, and
(vi) approve a material change in
the trading policies of the Trust or a
series, and, in the case of (iii) and
(v) on 60 days' prior written notice.

Indemnification  The Agreement
provides that with respect to any
action in which the managing owner or
any of its affiliates (including
Prudential Securities only when
performing services on behalf of the
managing owner and acting within the
scope of the managing owner's
authority) is a party because of its
relationship to the Trust, the Trust
shall indemnify and hold harmless to
the fullest extent permitted by law
such person against any losses,
judgments, liabilities, expenses, and
amounts paid in settlement of any
claims sustained by such person in
connection with each series of the
Trust, provided that (i) the
managing owner was acting on behalf
of or performing services for the
Trust and has determined, in good
faith, that such course of conduct
was in the best interests of the Trust,
and such liability or loss was not
the result of negligence, misconduct,
or a breach of the Agreement on
the part of the managing owner or its
affiliates and (ii) any such
indemnification will only be
recoverable from the assets of each
series of the Trust.  All rights to
indemnification permitted by the Trust
agreement and payment of associated
expenses will not be affected by
the dissolution or other cessation to
exist of the managing owner, or
the withdrawal, adjudication of
bankruptcy or insolvency of the
managing owner.  The Trust
agreement also provides that any such
indemnification of the managing
owner or any of its affiliates, unless
ordered by a court, shall be made by
the Trust only as authorized in
the specific case and only upon a
determination by independent legal
counsel in a written opinion that
indemnification of the managing
owner is proper in the circumstances
because it has met the applicable
standard of conduct set forth in the
Agreement.  Expenses incurred in
defending a threatened or pending
action or proceeding against the
managing owner may be paid by each
series (on a pro rata basis, as
the case may be) in advance of the
final disposition of such action if
(i) the legal action relates to the
performance of duties or services by
the managing owner or an affiliate on
behalf of the Trust; (ii) the legal
action is initiated by a third party who is not a limited owner or the legal action is initiated by a limited owner and a court of competent jurisdiction specifically approves such advancement; and (iii) the managing owner undertakes to repay the advanced funds to each series (on a pro rata basis, as the case may be) with interest, in the event indemnification is subsequently held not to be permitted. No indemnification of the managing owner or its affiliates is permitted for liabilities or expenses arising under federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs); (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs); or (iii) a court of competent jurisdiction approves a settlement of claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to the
managing owner or its affiliates,
the managing owner has been

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

advised that in the opinion of the SEC
such indemnification is against public
policy as expressed in the Securities
Act of 1933, and is, therefore,
unenforceable.

In any claim for indemnification in
actions involving alleged federal or
state securities laws violations, the
party seeking indemnification must
place before the court the position of
the SEC, the position of the
Pennsylvania Securities Commission,
the Massachusetts Securities
Division, and the Tennessee Securities
Division and any other
applicable state securities division
which requires disclosure with
respect to the issue of indemnification
for securities law violations.
The Agreement also provides that with
respect to any action taken by
the managing owner as "tax matters
partner," including consenting to
an audit, the Trust will indemnify and
hold harmless the managing
owner.

Amendments And Meetings  The trust
agreement may be amended in
certain respects by a vote of the
limited owners holding interests
representing at least a majority (over
50%) of the net asset value of
each series (which excludes the
interests of the managing owner),
either pursuant to a written vote or at
a duly called meeting of the
limited owners.  An amendment may
be proposed by the managing
owner or by limited owners holding
interests equal to at least ten
percent of the net asset value of each
series, unless the proposed
amendment affects only certain
series, in which case such amendment
may be proposed by limited owners
holding interests equal to ten
percent of the net asset value of each
affected series.  Limited owners
will be supplied with a verbatim copy
of any proposed amendment
which potentially could affect them
and statements concerning the
legality thereof. It is not anticipated that the managing owner will call any annual meetings of the limited owners.

The managing owner may, without
your consent, make amendments to
the trust agreement which are
necessary to (i) add to the repre-
sentations, duties, or obligations of
the managing owner or to
surrender any right or power of the
managing owner, for the benefit of
the limited owners, (ii) cure any
ambiguity, (iii) correct or supplement
any provision of the trust agreement
which may be inconsistent with
any other provision of the trust
agreement or this prospectus, or
(iv) make any other provisions with
respect to matters or questions
arising under the trust agreement that
the managing owner deems
advisable; provided, however, that no
such amendment will be adopted
unless the amendment is not adverse
to the interests of the limited
owners, is consistent with the
managing owner's management of the
Trust pursuant to Section 3806 of the
Delaware Business Trust Act,
does not affect the allocation of
profits and losses to them or among
them, and does not adversely affect
the limited liability status of the
limited owners or the status of each
series as a partnership for federal
income tax purposes). The managing
owner further may, without the
consent of the limited owners, amend
the provisions of the Agreement
relating to the allocations among
limited owners of profits, losses, and
distributions if it is advised by its
accountants or counsel that any such
allocations are unlikely to be upheld
for federal income tax purposes.

Meetings of the Trust may be called by
the managing owner.  In addition,
meetings will be called upon
receipt by the managing owner
of a written request signed by limited
owners holding interests equal to
at least ten percent of the net asset
value of a series.  Thereafter, the
managing owner shall give written
notice to all limited owners, in
person or by certified mail within 15
days after such receipt, of such
meeting and its purpose.  Such
meeting must be held at least 30 but
not more than 60 days after the
receipt of such notice.  Any action
permitted to be taken at a meeting
may be taken without a meeting on
written approval of the limited owners
holding interests of the
percentage required to approve any
such action if a meeting were
held.

Fiscal Year  The Trust's fiscal year
begins on January 1 on each year
and ends on December 31 of each
year, except that (i) the first fiscal
year of the Trust commenced on
December 17, 1997, the date the
Certificate of Trust was filed, and (ii) the fiscal year in which the Trust terminates will end on the date of termination of the Trust.

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

THE FUTURES MARKETS

To understand the nature of the
investments each series makes,
subscribers should familiarize
themselves with the following
information.

Futures And Forward Contracts

Futures contracts in the U.S. can be
traded only on approved
exchanges and call for the future
delivery of various commodities.
These contractual obligations may be
satisfied either by taking or
making physical delivery or by making
an offsetting sale or purchase of
a futures contract on the same
exchange.  In certain instances, the
S&P 500 contract for example,
delivery is made through a cash
settlement.

Forward currency contracts are traded
off-exchange through banks or
dealers.  In such instances, the bank
or dealer generally acts as
principal in the transaction and
charges "bid-ask" spreads.

Futures and forward trading is a "zero-
sum" risk transfer economic
activity.  For every gain, there is an
equal and offsetting loss.

Options On Futures Contracts

An option on a futures contract gives
the purchaser of the option the
right but not the obligation to take a
position at a specified price (the
"striking," "strike," or "exercise"
price) in a futures contract.  A "call"
option gives the purchaser the right to
buy the underlying futures
contract, and the purchaser of a "put"
option acquires the right to take
a sell position in the underlying
contract.  The purchase price of an
option is referred to as its "premium."
The seller (or "writer") of an
option is obligated to take a position
at a specified price opposite to
the option buyer if the option is
exercised.  Thus, in the case of a call
option, the seller must be prepared to
sell the underlying futures
contract at the strike price if the
buyer should exercise the option.  A
seller of a put option, on the other
hand, stands ready to buy the
underlying futures contract at the
strike price.

A call option on a futures contract is
said to be "in-the-money" if the
strike price is below current market
levels and "out-of-the-money" if
that price is above market.  Similarly,
a put option on a futures contract
is said to be "in-the-money" if the
strike price is above current market
levels and "out-of-the-money" if the
strike price is below current market
levels.

Hedgers And Speculators

The two broad classifications of
persons who trade futures are
"hedgers" and "speculators."  Hedging
is designed to minimize the
losses that may occur because of
price changes, for example, between
the time a producer contracts to sell a
commodity and the time of
delivery.  The futures and forward
markets enable the hedger to shift
the risk of price changes to the
speculator.  The speculator risks
capital with the hope of making profits
from such changes.  Speculators, such
as the Trust, rarely take delivery
of the physical commodity but rather
close out their futures positions through offsetting futures contracts.

Exchanges; Position And Daily Limits; Margins

Each of the commodity exchanges in
the U.S. has an associated
"clearinghouse."  Once trades made
between members of an
exchange have been cleared, each
clearing broker looks only to the
clearinghouse for all payments in
respect of such broker's open
positions.  The clearinghouse
"guarantee" of performance on open
positions does not run to customers.
If a member firm goes bankrupt,
customers could lose money.

The CFTC and the U.S. exchanges
have established "speculative
position limits" on the maximum
positions that each trading advisor
may hold or control in futures
contracts on certain commodities.

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

Most U.S. exchanges limit the
maximum change in futures prices
during any single trading day.  Once
the "daily limit" has been reached,
it becomes very difficult to execute
trades.  Because these limits apply
on a day-to-day basis, they do not limit ultimate losses, but may reduce or eliminate liquidity.

When a position is established, "initial margin" is deposited. On most exchanges, at the close of each trading day, "variation margin," representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader's account. If "variation margin" payments cause a trader's
"initial margin" to fall below
"maintenance margin" levels, a
"margin call" is made, requiring the
trader to deposit additional margin or
have his position closed out.

Each series trades on a number of
foreign commodity exchanges.
Foreign commodity exchanges differ in
certain respects from their U.S.
counterparts.

Some foreign exchanges also have no
position limits, with each dealer
establishing the size of the positions it will permit traders to hold. To the extent that any series engages in transactions on foreign exchanges, it is subject to the risk of fluctuations in the exchange rate between the native currencies of any foreign exchange on which it trades and the U.S. dollar (which risks may be hedged) and the possibility that exchange controls could be imposed in the future.

No U.S. agency regulates trading
outside of the U.S., which generally
involve forward contracts with banks
or transactions in physical
commodities generally.  No regulatory
scheme currently exists in
relation to the foreign currency
forward market, except for regulation
of general banking activities and
exchange controls in the various
jurisdictions where trading occurs or
in which the currency originates.

There is no limitation on daily price
moves on forward contracts in
foreign currencies traded through
banks, brokers, or dealers.  While
margin calls are not required by
foreign exchanges, Prudential
Securities may be subject to daily
margin calls in foreign markets.

Trading Methods

Managed futures strategies are
generally classified as either (i)
technical or fundamental or (ii)
systematic or discretionary.

Technical And Fundamental Analysis

Technical analysis operates on the
theory that market prices,
momentum, and patterns at any given
point in time reflect all known
factors affecting the supply and
demand for a particular commodity.
Consequently, technical analysis
focuses on market data as the most
effective means of attempting to
predict future prices.

Fundamental analysis, in contrast,
focuses on the study of factors
external to the markets, for example:
weather, the economy of a
particular country, government
policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis assumes that markets are imperfect and that market mispricings can be identified.

Systematic And Discretionary Trading Approaches

A systematic trader relies on trading
programs or models to generate
trading signals.  Discretionary traders
make trading decisions of the
basis of their own judgment.

Each approach involves inherent risks.
For example, systematic
traders may incur substantial losses
when fundamental or unexpected
forces dominate the markets, while
discretionary traders may overlook
price trends which would have been
signaled by a system.

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

Trend Following

Trend-following advisors try to take
advantage of major price
movements, in contrast with traders
who focus on making many small
profits on short-term trades or through
relative value positions.  Trend-
following traders assume that most of
their trades will be unprofitable.
They look for a few large profits from
big trends.  During periods with
no major price movements, a trend-
following trading manager is likely
to have big losses.

Risk Control Techniques

Trading managers often adopt risk
management principles.  Such
principles typically restrict the size or positions taken as well as establishing stop-loss points at which losing positions must be liquidated. No risk control technique can assure that big losses will be avoided.

The programs used by each series'
trading advisors are technical,
systematic, and trend following.

Regulation Of Markets

Commodity Exchange Act

The U.S. Congress enacted the
Commodity Exchange Act to regulate
trading in commodities, the exchanges
on which they are traded, the
individual brokers who are members of
such exchanges, and
commodity professionals and
commodity brokerage houses that
trade in these commodities in the U.S.

Commodity Futures Trading Commission

The CFTC is an independent
governmental agency that administers
the Commodity Exchange Act and is
authorized to promulgate rules
thereunder.  One function of the CFTC
is to implement the objectives
of the Commodity Exchange Act in
preventing price manipulation and
excessive speculation and to promote
orderly and efficient commodity
futures markets.  The CFTC has
adopted regulations covering, among
other things, (i) the designation of
contract markets; (ii) the monitoring
of U.S. commodity exchange rules; (iii)
the establishment of speculative
position limits; (iv) the
registration of commodity brokers
and brokerage houses, floor brokers,
introducing brokers, leverage
transaction merchants, commodity
trading advisors, commodity pool
operators and their principal
employees engaged in non-clerical
commodities activities ("associated
persons"), and (v) the segregation
of customers' funds and recordkeeping
by, and minimum financial
requirements and periodic audits of,
such registered commodity
brokerage houses and professionals.
Under the Commodity Exchange
Act, the CFTC is empowered, among
other things, to (i) hear and
adjudicate complaints of any person
(e.g., a limited owner) against all
individuals and firms registered or
subject to registration under the
Commodity Exchange Act
(reparations), (ii) seek injunctions and restraining orders, (iii) issue cease and desist orders, (iv) initiate disciplinary proceedings, (v) revoke, suspend, or not renew registrations, and (vi) levy substantial fines. The Commodity
Exchange Act also provides for certain
other private rights of action
and the possibility of imprisonment for
violations.

The CFTC has adopted extensive
regulations affecting commodity pool
operators (such as the managing
owner) and commodity trading
advisors (such as the trading advisors)
and their associated persons
which, among other things, require the
giving of disclosure documents
to new customers and the retention of
current trading and other
records, prohibit pool operators from
commingling pool assets with
those of the operators or their other
customers and require pool
operators to provide their customers
with periodic account statements
and an annual report.  Upon request by
the CFTC, the managing
owner also will furnish the CFTC with
the names and addresses of the
limited owners, along with copies of
all transactions with, and reports
and other communications to, the
limited owners.  The CFTC has
recently amended its regulations
relating to the disclosure,
recordkeeping, and reporting
obligations affecting commodity pool
operators.  These regulations, as
adopted, among other things,
streamline the disclosure documents
and increase from six to nine
months the time period after which
such documents must be updated.

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

U.S. Commodity Exchanges

U.S. commodity exchanges are given
certain latitude in promulgating
rules and regulations to control and
regulate their members and
clearing houses, as well as the trading
conducted on their floors.
Examples of current regulations by an
exchange include establishment
of initial and maintenance margin
levels, size of trading units, daily
price fluctuation limits, and other
contract specifications.  Except for
those rules relating to margins, all
exchange rules and regulations
relating to terms and conditions of
contracts of sale or to other trading
requirements currently must be
reviewed and approved by the CFTC.

National Futures Association

Substantially all commodity pool
operators, commodity trading
advisors, futures commission
merchants, introducing brokers, and
their associated persons are members
or associated members of the
National Futures Association.  The
National Futures Association's
principal regulatory operations include
(i) auditing the financial
condition of futures commission
merchants, introducing brokers,
commodity pool operators, and
commodity trading advisors; (ii)
arbitrating commodity futures
disputes between customers and
National Futures Association
members; (iii) conducting disciplinary
proceedings; and (iv) registering
futures commission merchants,
commodity pool operators, commodity
trading advisors, introducing
brokers, and their respective
associated persons, and floor brokers.

The regulation of commodities
transactions in the U.S. is a rapidly
changing area of law and the various
regulatory procedures described
herein are subject to modification by
U.S. Congressional action,
changes in CFTC rules, and
amendments to exchange regulations
and National Futures Association
regulations.
                        98

HOW MANAGED FUTURES FIT INTO A PORTFOLIO

"Managed futures" is a sector of the
futures industry made up of
professionals, known as commodity
trading advisors, who on behalf of
their clients manage portfolios made
up of futures and forward
contracts traded on exchanges around
the world.  Utilizing extensive
resources, markets can be accessed
and monitored around the world
24 hours a day.  For over 20 years,
institutions and individuals have
made managed futures part of their
well-diversified portfolios.  In that
time period, the industry has grown to
nearly $35 billion in assets
under management.1  As the industry
has grown, so has the number,
liquidity, and efficiency of the futures markets globally.

Managed futures encompass over 50
markets worldwide, and as a
result investors can gain global
market exposure in their portfolios as
well as add non-financial investments.
Thus, investing in a managed
futures fund can be an effective way
to globally diversify a portfolio.

A managed futures fund provides three
benefits to an investor's overall
portfolio:

Potential for both reduced volatility
and enhanced returns.

Profit potential in any market
environment.

Access to global and non-financial
commodity markets.

Potential for both reduced volatility
and enhanced returns.  Futures
and forwards exhibit more risk than
stocks or bonds.  However, adding
a managed futures fund has the
potential to reduce overall portfolio
volatility and enhance returns.  This
potential benefit was chiefly
demonstrated in two key academic
works.  First, Modern Portfolio
Theory, developed by the Nobel Prize
Laureate economists Drs. Harry
M. Markowitz and William Sharpe,
asserts that a portfolio of
investments which have positive
returns and low to non-correlation
with each other can improve the
risk/reward characteristics of the
combined holdings.  In other words, a
portfolio comprised of different
investments, which exhibit returns
that are independent of each other
(i.e. non-correlated), can improve the
risk profile of an investor's entire
portfolio.

Second, in his landmark study, Dr.
John Lintner of Harvard University
was the first of many to specifically
demonstrate that adding a
managed futures component to a
portfolio can potentially enhance
returns.  Dr. Lintner concluded that a
portfolio of judicious investments
which include stocks, bonds, and
managed futures ". . . show
substantially less risk at every
possible level of expected return than
portfolios of stocks (or stocks and
bonds) alone."2

---------------
1 As of December 31, 1998, Managed Accounts Reports.
2 Lintner, John, "The Potential role of Managed Commodity
Financial futures Accounts (and/or Funds) in Portfolios of Stocks and Bonds." Annual conference of Financial Analysts Federation, May 1983.

This diversification effect of managed
futures is demonstrated by
looking at the performance of
managed futures compared to that of
U.S. stocks, U.S. bonds, and
international stocks during a major
decline.  When measured against a
decline in the stock and bond
markets, the graph below shows how
managed futures would have
provided the benefits of portfolio
diversification due to its non-
correlation, or independent
performance, to stocks and bonds.
However, this does not mean that the
returns of managed futures are
negatively correlated (i.e. perform
opposite) to that of stocks and
bonds, but that managed futures is not
correlated (i.e. performs
independently) to stocks and bonds.

\\
        (GRAPH)
\\

Profit potential in any market
environment:  With stocks and bonds,
investors typically buy securities
which they believe will increase in
value, and they may have no strategy
for when markets fall.  Futures
contracts, on the other hand, can be
easily sold short on the prospect
that the market will go down.  As a
result, declining markets may also
represent opportunities for managed
futures.

Access to global and non-financial
markets:  Finally, over the years the
futures markets have expanded
globally to include investments in
stock and bond indices, currencies,
precious and base metals,
agricultural products and so forth.
Investors can gain access to over
50 financial and non-financial markets
around the globe.
                         100


Comparison Of Performance Among Asset Classes

The following table provides a
comparison of U.S. stocks, U.S. bonds,
and international stocks to each
series' performance.

                       Series B          Series C
                    Eclipse Capital      Hyman Beck
                    Global Monetary   The Asset Allocation
                        Program           Portfolio          US Stocks    US Bonds   Intl Stocks
June 1998               -2.22%              -3.42%             4.06%        1.02%       0.78%
July 1998               -3.63               -2.43             -1.06         0.08        1.04
August 1998             10.81                9.29            -14.45         1.95      -12.37
September 1998           4.94                2.84              6.41         2.86       -3.04
October 1998             1.18               -0.80              8.12        -0.71       10.45
November 1998           -2.31               -6.70              6.06         0.60        5.15
December 1998            3.39                6.33              5.76         0.25        3.97

January 1999            -2.33               -1.47              4.18         0.71       -0.27
February 1999            2.85                2.81             -3.11        -2.38       -2.36
March 1999               2.68               -0.61              4.00         0.50        4.20
April 1999               4.37                5.32              3.87         0.25        4.07
May 1999                 0.28                0.59             -2.36        -1.03       -5.13
June 1999                2.74                0.98              5.55        -0.31        3.92
July 1999                1.83               -0.27             -3.12        -0.28        2.99
August 1999              1.00               -1.78              0.50        -0.08        0.39
September 1999           1.48               -1.88             -2.74         0.90        1.03
October 1999            -4.36               -8.29              6.33         0.26        3.77
November 1999           -0.95               -1.82              2.03        -0.06        3.50
December 1999           -1.09               -1.22              5.88        -0.61        8.99

January 2000             0.72                0.13             -5.02        -0.03       -6.34
February 2000           -6.62              -14.56             -1.89         1.25        2.71

Notes To Performance Chart

U.S. Stocks* - Standard & Poor's
500 Stock Index (dividends reinvested)
an unmanaged weighted
index of 500 stocks.

International Stocks* - Morgan
Stanley's EAFE Index (dividends
reinvested).

U.S. Bonds* - Lehman Brothers'
Government/Corporate Bond Index
(coupons reinvested).

* These indices are representative of
equity and debt securities and
are not to be construed as an actively
managed portfolio.

Sources:  Standard & Poor's, Lehman
Brothers, and Lipper Analytical
Associates.

Investors should be aware that stocks,
bonds, and managed futures
are very different types of
investments, each involving different
investment considerations and risks,
including but not limited to
liquidity, safety, guarantees,
insurance, fluctuation of principal
and/or return, tax features leverage,
and volatility.  For example, trading
in futures, forward, and options may
involve a greater degree of risk than
investing in stocks and bonds due to,
among other things, a greater
degree of leverage and volatility.
Also, U.S. government bonds are
guaranteed by the U.S. government
and, if held to maturity, offer both
a fixed rate of interest and return of
principal.

Past Performance Is Not Necessarily
Indicative Of Future Results

FEDERAL INCOME TAX CONSEQUENCES

The following constitutes the opinion
of Rosenman & Colin LLP and
briefly summarizes the material U.S.
federal income tax consequences
to individual investors in the Trust.

The Partnership Tax Status Of A Series In The Trust

Because it is expected that each
series in the Trust will be classified
as a partnership for U.S. federal
income tax purposes, it is not
anticipated that the Trust will pay any
federal corporate income tax.  It
may be that the various series in the
Trust (or the Trust itself) would
constitute so-called "publicly traded
partnerships," in which event such
series (or the Trust itself) generally
would be subject to federal income
tax as corporations, and distributions
to limited owners would be
taxable as dividends.  However,
because of the expected income to be
earned by each series in the Trust, it
is likely, but not certain, that each
series will be exempt from taxation as
a corporation for U.S. federal
income tax purposes.

Taxation Of Limited Owners On Profits
And Losses Of A Series Of The Trust

Assuming that each series is treated
as a partnership for federal
income tax purposes, each limited
owner must pay tax on his share of
the series' annual income and gains, if
any, even though the series
does not intend to make any cash
distributions.

Losses Allocated To Limited Owners

A limited owner may deduct series'
losses only to the extent of his tax
basis in his interest.  Generally, a
limited owner's tax basis is the
amount paid for the interest reduced
(but not below zero) by his share
of the series' distributions, losses and expenses and increased by his share of the series' income and gains.
However, a limited owner
subject to "at-risk" limitations
(generally, non-corporate taxpayers
and closely-held corporations) can only
deduct losses to the extent he is
"at-risk."  The "at-risk" amount is
similar to tax basis, except that it
does not include any amount borrowed
on a nonrecourse basis by the
series or from someone with an
interest in the series.

"Passive-Activity Loss Rules" And Its
Effect On The Treatment Of Income And Loss

The trading activities of each series
are not "passive activities," and
therefore the passive activity loss
rules will not result in series' losses
being nondeductible (but such losses
may of course be subject to
other deductibility limitations
described in this summary).  Similarly,
series' income and gains will not be
treated as passive activity income.

Cash Distributions And Partial Redemptions

A limited owner who receives cash
from the Trust, either through a
distribution or a partial redemption,
will not pay tax on that cash until
distributions exceed his tax basis in
his interest.  A limited owner
cannot recognize a loss with respect
to a partial redemption until his
entire interest is fully redeemed.  An
exchange of interests in one
series for interests in another series
will be treated as a redemption of
the interests being exchanged.

Gain Or Loss On Section 1256
Contracts And Non-Section 1256
Contract

Section 1256 Contracts are futures
contracts and most options traded
on U.S. commodity exchanges and
certain foreign currency contracts.
For tax purposes, Section 1256
Contracts that remain open at year-
end are treated as if the position were
closed at year-end.  The gain or
loss on Section 1256 Contracts is
characterized as 60% long-term
capital gain or loss and 40% short-
term capital gain or loss regardless
of how long the position was held.

Non-Section 1256 Contracts include,
among other things, certain
foreign currency transactions.  A
series' gain and loss from these Non-
Section 1256 Contracts generally will
be short-term capital gain or
loss, but certain of these transactions
may generate ordinary income.

Capital Gains And Losses

For individuals, long-term capital gains
(i.e., net gain on capital assets
held more than one year and 60% of
the gain on Section 1256
Contracts) are taxed at a maximum
U.S. federal income tax rate of
20%, and short-term capital gains (i.e., net gain on capital assets held one year or less and 40% of the gain on Section 1256 Contracts) are subject to tax at the same rates as ordinary income, with a maximum
U.S. federal income tax rate of 39.6%.
Individual taxpayers can
deduct capital losses only to the
extent of their capital gains plus
$3,000.  Accordingly, a series could
suffer significant capital losses
and a limited owner could still be
required to pay taxes on, for
example, his share of the series'
interest income.

An individual taxpayer can carry back
net capital losses on Section
1256 Contracts three years to offset
earlier gains on Section 1256
Contracts.  To the extent the taxpayer
cannot offset past Section 1256
Contract gains, he can carry forward
such losses indefinitely.

Limited Deduction For Certain Expenses

The managing owner intends to cause
each series to report
management fees and trading advisory
fees as trade or business
expenses, and as such not subject to
deductibility limitations
applicable to investment advisory
expenses.  The Internal Revenue
Service could contend otherwise, and
if expenses are recharacterized
as investment expenses, the
deductible amount of these expenses
would be reduced accordingly (and
would not be deductible at all for
alternative minimum tax purposes) to
the extent allocable to limited
owners who are individuals.

The Internal Revenue Service could
also take the position that a
portion of the brokerage fees paid by a
series is a non-deductible
syndication expense.

Interest Income

Interest received by a series is taxed
as ordinary income.  Net capital
losses of non-corporate limited owners
can offset ordinary income only
to the extent of $3,000 per year.  See
"Capital Gains And Losses" in
this section.

Investment Interest Deductibility Limitations

Individual taxpayers can deduct
"investment interest," i.e., interest on indebtedness allocable to property held for investment, only to the extent that it does not exceed net investment income. Net investment income does not include adjusted net capital gain absent an election by an individual taxpayer to pay tax on such gains at regular income tax rates, and not at the lower 20% rate.

Unrelated Business Taxable Income

It is anticipated that tax-exempt
limited owners should not be required
to pay tax on their share of income or
gains of the Trust, provided that
such limited owners do not purchase
interests with borrowed funds.

Foreign Individual Limited Owners

Although not free from doubt, a foreign
individual limited owner who
files with the Trust all requested
certifications and documentation
should not be required to pay or be
subject to U.S. federal income or
withholding tax with respect to his
ownership of an interest.  However,
if such limited owner holds the
interest at the time of his death, his
estate may be subject to U.S. federal
estate taxation with respect to
such interest.

Internal Revenue Service Audits Of
The Trust And Its Limited Owners

The Internal Revenue Service audits
series-related items at the Trust
level rather than at the limited owner
level.  The managing owner acts
as "tax matters partner" with the
authority to determine the Trust's
responses to an
                        103
audit.  If an audit results in an
adjustment, all limited owners
of one or more given series
may be required to pay additional
taxes, interest, and penalties.
Interest on tax deficiencies generally
is not deductible by non-corporate
limited owners.

Foreign, State And Local, And Other Taxes

In addition to the federal income tax
consequences described above, a
series and the limited owners may be
subject to various foreign, state
and local, and other taxes.  Any such
foreign taxes may be creditable
against a limited owner's U.S. federal
income tax liability (if any).

Importance Of Obtaining Professional Advice

Prospective investors are urged to
consult their own tax advisers
before deciding whether to invest.

The foregoing analysis is not intended
as a substitute for careful tax
planning, particularly because the
income tax consequences of an
investment in the trust and of a series' transactions are complex, and certain of these consequences would vary significantly with the particular situation of each limited owner. Accordingly, prospective investors are strongly urged to consult their own tax advisors regarding the possible federal, state and local tax consequences of an investment in the trust including, for example, the alternative minimum tax.

LEGAL MATTERS

Legal matters in connection with this
offering have been passed upon
for the Trust, the managing owner, and
Prudential Securities by
Rosenman & Colin LLP, 575 Madison
Avenue, New York, New York
10022.  Certain legal matters relating
to Delaware law have been
passed upon for the Trust and the
managing owner by Richards,
Layton & Finger, P.A., Wilmington,
Delaware.  Rosenman & Colin LLP
acts as counsel generally for the
managing owner and advises the
managing owner with respect to its
responsibilities as managing owner
of, and with respect to matters
relating to, the Trust.  Rosenman &
Colin LLP also represents Prudential
Securities and certain of its
affiliates from time to time in various
matters, and it is expected they
will continue to do so in the future.

ADDITIONAL INFORMATION

The Trust has filed with the SEC a
registration statement for each
series of interests on Form S-1, as
amended (both registration
statements are referred to collectively
as the registration statements),
with respect to the securities offered
hereby.  This prospectus does not
contain all of the information set forth in the registration statements, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (e.g., the Selling Agreement, the Escrow Agreement, and the
Brokerage agreement).  A copy of
each registration statement has also
been provided to the CFTC.  The
descriptions contained herein of
agreements included as exhibits in the
registration statement are
necessarily summaries.  Reference is
made to the registration
statements, including the exhibits
thereto, for further information with
respect to the Trust and each series'
securities.  Such information may
be examined without charge at the
public reference facilities of the
SEC, Judiciary Plaza, 450 Fifth Street,
N.W., Washington, D.C. 20549,
and copies may be obtained therefrom
upon payment of the fees
prescribed by the SEC. In addition, all of the SEC's public filings, including the public filings of each series, are available at the Commission's
Web Site at http://www.sec.gov.

EXPERTS

The financial statements of Series B
and Series C of World Monitor
Trust as of December 31, 1999 and
1998, for the year
ended December 31, 1999, and for the
period from June 10, 1998
(commencement of operations) to
December 31, 1998 and the
statement of financial condition of the
managing owner as of
December 31, 1999, included in this
prospectus have been so included
in reliance on the reports of
PricewaterhouseCoopers LLP,
independent accountants, given on the
authority of said firm as experts
in accounting and auditing.

The statements referred to under
"FEDERAL INCOME TAX CONSEQUENCES"
have been reviewed by Rosenman &
Colin LLP and are included in reliance
upon their authority as experts
in tax law in the U.S.
                                 104

GLOSSARY OF TERMS

The following glossary may assist
prospective investors in
understanding the terms used in this
prospectus:

Additional Seller.  Means certain
selected additional U.S. sellers
and/or certain foreign securities firms
retained by the managing owner.

Additional U.S. Seller.  Means certain
selected brokers or dealers
retained by the managing owner that
are members of the NASD.

Affiliate of the Managing Owner.
Means:  (i) any Person directly or
indirectly owning, controlling or
holding with power to vote 10% or
more of the outstanding voting
securities of the managing owner;
(ii) any Person 10% or more of whose
outstanding voting securities are
directly or indirectly owned, controlled or held with power to vote, by the managing owner; (iii) any Person, directly or indirectly, controlling, controlled by, or under common control of the managing owner;
(iv) any officer, director or partner of the managing owner; or (v) if such Person is an officer, director or partner of the managing owner, any Person for which such Person acts in any such capacity.

Aggregate $$:  (All Programs
excluding Notional) and Aggregate $$:
(All Proforma Programs excluding
Notional).  Means the aggregate
amount of actual assets under the
management of the trading advisor
in all programs as of the end of the
period covered by the capsule.
This number excludes Notional Funds.

Aggregate $$:  (All programs including
Notional) and Aggregate $$:
(All Proforma Programs including
Notional).  Means the aggregate
amount of total assets under the
management of the trading advisor in
all programs as of the end of the
period covered by the capsule.  This
number includes Notional Funds.

Aggregate $$ in this Program
(excluding Notional).  Means the
aggregate amount of actual assets
under the management of the
trading advisor in the program shown
as of the end of the period
covered by the capsule.  This number
excludes Notional Funds.

Aggregate $$ in this Program
(including Notional).  Means the
aggregate amount of total assets
under the management of the trading
advisor in the program shown as of the
end of the period covered by
the capsule.  This number includes
Notional Funds.

Annual Rate of Return.  Is calculated
by multiplying on a compound
basis each of the Monthly Rates of
Return and not by adding or
averaging the Monthly Rates of
Return.

Clearing Broker.  Any person who
engages in the business of effecting
transactions in commodities contracts
for the account of the Trust.
Prudential Securities acts in this
capacity for the Trust.

Commodity.  Goods, wares,
merchandise, produce and in general
everything that is bought and sold in
commerce.  Out of this large
class, certain commodities, because
of their wide distribution,
universal acceptance and
marketability in commercial channels,
have become the subject of trading on
various national and international
exchanges located in principal
marketing and commercial areas.
Traded commodities are sold in
predetermined lots and quantities.

Commodity Broker.  Means, under the
NASAA guidelines, any person
who engages in the business of
effecting transactions in commodity
contracts for the account of other or
for his own account.

Commodity Contract.  Means a
contract or option thereon providing
for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

Commodity Futures Trading
Commission ("CFTC").  An independent
regulatory commission of the U.S.
government empowered to regulate
commodity futures transactions and
other commodity transactions
under the Commodity Exchange Act.

Contract Month.  The month in which a
futures contract may be
satisfied by making or accepting
delivery of the underlying commodity.

Contract round-turn.  The initial
purchase of a long or short contract
and the subsequent purchase of an
offsetting contract.

Counter-trend liquidations.  Closing
out a position after significant
price move on the assumption that the
market is due for a correction.

Daily price fluctuation limit.  The
maximum permitted fluctuation
imposed by commodity exchanges in
the price of a commodity futures
contract for a given commodity that
can occur on a commodity
exchange on a given day in relation to
the previous day's settlement
price, which maximum permitted
fluctuation is subject to change from
time to time by the exchange.  In the
U.S., these limits, including
changes thereto, are subject to CFTC
approval.  These limits generally
are not imposed on option contracts or
outside the U.S.

Dealing Day.  The first business day
after a valuation point occurs.

Delivery.  The process of satisfying a
commodity futures contract, an
option on a physical commodity, or
forward contract by transferring
ownership of a specified quantity and
grade of a cash commodity to
the purchaser thereof.

Draw-down.  Means losses
experienced by the composite record
over a specified period.  Individual
accounts may experience larger draw-
downs than are reflected in the
composite record of a particular
trading portfolio.  Where an individual
account has experienced a draw-down
that is greater than has been
experienced on a composite basis, the
largest draw-down experienced by
such individual account is
presented.  Draw-downs are measured
on the basis of month-end net
asset values only.

Extraordinary Expenses.  Pursuant to
Section 4.7(a) of the Trust
agreement, Extraordinary Expenses of
the Trust and each series
include, but are not limited to, legal
claims and liabilities and litigation
costs and any permitted
indemnification associated therewith.

ERISA Plans.  Employee benefit plans
governed by the Employee
Retirement Income Security Act of
1974, usually referred to as ERISA.

Forward contract.  A cash market
transaction in which the buyer and
seller agree to the purchase and sale
of a specific quantity of a
commodity for delivery at some future
time under such terms and
conditions as the two may agree upon.

Futures contract.  A contract providing
for the delivery or receipt at a
future date of a specified amount and
grade of a traded commodity at
a specified price and delivery point, or for cash settlement. Such contracts are uniform for each commodity on each exchange and vary only with respect to price and delivery time. A commodity futures contract should be distinguished from the actual physical commodity, which is termed a "cash commodity."
It is important to note that
trading in commodity futures
contracts involves trading in contracts
for future delivery of commodities and not the buying and selling of particular lots of commodities. A contract to buy or sell may be satisfied either by making or taking delivery of the commodity and payment or acceptance of the entire purchase price therefor, or by offsetting the contractual obligation with a countervailing contract on the same on a linked exchange prior to delivery.

Individual Retirement Fund.  Means an
Individual Retirement Account
or a Keogh Plan, both of which are
vehicles to save money for use
during retirement.

IRA Accounts.  Means Individual
Retirement Accounts.

Interests.  Means the beneficial
interest of each interest-holder in the
profits, losses, distributions, capital, and assets of the Trust. The managing owner's Capital
Contributions shall be represented by
"general" interests and
a limited owner's Capital Contributions
shall be represented by "limited" interests.
Interests will not be represented by
certificates.

Internal Revenue Code.  The Internal
Revenue Code of 1986, as amended.

Largest monthly draw-down.  Means
the greatest decline in month-end
net asset value due to losses
sustained by a trading portfolio on a
composite basis or an individual
account for any particular month.

Largest peak-to-valley draw-down.
Means the greatest cumulative
percentage decline in month-end net
asset value due to losses
sustained by a trading portfolio on a
composite basis or an individual
account during any period in which the
initial month-end net asset
value is not equaled or exceeded by a
subsequent month-end asset
value.

Limited Owner.  A limited owner is any
person or entity acting in his,
her or its capacity as an interest-
holder in one or more series of the
Trust, and may include the managing
owner with respect to interests
purchased by it.

Limit order.  A trading order which
sets a limit on either price or time of
execution or both.  Limit orders (as
contrasted with stop orders) do not
become market orders.

Long contract.  A contract to accept
delivery of (buy) a specified
amount of a commodity at a future
date at a specified price.

Market order.  A trading order to
execute a trade at the most favorable
price as soon as possible.

Margin.  A good faith deposit with a
broker to assure fulfillment of a
purchase or sale of a commodity
futures, or, in certain cases, forward
or option contract.  Commodity
margins do not usually involve the
payment of interest.

Managing Owner.  Prudential
Securities Futures Management Inc. or
any substitute therefor as provided in
the Trust agreement.

Margin call.  A demand for additional
funds after the initial good faith
deposit required to maintain a
customer's account in compliance
with the requirements of a particular
commodity exchange or of a
commodity broker.

Monthly Rate of Return.  Means net
performance for the month, in
general, computed on a weekly basis
and then compounds.

NASD.  Means the National
Association of Securities Dealers, Inc.

NASAA.  Means the North American
Securities Administrators
Association, Inc.

NASAA Guidelines.  Means the
guidelines for the Registration of
Commodity Pool Programs imposed by
the NASAA.

NFA.  Means National Futures
Association, the self-regulatory
organization for the futures industry.

Net Asset Value.  (Sometimes referred
to as NAV.)  Total assets minus
total liabilities.  (See Section 1.1 of
the Trust agreement attached as
Exhibit A for a more complete
definition.)

New High Net Trading Profits.  See
"FEE AND EXPENSES - CHARGES TO
BE PAID BY THE TRUST
- Management and Incentive
Fees To The Trading Advisor."

Net Worth.  See Section 4.3(i) of the
Trust agreement for the definition
of "Net Worth."  Insofar as Net Worth
relates to investor suitability, see
the heading entitled "State Suitability
Requirements" in the
Subscription Agreement (Exhibit D).

Notional Funds.  The amount by which
the nominal account size
exceeds the amount of actual funds.
Performance summaries set forth
herein reflect the adoption of a
method of presenting rate-of-return
and performance disclosure authorized by the CFTC, referred to as the Fully-Funded Subset method. To qualify for the use of the Fully-
Funded Subset method, the CFTC's
1993 Fully-Funded Subset
Advisory requires that certain
computations be made in order to
arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-
Funded Subset and the resultant
rates of return are representative of
the trading program.

NYMEX.  The New York Mercantile
Exchange.

Open Position.  A contractual
commitment arising under a long
contract or a short contract that has
not been extinguished by an
offsetting trade or by delivery.

Organization and offering expenses.
Those expenses incurred in
connection with the formation,
qualification, and initial registration of the Trust and the interests and in initially offering, distributing and processing the interests under applicable federal and state law, and any other expenses actually incurred and directly or indirectly related to the organization of the Trust or the initial offering of the interests.
See Section 4.7(a) of the Trust
agreement attached as Exhibit A for a
more particular enumeration of such
expenses, all of which will be paid
by Prudential Securities or an affiliate.

Parent.  Means a company which owns
all or the majority of the
outstanding equity of a trust,
corporation, partnership, or a limited
liability company.

Parameters.  A value which can be
freely assigned in a trading system
in order to vary the timing of signals.

Pattern recognition.  The ability to
identify patterns that appeared to
act as precursors of price advances or
declines in the past.

Promoter.  Means any person who
directly or indirectly organizes an
investment opportunity in a trust,
corporation, partnership or limited
liability company.

Pyramiding.  A method of using all or
part of an unrealized profit in a
commodity contract position to
provide margin for any additional
commodity contracts of the same or
related commodities.

Redemption Date.  Means the first
dealing day to occur at least two
business days after the date the
managing owner has received a
Redemption Request in proper order.

Redemption Price.  Means the net
asset value per interest on the
valuation point immediately preceding
the dealing day on which a
redemption will become effective.

Resistance.  A previous high.  A price
level over the market where
selling pressure overcomes buying
pressure and a price advance is
turned back.

Secular trend.  Intermediate upswings
and downswings in price that
over a long period of time constitutes
a big move.

Series.  Means a separate series of the
Trust as provided in Sections
3806(b)(2) and 3804 of the Delaware
Business Trust Act, the interests
of which shall be beneficial interests
in the Trust Estate separately
identified with and belonging to such
series.

Short contract.  A contract to make
delivery of (sell) a specified
amount of a commodity at a future
date at a specified price.

Speculative Position Limit.  The
maximum number of speculative
futures or option contracts in any one
commodity (on one contract
market), imposed by the CFTC or a
U.S. commodity exchange, that
can be held or controlled at one time
by one person or a group of
persons acting together.  These limits
generally are not imposed for
trading on markets or exchanges
outside the U.S.

Spot contract.  A cash market
transaction in which buyer and seller
agree to the purchase and sale of a
specific commodity for immediate
delivery.

Spreads or straddles.  A transaction
involving the simultaneous
holding of futures and/or option
contracts dealing with the same
commodity but involving different
delivery dates or different markets,
and in which the trader expects to
earn profits from a widening or
narrowing movement of the prices of
the different contracts.

Standard Deviation.  Means a measure
of volatility of returns.  A
statistical measure of risk that
represents the variability of returns
around the mean (average) return.
The lower the standard deviation,
the closer the returns are to the mean
(average) value.  Conversely,
the higher the standard deviation, the
more widely dispersed the
returns are around the mean
(average).

Stop-loss order.  An order to buy or
sell at the market when a definite
price is reached, either above or
below the price of the instrument that
prevailed when the order was given.

Stop order.  An order given to a broker
to execute a trade when the
market price for the contract reaches
the specified stop order price.
Stop orders are utilized to protect
gains or limit losses on open
positions.  Stop orders become market
orders when the stop order
price is reached.

Support. A previous low. A price level under the market where buying interest is sufficiently strong to overcome selling pressure.

Systematic technical charting
systems.  A system which is technical
in nature and based on chart patterns as opposed to pure mathematical calculations.

Trading Approach.  See "Eclipse
Capital's Trading Systems" under
"SERIES B" and "Hyman Beck's
Trading Systems" under "SERIES C."

Trading Advisor. Any entity or entities acting in its capacity as a commodity trading advisor to the
Trust and any substitute(s) therefor
as provided herein.

Trustee.  Wilmington Trust Company
or any substitute therefor as
provided in the Trust agreement.

Underwriter.  Means a broker-dealer
which attempts to sell interests
issued directly by a trust, a
corporation, a partnership or a limited
liability company in a public or private offering.

Unrealized profit or loss. The profit or loss which would be realized on an open position in a futures, forward or option contract if it were closed at the current market value price for such contract.

Valuation Point.  The close of business
on Friday of each week, or
such other day as may be determined
by the managing owner.
                                 109

                                INDEX TO
                      CERTAIN FINANCIAL INFORMATION
                                                               Page
WORLD MONITOR TRUST - Series B

Report of Independent Accountants                              111

Financial Statements as of December 31, 1999 and 1998,
for the year ended December 31, 1999, and for the
period from June 10, 1998 (commencement of
operations) to December 31, 1998                               112

Notes to Financial Statements                                  114

WORLD MONITOR TRUST - Series C

Report of Independent Accountants                              119

Financial Statements as of December 31, 1999 and 1998,
for the year ended December 31, 1999, and for the
period from June 10, 1998 (commencement of
operations) to December 31, 1998                               120

Notes to Financial Statements                                  122

PRUDENTIAL SECURITIES FUTURES MANAGEMENT INC.

Report of Independent Accountants                              127

Statement of Financial Condition as of December 31, 1999       128

Notes to Statement of Financial Condition                      129

PricewaterhouseCoopers (LOGO)

                                            PricewaterhouseCoopers LLP
                                            1177 Avenue of the Americas
                                            New York, NY 10036
                                            Telephone (212) 596 8000
                                            Facsimile (212) 596 8910

                       Report of Independent Accountants

To the Managing Owner and
Limited Owners of
World Monitor Trust--Series B

In our opinion, the accompanying statements of financial condition and the related statements of operations and changes in trust capital present fairly, in all material respects, the financial position of World Monitor Trust--Series B at December 31, 1999 and 1998, and the results of its operations for the year ended December 31, 1999 and for the period from June 10, 1998 (commencement of operations) to December 31, 1998 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Managing Owner; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the Managing Owner, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

    January 28, 2000

                         WORLD MONITOR TRUST--SERIES B
                          (a Delaware Business Trust)
                       STATEMENTS OF FINANCIAL CONDITION

                                                                                December 31,
                                                                        ----------------------------
                                                                            1999            1998
----------------------------------------------------------------------------------------------------
ASSETS
Cash                                                                    $25,912,785     $11,239,221
Net unrealized gain on open futures contracts                               373,042         318,838
                                                                        ------------    ------------
Total assets                                                            $26,285,827     $11,558,059
                                                                        ------------    ------------
                                                                        ------------    ------------
LIABILITIES AND TRUST CAPITAL
Liabilities
Commissions payable                                                     $   186,575     $    76,364
Redemptions payable                                                          72,082              --
Management fees payable                                                      49,811          20,626
Incentive fees payable                                                          658          60,812
                                                                        ------------    ------------
Total liabilities                                                           309,126         157,802
                                                                        ------------    ------------
Commitments

Trust capital
Limited interests (210,979.665 and 100,451.891 interests outstanding)    25,660,475      11,249,078
General interests (2,600 and 1,350 interests outstanding)                   316,226         151,179
                                                                        ------------    ------------
Total trust capital                                                      25,976,701      11,400,257
                                                                        ------------    ------------
Total liabilities and trust capital                                     $26,285,827     $11,558,059
                                                                        ------------    ------------
                                                                        ------------    ------------

Net asset value per limited and general interest ('Interests')          $    121.63     $    111.98
                                                                        ------------    ------------
                                                                        ------------    ------------
----------------------------------------------------------------------------------------------------
                  The accompanying notes are an integral part of these statements.

                         WORLD MONITOR TRUST--SERIES B
                          (a Delaware Business Trust)
                            STATEMENTS OF OPERATIONS

                                                                                           For the
                                                                                         period from
                                                                                        June 10, 1998
                                                                                        (commencement
                                                                      Year ended       of operations)
                                                                     December 31,      to December 31,
                                                                         1999               1998
------------------------------------------------------------------------------------------------------
REVENUES
Net realized gain on futures contracts                                $ 2,457,582        $ 1,155,799
Change in net unrealized gain on open futures contracts                    54,204            318,838
Interest income                                                         1,002,609            257,456
                                                                    ---------------    ---------------
                                                                        3,514,395          1,732,093
                                                                    ---------------    ---------------
EXPENSES
Commissions                                                             1,540,819            374,878
Incentive fees                                                            458,510            200,596
Management fees                                                           398,506             96,966
                                                                    ---------------    ---------------
                                                                        2,397,835            672,440
                                                                    ---------------    ---------------
Net income                                                            $ 1,116,560        $ 1,059,653
                                                                    ---------------    ---------------
                                                                    ---------------    ---------------
ALLOCATION OF NET INCOME
Limited interests                                                     $ 1,102,475        $ 1,044,906
                                                                    ---------------    ---------------
                                                                    ---------------    ---------------
General interests                                                     $    14,085        $    14,747
                                                                    ---------------    ---------------
                                                                    ---------------    ---------------
NET INCOME PER WEIGHTED AVERAGE LIMITED AND GENERAL INTEREST
Net income per weighted average limited and general interest          $      6.91        $     13.06
                                                                    ---------------    ---------------
                                                                    ---------------    ---------------
Weighted average number of limited and general interests
  outstanding                                                             161,647             81,115
                                                                    ---------------    ---------------
                                                                    ---------------    ---------------
------------------------------------------------------------------------------------------------------

                     STATEMENTS OF CHANGES IN TRUST CAPITAL

                                                              LIMITED        GENERAL
                                             INTERESTS       INTERESTS      INTERESTS        TOTAL
-----------------------------------------------------------------------------------------------------
Trust capital--December 31, 1997                 10.000     $   --          $  1,000      $     1,000
Contributions                               104,078.948      10,450,494      135,432       10,585,926
Net income                                      --            1,044,906       14,747        1,059,653
Redemptions                                  (2,287.057)       (246,322)       --            (246,322)
                                            -----------     -----------     ---------     -----------
Trust capital--December 31, 1998            101,801.891      11,249,078      151,179       11,400,257
Contributions                               133,826.024      16,017,261      150,962       16,168,223
Net income                                           --       1,102,475       14,085        1,116,560
Redemptions                                 (22,048.250)     (2,708,339)          --       (2,708,339)
                                            -----------     -----------     ---------     -----------
Trust capital--December 31, 1999            213,579.665     $25,660,475     $316,226      $25,976,701
                                            -----------     -----------     ---------     -----------
                                            -----------     -----------     ---------     -----------
-----------------------------------------------------------------------------------------------------
                  The accompanying notes are an integral part of these statements.

                         WORLD MONITOR TRUST--SERIES B
                          (a Delaware Business Trust)
                         NOTES TO FINANCIAL STATEMENTS

A. General

The Trust, Trustee, Managing Owner and Affiliates

   World Monitor Trust (the 'Trust') is a business trust organized under the laws of Delaware on December 17, 1997. The Trust commenced trading operations on June 10, 1998 and will terminate on December 31, 2047 unless terminated sooner as provided in the Second Amended and Restated Declaration of Trust and Trust Agreement. The Trust consists of three separate and distinct series ('Series'):
Series A, B and C. The assets of each Series are segregated from the other Series, separately valued and independently managed. Each Series was formed to engage in the speculative trading of a diversified portfolio of futures, forward and options contracts and may, from time to time, engage in cash and spot transactions. The trustee of the Trust is Wilmington Trust Company. The managing owner is Prudential Securities Futures Management Inc. (the 'Managing Owner'), a wholly owned subsidiary of Prudential Securities Incorporated ('PSI') which, in turn, is a wholly owned subsidiary of Prudential Securities Group Inc. PSI is the selling agent for the Trust as well as the commodity broker ('Commodity Broker') of the Trust.

The Offering

   Beneficial interests in each Series ('Interests') are being offered once each week until each Series' subscription maximum has been issued either through sale or exchange. On June 10, 1998, a sufficient number of subscriptions for each Series had been received and accepted by the Managing Owner to permit each Series to commence trading. Series B completed its initial offering with gross proceeds of $5,709,093 from the sale of 56,330.929 limited interests and 760 general interests.

   Series A was offered until it achieved its subscription maximum of $34,000,000 during November 1999. Series B and C continue to be offered to investors who meet certain established suitability standards, with a minimum initial subscription of $5,000 ($2,000 for an individual retirement account) per subscriber, although the minimum purchase for any single Series is $1,000. Interests in Series B and Series C will continue to be offered on a weekly basis at the then current net asset value per Interest until the subscription maximum of $33,000,000 for each Series is sold ('Continuous Offering Period'). Additional purchases may be made in $100 increments.

   The Managing Owner is required to maintain at least a 1% interest in the capital, profits and losses of each Series so long as it is acting as the Managing Owner, and it will make such contributions (and in return will receive such general interests) as are necessary to effect this requirement.

The Trading Advisor

   Each Series has its own independent commodity trading advisor that makes that Series' trading decisions. The Managing Owner, on behalf of the Trust, entered into an advisory agreement with Eclipse Capital Management, Inc. (the 'Trading Advisor') to make the trading decisions for Series B. The advisory agreement may be terminated at the discretion of the Managing Owner. The Managing Owner has allocated 100% of the proceeds from the initial and continuous offering of Series B to the Trading Advisor and it is currently contemplated that the Trading Advisor will continue to be allocated 100% of additional capital raised for Series B during the Continuous Offering Period.

Exchanges, Redemptions and Termination

   Interests owned in one Series may be exchanged, without any charge, for Interests of one or more other Series on a weekly basis for as long as Interests in those Series are being offered to the public. Exchanges are made at the applicable Series' then current net asset value per Interest as of the close of business on the Friday immediately preceding the week in which the exchange request is effected. The exchange of Interests is treated as a redemption of Interests in one Series (with the related tax consequences) and the simultaneous purchase of Interests in the Series exchanged into.

   Redemptions are permitted on a weekly basis. Interests redeemed on or before the end of the first and second successive six-month periods after their effective dates of purchase are subject to a redemption fee of 4% and 3%, respectively, of the net asset value at which they are redeemed. Redemption fees are paid to the Managing Owner.

   In the event that the estimated net asset value per Interest of a Series at the end of any business day, after adjustments for distributions, declines by 50% or more since the commencement of trading activities or the first day of a fiscal year, the Series will terminate.

B. Summary of Significant Accounting Policies

Basis of accounting

   The financial statements of Series B are prepared in accordance with generally accepted accounting principles.

   Commodity futures and forward transactions are reflected in the accompanying statements of financial condition on trade date. The difference between the original contract amount and market value is reflected as net unrealized gain or loss. The market value of each contract is based upon the closing quotation on the exchange, clearing firm or bank on, or through, which the contract is traded.

   The weighted average number of limited and general interests outstanding was computed for purposes of disclosing net income per weighted average limited and general interest. The weighted average limited and general interests are equal to the number of Interests outstanding at period end, adjusted proportionately for Interests subscribed and redeemed based on their respective time outstanding during such period.

   Series B has elected not to provide a Statement of Cash Flows as permitted by Statement of Financial Accounting Standards No. 102, 'Statement of Cash Flows--Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale.'

   Certain balances from the prior period have been reclassified to conform with the current financial statement presentation.

Income taxes

   Series B is treated as a partnership for Federal income tax purposes. As such, Series B is not required to provide for, or pay, any Federal or state income taxes. Income tax attributes that arise from its operations are passed directly to the individual Interest holders including the Managing Owner. Series B may be subject to other state and local taxes in jurisdictions in which it operates.

Profit and loss allocations and distributions

   Series B allocates profits and losses for both financial and tax reporting purposes to its Interest holders weekly on a pro rata basis based on each owner's Interests outstanding during the week. Distributions (other than redemptions of Interests) may be made at the sole discretion of the Managing Owner on a pro rata basis in accordance with the respective capital balances of the Interest holders; however, the Managing Owner does not presently intend to make any distributions.

Accounting for Derivative Instruments

   In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ('SFAS') No. 133, Accounting for Derivative Instruments and Hedging Activities, which Series B adopted effective October 1, 1999. SFAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities and requires that an entity recognize all derivatives as assets or liabilities measured at fair value. SFAS No. 133 supersedes SFAS No. 119, Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments and SFAS No. 105 Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentrations of Credit Risk which required the disclosure of average aggregate fair values and contract/notional values, respectively, of derivative financial instruments for an entity like Series B which carries its assets at fair value. The adoption of SFAS No. 133 has not had a material effect on the carrying value of assets and liabilities within the financial statements.

C. Fees

Organizational, offering, general and administrative costs

   PSI or its affiliates paid the costs of organizing Series B and continue to pay the costs of offering its Interests as well as administrative costs incurred by the Managing Owner or its affiliates for services it performs for Series B. These costs include, but are not limited to, those discussed in Note D below. Routine legal, audit, postage and other routine third party administrative costs also are paid by PSI or its affiliates.

Management and incentive fees

   Series B pays its Trading Advisor a management fee at an annual rate of 2% of Series B's net asset value allocated to its management. The management fee is determined weekly and the sum of such weekly amounts is paid monthly. Series B also pays its Trading Advisor a quarterly incentive fee equal to 20% of such Trading Advisor's 'New High Net Trading Profits' (as defined in the advisory agreement). The incentive fee also accrues weekly.

Commissions

   The Managing Owner and the Trust entered into a brokerage agreement with PSI to act as Commodity Broker for each Series whereby Series B pays a fixed fee for brokerage services rendered at an annual rate of 7.75% of Series B's net asset value. The fee is determined weekly and the sum of such weekly amounts is paid monthly. From this fee, PSI pays execution costs (including floor brokerage expenses, give-up charges and NFA, clearing and exchange fees), as well as compensation to employees who sell Interests.

D. Related Parties

   The Managing Owner or its affiliates perform services for Series B which include but are not limited to: brokerage services, accounting and financial management, registrar, transfer and assignment functions, investor communications, printing and other administrative services. As further described in Note C, except for costs related to brokerage services, PSI or its affiliates pay the costs of these services in addition to costs of offering Series B's Interests as well as its routine operational, administrative, legal and auditing costs.

   The costs charged to Series B for brokerage services for the year ended December 31, 1999 and the period from June 10, 1998 (commencement of operations) to December 31, 1998 were $1,540,819 and $374,878, respectively.

   All of the proceeds of the offering of Series B are received in the name of Series B and are deposited in trading or cash accounts at PSI. Series B's assets are maintained either with PSI or, for margin purposes, with the various exchanges on which Series B is permitted to trade. PSI credits Series B monthly with 100% of the interest it earns on the average net assets in Series B's accounts.

   Series B, acting through its Trading Advisor, may execute over-the-counter, spot, forward and/or option foreign exchange transactions with PSI. PSI then engages in back-to-back trading with an affiliate, Prudential-Bache Global Markets Inc. ('PBGM'). PBGM attempts to earn a profit on such transactions. PBGM keeps its prices on foreign currency competitive with other interbank currency trading desks. All over-the-counter currency transactions are conducted between PSI and Series B pursuant to a line of credit. PSI may require that collateral be posted against the marked-to-market positions of Series B.

   As of December 31, 1999, a non-U.S. affiliate of the Managing Owner owns
101.245 limited interests of Series B.

E. Income Taxes

   There have been no differences between the tax basis and book basis of Interest holders' capital since inception of the Trust.

F. Credit and Market Risk

   Since Series B's business is to trade futures, forward (including foreign exchange transactions) and options contracts, its capital is at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).

   Futures, forward and options contracts involve varying degrees of off-balance sheet risk; and changes in the level or volatility of interest rates, foreign currency exchange rates or the market values of the contracts (or commodities underlying the contracts) frequently result in changes in unrealized gain (loss) on open futures contracts reflected in the statements of financial condition. Series B's exposure to market risk is influenced by a number of factors including the relationships among the contracts held by Series B as well as the liquidity of the markets in which the contracts are traded.

   Futures and options contracts are traded on organized exchanges and are thus distinguished from forward contracts which are entered into privately by the parties. The credit risks associated with futures and options contracts are typically perceived to be less than those associated with forward contracts because exchanges typically provide clearinghouse arrangements in which the collective credit (subject to certain limitations) of the members of the exchanges is pledged to support the financial integrity of the exchange. On the other hand, Series B must rely solely on the credit of its broker (PSI) with respect to forward transactions. Series B presents unrealized gains and losses on open forward positions, if any, as a net amount in the statements of financial condition because it has a master netting agreement with PSI.

   The Managing Owner attempts to minimize both credit and market risks by requiring Series B and its Trading Advisor to abide by various trading limitations and policies. The Managing Owner monitors compliance with these trading limitations and policies which include, but are not limited to, executing and clearing all trades with creditworthy counterparties (currently, PSI is the sole counterparty or broker); limiting the amount of margin or premium required for any one commodity or all commodities combined; and generally limiting transactions to contracts which are traded in sufficient volume to permit the taking and liquidating of positions. Additionally, pursuant to the Advisory Agreement among Series B, the Managing Owner and the Trading Advisor, Series B shall automatically terminate the Trading Advisor if the net asset value allocated to the Trading Advisor declines by 33 1/3% from the value at the beginning of any year or since the commencement of trading activities. Furthermore, the Second Amended and Restated Declaration of Trust and Trust Agreement provides that Series B will liquidate its positions, and eventually dissolve, if Series B experiences a decline in the net asset value of 50% from the value at the beginning of any year or since the commencement of trading activities. In each case, the decline in net asset value is after giving effect for distributions, contributions and redemptions. The Managing Owner may impose additional restrictions (through modifications of such trading limitations and policies) upon the trading activities of the Trading Advisor as it, in good faith, deems to be in the best interests of Series B.

   PSI, when acting as the futures commission merchant in accepting orders for the purchase or sale of domestic futures and options contracts, is required by Commodity Futures Trading Commission ('CFTC') regulations to separately account for and segregate as belonging to Series B all assets of Series B relating to domestic futures and options trading and is not to commingle such assets with other assets of PSI. At December 31, 1999, such segregated assets totalled $23,549,423. Part 30.7 of the CFTC regulations also requires PSI to secure assets of Series B related to foreign futures and options trading which totalled $2,736,404 at December 31, 1999. There are no segregation requirements for assets related to forward trading.

   As of December 31, 1999, all open futures contracts mature within six months.

   Gross contract amounts represent Series B's potential involvement in a particular class of financial instrument (if it were to take or make delivery on an underlying futures contract). Gross contract amounts significantly exceed future cash requirements as Series B intends to close out open positions prior to settlement and thus is generally subject only to the risk of loss arising from the change in the value of the contracts. As such, Series B considers the 'fair value' of its futures contracts to be the net unrealized gain or loss on the contracts. Thus, the amount at risk associated with counterparty nonperformance of all contracts is the net unrealized gain included in the statements of financial condition. The market risk associated with Series B's commitments to purchase commodities is limited to the gross contract amounts involved, while the market risk associated with its commitments to sell is unlimited since its potential involvement is to make delivery of an underlying commodity at the contract price; therefore, it must repurchase the contract at prevailing market prices.

   As of December 31, 1998, gross contract amounts of open futures contracts for Series B were:

                                                              1998
                                                          ------------
Stock Index Futures:
  Commitments to purchase                                 $ 2,063,543
  Commitments to sell                                         431,061
Interest Rate Futures:
  Commitments to purchase                                  18,765,253
  Commitments to sell                                      33,264,891
Currency Futures:
  Commitments to purchase                                   2,212,998
  Commitments to sell                                       4,951,649
Commodity Futures:
  Commitments to purchase                                      95,361
  Commitments to sell                                       2,291,372

   The following table presents the fair value of futures contracts at December 31, 1999 and 1998.

                                                               1999                           1998
                                                   ----------------------------     ------------------------
                                                      Assets        Liabilities      Assets      Liabilities
                                                   ------------     -----------     --------     -----------
  Domestic exchanges
     Stock indices                                   $     --        $   20,100     $ 24,250      $       --
     Interest rates                                   126,538                --        1,059              --
     Currencies                                        35,254           130,915      156,861           4,900
     Commodities                                       12,320            23,740        9,860          19,030
  Foreign exchanges
     Stock indices                                     17,878                --       43,079              --
     Interest rates                                   110,580             9,267      187,766          45,758
     Commodities                                      360,789           106,295       77,834         112,183
                                                   ------------     -----------     --------     -----------
                                                     $663,359        $  290,317     $500,709      $  181,871
                                                   ------------     -----------     --------     -----------
                                                   ------------     -----------     --------     -----------

   The following table presents the average fair value and trading revenues of futures contracts for the period from June 10, 1998 (commencement of operations) through December 31, 1998.

                                                                  Average Fair Value
                                                             ----------------------------      Trading
                                                                Assets        Liabilities      Revenues
                                                             ------------     -----------     ----------
  Domestic exchanges
     Stock indices                                             $  3,593        $    1,322     $   35,676
     Interest rates                                              64,477             1,186        542,824
     Currencies                                                 134,149            14,868        661,699
     Commodities                                                 41,831            10,790      (290,729)
  Foreign exchanges
     Stock indices                                               23,604             6,608          3,084
     Interest rates                                             152,397            18,819        740,433
     Commodities                                                 16,478           110,824      (218,350)
                                                             ------------     -----------     ----------
                                                               $436,529        $  164,417     $1,474,637
                                                             ------------     -----------     ----------
                                                             ------------     -----------     ----------

PricewaterhouseCoopers (LOGO)

                                            PricewaterhouseCoopers LLP
                                            1177 Avenue of the Americas
                                            New York, NY 10036
                                            Telephone (212) 596 8000
                                            Facsimile (212) 596 8910


                       Report of Independent Accountants

To the Managing Owner and
Limited Owners of
World Monitor Trust--Series C

In our opinion, the accompanying statements of financial condition and the related statements of operations, and changes in trust capital present fairly, in all material respects, the financial position of World Monitor Trust--Series C at December 31, 1999 and 1998, and the results of its operations for the year ended December 31, 1999 and for the period from June 10, 1998 (commencement of operations) to December 31, 1998 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Managing Owner; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the Managing Owner, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

January 28, 2000

                         WORLD MONITOR TRUST--SERIES C
                          (a Delaware Business Trust)
                       STATEMENTS OF FINANCIAL CONDITION

                                                                          December 31,
                                                                 -------------------------------
                                                                     1999              1998
------------------------------------------------------------------------------------------------
ASSETS
Cash                                                             $17,735,229       $ 10,653,709
Net unrealized gain on open futures contracts                        926,878            730,421
Net unrealized gain on open forward contracts                         21,916                 --
                                                                 ------------     --------------
Total assets                                                     $18,684,023       $ 11,384,130
                                                                 ------------     --------------
                                                                 ------------     --------------
LIABILITIES AND TRUST CAPITAL
Liabilities
Commissions payable                                              $   127,800       $     71,305
Redemptions payable                                                   52,286                 --
Management fees payable                                               35,938             19,620
Incentive fees payable                                                   100                 --
                                                                 ------------     --------------
Total liabilities                                                    216,124             90,925
                                                                 ------------     --------------
Commitments

Trust capital
Limited interests (189,911.407 and 107,003.103
interests outstanding)                                            18,227,946         11,151,465
General interests (2,500 and 1,360 interests outstanding)            239,953            141,740
                                                                 ------------     --------------
Total trust capital                                               18,467,899         11,293,205
                                                                 ------------     --------------
Total liabilities and trust capital                              $18,684,023       $ 11,384,130
                                                                 ------------     --------------
                                                                 ------------     --------------

Net asset value per limited and general interests
('Interests')                                                    $     95.98       $     104.22
                                                                 ------------     --------------
                                                                 ------------     --------------
------------------------------------------------------------------------------------------------
                The accompanying notes are an integral part of these statements.

                         WORLD MONITOR TRUST--SERIES C
                          (a Delaware Business Trust)
                            STATEMENTS OF OPERATIONS

                                                                                          For the
                                                                                        period from
                                                                                       June 10, 1998
                                                                                       (commencement
                                                                 Year Ended           of operations)
                                                                December 31,          to December 31,
                                                                    1999                   1998
------------------------------------------------------------------------------------------------------
REVENUES
Net realized gain (loss) on commodity transactions              $   (970,845)           $    26,790
Change in net unrealized gain on open commodity
  positions                                                          218,373                730,421
Interest income                                                      821,254                253,993
                                                            --------------------     -----------------
                                                                      68,782              1,011,204
                                                            --------------------     -----------------
EXPENSES
Commissions                                                        1,275,546                365,442
Management fees                                                      329,595                 94,417
Incentive fees                                                       143,759                 85,488
                                                            --------------------     -----------------
                                                                   1,748,900                545,347
                                                            --------------------     -----------------
Net income (loss)                                               $ (1,680,118)           $   465,857
                                                            --------------------     -----------------
                                                            --------------------     -----------------
ALLOCATION OF NET INCOME (LOSS)
Limited interests                                               $ (1,655,869)           $   458,452
                                                            --------------------     -----------------
                                                            --------------------     -----------------
General interests                                               $    (24,249)           $     7,405
                                                            --------------------     -----------------
                                                            --------------------     -----------------
NET INCOME (LOSS) PER WEIGHTED AVERAGE LIMITED AND
GENERAL INTEREST
Net income (loss) per weighted average limited and
  general interest                                              $     (10.83)           $      5.80
                                                            --------------------     -----------------
                                                            --------------------     -----------------
Weighted average number of limited and general interests
  outstanding                                                        155,131                 80,300
                                                            --------------------     -----------------
                                                            --------------------     -----------------
------------------------------------------------------------------------------------------------------

                     STATEMENTS OF CHANGES IN TRUST CAPITAL

                                                              LIMITED        GENERAL
                                             INTERESTS       INTERESTS      INTERESTS        TOTAL
-----------------------------------------------------------------------------------------------------
Trust capital--December 31, 1997                 10.000     $        --     $  1,000      $     1,000
Contributions                               109,709.375      10,828,547      133,335       10,961,882
Net income                                           --         458,452        7,405          465,857
Redemptions                                  (1,356.272)       (135,534)          --         (135,534)
                                            -----------     -----------     ---------     -----------
Trust capital--December 31, 1998            108,363.103      11,151,465      141,740       11,293,205
Contributions                               110,965.263      11,497,940      122,462       11,620,402
Net loss                                             --      (1,655,869)     (24,249 )     (1,680,118)
Redemptions                                 (26,916.959)     (2,765,590)          --       (2,765,590)
                                            -----------     -----------     ---------     -----------
Trust capital--December 31, 1999            192,411.407     $18,227,946     $239,953      $18,467,899
                                            -----------     -----------     ---------     -----------
                                            -----------     -----------     ---------     -----------
-----------------------------------------------------------------------------------------------------
                  The accompanying notes are an integral part of these statements.

                         WORLD MONITOR TRUST--SERIES C
                          (a Delaware Business Trust)
                         NOTES TO FINANCIAL STATEMENTS

A. General

The Trust, Trustee, Managing Owner and Affiliates

   World Monitor Trust (the 'Trust') is a business trust organized under the laws of Delaware on December 17, 1997. The Trust commenced trading operations on June 10, 1998 and will terminate on December 31, 2047 unless terminated sooner as provided in the Second Amended and Restated Declaration of Trust and Trust Agreement. The Trust consists of three separate and distinct series ('Series'):
Series A, B and C. The assets of each Series are segregated from the other Series, separately valued and independently managed. Each Series was formed to engage in the speculative trading of a diversified portfolio of futures, forward and options contracts and may, from time to time, engage in cash and spot transactions. The trustee of the Trust is Wilmington Trust Company. The managing owner is Prudential Securities Futures Management Inc. (the 'Managing Owner'), a wholly owned subsidiary of Prudential Securities Incorporated ('PSI') which, in turn, is a wholly owned subsidiary of Prudential Securities Group Inc. PSI is the selling agent for the Trust as well as the commodity broker ('Commodity Broker') of the Trust.

The Offering

   Beneficial interests in each Series ('Interests') are being offered once each week until each Series' subscription maximum has been issued either through sale or exchange. On June 10, 1998, a sufficient number of subscriptions for each Series had been received and accepted by the Managing Owner to permit each Series to commence trading. Series C completed its initial offering with gross proceeds of $5,706,177 from the sale of 56,301.77 limited interests and 760 general interests.

   Series A was offered until it achieved its subscription maximum of $34,000,000 during November 1999. Series B and C continue to be offered to investors who meet certain established suitability standards, with a minimum initial subscription of $5,000 ($2,000 for an individual retirement account) per subscriber, although the minimum purchase for any single Series is $1,000. Interests in Series B and C will continue to be offered on a weekly basis at the net asset value per Interest until the subscription maximum of $33,000,000 for each Series is sold ('Continuous Offering Period'). Additional purchases may be made in $100 increments.

   The Managing Owner is required to maintain at least a 1% interest in the capital, profits and losses of each Series so long as it is acting as the Managing Owner, and it will make such contributions (and in return will receive such general interests) as are necessary to effect this requirement.

The Trading Advisor

   Each Series has its own independent commodity trading advisor that makes that Series' trading decisions. The Managing Owner, on behalf of the Trust, entered into an advisory agreement with Hyman Beck & Company, Inc. (the 'Trading Advisor') to make the trading decisions for Series C. The advisory agreement may be terminated at the discretion of the Managing Owner. The Managing Owner has allocated 100% of the proceeds from the initial and continuous offering of Series C to the Trading Advisor and it is currently contemplated that the Trading Advisor will continue to be allocated 100% of additional capital raised for Series C during the Continuous Offering Period.

Exchanges, Redemptions and Termination

   Interests owned in one Series may be exchanged, without any charge, for Interests of one or more other Series on a weekly basis for as long as Interests in those Series are being offered to the public. Exchanges are made at the applicable Series' then current net asset value per Interest as of the close of business on the Friday immediately preceding the week in which the exchange request is effected. The exchange of Interests is treated as a redemption of Interests in one Series (with the related tax consequences) and the simultaneous purchase of Interests in the Series exchanged into.

   Redemptions are permitted on a weekly basis. Interests redeemed on or before the end of the first and second successive six-month periods after their effective dates of purchase are subject to a redemption fee of 4% and 3%, respectively, of the net asset value at which they are redeemed. Redemption fees are paid to the Managing Owner.

   In the event that the estimated net asset value per Interest of a Series at the end of any business day, after adjustments for distributions, declines by 50% or more since the commencement of trading activities or the first day of a fiscal year, the Series will terminate.

B. Summary of Significant Accounting Policies

Basis of accounting

   The financial statements of Series C are prepared in accordance with generally accepted accounting principles.

   Commodity futures and/or forward transactions are reflected in the accompanying statements of financial condition on trade date. The difference between the original contract amount and market value is reflected as net unrealized gain or loss. The market value of each contract is based upon the closing quotation on the exchange, clearing firm or bank on, or through, which the contract is traded.

   The weighted average number of limited and general interests outstanding was computed for purposes of disclosing net income per weighted average limited and general interest. The weighted average limited and general interests are equal to the number of Interests outstanding at period end, adjusted proportionately for Interests subscribed and redeemed based on their respective time outstanding during such period.

   Series C has elected not to provide a Statement of Cash Flows as permitted by Statement of Financial Accounting Standards No. 102, 'Statement of Cash Flows--Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale.'

   Certain balances from the prior period have been reclassified to conform with the current financial statement presentation.

Income taxes

   Series C is treated as a partnership for Federal income tax purposes. As such, Series C is not required to provide for, or pay, any Federal or state income taxes. Income tax attributes that arise from its operations are passed directly to the individual Interest holders including the Managing Owner. Series C may be subject to other state and local taxes in jurisdictions in which it operates.

Profit and loss allocations and distributions

   Series C allocates profits and losses for both financial and tax reporting purposes to its Interest holders weekly on a pro rata basis based on each owner's Interests outstanding during the week. Distributions (other than redemptions of Interests) may be made at the sole discretion of the Managing Owner on a pro rata basis in accordance with the respective capital balances of the Interest holders; however, the Managing Owner does not presently intend to make any distributions.

Accounting for Derivative Instruments

   In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ('SFAS') No. 133, Accounting for Derivative Instruments and Hedging Activities, which Series C adopted effective October 1, 1999. SFAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities and requires that an entity recognize all derivatives as assets or liabilities measured at fair value. SFAS No. 133 supersedes SFAS No. 119, Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments and SFAS No. 105. Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentrations of Credit Risk which required the disclosure of average aggregate fair values and contract/notional values, respectively, of derivative financial instruments for an entity like Series C which carries its assets at fair value. The adoption of SFAS No. 133 has not had a material effect on the carrying value of assets and liabilities within the financial statements.

C. Fees

Organizational, offering, general and administrative costs

   PSI or its affiliates paid the costs of organizing Series C and continue to pay the costs of offering its Interests as well as administrative costs incurred by the Managing Owner or its affiliates for services it performs for Series C. These costs include, but are not limited to, those discussed in Note D below. Routine legal, audit, postage and other routine third party administrative costs also are paid by PSI or its affiliates.

Management and incentive fees

   Series C pays its Trading Advisor a management fee at an annual rate of 2% of Series C's net asset value allocated to its management. The management fee is determined weekly and the sum of such weekly amounts is paid monthly. Series C also pays its Trading Advisor a quarterly incentive fee equal to 23% of such Trading Advisor's 'New High Net Trading Profits' (as defined in the advisory agreement). The incentive fee also accrues weekly.

Commissions

   The Managing Owner and the Trust entered into a brokerage agreement with PSI to act as Commodity Broker for each Series whereby Series C pays a fixed fee for brokerage services rendered at an annual rate of 7.75% of Series C's net asset value. The fee is determined weekly and the sum of such weekly amounts is paid monthly. From this fee, PSI pays execution costs (including floor brokerage expenses, give-up charges and NFA, clearing and exchange fees), as well as compensation to employees who sell Interests.

D. Related Parties

   The Managing Owner or its affiliates perform services for Series C which include but are not limited to: brokerage services, accounting and financial management, registrar, transfer and assignment functions, investor communications, printing and other administrative services. As further described in Note C, except for costs related to brokerage services, PSI or its affiliates pay the costs of these services in addition to costs of offering Series C's Interests as well as its routine operational, administrative, legal and auditing costs.

   The costs charged to Series C for brokerage services for the year ended December 31, 1999 and for the period from June 10, 1998 (commencement of operations) to December 31, 1998 were $1,275,546 and $365,442, respectively.

   All of the proceeds of the offering of Series C are received in the name of Series C and are deposited in trading or cash accounts at PSI. Series C's assets are maintained either with PSI or, for margin purposes, with the various exchanges on which Series C is permitted to trade. PSI credits Series C monthly with 100% of the interest it earns on the average net assets in Series C's accounts.

   Series C, acting through its Trading Advisor, may execute over-the-counter, spot, forward and/or option foreign exchange transactions with PSI. PSI then engages in back-to-back trading with an affiliate, Prudential-Bache Global Markets Inc. ('PBGM'). PBGM attempts to earn a profit on such transactions. PBGM keeps its prices on foreign currency competitive with other interbank currency trading desks. All over-the-counter currency transactions are conducted between PSI and Series C pursuant to a line of credit. PSI may require that collateral be posted against the marked-to-market positions of Series C.

   As of December 31, 1999, a non-U.S. affiliate of the Managing Owner owns
103.156 limited interests of Series C. Additionally, a director of the Managing Owner owns 108.189 limited interests of Series C.

E. Income Taxes

   There have been no differences between the tax basis and book basis of Interest holders' capital since inception of the Trust.

F. Credit and Market Risk

   Since Series C's business is to trade futures, forward (including foreign exchange transactions) and options contracts, its capital is at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).

   Futures, forward and options contracts involve varying degrees of off-balance sheet risk; and changes in the level or volatility of interest rates, foreign currency exchange rates or the market values of the contracts (or commodities underlying the contracts) frequently result in changes in unrealized gain (loss) on open futures and forward positions reflected in the statements of financial condition. Series C's exposure to market risk is influenced by a number of factors including the relationships among the contracts held by Series C as well as the liquidity of the markets in which the contracts are traded.

   Futures and options contracts are traded on organized exchanges and are thus distinguished from forward contracts which are entered into privately by the parties. The credit risks associated with futures and options contracts are typically perceived to be less than those associated with forward contracts because exchanges typically provide clearinghouse arrangements in which the collective credit (subject to certain limitations) of the members of the exchanges is pledged to support the financial integrity of the exchange. On the other hand, Series C must rely solely on the credit of its broker (PSI) with respect to forward transactions. Series C presents unrealized gains and losses on open forward positions, if any, as a net amount in the statements of financial condition because it has a master netting agreement with PSI.

   The Managing Owner attempts to minimize both credit and market risks by requiring Series C and its Trading Advisor to abide by various trading limitations and policies. The Managing Owner monitors compliance with these trading limitations and policies which include, but are not limited to, executing and clearing all trades with creditworthy counterparties (currently, PSI is the sole counterparty or broker); limiting the amount of margin or premium required for any one commodity or all commodities combined; and generally limiting transactions to contracts which are traded in sufficient volume to permit the taking and liquidating of positions. Additionally, pursuant to the Advisory Agreement among Series C, the Managing Owner and the Trading Advisor, Series C shall automatically terminate the Trading Advisor if the net asset value allocated to the Trading Advisor declines by 33 1/3% from the value at the beginning of any year or since the commencement of trading activities. Furthermore, the Second Amended and Restated Declaration of Trust and Trust Agreement provides that Series C will liquidate its positions, and eventually dissolve, if Series C experiences a decline in the net asset value of 50% from the value at the beginning of any year or since the commencement of trading activities. In each case, the decline in net asset value is after giving effect for distributions, contributions and redemptions. The Managing Owner may impose additional restrictions (through modifications of such trading limitations and policies) upon the trading activities of the Trading Advisor as it, in good faith, deems to be in the best interests of Series C.

   PSI, when acting as the futures commission merchant in accepting orders for the purchase or sale of domestic futures and options contracts, is required by Commodity Futures Trading Commission ('CFTC') regulations to separately account for and segregate as belonging to Series C all assets of Series C relating to domestic futures and options trading and is not to commingle such assets with other assets of PSI. At December 31, 1999, such segregated assets totalled $17,395,553. Part 30.7 of the CFTC regulations also requires PSI to secure assets of Series C related to foreign futures and options trading which totalled $1,266,554 at December 31, 1999. There are no segregation requirements for assets related to forward trading.

   As of December 31, 1999, all open futures contracts mature within one year.

   Gross contract amounts represent Series C's potential involvement in a particular class of financial instrument (if it were to take or make delivery on an underlying futures contract). Gross contract amounts significantly exceed future cash requirements as Series C intends to close out open positions prior to settlement and thus is generally subject only to the risk of loss arising from the change in the value of the contracts. As such, Series C considers the 'fair value' of its futures contracts to be the net unrealized gain or loss on the contracts. Thus, the amount at risk associated with counterparty nonperformance of all contracts is the net unrealized gain included in the statements of financial condition. The market risk associated with Series C's commitments to purchase commodities is limited to the gross contract amounts involved, while the market risk associated with its commitments to sell is unlimited since its potential involvement is to make delivery of an underlying commodity at the contract price; therefore, it must repurchase the contract at prevailing market prices.

   As of December 31, 1998, gross contract amounts of open futures contracts for Series C were:

Stock Index Futures:
  Commitments to purchase                                 $    609,252
  Commitments to sell                                        3,994,656
Interest Rate Futures:
  Commitments to purchase                                   47,880,206
  Commitments to sell                                      113,068,840
Currency Futures:
  Commitments to purchase                                    4,412,265
  Commitments to sell                                        7,040,770
Commodity Futures:
  Commitments to purchase                                      414,073
  Commitments to sell                                        6,486,721

   The following table presents the fair value of futures and forward contracts at December 31, 1999 and 1998.

                                                              1999                          1998
                                                   --------------------------     ------------------------
                                                     Assets       Liabilities      Assets      Liabilities
                                                   ----------     -----------     --------     -----------
Futures Contracts:
  Domestic exchanges
     Stock indices                                 $   74,920      $   48,180     $ 18,850      $       --
     Interest rates                                   130,618              --       32,524           7,494
     Currencies                                       442,034         124,200      101,585          76,033
     Commodities                                      251,343          66,057      106,122           6,522
  Foreign exchanges
     Stock indices                                    179,998         235,856       22,194          20,543
     Interest rates                                   125,892          17,912      503,310           5,981
     Commodities                                      359,687         145,409       74,713          12,304
Forward Contracts:
  Currencies                                           30,613           8,697           --              --
                                                   ----------     -----------     --------     -----------
                                                   $1,595,105      $  646,311     $859,298      $  128,877
                                                   ----------     -----------     --------     -----------
                                                   ----------     -----------     --------     -----------

   The following table presents the average fair value and trading revenues for the period from June 10, 1998 (commencement of operations) through December 31, 1998.

                                                                        Average
                                                                       Fair Value
                                                               --------------------------      Trading
                                                                 Assets       Liabilities      Revenues
                                                               ----------     -----------     ----------
Futures Contracts:
  Domestic exchanges
     Stock indices                                              $   6,903      $   48,974     $(273,252)
     Interest rates                                                88,607           6,979        458,179
     Currencies                                                   136,249          31,162      (696,724)
     Commodities                                                   91,090          25,068       (35,884)
  Foreign exchanges
     Stock indices                                                 39,593          28,269      (155,869)
     Interest rates                                               238,693           3,346      1,615,355
     Commodities                                                   27,793          45,081       (18,197)
Forward Contracts:
  Currencies                                                       37,124          43,588      (136,397)
                                                               ----------     -----------     ----------
                                                                $ 666,052      $  232,467     $  757,211
                                                               ----------     -----------     ----------
                                                               ----------     -----------     ----------

PricewaterhouseCoopers  (LOGO)

                                     PricewaterhouseCoopers LLP
                                     1177 Avenue of the Americas
                                     New York, NY 10036
                                     Telephone 212 596 8000
                                     Facsimile   212 596 8910


                  Report of Independent Accountants

February 18, 2000

To the Board of Directors of
Prudential Securities Futures Management Inc.

In our opinion, the accompanying statement of financial condition presents fairly, in all material respects, the financial position of Prudential Securities Futures Management Inc. (the "Company") at December 31, 1999 in conformity with accounting principles generally accepted in the United States.
 This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statement of financial condition presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP

Prudential Securities Futures Management Inc.
(A wholly-owned subsidiary of Prudential Securities Incorporated)
Statement of Financial Condition
December 31, 1999

Assets

Cash                                         $       1,236
Investments in partnerships                      2,075,218
Receivables from partnerships                      175,707
Other receivables                                      100
                                             --------------
          Total assets                          $2,252,261
                                             --------------
                                             --------------

Liabilities and Stockholder's Equity

Liabilities
    Due to Parent and affiliates, net           $2,334,346
    Accrued expenses and other liabilities         130,487
                                             --------------
             Total liabilities                    2,464,833
                                             --------------

Commitments and contingencies

Stockholder's equity
    Common stock (no par value, 2,000
    shares authorized, 100 shares
    issued and outstanding)                             100
     Additional paid-in capital                   6,500,000
     Accumulated deficit                           (212,672)
                                             --------------

                                                  6,287,428

      Less:  Noninterest-bearing
        demand notes due from
        Prudential Securities
        Group Inc.                               (6,500,000)
                                             --------------

        Total stockholder's equity                 (212,572)
                                             --------------

        Total liabilities and
        stockholder's equity                     $2,252,261
                                             --------------
                                             --------------

The accompanying notes are an integral part of this financial statement

Prudential Securities Futures Management Inc.
(A wholly-owned subsidiary of Prudential Securities Incorporated)
Notes to Statement of Financial Condition

1.     General

     Prudential Securities Futures Management Inc. (the "Company") is a wholly-owned subsidiary of Prudential Securities Incorporated ("PSI" or the "Parent"), which is a wholly-owned subsidiary of Prudential Securities Group Inc. ("PSGI"). The Company is a general partner or managing owner of commodity limited partnerships and Delaware business trusts (collectively, "the Partnerships"), as well as an investment manager of open-ended investment companies, all of which were formed to engage in the speculative trading of commodity futures, forward and options contracts pursuant to trading systems developed by independent commodity trading advisors. The Company is registered with the Commodity Futures Trading Commission ("CFTC") as a commodity pool operator. The Company is also registered with the CFTC as a Commodity Trading Advisor and provides commodity trading management services to clients of PSI.

2.     Summary of Significant Accounting Policies

     Basis of accounting
     The books and records of the Company are maintained on the accrual basis of accounting in accordance with generally accepted accounting principles which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

     Income taxes
     The Company is a member of a group of affiliated companies which join in filing a consolidated federal income tax return and certain combined and unitary state and local returns. Pursuant to the tax allocation arrangements, total federal and state and local tax expense is determined on a separate company basis. Members with losses record tax benefits to the extent such losses are recognized in the consolidated federal and state and local tax provisions.

     At December 31, 1999, the Company's federal and state income tax receivables were $26,859 and $9,060, respectively, and were netted in Due to Parent and affiliates.

Prudential Securities Futures Management Inc.
(A wholly-owned subsidiary of Prudential Securities Incorporated)
Notes to Statement of Financial Condition

3.     Investments in Partnerships

     The Company's investments in partnerships are carried at its share of the underlying equity in the Partnerships' net assets. The Company's investments in partnerships and its percentage ownership in those partnerships are as follows:

     Diversified Futures Trust I        $   405,704         1.0%
     Prudential Securities
        Strategic Trust                     338,068         1.0%
     Diversified Futures Trust II           330,264         1.3%
     World Monitor Trust - Series B         316,226         1.2%
     World Monitor Trust - Series A         253,689         1.0%
     World Monitor Trust - Series C         239,953         1.3%
     Prudential-Bache Capital
         Return Futures Fund 2, L.P.        188,314         1.0%
     World Monitor Trust II - Series D        1,000       100.0%
     World Monitor Trust II - Series E        1,000       100.0%
     World Monitor Trust II - Series F        1,000       100.0%
                                         $2,075,218

     The following represents combined condensed financial information for the Partnerships in which the Company has an investment:

     Assets               $194,967,534
                          ------------
                          ------------

     Liabilities          $   7,866,576
     Partners' Capital      187,100,958
                          --------------
     Total                 $194,967,534
                          --------------
                          --------------

4.     Related Parties

     The Company has an interest-bearing loan payable to PSGI in the amount of $2,297,848 at December 31, 1999 which bears interest at PSGI's effective borrowing rate (5.3% at December 31, 1999) and is payable on demand. The loan was used to fund the purchase of investments in the Partnerships.

     The Company occupies space provided by PSI and is charged for this space. PSI also provides all administrative, legal, financial and other services to the Company and the Partnerships. The Company is billed for such services performed for both itself and the Partnerships (the balance of which is $116,847 and is included in Due to Parent and affiliates). The amount due from the Partnerships related to these services ($67,556) is included in Receivable from partnerships.

     The Company's officers and directors are also officers of  PSI.

Prudential Securities Futures Management Inc.
(A wholly-owned subsidiary of Prudential Securities Incorporated)
Notes to Statement of Financial Condition


5.     Stockholder's Equity

     The Company maintains a net worth in accordance with the limited partnership and trust agreements of the Partnerships.

     The Company has noninterest-bearing demand notes receivable from PSGI in the amount of $6,500,000 at December 31, 1999. These notes receivable are classified as a reduction of Stockholder's Equity as they represent capital subscribed but not funded. The demand notes are partially collateralized by U.S. Government security reverse repurchase agreements which contract amounts plus accrued interest approximate $5,500,000 at December 31, 1999.

6.     Commitments and Contingencies

     As a general partner or managing owner, the Company may be contingently liable for costs and liabilities incurred by the Partnerships.

WORLD MONITOR TRUST

The date of this prospectus is April   , 2000

The Trust files annual, quarterly, and current reports and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing the SEC.
Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site at http://www.sec.gov.

(LOGO)

                                                    EXHIBIT A

                      AMENDED AND RESTATED

                     DECLARATION OF TRUST
                                AND
                       TRUST AGREEMENT
                              OF
                     WORLD MONITOR TRUST

               Dated as of  February 25, 1998

                         By and Among

        PRUDENTIAL SECURITIES FUTURES MANAGEMENT INC.,

                   WILMINGTON TRUST COMPANY

                             and

                     THE INTERESTHOLDERS
                 from time to time hereunder

                      TABLE OF CONTENTS

                                                         Page


ARTICLE I

  DEFINITIONS; THE TRUST . . . . . . . . . . . . . . . . .  1
     SECTION 1.1  Definitions. . . . . . . . . . . . . . .  1
     SECTION 1.2  Name . . . . . . . . . . . . . . . . . .  7
     SECTION 1.3  Delaware Trustee; Business Offices . . .  7
     SECTION 1.4  Declaration of Trust . . . . . . . . . .  7
     SECTION 1.5  Purposes and Powers. . . . . . . . . . .  8
     SECTION 1.6  Tax Treatment. . . . . . . . . . . . . .  8
     SECTION 1.7  General Liability of the Managing Owner.  9

     SECTION 1.8  Legal Title. . . . . . . . . . . . . . .  9
     SECTION 1.9  Series Trust.  . . . . . . . . . . . . .  9


ARTICLE II


  THE TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . 10
     SECTION 2.1  Term; Resignation. . . . . . . . . . . . 10
     SECTION 2.2  Powers . . . . . . . . . . . . . . . . . 10
     SECTION 2.3  Compensation and Expenses of the Trustee 10
     SECTION 2.4  Indemnification . . . . . . . . . . . .  11
     SECTION 2.5  Successor Trustee. . . . . . . . . . . . 11
     SECTION 2.6  Liability of Trustee . . . . . . . . . . 11
     SECTION 2.7  Reliance; Advice of Counsel. . . . . . . 12


ARTICLE III


  INTERESTS; CAPITAL CONTRIBUTIONS . . . . . . . . . . .   13
     SECTION 3.1  General. . . . . . . . . . . . . . . .   13
     SECTION 3.2  Limited Interests. . . . . . . . . . .   15
     SECTION 3.3  Establishment of Series of Interests..   23
     SECTION 3.4  Establishment of Classes.  . . . . . .   24
     SECTION 3.5  Assets of Series.  . . . . . . . . . .   24
     SECTION 3.6  Liabilities of Series. . . . . . . . .   24
     SECTION 3.7  Dividends and Distributions. . . . . . . 26
     SECTION 3.8  Voting Rights. . . . . . . . . . . . . . 27
     SECTION 3.9  Equality . . . . . . . . . . . . . . . . 27
     SECTION 3.10  Exchange of Interests . . . . . . . . . 27


                         (i)

ARTICLE IV


  THE MANAGING OWNER . . . . . . . . . . . . . . . . . .  27
     SECTION 4.1  Management of the Trust. . . . . . . .  27
     SECTION 4.2  Authority of Managing Owner. . . . . .  28
     SECTION 4.3  Obligations of the Managing Owner. . .  30
     SECTION 4.4  General Prohibitions . . . . . . . . .  33
     SECTION 4.5  Liability of Covered Persons . . . . .  34
     SECTION 4.6  Indemnification of the Managing Owner.  34
     SECTION 4.7  Expenses . . . . . . . . . . . . . . .  36
     SECTION 4.8  Compensation to the Managing Owner . .  37
     SECTION 4.9  Other Business of Interestholders. . .  37
     SECTION 4.10  Voluntary Withdrawal of the Managing
              Owner. . . . . . . . . . . . . . . . . . .  37
     SECTION 4.11  Authorization of Registration Statement37
     SECTION 4.12  Litigation. . . . . . . . . . . . . .  38

ARTICLE V

  TRANSFERS OF INTERESTS . . . . . . . . . . . . . . . .  38
     SECTION 5.1  General Prohibition. . . . . . . . . .  38
     SECTION 5.2  Transfer of Managing Owner's General
              Interests. . . . . . . . . . . . . . . . .  38
     SECTION 5.3  Transfer of Limited Interests. . . . .  39

ARTICLE VI

  DISTRIBUTION AND ALLOCATIONS . . . . . . . . . . . . .  43
     SECTION 6.1  Capital Accounts . . . . . . . . . . .  43
     SECTION 6.2   Weekly Allocations . . . . . . . . ..  43
     SECTION 6.3  Allocation of Profit and Loss for United
              States Federal Income
               Tax Purposes. . . . . . . . . . . . . . .  44
     SECTION 6.4  Allocation of Distributions. . . . . .  44
     SECTION 6.5  Admissions of Interestholders; Transfers44
     SECTION 6.6  Liability for State and Local and Other
              Taxes. . . . . . . . . . . . . . . . . . .  44

ARTICLE VII

  REDEMPTIONS. . . . . . . . . . . . . . . . . . . . . .  46
     SECTION 7.1  Redemption of Interests. . . . . . . .  46
     SECTION 7.2  Redemption  by the Managing Owner . ..  48
     SECTION 7.3  Redemption  Fee . . . . . . . . . . .   48
     SECTION 7.4  Exchange of Interests.   . . . . . . .  48


                         (ii)

ARTICLE VIII

  THE LIMITED OWNERS . . . . . . . . . . . . . . . . . .  48
     SECTION 8.1  No Management or Control; Limited
              Liability. . . . . . . . . . . . . . . . .  48
     SECTION 8.2  Rights and Duties. . . . . . . . . . .  49
     SECTION 8.3  Limitation on Liability. . . . . . . .  50

ARTICLE IX

  BOOKS OF ACCOUNT AND REPORTS . . . . . . . . . . . . .  51
     SECTION 9.1  Books of Account . . . . . . . . . . .  51
     SECTION 9.2  Annual Reports and Monthly Statements.  51
     SECTION 9.3  Tax Information. . . . . . . . . . . .  51
     SECTION 9.4  Calculation of Net Asset Value of a
              Series . . . . . . . . . . . . . . . . .    51
     SECTION 9.5  Other Reports. . . . . . . . . . . . .  52
     SECTION 9.6  Maintenance of Records . . . . . . . .  52
     SECTION 9.7  Certificate of Trust . . . . . . . . .  52
     SECTION 9.8  Registration of Interests. . . . . . .  52

ARTICLE X

  FISCAL YEAR. . . . . . . . . . . . . . . . . . . . . .  53
     SECTION 10.1  Fiscal Year . . . . . . . . . . . . .  53

ARTICLE XI

  AMENDMENT OF TRUST AGREEMENT; MEETINGS . . . . . . . .  53
     SECTION 11.1  Amendments to the Trust Agreement . .  53
     SECTION 11.2  Meetings of the Trust . . . . . . . .  55
     SECTION 11.3  Action Without a Meeting. . . . . . .  55

ARTICLE XII

  TERM . . . . . . . . . . . . . . . . . . . . . . . . .  56
     SECTION 12.1  Term. . . . . . . . . . . . . . . . .  56

ARTICLE XIII

  TERMINATION. . . . . . . . . . . . . . . . . . . . . .  56
     SECTION 13.1  Events Requiring Dissolution  of the
              Trust or any Series. . . . . . . . . . . .  56
     SECTION 13.2  Distributions on Dissolution. . . . .  58
     SECTION 13.3  Termination; Certificate of
              Cancellation . . . . . . . . . . . . . .    58


                         (iii)

ARTICLE XIV

  POWER OF ATTORNEY. . . . . . . . . . . . . . . . . . .  59
     SECTION 14.1  Power of Attorney Executed Concurrently59
     SECTION 14.2  Effect of Power of Attorney . . . . .  60
     SECTION 14.3  Limitation on Power of Attorney . . .  60

ARTICLE XV

  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . 60
     SECTION 15.1  Governing Law . . . . . . . . . . . . . 60
     SECTION 15.2  Provisions In Conflict  With Law or
              Regulations. . . . . . . . . . . . . . . .   61
     SECTION 15.3  Construction. . . . . . . . . . . . .   61
     SECTION 15.4  Notices . . . . . . . . . . . . . . .   61
     SECTION 15.5  Counterparts. . . . . . . . . . . . .   62
     SECTION 15.6  Binding Nature of Trust Agreement . .   62
     SECTION 15.7  No Legal Title to Trust Estate. . . .   62
     SECTION 15.8  Creditors . . . . . . . . . . . . . .   62
     SECTION 15.9  Integration . . . . . . . . . . . . .   62

EXHIBIT A


  CERTIFICATE OF TRUST
  OF WORLD MONITOR TRUST. . . . . . . . . . . . . . . .  64


                           (iv)

                     WORLD MONITOR TRUST


     AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST
  AGREEMENT

     This AMENDED AND RESTATED DECLARATION OF TRUST AND
  TRUST AGREEMENT of WORLD MONITOR TRUST ("Trust Agreement") is made and entered into as of the 25th day of February 1998, 1998 by and among PRUDENTIAL SECURITIES FUTURES MANAGEMENT INC., a Delaware corporation (the "Managing Owner"), WILMINGTON TRUST COMPANY, a Delaware banking company, as trustee (the "Trustee"), and the INTERESTHOLDERS from time to time hereunder.

          WHEREAS, the parties entered into a Declaration of Trust and Trust Agreement dated December 17, 1997 (the
  "Initial Trust Agreement");

          WHEREAS, the parties hereto desire to amend certain provisions of the Initial Trust Agreement related to the governance of the Trust and to restate in detail their respective rights and duties relating to the Trust.


          NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:


                          ARTICLE I

                    DEFINITIONS; THE TRUST

     SECTION 1.1  Definitions.  These definitions contain
  certain provisions required by the NASAA Guidelines and, except for minor exceptions, are included verbatim from such Guidelines, and, accordingly, may not, in all cases, be relevant. As used in this Trust Agreement, the following terms shall have the following meanings unless the context otherwise requires:


     "Affiliate of the Managing Owner" means: (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of the Managing Owner; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by the Managing Owner; (iii) any Person, directly or indirectly, controlling, controlled by, or under common control of the Managing Owner; (iv) any officer, director or partner of the Managing Owner; or (v) if such Person is an officer, director or partner of the Managing Owner, any Person for which such Person acts in any such capacity.

     "Business Day" means a day other than Saturday, Sunday or other day when banks and/or securities exchanges in the City of New York or the City of Wilmington are authorized or obligated by law or executive order to close.

     "Business Trust Statute" means Chapter 38 of Title 12 of the Delaware Code, 12 Del.C. S 3801 et seq., as the same may be amended from time to time.

     "Capital Contribution" means the amount contributed and agreed to be contributed to the Trust or any Series in the Trust by any subscriber or by the Managing Owner, as applicable, in accordance with Article III hereof.

     "CE Act" means the Commodity Exchange Act, as amended.

     "Certificate of Trust" means the Certificate of Trust of the Trust in the form attached hereto as Exhibit A, filed with the Secretary of State of the State of Delaware pursuant to Section 3810 of the Business Trust Statute.

     "CFTC" means the Commodity Futures Trading Commission.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commodities" means positions in Commodity Contracts, forward contracts, foreign exchange positions and traded physical commodities, as well as cash commodities resulting from any of the foregoing positions.

     "Commodity Broker" means any person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his or her own account.

     "Commodity Contract" means any contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded physical commodity at a specified price and delivery point.

     "Continuous Offering Period" means the period following the conclusion of the Initial Offering Period and ending on the date when the number of Interests permitted to be sold pursuant to Section 3.2(f) are sold.

     "Corporate Trust Office" means the principal office at which at any particular time the corporate trust business of the Trustee is administered, which office at the date hereof is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

     "Dealing Day" shall have the meaning set forth in the Prospectus.

     "Disposition Gain" means, for each Fiscal Year of the Trust, the Series' aggregate recognized gain (including the portion thereof, if any, treated as ordinary income) resulting from each disposition of Series assets during such Fiscal Year with respect to which gain or loss is recognized for federal income tax purposes, including, without limitation, any gain or loss required to be recognized by the Series for federal income tax purposes pursuant to Section 988 or 1256 (or any successor provisions) of the Code.

     "Disposition Loss" means, for each Fiscal Year of the Trust, the Series' aggregate recognized loss (including the portion thereof, if any, treated as ordinary loss) resulting from each disposition of Series assets during such Fiscal Year with respect to which gain or loss is recognized for federal income tax purposes, including, without limitation, any gain or loss required to be recognized by the Series for federal income tax purposes pursuant to Sections 988 or 1256 (or any successor provisions) of the Code.

     "DOL" means the United States Department of Labor.

     "Employee Benefit Plan Investors" means Employee
  Benefit Plans subject to Title I of ERISA, government plans, church plans, Individual Retirement Accounts, Keogh
  Plans covering only self-employed persons and new employees, and Employee Benefit Plans covering only the sole owner of a business and/or his spouse.

     "ERISA" means the Employee Retirement Income Security
  Act of 1974, as amended.

     "Fiscal Quarter" shall mean each period ending on the last day of each March, June, September and December of each Fiscal Year.

     "Fiscal Year" shall have the meaning set forth in
  Article X hereof.

     "Initial Offering Period" means the period with respect to a Series commencing with the initial effective date of the Prospectus and terminating no later than the one hundred and twentieth (120th) day following such date unless extended for up to an additional 60 days at the sole discretion of the Managing Owner.

     "Interestholders" means the Managing Owner and all Limited Owners, as holders of Interests of a Series, where no distinction is required by the context in which the term is used.

     "Interests" means the beneficial interest of each Interestholder in the profits, losses, distributions, capital and assets of a Series of the Trust. The Managing Owner's Capital Contributions shall be represented by "General" Interests and a Limited Owner's Capital Contributions shall be represented by "Limited" Interests. Interests need not be represented by certificates.

     "Limited Owner" means any person or entity who becomes a holder of Limited Interests (as defined in Article III) and who is listed as such on the books and records of the Trust, and may include the Managing Owner with respect to the Limited Interests purchased by it.

     "Losses" means, for each Fiscal Year of each Series of the Trust, losses of the Series as determined for federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof, except that any gain or loss taken into account in determining the Disposition Gain or the Disposition Loss of the Series for such Fiscal Year shall not enter into such computations.

     "Managing Owner" means Prudential Securities Futures
  Management Inc. or any substitute therefor as provided herein.

     "Margin Call" means a demand for additional funds after the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

     "NASAA Guidelines" means the North American Securities
  Administrators Association, Inc. Guidelines for the
  Registration of Commodity Pool Programs as last amended and restated.

     "Net Asset Value of a Series" means the total assets in the Trust Estate of a Series including, but not limited to, all cash and cash equivalents (valued at cost plus accrued interest and amortization of original issue discount) less total liabilities of the Series, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting ("GAAP"), including, but not limited to, the extent specifically set forth below:

          (a) Net Asset Value of a Series shall include any unrealized profit or loss on open Commodities positions, and any other credit or debit accruing to the Series but unpaid or not received by the Series.

          (b) All open commodity futures contracts and options traded on a United States exchange are calculated at their then current market value, which shall be based upon the settlement price for that particular commodity futures contract and option traded on the applicable United States exchange on the date with respect to which Net Asset Value of a Series is being determined; provided, that if a commodity futures contract or option traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open commodity futures contracts and options traded on a non-United States exchange shall be based upon the liquidating value for that particular commodity futures contract and option traded on the applicable non-United States exchange on the date with respect to which Net Asset Value of a Series is being determined; provided, that if a commodity futures contract or option traded on a non-United States exchange could not be liquidated on such day, due to the operation of rules of the exchange upon which that position is traded or otherwise, the liquidating value on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open forward contracts entered into by a Series shall be the mean between the last bid and last asked prices quoted by the bank or financial institution which is a party to the contract on the date with respect to which Net Asset Value of a Series is being determined; provided, that if such quotations are not available on such date, the mean between the last bid and asked prices on the first subsequent day on which such quotations are available shall be the basis for determining the market value of such forward contract for such day. The Managing Owner may in its discretion value any of the Trust Estate pursuant to such other principles as it may deem fair and equitable so long as such principles are consistent with normal industry standards.

          (c)  Interest earned on a Series' commodity
       brokerage account shall be accrued at least weekly.

          (d) The amount of any distribution made pursuant to Article VI hereof shall be a liability of the Series from the day when the distribution is declared until it is paid.

     "Net Asset Value of a Series per Interest" means the Net Asset Value of a Series divided by the number of Interests of a Series outstanding on the date of calculation.

     "Net Worth" means the excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

     "NFA" means the National Futures Association.

     "Organization and Offering Expenses" shall have the meaning set forth in Section 4.7 of this Trust Agreement.

     "Person" means any natural person, partnership, limited liability company, business trust, corporation, association, "Benefit Plan Investor" (as defined in the Prospectus) or other legal entity.

     "Profits" means, for each Fiscal Year of each Series of the Trust, as determined for Federal income tax purposes, with each item of income, gain, loss or deduction entering into the computation thereof, except that any gain or loss taken into account in determining the Disposition Gain or the Disposition Loss of a Series for such Fiscal Year shall not enter into such computations.


     "Prospectus" means the final prospectus and disclosure document of the Trust and each Series thereof, constituting a part of each Registration Statement, as filed with the Securities and Exchange Commission and declared effective thereby, as the same may at any time and from time to time be amended or supplemented after the effective date(s) of the Registration Statement(s).

     "PSI" means Prudential Securities Incorporated, the
  Trust's Commodity Broker, selling agent and the parent of the Managing Owner.

     "Pyramiding" means the use of unrealized profits on existing Commodities positions to provide margins for additional Commodities positions of the same or a related commodity.


     "Redemption Date" means the Dealing Day upon which Interests held by the Interestholders may be redeemed in accordance with the provisions of Article VII hereof.


     "Registration Statement" means a registration statement on Form S-1, as amended, filed for a Series with the Securities and Exchange Commission pursuant to which the Trust registered the Limited Interests of a Series, as the same may at any time and from time to time be further amended or supplemented.

     "Series" means a separate series of the Trust as provided in Sections 3806(b)(2) and 3804 of the Business
  Trust Statute, the Interests of which shall be beneficial interests in the Trust Estate separately identified with and belonging to such Series.

     "Sponsor" means any person directly or indirectly instrumental in organizing the Trust or any person who will manage or participate in the management of the Trust, including a Commodity Broker who pays any portion of the Organizational Expenses of the Trust and any other person who regularly performs or selects the persons who perform services for the Trust. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its Affiliates.

     "Subscription Agreement" means the agreement included as an exhibit to the Prospectus pursuant to which subscribers may subscribe for the purchase of the Limited
  Interests.

     "Trading Advisor" means initially Eagle Trading
  Systems Inc. for the Series A Interests, Eclipse Capital Management, Inc. for the Series B Interests and Hyman Beck & Company, Inc. for the Series C Interests, and any other entity or entities, acting in its capacity as a commodity trading advisor (i.e., any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options) to a Series, and any substitute(s) therefor as provided herein.

     "Trust" means the World Monitor Trust formed pursuant to this Trust Agreement.

     "Trust Agreement" means this Declaration of Trust and Trust Agreement as the same may at any time or from time to time be amended.

     "Trustee" means Wilmington Trust Company or any substitute therefor as provided herein, acting not in its individual capacity but solely as trustee of the Trust.

     "Trust Estate" means, with respect to a Series, any cash, commodity futures, forward and option contracts, all funds on deposit in the Series' accounts, and any other property held by the Series, and all proceeds therefrom, including any rights of the Series pursuant to any Subscription Agreement and any other agreements to which the Trust or a Series thereof is a party.

     "Valuation Date" means the date as of which the Net
  Asset Value of a Series is determined.

     "Valuation Period" means a regular period of time between Valuation Dates.

     "Valuation Point" shall have the meaning set forth in the Prospectus.

     SECTION 1.2  Name.


           The name of the Trust is "World Monitor Trust" in which name the Trustee and the Managing Owner may engage in the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.


     SECTION 1.3  Delaware Trustee; Business Offices.

          (a) The sole Trustee of the Trust is Wilmington Trust Company, which is located at the Corporate Trust Office or at such other address in the State of Delaware as the Trustee may designate in writing to the Interestholders. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

          (b) The principal office of the Trust, and such additional offices as the Managing Owner may establish, shall be located at such place or places inside or outside the State of Delaware as the Managing Owner may designate from time to time in writing to the Trustee and the Interestholders. Initially, the principal office of the Trust shall be at One New York Plaza, 13th floor, New York, New York 10292.

     SECTION 1.4 Declaration of Trust. The Trustee hereby acknowledges that the Trust has received the sum of $1,000 per Series in bank accounts in the name of each Series of the Trust controlled by the Managing Owner from the Managing Owner as grantor of the Trust, and hereby declares that it shall hold such sum in trust, upon and subject to the conditions set forth herein for the use and benefit of the Interestholders. It is the intention of the parties hereto that the Trust shall be a business trust under the Business Trust Statute and that this Trust Agreement shall constitute the governing instrument of the Trust. It is not the intention of the parties hereto to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware business trust except to the extent that each Series in such Trust is deemed to constitute a partnership under the Code and applicable state and local tax laws. Nothing in this Trust Agreement shall be construed to make the Interestholders partners or members of a joint stock association except to the extent such Interestholders are deemed to be partners under the Code and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties thereto to create a partnership among the Interestholders of each Series for purposes of taxation under the Code and applicable state and local tax laws. Effective as of the date hereof, the Trustee and the Managing Owner shall have all of the rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust. The Trustee has filed the certificate of trust required by Section 3810 of the Business Trust Statute in connection with the formation of the Trust under the Business Trust Statute.

     SECTION 1.5 Purposes and Powers. The purposes of the Trust and each Series shall be (a) to trade, buy, sell, spread or otherwise acquire, hold or dispose of commodity futures, forward and option contracts, including foreign futures, forward contracts and foreign exchange positions worldwide; (b) to enter into any lawful transaction and engage in any lawful activities in furtherance of or incidental to the foregoing purposes; and (c) as determined from time to time by the Managing Owner, to engage in any other lawful business or activity for which a business trust may be organized under the Business Trust Statute. The Trust shall have all of the powers specified in Section
  15.1 hereof, including, without limitation, all of the powers which may be exercised by a Managing Owner on behalf of the Trust under this Trust Agreement.

     SECTION 1.6  Tax Treatment.

          (a) Each of the parties hereto, by entering into this Trust Agreement, (i) expresses its intention that the Interests of each Series will qualify under applicable tax law as interests in a partnership which holds the Trust Estate of each Series for their benefit, (ii) agrees that it will file its own federal, state and local income, franchise and other tax returns in a manner that is consistent with the treatment of each Series as a partnership in which each of the Interestholders thereof is a partner and (iii) agrees to use reasonable efforts to notify the Managing Owner promptly upon a receipt of any notice from any taxing authority having jurisdiction over such holders of Interests of such Series with respect to the treatment of the Interests as anything other than interests in a partnership.


          (b)  The Tax Matters Partner (as defined in
  Section 6231 of the Code and any corresponding state and local tax law) of each Series shall initially be the Managing Owner. The Tax Matters Partner, at the expense of each Series, (i) shall prepare or cause to be prepared and
  filed each   Series' tax returns as a partnership for
  federal, state and local tax purposes and (ii) shall be authorized to perform all duties imposed by S 6221 et seq. of the Code, including, without limitation, (A) the power to conduct all audits and other administrative proceedings with respect to the Series' tax items; (B) the power to extend the statute of limitations for all Interestholders with respect to the Series' tax items; (C) the power to file a petition with an appropriate federal court for review of a final administrative adjustment of a Series; and (D) the power to enter into a settlement with the IRS on behalf of, and binding upon, those Limited Owners having less than one percent (1%) interest in the

  Series, unless
  a Limited Owner shall have notified the IRS and the Managing Owner that the Managing Owner shall not act on such Limited Owner's behalf. The designation made by each Interestholder of a Series in this Section 1.6(b) is hereby approved by each Interestholder of such Series as an express condition to becoming an Interestholder. Each Interestholder agrees to take any further action as may be required by regulation or otherwise to effectuate such designation. Subject to Section 4.6, each Series hereby indemnifies, to the full extent permitted by law, the Managing Owner from and against any damages or losses (including attorneys' fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner, provided such action taken or omitted to be taken does not constitute fraud, negligence or misconduct.

          (c)  Each Interestholder shall furnish the
  Managing Owner and the Trustee with information necessary to enable the Managing Owner to comply with United States federal income tax information reporting requirements in respect of such Interestholder's Interests.

     SECTION 1.7  General Liability of the Managing Owner.

          (a) The Managing Owner shall be liable for the acts, omissions, obligations and expenses of each Series of the Trust, to the extent not paid out of the assets of the Series, to the same extent the Managing Owner would be so liable if each Series were a partnership under the Delaware Revised Uniform Limited Partnership Act and the Managing Owner were a general partner of such partnership. The foregoing provision shall not, however, limit the ability of the Managing Owner to limit its liability by contract. The obligations of the Managing Owner under this Section
  1.7 shall be evidenced by its ownership of the General Interests which, solely for purposes of the Business Trust Statute, will be deemed to be a separate class of Interests in each Series. Without limiting or affecting the liability of the Managing Owner as set forth in this
  Section 1.7, notwithstanding anything in this Trust Agreement to the contrary, Persons having any claim against the Trust by reason of the transactions contemplated by this Trust Agreement and any other agreement, instrument, obligation or other undertaking to which the Trust is a party, shall look only to the Trust Estate in accordance with Section 3.6 hereof for payment or satisfaction thereof.

          (b) Subject to Sections 8.1 and 8.3 hereof, no Interestholder, other than the Managing Owner, to the extent set forth above, shall have any personal liability for any liability or obligation of the Trust or any Series thereof.

     SECTION 1.8  Legal Title.  Legal title to all the
  Trust Estate shall be vested in the Trust as a separate legal entity; except where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Managing Owner or any other Person as nominee.

     SECTION 1.9 Series Trust. The Interests of the Trust shall be divided into Series as provided in Section 3806(b)(2) of the Business Trust Statute. Accordingly, it is the intent of the parties hereto that Articles IV, V, VI, VII, VIII, IX, X and XIII of this Trust Agreement shall apply also with respect to each such Series as if each such Series were a separate business trust under the Business Trust Act, and each reference to the term "Trust" in such Articles shall be deemed to be a reference to each Series to the extent necessary to give effect to the foregoing intent. The use of the terms "Trust" or "Series" in this Agreement shall in no event alter the intent of the parties hereto that the Trust receive the full benefit of the limitation on interseries liability as set forth in Section 3804 of the Business Trust Statute.
                          ARTICLE II

                         THE TRUSTEE

     SECTION 2.1  Term; Resignation.

          (a) Wilmington Trust Company has been appointed and hereby agrees to continue to serve as the Trustee of the Trust. The Trust shall have only one trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2.5 hereof.

          (b) The Trustee may resign at any time upon the giving of at least sixty (60) days' advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2.5 hereof. If the Managing Owner does not act within such sixty (60) day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

     SECTION 2.2  Powers.  Except to the extent expressly
  set forth in Section 1.3 and this Article II, the duty and authority of the Trustee to manage the business and affairs of the Trust is hereby delegated to the Managing Owner, which duty and authority the Managing Owner may further delegate as provided herein, all pursuant to Section 3806(b)(7) of the Business Trust Statute. The Trustee shall have only the rights, obligations and liabilities specifically provided for herein and in the Business Trust Statute and shall have no implied rights, obligations and liabilities with respect to the business and affairs of the Trust. The Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents and to maintain all necessary records of the Trust as required by the Business Trust Statute. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall reasonably keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that affect the rights, obligations or liabilities of the Trustee hereunder or under the Business Trust Statute.

     SECTION 2.3  Compensation and Expenses of the Trustee.
  The Trustee shall be entitled to receive from the Managing
  Owner or an Affiliate of the Managing Owner (other than the Trust) reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Managing Owner or an Affiliate of the Managing Owner for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.

     SECTION 2.4 Indemnification. The Managing Owner agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents and servants (the "Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee pursuant to this Section 2.4), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses"), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2.4 shall survive the termination of this Trust Agreement or the removal or resignation of the Trustee. The Indemnified Parties shall not be entitled to indemnification from the Trust Estate.

     SECTION 2.5 Successor Trustee. Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Business Trust Statute. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement.

     SECTION 2.6  Liability of Trustee.  Except as
  otherwise provided in this Article II, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust is a party shall look only to the Trust Estate in accordance with Section 3.6 hereof for payment or satisfaction thereof; provided, however, that in no event is the foregoing intended to affect or limit the liability of the Managing Owner as set forth in Section 1.7 hereof. The Trustee shall not be liable or accountable hereunder or under any other agreement to which the Trust is a party, except for its own gross negligence or willful misconduct.
  In particular, but not by way of limitation:

          (a)  The Trustee shall have no liability or
  responsibility for the validity or sufficiency of this Trust Agreement or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

          (b)  The Trustee shall not be liable for any
  actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner;

          (c) The Trustee shall not have any liability for the acts or omissions of the Managing Owner;

          (d)  The Trustee shall not be liable for its
  failure to supervise the performance of any obligations of the Managing Owner, any commodity broker, selling agent or any Trading Advisor(s);

          (e) No provision of this Trust Agreement shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

          (f) Under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Trust Agreement or any other agreements to which the Trust is a party;

          (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner or any Interestholders unless the Managing Owner or such Interestholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee
  (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby; and

          (h) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby.

     SECTION 2.7  Reliance; Advice of Counsel.

          (a) In the absence of bad faith, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Agreement in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolutions, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Trust Agreement. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

          (b) In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Trust Agreement, the Trustee, at the expense of the Managing Owner or an Affiliate of the Managing Owner (other than the Trust) (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such Persons.

                           ARTICLE III

               INTERESTS; CAPITAL CONTRIBUTIONS

      SECTION 3.1  General.

          (a) The Managing Owner shall have the power and authority, without Limited Owner approval, to issue Interests in one or more Series from time to time as it deems necessary or desirable. Each Series shall be separate from all other Series in respect of the assets and liabilities allocated to that Series and shall represent a separate investment portfolio of the Trust. The Managing Owner shall have exclusive power without the requirement of Limited Owner approval to establish and designate such separate and distinct Series, as set forth in Section 3.3, and to fix and determine the relative rights and preferences as between the Interests of the separate Series as to right of redemption, special and relative rights as to dividends and other distributions and on liquidation, conversion rights, and conditions under which the Series shall have separate voting rights or no voting rights.

          (b) The Managing Owner may, without Limited Owner approval, divide Interests of any Series into two or more classes, Interests of each such class having such preferences and special or relative rights and privileges (including exchange rights, if any) as the Managing Owner may determine as provided in Section 3.4. The fact that a Series shall have been initially established and designated without any specific establishment or designation of classes, shall not limit the authority of the Managing Owner to divide a Series and establish and designate separate classes thereof.

          (c) The number of Interests authorized shall be unlimited, and the Interests so authorized may be represented in part by fractional Interests. From time to time, the Managing Owner may divide or combine the Interests of any Series or class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Series or class. The Managing Owner may issue Interests of any Series or class thereof for such consideration and on such terms as it may determine (or for no consideration if pursuant to an Interest dividend or split-up), all without action or approval of the Limited Owners. All Interests when so issued on the terms determined by the Managing Owner shall be fully paid and non-assessable. The Managing Owner may classify or reclassify any unissued Interests or any Interests previously issued and reacquired of any Series or class thereof into one or more Series or classes thereof that may be established and designated from time to time. The Managing Owner may hold as treasury Interests, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Interests of any Series or class thereof reacquired by the Trust. The Interests of each Series shall initially be divided into two classes: General Interests and Limited Interests.


          (d) Upon the initial contribution by the Managing Owner to each initial Series of the Trust, the Managing Owner became the holder of the General Interests of each such Series. Upon the termination of the Initial Offering Period pursuant to Section 3.2, the Managing Owner shall receive additional General Interests (or fractions thereof) in each Series in consideration for the required contributions made to each Series as of such time by the Managing Owner pursuant to Section 3.2. During the Continuous Offering Period, if any, the Managing Owner shall receive, from time to time, additional General Interests (or fractions thereof) in consideration for the required contributions made by the Managing Owner pursuant to Section 3.2 in any week during the Continuous Offering Period in an amount equal to such contributions divided by the Net Asset Value of a Series per Interest calculated as of the Valuation Point of the week in which such contributions were made.

          (e)  No certificates or other evidence of
  beneficial ownership of the Interests will be issued.

          (f) Every Interestholder, by virtue of having purchased or otherwise acquired an Interest, shall be deemed to have expressly consented and agreed to be bound by the terms of this Trust Agreement.


     SECTION 3.2  Limited Interests.

          (a)  Offer of Series A Limited Interests.

               (i)  Series A Initial Offering Period.
       During the Initial Offering Period, the Trust shall offer pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Series A Limited Interest, a maximum of 340,000 Limited Interests ($34,000,000). The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Limited Interests as it deems appropriate.


               (ii) Effect of the Sale of at least
       40,000 Series A Interests. In the event that at least 40,000 Series A Limited Interests are sold to at least 150 subscribers during the Initial Offering Period for the Series A Interests (including both Limited Interests offered pursuant to the Prospectus and Limited Interests purchased by the Managing Owner up to $500,000), the Managing Owner will admit all accepted subscribers pursuant to the Prospectus into the Trust as Series A Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of Series A of the Trust reflecting that such subscribers have been admitted as Limited Owners of Series A Interests, as soon as practicable after the termination of the Series A Initial Offering Period. Such accepted subscribers will be deemed Series A Limited Owners at such time as such admission is reflected on the books and records of Series A of the Trust.


               (iii)     Paid-In Capital if at least 40,000
       Series A Interests Are Sold. In the event that at least 40,000 Series A Limited Interests are sold during the Initial Offering Period, Series A shall have paid-in capital of not less than $4,080,400 (including the Managing Owner's contribution for the General Interests as provided in Section 3.1(d) and in
       Section 3.2(a)(v) hereof).

               (iv) Effect of the Sale of Less than
       40,000 Series A Interests.  In the event that at least
       40,000 Series A Limited Interests are not sold during the Initial Offering Period for the Series A
       Interests, all proceeds of the sale of Series A
       Limited

       Interests, together with any interest earned thereon, will be returned to the subscribers on a pro rata basis (taking into account the amount and time of deposit), no later than ten (10) Business Days after the conclusion of the Initial Offering Period for the Series A Interests (or as soon thereafter as practicable if payment cannot be made in such time period). Such action will not terminate Series A.


               (v)  Managing Owner's Required Contribution.
       In the event that 40,000 or more of the Series A Limited Interests offered pursuant to the Prospectus are sold during the Initial Offering Period for the Series A Interests, the Managing Owner shall be required to contribute in cash to the capital of Series A an amount, which, when added to the total contributions to Series A by all Series A Interestholders, will be not less than one percent (1%) of such total contributions, and in no event shall such contribution be less than $40,000 (including the Managing Owner's Capital Contribution pursuant to Section 3.1(d)). Thereafter, the Managing Owner shall contribute in cash to the capital of Series A an amount not less than 1.01% of any additional Capital Contributions received from the Series A Limited Owners. The Managing Owner may, but is not obligated to, make additional Capital Contributions at any time during the Series A Initial or Continuous Offering Periods. The Managing Owner will receive Series A General Interests as provided in
       Section 3.1(d). The Managing Owner shall, with respect to any Series A Interests owned by it, enjoy all of the rights and privileges and be subject to all of the obligations and duties of a Series A Limited Owner, in addition to its rights and privileges as Managing Owner, except as otherwise provided herein. Notwithstanding anything to the contrary in this Trust Agreement, the interest of the Managing Owner (without regard to any Limited Interests of the Managing Owner in Series A) in each material item of Series A income, gain, loss and deduction shall be equal, in the aggregate, to at least one percent (1%) of each such item at all times during the term of this Trust Agreement.


               (vi) Offer of Series A Limited Interests
       After Initial Offering Period. In the event that 40,000 or more of the Series A Limited Interests are sold during the Initial Offering Period for the Series A Interests, the Trust may continue to offer Series A Limited Interests and admit additional Series A Limited Owners and/or accept additional contributions from existing Series A Limited Owners pursuant to the Prospectus.

               Each additional Capital Contribution to
       Series A during the Series A Continuous Offering Period by an existing Series A Limited Owner must be in a denomination which is an even multiple of $100. During the Series A Continuous Offering Period, each newly admitted Series A Limited Owner, and each existing Series A Limited Owner that makes an additional Capital Contribution to Series A, shall receive Series A Limited Interests in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Series A Net Asset Value per Series per Interest calculated as of the Valuation Point immediately prior to the Dealing Day on which such Capital Contribution will become effective.

               A Subscriber (including existing Series A
       Limited Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for Series A Interests shall be admitted to the Trust and deemed a Series A Limited Owner with respect to that subscription on the Dealing Day which occurs at least five (5) Business Days after the Subscriber's Subscription Agreement or Exchange Request is received by the Trust's selling agent, counting the day of receipt by such selling agent as one Business Day.

               (vii)     Subscription Agreement.  Each
       Series A Limited Owner who purchases any Limited Interests offered pursuant to the Prospectus shall contribute to the capital of Series A such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. If the Managing Owner determines to accept subscription funds by check, such funds shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.


               (viii)    Escrow Agreement.  All proceeds
       from the sale of Series A Limited Interests offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at The Bank of New York, in New York, N.Y. until the conclusion of the Initial Offering Period for the Series A Interests. In the event subscriptions for at least 40,000 of the Series A Interests are received and accepted during the Initial Offering for the Series A Interests, all interest earned on the proceeds of subscriptions from accepted subscribers for Series A Limited Interests during its Initial Offering Period will be contributed to Series A, for which the Series A Limited Owners will receive additional Series A Interests on a pro rata basis (taking into account time and amount of deposit).


               (ix) Optional Purchase of Series A
       Limited Interests by Managing Owner and Trading Advisor. Subject to approval by the Managing Owner, any commodity broker (including, but not limited to, PSI), any Trading Advisor, any principals, stockholders, directors, officers, employees and affiliates of the Managing Owner, any commodity broker, and any Trading Advisor, may purchase any number of Series A Limited Interests and will be treated as Series A Limited Owners with respect to such Interests. In addition to the Series A Interests required to be purchased by the Managing Owner under
       Section 3.2(a)(v), the Managing Owner also may purchase any number of Series A Limited Interests as it determines in its discretion.

          (b)  Offer of Series B Limited Interests.

               (i)  Series B Initial Offering Period.
       During the Initial Offering Period, the Trust shall offer pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Series B Limited Interest, a maximum of 330,000 Series B Limited Interests ($33,000,000). The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Series B Limited Interests as it deems appropriate.


               (ii) Effect of the Sale of at least
       30,000 Series B Interests. In the event that at least 30,000 Series B Limited Interests are sold to at least 150 subscribers during the Initial Offering Period for the Series B Interests (including both Limited Interests offered pursuant to the Prospectus and Limited Interests purchased by the Managing Owner up to $500,000), the Managing Owner will admit all accepted subscribers pursuant to the Prospectus into the Trust as Series B Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of Series B of the Trust reflecting that such subscribers have been admitted as Limited Owners of Series B Interests, as soon as practicable after the termination of the Series B Initial Offering Period. Such accepted subscribers will be deemed Series B Limited Owners at such time as such admission is reflected on the books and records of Series B of the Trust.


               (iii)     Paid-In Capital if at least 30,000
       Series B Interests Are Sold. In the event that at least 30,000 Series B Limited Interests are sold during the Initial Offering Period, Series B shall have paid-in capital of not less than $3,060,300 (including the Managing Owner's contribution for the General Interests as provided in Section 3.1(d) and in
       Section 3.2(b)(v) hereof).

               (iv) Effect of the Sale of Less than
       30,000 Series B Interests. In the event that at least 30,000 Series B Limited Interests are not sold during the Initial Offering Period for the Series B Interests, all proceeds of the sale of Series B Limited Interests, together with any interest earned thereon, will be returned to the subscribers on a pro rata basis (taking into account the amount and time of deposit), no later than ten (10) Business Days after the conclusion of the Initial Offering Period for the Series B Interests (or as soon thereafter as practicable if payment cannot be made in such time period). Such action will not terminate Series B.


               (v)  Managing Owner's Required Contribution.
       In the event that 30,000 or more of the Series B
       Limited Interests offered pursuant to the Prospectus
       are sold during the Initial Offering Period for the
       Series B Interests, the Managing Owner shall be
       required to contribute in cash to the capital of
       Series B an amount, which, when added to the total
       contributions to Series B by all Series B
       Interestholders, will be not less than one percent
       (1%) of such total contributions, and in no event
       shall such contribution be less than  $30,000
       (including the Managing Owner's Capital

       Contribution pursuant to Section 3.1(d)). Thereafter, the Managing Owner shall contribute in cash to the capital of Series B an amount not less than 1.01% of any additional Capital Contributions received from the Series B Limited Owners. The Managing Owner may, but is not obligated to, make additional Capital
       Contributions at any time during the Series B Initial or Continuous Offering Periods. The Managing Owner will receive Series B General Interests as provided in
       Section 3.1(b).  The Managing Owner shall, with
       respect to any Series B Interests owned by it, enjoy all of the rights and privileges and be subject to all of the obligations and duties of a Series B Limited
       Owner, in addition to its rights and privileges as Managing Owner, except as otherwise provided herein.
       Notwithstanding anything to the contrary in this Trust
       Agreement, the interest of the Managing Owner (without regard to any Limited Interests of the Managing Owner in Series B) in each material item of Series B income, gain, loss and deduction shall be equal, in the aggregate, to at least one percent (1%) of each such item at all times during the term of this Trust
       Agreement.

               (vi) Offer of Series B Limited Interests
       After Initial Offering Period. In the event that 30,000 or more of the Series B Limited Interests are sold during the Initial Offering Period for the Series B Interests, the Trust may continue to offer Series B Limited Interests and admit additional Series B Limited Owners and/or accept additional contributions from existing Series B Limited Owners pursuant to the Prospectus as amended or supplemented from time to time.


               Each additional Capital Contribution to
       Series B during the Series B Continuous Offering Period by an existing Series B Limited Owner must be in a denomination which is an even multiple of $100. During Series B Continuous Offering Period, each newly admitted Series B Limited Owner, and each existing Series B Limited Owner that makes an additional Capital Contribution to Series B, shall receive Series B Limited Interests in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Series B Net Asset
       Value per Interest calculated as of the   Valuation
       Point immediately prior to the Dealing Day on which such Capital Contribution will become effective.


               A Subscriber (including existing Series B
       Limited Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for Series B Interests shall be admitted to the Trust and deemed a Series B Limited Owner with respect to that subscription on the first Dealing Day which occurs at least five (5) Business Days after the Subscriber's Subscription Agreement or Exchange Request is received by the Trust's selling agent, counting the day of receipt by such selling agent as one Business Day.

               (vii)     Subscription Agreement.  Each
       Series B Limited Owner who purchases any Limited
       Interests offered pursuant to the Prospectus shall contribute to the capital of Series B such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing
       Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. To the extent that the Managing Owner determines to accept a subscription check, it shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.


               (viii)    Escrow Agreement.  All proceeds
       from the sale of Series B Limited Interests offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at The Bank of New York, in New York, N.Y. until the conclusion of the Initial Offering Period for the Series B Interests. In the event subscriptions for at least 30,000 of the Series B Interests are received and accepted during the Initial Offering for the Series B Interests, all interest earned on the proceeds of subscriptions from accepted subscribers for Series B Limited Interests during its Initial Offering Period will be contributed to Series B, for which the Series B Limited Owners will receive additional Series B Interests on a pro rata basis (taking into account time and amount of deposit) .


               (ix) Optional Purchase of Series B
       Limited Interests by Managing Owner and Trading Advisor. Subject to approval by the Managing Owner, any commodity broker (including, but not limited to, PSI), any Trading Advisor, any principals, stockholders, directors, officers, employees and affiliates of the Managing Owner, any commodity broker, and any Trading Advisor, may purchase any number of Series B Limited Interests and will be treated as Series B Limited Owners with respect to such Interests. In addition to the Series B Interests required to be purchased by the Managing Owner under
       Section 3.2(b)(v), the Managing Owner also may purchase any number of Series B Limited Interests as it determines in its discretion.

          (c)  Offer of Series C Limited Interests.

               (i)  Series C Initial Offering Period.
       During the Initial Offering Period, the Trust shall offer pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Series C Limited Interest, a maximum of 330,000 Series C Limited Interests ($33,000,000). No fractional Limited Interests shall be issued during the Initial Offering Period. The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Limited Interests as it deems appropriate.


               (ii) Effect of the Sale of at least
       30,000 Series C Interests. In the event that at least 30,000 Series C Limited Interests are sold to at least 150 subscribers during the Initial Offering Period for the Series C Interests (including both Limited Interests offered pursuant to the Prospectus and Limited Interests purchased by the

       Managing Owner up
       to $500,000), the Managing Owner will admit all accepted subscribers pursuant to the Prospectus into the Trust as Series C Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of Series C of the Trust reflecting that such subscribers have been admitted as Limited Owners of Series C Interests, as soon as practicable after the termination of the Series C Initial Offering Period. Such accepted subscribers will be deemed Series C Limited Owners at such time as such admission is reflected on the books and records of Series C of the Trust.

               (iii) Paid-In Capital if at least 30,000
       Series C Interests Are Sold. In the event that at least 30,000 Series C Limited Interests are sold during the Initial Offering Period, Series C shall have paid-in capital of not less than $3,060,300 (including the Managing Owner's contribution for the General Interests as provided in Section 3.1(d) and in
       Section 3.2(c)(v) hereof).

               (iv) Effect of the Sale of Less than
       30,000 Series C Interests. In the event that at least 30,000 Series C Limited Interests are not sold during the Initial Offering Period for the Series C Interests, all proceeds of the sale of Series C Limited Interests, together with any interest earned thereon, will be returned to the subscribers on a pro rata basis (taking into account the amount and time of deposit), no later than ten (10) Business Days after the conclusion of the Initial Offering Period for the Series C Interests (or as soon thereafter as practicable if payment cannot be made in such time period). Such action will not terminate Series C.


               (v)  Managing Owner's Required Contribution.
       In the event that 30,000 or more of the Series C Limited Interests offered pursuant to the Prospectus are sold during the Initial Offering Period for the Series C Interests, the Managing Owner shall be required to contribute in cash to the capital of Series C an amount, which, when added to the total contributions to Series C by all Series C Interestholders, will be not less than one percent (1%) of such total contributions, and in no event shall such contribution be less than $30,000 (including the Managing Owner's Capital Contribution pursuant to Section 3.1(d)). Thereafter, the Managing Owner shall contribute in cash to the capital of Series C an amount not less than 1.01% of any additional Capital Contributions received from the Series C Limited Owners. The Managing Owner may, but is not obligated to, make additional Capital Contributions at any time during the Series C Initial or Continuous Offering Periods. The Managing Owner will receive Series C General Interests as provided in
       Section 3.1(d). The Managing Owner shall, with respect to any Series C Interests owned by it, enjoy all of the rights and privileges and be subject to all of the obligations and duties of a Series C Limited Owner, in addition to its rights and privileges as Managing Owner, except as otherwise provided herein. Notwithstanding anything to the contrary in this Trust Agreement, the interest of the Managing Owner (without regard to any Limited Interests of the Managing Owner in Series C) in each material item of Series C income, gain, loss and deduction shall be equal, in the aggregate, to at least one percent (1%) of each such item at all times during the term of this Trust Agreement.

               (vi) Offer of Series C Limited Interests
       After Initial Offering Period. In the event that 30,000 or more of the Series C Limited Interests are sold during the Initial Offering Period for the Series C Interests, the Trust may continue to offer Series C Limited Interests and admit additional Series C Limited Owners and/or accept additional contributions from existing Series C Limited Owners pursuant to the Prospectus as amended or supplemented from time to time.


               Each additional Capital Contribution to
       Series C during the Series C Continuous Offering Period by an existing Series C Limited Owner must be in a denomination which is an even multiple of $100. During Series C Continuous Offering Period, each newly admitted Series C Limited Owner, and each existing Series C Limited Owner that makes an additional Capital Contribution to Series C, shall receive Series C Limited Interests in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Series C Net Asset
       Value per Interest calculated as of the   Valuation
       Point immediately prior to the Dealing Day on which such Capital Contribution will become effective.


               A Subscriber (including existing Series C
       Limited Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for Series C Interests shall be admitted to the Trust and deemed a Series C Limited Owner with respect to that subscription on the first Dealing Day which occurs at least five (5) Business Days after the Subscriber's Subscription Agreement or Exchange Request is received by the Trust's selling agent, counting the day of receipt by such selling agent as one Business Day.

               (vii)     Subscription Agreement.  Each
       Series C Limited Owner who purchases any Limited Interests offered pursuant to the Prospectus shall contribute to the capital of Series C such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. To the extent that the Managing Owner determines to accept a subscription check, it shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.

               (viii)    Escrow Agreement.  All proceeds
       from the sale of Series C Limited Interests offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at The Bank of New York, in New York, N.Y. until the conclusion of the
       Initial Offering Period for the Series C Interests. In the event subscriptions for at least 30,000 of the Series C Interests are received and accepted during the Initial Offering for the Series C Interests, all interest earned on the proceeds of subscriptions from accepted subscribers for Series C Limited Interests during its Initial Offering Period will be contributed to the Series C, for which the Series C Limited Owners will receive additional Series C Interests on a pro rata basis (taking into account time and amount of deposit) .


               (ix) Optional Purchase of Series C
       Limited Interests by Managing Owner and Trading Advisor. Subject to approval by the Managing Owner, any commodity broker (including, but not limited to, PSI), any Trading Advisor, any principals, stockholders, directors, officers, employees and affiliates of the Managing Owner, any commodity broker, and any Trading Advisor, may purchase any number of Series C Limited Interests and will be treated as Series C Limited Owners with respect to such Interests. In addition to the Series C Interests required to be purchased by the Managing Owner under
       Section 3.2(c)(v), the Managing Owner also may purchase any number of Series C Limited Interests as it determines in its discretion.

          (d) Termination of the Trust. If the minimum number of Interests in each Series being offered are not sold during the Initial Offering Period for each Series, then the Trust shall be terminated, and the Managing Owner shall cause the certificate of cancellation required by
  Section 3810 of the Business Trust Statute to be filed.

     SECTION 3.3  Establishment of Series of Interests.

          (a)  Without limiting the authority of the
  Managing Owner set forth in Section 3.3(b) to establish and designate any further Series, the Managing Owner hereby establishes and designates three initial Series, as follows:

                    Series A, Series B and Series C

  The provisions of this Article III shall be applicable to the above designated Series and any further Series that may from time to time be established and designated by the Managing Owner as provided in Section 3.3(b).

          (b) The establishment and designation of any Series of Interests other than those set forth above shall be effective upon the execution by the Managing Owner of an instrument setting forth such establishment and designation and the relative rights and preferences of such Series, or as otherwise provided in such instrument. At any time that there are no Interests outstanding of any particular Series previously established and designated, the Managing Owner may by an instrument executed by it abolish that Series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

     SECTION 3.4  Establishment of Classes.  The division
  of any Series into two or more classes and the establishment and designation of such classes shall be effective upon the execution by the Managing Owner of an instrument setting forth such division, and the establishment, designation, and relative rights and preferences of such classes, or as otherwise provided in such instrument. The relative rights and preferences of the classes of any Series may differ in such respects as the Managing Owner may determine to be appropriate, provided that such differences are set forth in the aforementioned instrument. At any time that there are no Interests outstanding of any particular class previously established and designated, the Managing Owner may by an instrument executed by it abolish that class and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

     SECTION 3.5 Assets of Series. All consideration received by the Trust for the issue or sale of Interests of a particular Series together with all of the Trust Estate in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors of such Series and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Trust. Separate and distinct records shall be maintained for each Series and the assets associated with a Series shall be held and accounted for separately from the other assets of the Trust, or any other Series. In the event that there is any Trust Estate, or any income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series, the Managing Owner shall allocate them among any one or more of the Series established and designated from time to time in such manner and on such basis as the Managing Owner, in its sole discretion, deems fair and equitable. Each such allocation by the Managing Owner shall be conclusive and binding upon all Interestholders for all purposes.

     SECTION 3.6  Liabilities of Series.

          (a) The Trust Estate belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and only that Series; and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series, shall be allocated and charged by the Managing Owner to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Managing Owner in its sole discretion deems fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Managing Owner shall be conclusive and binding upon all Interestholders for all purposes. The Managing Owner shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Interestholders. Every written agreement, instrument or other undertaking made or issued by or on behalf of a particular Series shall include a recitation limiting the obligation or claim represented thereby to that Series and its assets.


          (b)  Without limitation of the foregoing
  provisions of this Section, but subject to the right of the Managing Owner in its discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only and against the Managing Owner, and not against the assets (i) of the Trust generally or
  (ii) of any other Series. Notice of this limitation on interseries liabilities shall be set forth in the Certificate of Trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Business Trust Statute, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of
  Section 3804 of the Business Trust Statute relating to limitations on interseries liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series. Every Interest, note, bond, contract, instrument, certificate or other undertaking made or issued by or on behalf of a particular Series shall include a recitation limiting the obligation on Interests represented thereby to that Series and its assets.

          (c) (i) Except as set forth below, any debts, liabilities, obligations, indebtedness, expenses, interests and claims of any nature and all kinds and descriptions (collectively, "Claims and Interests"), if any, of the Managing Owner and the Trustee (the "Subordinated Claims") incurred, contracted for or otherwise existing, arising from, related to or in connection with all Series, any combination of Series or one particular Series and their respective assets (the "Applicable Series") and the assets of the Trust shall be expressly subordinate and junior in right of payment to any and all other Claims against the Trust and any Series thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract, provided, however, that the Claims of each of the Managing Owner and the Trustee (if any) against the Applicable Series shall not be considered Subordinated Claims with respect to enforcement against and distribution and repayment from the Applicable Series, the Applicable Series' assets and the Managing Owner and its assets; and provided further that the valid Claims of either the Managing Owner or the Trustee, if any, against the Applicable Series shall be pari passu and equal in right of repayment and distribution with all other valid Claims against the Applicable Series and (ii) the Managing Owner and the Trustee will not take, demand or receive from any Series or the Trust or any of their respective assets (other than the Applicable Series, the Applicable Series' assets and the Managing Owner and its assets) any payment for the Subordinated Claims;

               (ii) The Claims of each of the Managing
       Owner and the Trustee with respect to the Applicable Series shall only be asserted and enforceable against the Applicable Series, the Applicable Series' assets and the Managing Owner and its assets; and such Claims shall not be asserted or enforceable for any reason whatsoever against any other Series, the Trust generally, or any of their respective assets;

               (iii) If the Claims of the Managing Owner or the Trustee against the Applicable Series or the Trust are secured in whole or in part, each of the Managing Owner and the Trustee hereby waives (under section 1111(b) of the Bankruptcy Code (11 U.S.C. S 1111(b)) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any Series (other than the Applicable Series), as the case may be;

               (iv) In furtherance of the foregoing, if and to the extent that the Managing Owner and the Trustee receive monies in connection with the Subordinated Claims from a Series or the Trust (or their respective assets), other than the Applicable Series, the Applicable Series' assets and the Managing Owner and its assets, the Managing Owner and the Trustee shall be deemed to hold such monies in trust and shall promptly remit such monies to the Series or the Trust that paid such amounts for distribution by the Series or the Trust in accordance with the terms hereof; and

               (v) The foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, and notwithstanding that the agreements in respect of such Claims are terminated, rescinded or canceled.

          (d) Any agreement entered into by the Trust, any Series, or the Managing Owner, on behalf of the Trust generally or any Series, including, without limitation, the Subscription Agreement entered into with each Interestholder, will include language substantially similar to the language set forth in Section 3.6(c).


     SECTION 3.7  Dividends and Distributions.

          (a) Dividends and distributions on Interests of a particular Series or any class thereof may be paid with such frequency as the Managing Owner may determine, which may be daily or otherwise, to the Interestholders in that Series or class, from such of the income and capital gains, accrued or realized, from the Trust Estate belonging to that Series, or in the case of a class, belonging to that Series and allocable to that class, as the Managing Owner may determine, after providing for actual and accrued liabilities belonging to that Series. All dividends and distributions on Interests in a particular Series or class thereof shall be distributed pro rata to the Interestholders in that Series or class in proportion to the total outstanding Interests in that Series or class held by such Interestholders at the date and time of record established for the payment of such dividends or distribution, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any Series or class. Such dividends and distributions may be made in cash or Interests of that Series or class or a combination thereof as determined by the Managing Owner or pursuant to any program that the Managing Owner may have in effect at the time for the election by each Interestholder of the mode of the making of such dividend or distribution to that Interestholder.

          (b) The Interests in a Series or a class of the Trust shall represent beneficial interests in the Trust
  Estate belonging to such

  Series or in the case of a class,
  belonging to such Series and allocable to such class. Each Interestholder in a Series or a class shall be entitled to receive its pro rata share of distributions of income and capital gains made with respect to such Series or such class. Upon reduction or withdrawal of its Interests or indemnification for liabilities incurred by reason of being or having been a holder of Interests in a Series or a class, such Interestholder shall be paid solely out of the funds and property of such Series or in the case of a class, the funds and property of such Series and allocable to such class of the Trust. Upon liquidation or termination of a Series of the Trust, Interestholders in such Series or class shall be entitled to receive a pro rata share of the Trust Estate belonging to such Series or in the case of a class, belonging to such Series and allocable to such class.

     SECTION 3.8 Voting Rights. Notwithstanding any other provision hereof, on each matter submitted to a vote of the Interestholders of a Series, each Interestholder shall be entitled to a proportionate vote based upon the product of the Net Asset Value of a Series per Interest multiplied by the number of Interests, or fraction thereof, standing in its name on the books of such Series. As to any matter which affects the Interests of more than one Series, the Interestholders of each affected Series shall be entitled to vote, and each such Series shall vote as a separate class.

     SECTION 3.9  Equality.  Except as provided herein or
  in the instrument designating and establishing any class or Series, all Interests of each particular Series shall represent an equal proportionate beneficial interest in the assets belonging to that Series subject to the liabilities belonging to that Series, and each Interest of any particular Series or classes shall be equal to each other Interest of that Series or class; but the provisions of this sentence shall not restrict any distinctions permissible under Section 3.7 that may exist with respect to dividends and distributions on Interests of the same Series or class. The Managing Owner may from time to time divide or combine the Interests of any particular Series or class into a greater or lesser number of Interests of that Series or class without thereby changing the proportionate beneficial interest in the assets belonging to that Series or in any way affecting the rights of Interestholders of any other Series or class.

     SECTION 3.10 Exchange of Interests. Subject to compliance with the requirements of applicable law, the Managing Owner shall have the authority to provide that Interestholders of any Series shall have the right to exchange said Interests into one or more other Series in accordance with such requirements and procedures as may be established by the Managing Owner. The Managing Owner shall also have the authority to provide that Interestholders of any class of a particular Series shall have the right to exchange said Interests into one or more other classes of that particular Series or any other Series in accordance with such requirements and procedures as may be established by the Managing Owner.

                          ARTICLE IV

                      THE MANAGING OWNER

     SECTION 4.1  Management of the Trust.  Pursuant to
  Section 3806 of the Business Trust Statute, the Trust shall be managed by the Managing Owner and the conduct of the

  Trust's business shall be controlled and conducted solely by the Managing Owner in accordance with this Trust
  Agreement.

     SECTION 4.2 Authority of Managing Owner. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement or the Business Trust Statute, the Managing Owner shall have and may exercise on behalf of the Trust or any Series in the Trust, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Trust, which shall include, without limitation, the following:

          (a) To enter into, execute, deliver and maintain contracts, agreements and any or all other documents and instruments, and to do and perform all such things, as may be in furtherance of Trust purposes or necessary or appropriate for the offer and sale of the Interests and the conduct of Trust activities, including, but not limited to, contracts with third parties for:


               (i) commodity brokerage services, as well as administrative services necessary to the prudent operation of the Trust, provided, however, that in no event shall the fees payable by the Trust for such services exceed any limitations imposed by Section IV.
       of the NASAA Guidelines on the date hereof, and provided further, to the extent that such limitations are amended to become more restrictive, in which event such fees will not exceed such more restrictive limitations, and provided, further, that such services may be performed by an Affiliate or Affiliates of the Managing Owner so long as the Managing Owner has made a good faith determination that: (A) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (B) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Trust are no less favorable to the Trust than could be obtained from equally-qualified unaffiliated third parties; and (C) the maximum period covered by the agreement pursuant to which such affiliate is to perform services for the Trust shall not exceed one year, and such agreement shall be terminable without penalty upon sixty (60) days' prior written notice by the Trust; and



               (ii) commodity trading advisory services relating to the purchase and sale of all Commodities positions on behalf of each Series, which services may not be performed by the Managing Owner or an Affiliate(s) of the Managing Owner, provided, however, that in no event shall the fees payable by the Trust for such services exceed any limitations imposed by
       Section IV. of the NASAA Guidelines on the date hereof, provided, however, that to the extent that such limitations are amended to become more restrictive, in which event such fees will not exceed such more restrictive limitations. All advisory services shall be performed by persons with at least three years experience and who are also appropriately registered under federal and/or state law (i.e., all commodities advice with respect to commodities transactions shall be given by persons who are registered with the CFTC as a commodity trading advisor and are members of the NFA as a commodity trading advisor), but shall not be performed by any person affiliated with the Trust's Commodities broker.


          (b) To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of each Series of the Trust with appropriate banking and savings institutions, and execute and/or accept any instrument or agreement incidental to the Trust's business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Managing Owner in the Managing Owner's name shall be deemed executed and accepted on behalf of the Trust by the Managing Owner;


          (c)  To deposit, withdraw, pay, retain and
  distribute the Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust
  Agreement;

          (d) To supervise the preparation and filing of the Registration Statement and supplements and amendments thereto, and the Prospectus;

          (e)  To pay or authorize the payment of
  distributions to the Interestholders and expenses of each Series;

          (f) To invest or direct the investment of funds of any Series not then delegated to a Trading Advisor(s) and prohibit any transactions contemplated hereunder which may constitute prohibited transactions under ERISA or the Code;

          (g)  To make any elections on behalf of each
  Series under the Code, or any other applicable federal or state tax law as the Managing Owner shall determine to be in the best interests of the Series;

          (h) To redeem mandatorily any Limited Interests upon at least ten (10) days' prior written notice, if (i) the Managing Owner determines that the continued participation of such Limited Owner in the Trust might cause the Trust, a Series in the Trust or any Interestholder to be deemed to be managing Plan Assets under ERISA, (ii) there is an unauthorized assignment pursuant to the provisions of Article V, or (iii) in the event that any transaction would or might violate any law or constitute a prohibited transaction under ERISA or the Code and a statutory, class or individual exemption from the prohibited transaction provisions of ERISA for such transaction or transactions does not apply or cannot be obtained from the DOL (or the Managing Owner determines not to seek such an exemption). In the case of mandatory redemptions, the Redemption Date shall be the close of business on the date written notice of intent to redeem is sent by the Managing Owner to a Limited Owner. A notice may be revoked prior to the payment date by written notice from the Managing Owner to a Limited Owner;

          (i) In the sole discretion of the Managing Owner, to admit an Affiliate or Affiliates of the Managing Owner as additional Managing Owners. Notwithstanding the foregoing, the Managing Owner may not admit Affiliate(s) of the Managing Owner as an additional Managing Owner if it has received notice of its removal as a Managing Owner, pursuant to Section 8.2(d) hereof, and if the concurrence of at least a majority in interest (over

  50%) of the
  outstanding   Interests of all Series (not including
  Interests owned by the Managing Owner) is not obtained;

          (j) To override any trading instructions: (i) that the Managing Owner, in its sole discretion, determines in good faith to be in violation of any trading policy or limitation of the Trust, including as set forth in Section 4.2(k) below; (ii) as and to the extent necessary, upon the failure of any Trading Advisor to comply with a request to make the necessary amount of funds available to the Trust within five (5) days of such request, to fund distributions, redemptions (including special redemptions), or reapportionments among Trading Advisors or to pay the expenses of any Series in the Trust; and provided further, that the Managing Owner may make Commodities trading decisions at any time at which any Trading Advisor shall become incapacitated or some other emergency shall arise as a result of which such Trading Advisor shall be unable or unwilling to act and a successor Trading Advisor has not yet been retained;

          (k)  Monitor the trading activities of the Trading
  Advisor so that:


               (i)   Any Series does not establish new
       Commodities positions for any one contract month or option if such additional Commodities positions would result in a net long or short position for that Commodities position requiring as margin or premium more than fifteen percent (15%) of the Trust Estate of a Series.

               (ii)  Any Series does not acquire
       additional Commodities positions in any commodities interest contract or option if such additional Commodities positions would result in the aggregate net long or short Commodities positions requiring as margin or premium for all outstanding Commodities positions more than sixty-six and two-thirds percent (66 2/3%) of the Trust Estate of a Series. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open Commodities positions because of daily price fluctuation limits or both, a Series may be required to commit as margin in excess of the foregoing limit. In such event the Managing Owner will cause each Trading Advisor to reduce its open futures or options positions to comply with the foregoing limit before initiating new Commodities positions.


     SECTION 4.3  Obligations of the Managing Owner.  In
  addition to the obligations expressly provided by the Business Trust Statute or this Trust Agreement, the
  Managing Owner shall:

          (a) Devote such of its time to the business and affairs of the Trust as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the Limited Owners;

          (b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and each Series of the Trust and for the conduct of its business in all appropriate jurisdictions;

          (c) Retain independent public accountants to audit the accounts of each Series in the Trust;

          (d) Employ attorneys to represent the Trust or a Series thereof;

          (e) Use its best efforts to maintain the status of the Trust as a "business trust" for state law purposes, and of each Series of the Trust as a "partnership" for federal income tax purposes;

          (f) Monitor the trading policies and limitations of each Series, as set forth in the Prospectus, and the activities of the Trust's Trading Advisor(s) in carrying out those policies in compliance with the Prospectus;


          (g) Monitor the brokerage fees charged to each Series, and the services rendered by futures commission merchants to each Series, to determine whether the fees paid by, and the services rendered to, each Series for futures brokerage are at competitive rates and are the best price and services available under the circumstances, and if necessary, renegotiate the brokerage fee structure to obtain such rates and services for each Series. In making this determination the Managing Owner shall not rely solely on the brokerage rates paid by other major commodity pools. No material change related to brokerage fees shall be made except upon (i) twenty (20) Business Days' prior notice to the Limited Owners, which notice shall include a description of the Limited Owners' voting rights as set forth in Section 8.2 hereof and a description of the Limited Owners' redemption rights as set forth in Section
  7.1 hereof, and (ii) consent of the Limited Owners holding Interests representing at least a majority (over 50%) in Net Asset Value of the Series affected (excluding Interests held by the Managing Owner). No increase in such fees shall take effect except at the beginning of a Fiscal Quarter following consent of the Limited Owners as provided in this subparagraph (g).

          (h)  Have fiduciary responsibility for the
  safekeeping and use of the Trust Estate of each Series, whether or not in the Managing Owner's immediate possession or control, and the Managing Owner will not employ or permit others to employ such funds or assets of each Series (including any interest earned thereon as provided for in the Prospectus) in any manner except as and to the extent permitted by the NASAA Guidelines for the benefit of each Series in the Trust, including, among other things, the utilization of any portion of the Trust Estate as compensating balances for the exclusive benefit of the Managing Owner. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of each Series and in resolving conflicts of interest. The Trust shall not permit any Limited Owner to contract away the fiduciary duty owed to the Limited Owners by the Managing Owner under this Agreement or the Delaware Business Trust Act. To the extent that, at law or in equity, the Managing Owner or any officer, director, employee or agent thereof or any Affiliate of the Managing Owner (collectively, the "Covered Persons"), has duties (including fiduciary duties) and liabilities relating thereto to any Series, any other Interestholder or Covered Person or the Trustee, such Covered Person acting under the Trust Agreement shall not be liable to the Series, any other Interestholder or Covered Person or the Trustee for such Covered Person's good faith reliance on the provisions of the Trust Agreement; and the duties and liabilities of such Covered Person may be expanded or restricted by the provisions of this Trust Agreement.


          (i) Agree that, at all times from and after the sale of at least the Subscription Minimum (as defined in the Prospectus), for so long as it remains a Managing Owner of the Trust, it shall have a minimum "net worth" (as defined below) and not take any affirmative action to reduce its "net worth" below an amount imposed by the NASAA Guidelines as they may be amended from time to time.
  The NASAA Guidelines define "Net Worth" as the excess of total assets over total liabilities determined by generally accepted accounting principles. As of the date of this agreement, NASAA Guidelines require the Managing Owner to maintain a minimum Net Worth of at least $1,000,000, based on the Trust's anticipated registration of Interests in the amount of $34,000,000 for Series A and $33,000,000 for each of Series B and C.


          (j)  Admit substituted Limited Owners in
  accordance with this Trust Agreement;

          (k) Refuse to recognize any attempted transfer or assignment of an Interest that is not made in accordance with the provisions of Article V; and

          (l)  Maintain a current list in alphabetical
  order, of the names and last known addresses and, if available, business telephone numbers of, and number of Interests owned by, each Interestholder (as provided in Section 3.2 hereof) and the other Trust documents described in Section 9.6 at the Trust's principal place of business, which documents shall be made available thereat at reasonable times during ordinary business hours for inspection by any Limited Owner or his representative for any purpose reasonably related to the Limited Owner's interest as a beneficial owner of the Trust. Such list shall be printed on white paper in clearly legible print and shall be updated quarterly. Upon request, for any purpose reasonably related to the Limited Owner's interest as a beneficial owner of the Trust, including without limitation, matters relating to an Interestholder's voting rights hereunder or the exercise of a Limited Owner's rights under federal proxy law, either in person or by mail, the Managing Owner will furnish a copy of such list to a Limited Owner or his representative within ten (10) days of a request therefor, upon payment of the cost of reproduction and mailing; provided, however, that the Limited Owner requesting such list shall give written assurance that the list will not, in any event, be used for commercial purposes. Subject to applicable law, a Limited Owner shall give the Managing Owner at least ten (10) Business Days' prior written notice for any inspection and copying permitted pursuant to this Section 4.3(l) by the Limited Owner or his authorized attorney or agent.


          (m) Notify the Interestholders within seven (7) days from the date of:

                         (i)  any material change in contracts with
                                any Series' Trading Advisor;

                        (ii)  any material modification made in the
                                calculation of the Incentive Fee paid
                                to any Trading Advisor; and

                       (iii)  any material change affecting the
                                compensation of any person compensated
                                by a Series.


     SECTION 4.4  General Prohibitions.  The Trust or any
  Series shall not:

          (a)  Borrow money from or loan money to any
  Interestholder or other Person or any other Series, except that the foregoing is not intended to prohibit (i) the deposit on margin with respect to the initiation and maintenance of each Series' Commodities positions or (ii) obtaining lines of credit for the trading of forward contracts; provided, however, that each Series is prohibited from incurring any indebtedness on a non-recourse basis;


          (b) Create, incur, assume or suffer to exist any lien, mortgage, pledge conditional sales or other title retention agreement, charge, security interest or encumbrance, except (i) the right and/or obligation of a commodity broker to close out sufficient commodities positions of each Series so as to restore the Series' account to proper margin status in the event that the Series fails to meet a Margin Call, (ii) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established, (iii) deposits or pledges to secure obligations under workmen's compensation, social security or similar laws or under unemployment insurance, (iv) deposits or pledges to secure contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, or (v) mechanic's, warehousemen's, carrier's, workmen's, materialmen's or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and for which appropriate reserves have been established if required by generally accepted accounting principles, and liens arising under ERISA;


          (c)  Commingle its assets with those of any other
  Person, except to the extent permitted under the CE Act and the regulations promulgated thereunder, or with those of any other Series;


          (d)  Directly or indirectly pay or award any
  finder's fees, commissions or other compensation to any Persons engaged by a potential Limited Owner for investment advice as an inducement to such advisor to advise the potential Limited Owner to purchase Limited Interests in the Trust;

          (e)  Engage in Pyramiding of its Commodities
  positions; provided, however, that a Trading Advisor(s) may take into account the Series' open trade equity on existing positions in determining generally whether to acquire additional Commodities positions on behalf of the Series;

          (f) Permit rebates to be received by the Managing Owner or any Affiliate of the Managing Owner, or permit the Managing Owner or any Affiliate of the Managing Owner to engage in any reciprocal business arrangements which would circumvent the foregoing prohibition;

          (g) Permit the Trading Advisor(s) to share in any portion of brokerage fees related to commodity brokerage services paid by a Series with respect to its commodity trading activities;

          (h) Enter into any contract with the Managing Owner or an Affiliate of the Managing Owner (except for selling agreements for the sale of Interests) (i) which has a term of more than one year and which does not provide that it may be canceled by the Trust without penalty on sixty (60) days prior written notice or (ii) for the provision of goods and services, except at rates and terms at least as favorable as those which may be obtained from third parties in arms-length negotiations;


          (i) Permit churning of its Commodity trading account(s) for the purpose of generating excess brokerage commissions;

          (j)  Enter into any exclusive brokerage contract;
  and

          (k) operate the Trust in any manner so as to contravene section 3804 of the Business Trust Statute.


     SECTION 4.5 Liability of Covered Persons. A Covered Person shall have no liability to the Trust or to any Interestholder or other Covered Person for any loss suffered by the Trust which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute negligence or misconduct of such Covered Person. Subject to the foregoing, neither the Managing Owner nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Limited Owner or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust Agreement shall be made solely from the assets of the Trust without any rights of contribution from the Managing Owner or any other Covered Person.


     SECTION 4.6  Indemnification of the Managing Owner.

          (a)  The Managing Owner shall be indemnified by
  the Trust or a Series thereof against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for a particular Series of the Trust, provided that (i) the Managing Owner was acting on behalf of or performing services for the relevant Series and has determined, in good faith, that such course of conduct was
  in the best interests of the   Series and such liability
  or loss was not the result of negligence, misconduct, or a breach of this Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Trust Estate. All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the U.S. Code by or against the Managing Owner. Any indemnification under this Section 4.6(a), unless ordered by a court, shall be made by the Trust only as authorized in the specific case and only upon a determination by independent legal counsel in a written opinion that indemnification of the Managing Owner is proper in the circumstances because it has met the applicable standard of conduct set forth hereunder, it being understood that the source of payments made in respect of indemnification under this Trust Agreement shall be the assets of each Series on a pro rata basis, as the case may be.

          (b) Notwithstanding the provisions of Section 4.6(a) above, the Managing Owner and any Person acting as broker-dealer for each Series shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.


          (c) In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the position of the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division and the position of any other applicable state securities division which requires disclosure with respect to the issue of indemnification for securities law violations.

          (d) The Trust shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.


          (e) Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Managing Owner shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Managing Owner on behalf of the Trust or a particular Series of the Trust;
  (ii) the legal action is initiated by a third party who is not a Limited Owner or the legal action is initiated by a Limited Owner and a court of competent jurisdiction specifically approves such advance; and (iii) the Managing Owner undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification under this Section 4.6.

          (f) The term "Managing Owner" as used only in this Section 4.6 shall include, in addition to the Managing Owner, any other Covered Person performing services on behalf of the Trust or any Series thereof and acting within the scope of the Managing Owner's authority as set forth in this Trust Agreement.

          (g) In the event the Trust or any Series is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Limited
  Owner's (or assignee's) obligations or liabilities unrelated to Trust business, such Limited Owner (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys' and accountants' fees.

          (h) The payment of any amount pursuant to this Section shall be subject to Section 3.6 with respect to the allocation of liabilities and other amounts, as appropriate, among the Series of the Trust.


     SECTION 4.7  Expenses.

          (a) The Managing Owner or an Affiliate of the Managing Owner shall be responsible for the payment of all Organization and Offering Expenses incurred in the creation of the Trust and each Series thereof and sale of Interests. Organization and Offering Expenses shall mean those expenses incurred in connection with the formation, qualification and registration of the Trust and the Interests and in offering, distributing and processing the Interests under applicable federal and state law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or the initial and continuous offering of the Interests, including, but not limited to, expenses such as: (i) initial and ongoing registration fees, filing fees, escrow fees and taxes, (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the Exhibits thereto and the Prospectus during the Initial and Continuous Offering Periods, (iii) the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Interests during the Initial and Continuous Offering Periods, (iv) travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Interests during the Initial and Continuous Offering Periods, (v) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith, and (vi) any extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith) related thereto.


          (b) All ongoing charges, costs and expenses of the Trust's operation, including, but not limited to, the routine expenses associated with (i) preparation of monthly, annual and other reports required by applicable federal and state regulatory authorities; (ii) Trust meetings and preparing, printing and mailing of proxy statements and reports to Interestholders; (iii) the payment of any distributions related to redemption of Interests; (iv) routine services of the Trustee, legal counsel, auditors and accountants, whether employed directly or by Affiliates of the Managing Owner; (v) postage, insurance and filing fees; (vi) client relations and services and (vii) computer equipment and system development shall be billed to and paid by the Managing Owner or an Affiliate of the Managing Owner. All ongoing expenses associated with (i) the fixed fee to be paid to the Trust's Commodities broker, (ii) required payments to the Trust's Trading Advisors and (iii) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto) shall be billed to and/or paid by the appropriate Series of the Trust, subject to such other limitations as are set forth herein concerning the limitations on the Series' liability for the liabilities of another Series.

          (c) The Managing Owner or any Affiliate of the Managing Owner may only be reimbursed for the actual cost to the Managing Owner or such Affiliate of any expenses which it advances on behalf of the Trust or any series thereof for which payment one or more Series of the Trust is responsible. In addition, payment to the Managing Owner or such Affiliate for indirect expenses incurred in performing services for the Trust or any Series thereof, such as salaries and fringe benefits of officers and directors, rent or depreciation, utilities and other administrative items generally falling within the category of the Managing Owner's "overhead," is prohibited.


     SECTION 4.8  Compensation to the Managing Owner.
  Except as provided in Section 7.1(c) with respect to the payment of redemption charges, the Managing Owner shall not, in its capacity as Managing Owner, receive any salary, fees, profits or distributions. The Managing Owner shall, in its capacity as an Interestholder, be entitled to receive allocations and distributions pursuant to the provisions of this Trust Agreement.

     SECTION 4.9  Other Business of Interestholders.
  Except as otherwise specifically provided herein, any of the Interestholders and any shareholder, officer, director, employee or other person holding a legal or beneficial interest in an entity which is an Interestholder, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. The Managing Owner and Affiliates of the Managing Owner shall not engage in a venture competitive with the Trust except as described in the Prospectus.


     SECTION 4.10  Voluntary Withdrawal of the Managing
  Owner . The Managing Owner may withdraw voluntarily as the Managing Owner of the Trust only upon one hundred and twenty (120) days' prior written notice to all Limited Owners and the Trustee and the prior approval of Limited Owners holding Interests equal to at least a majority (over 50%) of the Net Asset Value of each Series (excluding Interests held by the withdrawing Managing Owner). If the withdrawing Managing Owner is the last remaining Managing Owner, Limited Owners holding Interests equal to at least a majority (over 50%) of the Net Asset Value of each Series (not including Interests held by the Managing Owner) may vote to elect and appoint, effective as of a date on or prior to the withdrawal, a successor Managing Owner who shall carry on the business of the Trust. If the Managing Owner withdraws as Managing Owner and the Limited Owners or remaining Managing Owner elect to continue the Trust, the withdrawing Managing Owner shall pay all expenses incurred as a result of its withdrawal. In the event of its removal or withdrawal, the Managing Owner shall be entitled to a redemption of its Interest at the Net Asset Value of a Series thereof on the next Redemption Date following the date of removal or withdrawal.

     SECTION 4.11  Authorization of Registration
  Statements . Each Limited Owner (or any permitted assignee thereof) hereby agrees that the Managing Owner is authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by the Registration
  Statements on behalf of the Trust without any further act, approval or vote of the Limited Owners of the Trust, notwithstanding any other provision of this Trust Agreement, the Business Trust Statute or any applicable law, rule or regulation.

     SECTION 4.12  Litigation.  The Managing Owner is
  hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary or proper to enforce or protect the Trust's interests. The Managing Owner shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefor, next, out of the Trust's assets and, thereafter, out of the assets (to the extent that it is permitted to do so under the various other provisions of this Agreement) of the Managing Owner.


                          ARTICLE V

                    TRANSFERS OF INTERESTS

     SECTION 5.1 General Prohibition. A Limited Owner may not sell, assign, transfer or otherwise dispose of, or pledge, hypothecate or in any manner encumber any or all of his Interests or any part of his right, title and interest in the capital or profits of any Series in the Trust except as permitted in this Article V and any act in violation of this Article V shall not be binding upon or recognized by the Trust (regardless of whether the Managing Owner shall have knowledge thereof), unless approved in writing by the Managing Owner.

     SECTION 5.2  Transfer of Managing Owner's General
  Interests.

          (a)  Upon an Event of Withdrawal (as defined in
  Section 13.1), the Managing Owner's General Interests shall be purchased by the Trust for a purchase price in cash equal to the Net Asset Value thereof. The Managing Owner will not cease to be a Managing Owner of the Trust merely upon the occurrence of its making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statue, law or regulation, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a trustee, receiver of liquidator for itself or of all or any substantial part of its properties.

          (b) To the full extent permitted by law, nothing in this Trust Agreement shall be deemed to prevent the merger of the Managing Owner with another corporation, the reorganization of the Managing Owner into or with any other corporation, the transfer of all the capital stock of the Managing Owner or the assumption of the Interests, rights, duties and liabilities of the Managing Owner by, in the case of a merger, reorganization or consolidation, the surviving corporation by operation of law.

          (c) Upon assignment of all of its Interests, the Managing Owner shall not cease to be a Managing Owner of the Trust, or to have the power to exercise any rights or powers as a Managing Owner, or to have liability for the obligations of the Trust under Section 1.7 hereof, until an additional Managing Owner, who shall carry on the business of the Trust, has been admitted to the Trust.

     SECTION 5.3  Transfer of Limited Interests.

          (a) Permitted assignees of the Limited Owners shall be admitted as substitute Limited Owners, pursuant to this Article V, only upon the consent of the Managing Owner, which may be withheld in the Managing Owner's sole and absolute discretion. The parties hereto hereby agree that such restrictions are necessary and desirable in order to maintain each Series' tax classification as a partnership, to avoid having any Series classified as a publicly traded partnership or to avoid adverse legal consequences to any Series in the Trust.


               (i)  A substituted Limited Owner is a
       permitted assignee that has been admitted to any Series as a Limited Owner with all the rights and powers of a Limited Owner hereunder. If all of the conditions provided in Section 5.3(b) below are satisfied, the Managing Owner shall admit permitted assignees into the Trust as Limited Owners by making an entry on the books and records of the Series reflecting that such permitted assignees have been admitted as Limited Owners, and such permitted assignees will be deemed Limited Owners at such time as such admission is reflected on the books and records of the Series.

               (ii) A permitted assignee is a Person to
       whom a Limited Owner has assigned his Limited Interests with the consent of the Managing Owner, as provided below in Section 5.3(d), but who has not become a substituted Limited Owner. A permitted assignee shall have no right to vote, to obtain any
       information on or account of the   Series'
       transactions or to inspect the Series' books, but shall only be entitled to receive the share of the profits, or the return of the Capital Contribution, to which his assignor would otherwise be entitled as set forth in Section 5.3(d) below to the extent of the Limited Interests assigned. Each Limited Owner agrees that any permitted assignee may become a substituted Limited Owner without the further act or consent of any Limited Owner, regardless of whether his permitted assignee becomes a substituted Limited Owner.

               (iii)     A Limited Owner shall bear all
       extraordinary costs (including attorneys' and accountants' fees), if any, related to any transfer, assignment, pledge or encumbrance of his Limited
       Interests.

          (b) No permitted assignee of the whole or any portion of a Limited Owner's Limited Interests shall have the right to become a substituted Limited Owner in place of his assignor unless all of the following conditions are satisfied:

               (i)  The written consent of the Managing
       Owner to such substitution shall be obtained, the granting or denial of which shall be within the sole and absolute discretion of the Managing Owner.

               (ii) A duly executed and acknowledged
       written instrument of assignment has been filed with the Trust setting forth the intention of the assignor that the permitted assignee become a substituted
       Limited Owner in his place;

               (iii) The assignor and permitted assignee execute and acknowledge and/or deliver such other instruments as the Managing Owner may deem necessary or desirable to effect such admission, including his execution, acknowledgment and delivery to the Managing Owner, as a counterpart to this Trust Agreement, of a Power of Attorney in the form set forth in the Subscription Agreement; and

               (iv) Upon the request of the Managing
       Owner, an opinion of the Trust's independent legal counsel is obtained to the effect that (A) the assignment will not jeopardize the Series' tax classification as a partnership and (B) the assignment does not violate this Trust Agreement or the Business Trust Statute.

          (c)  Any Person admitted to any Series as an
  Interestholder shall be subject to all of the provisions of this Trust Agreement as if an original signatory hereto.


          (d) (i) Subject to the provisions of Section 5.3(e) below, compliance with the suitability standards imposed by the Trust for the purchase of new Interests, applicable federal securities and state "Blue Sky" laws and the rules of any other applicable governmental authority, a Limited Owner shall have the right to assign all or any of his Limited Interests to any assignee by a written assignment (on a form acceptable to the Managing Owner) the terms of which are not in contravention of any of the provisions of this Trust Agreement, which assignment has been executed by the assignor and received by the Trust and recorded on the books thereof. An assignee of a Limited Interest (or any interest therein) will not be recognized as a permitted assignee without the consent of the Managing Owner, which consent the Managing Owner shall withhold only under the following circumstances: (A) if necessary, in the judgment of the Managing Owner (and upon receipt of an opinion of counsel to this effect), to preserve the classification of each Series of the Trust as a partnership for federal income tax purposes or to preserve the characterization or treatment of any Series' income or loss; or (B) if such assignment is effectuated through an established securities market or a secondary market (or the substantial equivalent thereof). The Managing Owner shall withhold its consent to assignments made under the foregoing circumstances, and shall exercise such right by taking any actions as it seems necessary or appropriate in its reasonable discretion so that such transfers or assignments of rights are not in fact recognized, and the assignor or transferor continues to be recognized by the Trust as an Interestholder for all purposes hereunder, including the payment of any cash distribution. The Managing Owner shall incur no liability to any investor or prospective investor for any action or inaction by it in connection with the foregoing, provided it acted in good faith.

               (ii) Except as specifically provided in
       this Trust Agreement, a permitted assignee of an Interest shall be entitled to receive distributions from the Series attributable to the Interest acquired by reason of such assignment from and after the effective date of the assignment of such Interest to him. The "effective date" of an assignment of a Limited Interest as used in this clause shall be the Dealing Day of the next succeeding week, provided the Managing Owner shall have been in receipt of the written instrument of assignment for at least five (5) Business Days prior thereto. If the assignee is (A) an ancestor or descendant of the Limited Owner, (B) the personal representative or heir of a deceased Limited Owner, (C) the trustee of a trust whose beneficiary is the Limited Owner or another person to whom a transfer could otherwise be made or (D) the shareholders, partners, or beneficiaries of a corporation, partnership or trust upon its termination or liquidation, then the "effective date" of an assignment of an Interest in the Trust shall be the first day of the week immediately following the week in which the written instrument of assignment is received by the Managing Owner.

               (iii)     Anything herein to the contrary
       notwithstanding, the Trust and the Managing Owner shall be entitled to treat the permitted assignor of such Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to him, until such time as the written assignment has been received by, and recorded on the books of, the Trust.


          (e) (i) No assignment or transfer of an Interest may be made which would result in the Limited Owners and permitted assignees of the Limited Owners owning, directly or indirectly, individually or in the aggregate, five percent (5%) or more of the stock of the Managing Owner or any related person as defined in Sections 267(b) and 707(b)(1) of the Code. If any such assignment or transfer would otherwise be made by bequest, inheritance of operation of law, the Interest transferred shall be deemed sold by the transferor to the Series immediately prior to such transfer in the same manner as provided in Section 5.3(e)(iii).



               (ii) No assignment or transfer of an
       interest in any Series may be made which would contravene the NASAA Guidelines, as adopted in any state in which the proposed transferor and transferee reside including, without limitation, the restriction set forth in Paragraph F(2) of Article V thereof, which precludes any assignment (except for assignments by gift, inheritance, intra family assignment, family dissolutions and transfers to affiliates), which would result in either the assignee or the assignor holding Interests in any combination of Series valued at less than $5,000 (or $2,000 in the case of IRAs), provided, however, that this limitation shall not apply in respect of a Limited Owner wishing to assign its or his entire interest in all Series of the Trust.


               (iii)     Anything else to the contrary
       contained herein notwithstanding: (A) In any particular twelve (12) consecutive month period no assignment or transfer of an Interest may be made which would result in increasing the aggregate total of Interests previously assigned and/or transferred in said period to forty-nine percent (49%) or more of the outstanding Interests of any Series. This limitation is hereinafter referred to as the "forty-nine percent (49%) limitation"; (B) Clause (ii)(A) hereof shall not apply to a transfer by gift, bequest or inheritance, or a transfer to the Trust, and, for purposes of the forty-nine percent (49%) limitation, any such transfer shall not be treated as such; (C) If, after the forty-nine percent (49%) limitation is reached in any consecutive twelve (12) month period, a transfer of an Interest would otherwise take place by operation of law (but not including any transfer referred to in clause (iii)(B) hereof) and would cause a violation of the forty-nine percent (49%) limitation, then said Interest(s) shall be deemed to have been sold by the transferor to the Trust in liquidation of said Interest(s) immediately prior to such transfer for a liquidation price equal to the Net Asset Value of a Series of said Interest(s) on such date of transfer. The liquidation price shall be paid within ninety (90) days after the date of the transfer.


          (f) The Managing Owner, in its sole discretion, may cause any Series to make, refrain from making, or once having made, to revoke, the election referred to in Section 754 of the Code, and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

          (g) The Managing Owner, in its sole discretion, may cause any Series to make, refrain from making, or once having made, to revoke the election by a qualified fund under Section 988(c)(1)(E)(V), and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

          (h) Each Limited Owner hereby agrees to indemnify and hold harmless the Trust and each Interestholder against any and all losses, damages, liabilities or expense (including, without limitation, tax liabilities or loss of tax benefits) arising, directly or indirectly, as a result of any transfer or purported transfer by such Limited Owner in violation of any provision contained in this Section 5.3.

                          ARTICLE VI

                 DISTRIBUTION AND ALLOCATIONS


     SECTION 6.1  Capital Accounts.  A capital account
  shall be established for each Interestholder on the books of the Series in which an Interest is owned Trust (such account sometimes hereinafter referred to as a "book capital account"). The initial balance of each Interestholder's book capital account shall be the amount of his initial Capital Contribution to a Series.

     SECTION 6.2   Weekly Allocations.  As of the close of
  business (as determined by the Managing Owner) on the Valuation Point of each week during each Fiscal Year of the Trust, the following determinations and allocations shall be made:


          (a)  First, any increase or decrease in the
  Trust's Net Asset Value of a Series as of such date as compared to the next previous determination of Net Asset Value of a Series shall be credited or charged to the book capital accounts of the Interestholders in the ratio that the balance of each Interestholder's book capital account bears to the balance of all Interestholders' book capital accounts; and

          (b) Next, the amount of any distribution to be made to an Interestholder and any amount to be paid to an Interestholder upon redemption of his Interests shall be charged to that Interestholder's book capital account as of the applicable record date and Redemption Date, respectively.

     SECTION 6.3 Allocation of Profit and Loss for United States Federal Income Tax Purposes. As of the end of each Fiscal Year of each Series, the Series' recognized profit and loss shall be allocated among the Interestholders pursuant to the following subparagraphs for federal income tax purposes. Except as otherwise provided herein, such allocations of profit and loss shall be pro rata from Disposition Gain (or Disposition Loss) and Profits (or Losses).


          (a) First, the Profits or Losses of the Series shall be allocated pro rata among the Interestholders based on their respective book capital accounts as of the last day of each week in which such Profits or Losses accrued.


          (b) Next, Disposition Gain or Disposition Loss from the Series' trading activities for each Fiscal Year of the Trust shall be allocated among the Interestholders as follows:


               (i) There shall be established a tax capital account with respect to each outstanding Interest. The initial balance of each tax capital account shall be the amount paid by the Interestholder to the Series for the Interest. Tax capital accounts shall be adjusted as of the end of each Fiscal Year as follows: (A) Each tax capital account shall be increased by the amount of income (Profits or Disposition Gain) which shall have been allocated to the Interestholder who shall hold the Interest pursuant to Section 6.3(a) above and Sections 6.3(b)(ii) and 6.3(b)(iii) below; (B) Each tax capital account shall be decreased by the amount of expense or loss (Losses or Disposition Losses) which shall have been allocated to the Interestholder who shall hold the Interest pursuant to Section 6.3(a) above and Sections 6.3(b)(iv) and 6.3(b)(v) below and by the amount of any distribution which shall have been received by the Interestholder with respect to the Interest (other than on redemption of Interests); and (C) If an Interest is redeemed, the tax capital account with respect to such Interest shall be eliminated on the Redemption Date.


               (ii) Disposition Gain realized during
       any   week shall be allocated first among all
       Interestholders whose book capital accounts shall be in excess of their Interests' tax capital accounts (after making the adjustments, other than adjustments resulting from the allocations to be made pursuant to this Section 6.3(b)(ii) for the current week, described in Section 6.3(b)(i) above) in the ratio that each such Interestholder's excess shall bear to all such Interestholder's excesses.

               (iii)     Disposition Gain realized during
       any week that remains after the allocation pursuant to Section 6.3(b)(ii) above shall be allocated to those Interestholders who were Interestholders during
       such   week in the ratio that each such
       Interestholder's book capital account bears to all such Interestholders' book capital accounts for such week.

               (iv) Disposition Loss realized during
       any   week shall be allocated first among all
       Interestholders whose Interests' tax capital accounts shall be in excess of their book capital accounts (after making the adjustments, other than adjustments resulting from the allocations to be made pursuant to this Section 6.3(b)(iv) for the current week, described in Section 6.3(b)(i) above) in the ratio that each such Interestholder's excess shall bear to all such Interestholders' excesses.

               (v)  Disposition Loss realized during any
       week that remains after the allocation pursuant to
       Section 6.3(b)(iv) above shall be allocated to those Interestholders who were Interestholders during such week in the ratio that each such Interestholder's book capital account bears to all such Interestholders' book capital accounts for such calendar week.


          (c)  The tax allocations prescribed by this
  Section 6.3 shall be made to each holder of an Interest whether or not the holder is a substituted Limited Owner. For purposes of this Section 6.3, tax allocations shall be made to the Managing Owner's Interests on an Interest-- equivalent basis.

          (d) The allocation of income and loss (and items thereof) for federal income tax purposes set forth in this
  Section 6.3 is intended to allocate taxable income and loss among Interestholders generally in the ratio and to the extent that net profit and net loss shall be allocated to such Interestholders under Section 6.2 so as to eliminate, to the extent possible, any disparity between an Interestholder's book capital account and his tax capital account, consistent with the principles set forth in Sections 704(b) and (c)(2) of the Code.

          (e) Notwithstanding this Section 6.3, if after taking into account any distributions to be made with respect to such Interest for the relevant period pursuant to Section 6.4 herein, any allocation would produce a deficit in the book capital account of an Interest, the portion of such allocation that would create such a deficit shall instead be allocated pro rata to the book capital accounts of the other Interests held by the same Interestholder (subject to the same limitation) and, as to any balance, shall be allocated pro rata to the book capital accounts of all the remaining Interestholders (subject to the same limitation).


     SECTION 6.4 Allocation of Distributions. Initially, distributions shall be made by the Managing Owner, and the Managing Owner shall have sole discretion in determining the amount and frequency of distributions, other than redemptions, which a Series shall make with respect to the Interests; provided, however, that a Series shall not make any distribution that violates the Business Trust Statute. The aggregate distributions made in a Fiscal Year (other than distributions on termination, which shall be allocated in the manner described in Article VIII) shall be allocated among the holders of record of Interests in the ratio in which the number of Interests held of record by each of them bears to the number of Interests held of record by all of the Interestholders as of the record date of such distribution; provided, further, however, that any distribution made in respect of an Interest shall not exceed the book capital account for such Interest.


     SECTION 6.5 Admissions of Interestholders; Transfers. For purposes of this Article VI, Interestholders shall be deemed admitted, and a tax and book capital account shall be established in respect of the Interests acquired by such Interestholder or in respect of additional Interests acquired by an existing Interestholder, as of the Dealing Day following the week in which such Interestholder's Subscription Agreement or Exchange Request, as the case may be, is received, provided the Managing Owner shall have been in receipt of such Subscription Agreement or Exchange Request for at least five (5) Business Days, or in which the transfer of Interests to such Interestholder is recognized, except that persons accepted as subscribers to the Trust pursuant to Section 3.2(b) shall be deemed admitted on the date determined pursuant to such Section. Any Interestholder to whom an Interest had been transferred shall succeed to the tax and book capital accounts attributable to the Interest transferred.

     SECTION 6.6 Liability for State and Local and Other Taxes. In the event that any Series shall be separately subject to taxation by any state or local or by any foreign taxing authority, the Series shall be obligated to pay such taxes to such jurisdiction. In the event that the Series shall be required to make payments to any Federal, state or local or any foreign taxing authority in respect of any Interestholder's allocable share of Series income, the amount of such taxes shall be considered a loan by the Series to such Interestholder, and such Interestholder shall be liable for, and shall pay to the Series, any taxes so required to be withheld and paid over by the Series within ten (10) days after the Managing Owner's request therefor. Such Interestholder shall also be liable for (and the Managing Owner shall be entitled to redeem additional Interests of the foreign Interestholder as necessary to satisfy) interest on the amount of taxes paid over by the Series to the IRS or other taxing authority, from the date of the Managing Owner's request for payment to the date of payment or the redemption, as the case may be, at the rate of two percent (2%) over the prime rate charged from time to time by Citibank, N.A. The amount, if any, payable by the Series to the Interestholder in respect of its Interests so redeemed, or in respect of any other actual distribution by the Series to such Interestholder, shall be reduced by any obligations owed to the Series by the Interestholder, including, without limitation, the amount of any taxes required to be paid over by the Series to the IRS or other taxing authority and interest thereon as aforesaid. Amounts, if any, deducted by the Series from any actual distribution or redemption payment to such Interestholder shall be treated as an actual distribution to such Interestholder for all purposes of this Trust Agreement.

                         ARTICLE VII

                         REDEMPTIONS


     SECTION 7.1  Redemption of Interests.  The
  Interestholders recognize that the profitability of any Series depends upon long-term and uninterrupted investment of capital. It is agreed, therefore, that Series profits and gains may be automatically reinvested, and that distributions, if any, of profits and gains to the Interestholders will be on a limited basis. Nevertheless, the Interestholders contemplate the possibility that one or more of the Limited Owners may elect to realize and withdraw profits, or withdraw capital through the redemption of Interests prior to the dissolution of a Series. In that regard and subject to the provisions of
  Section 4.2(h):

          (a)  Subject to the conditions set forth in this
  Article VII, each Limited Owner (or any permitted assignee thereof) shall have the right to redeem a Limited Interest or portion thereof on the first Dealing Day following the date the Managing Owner is in receipt of an acceptable form of written notice of redemption for at least five (5) Business Days (a "Redemption Date"). Interests will be redeemed on a "first in, first out" basis based on time of receipt of redemption requests at a redemption price equal to the Net Asset Value of a Series per Interest calculated as of the Valuation Point immediately preceding the applicable Redemption Date. If an Interestholder (or permitted assignee thereof) is permitted to redeem any or all of his Interests as of a date other than a Redemption Date, such adjustments in the determination and allocation among the Interestholders of Disposition Gain, Disposition Loss, Profits, Losses and items of income or deduction for tax accounting purposes shall be made as are necessary or appropriate to reflect and give effect to the redemption.

          (b) The value of an Interest for purposes of redemption shall be the book capital account balance of such Interest at the Valuation Point immediately preceding the

  Redemption Date, less any amount owing by such Limited Owner (and his permitted assignee, if any) to the Trust pursuant to Sections 4.6(g), 5.3(h) or 6.6 of this Trust Agreement. If redemption of an Interest shall be requested by a permitted assignee, all amounts which shall be owed to the Trust under Sections 4.6(g), 5.3(h) or 6.6 hereof by the Interestholder of record, as well as all amounts which shall be owed by all permitted assignees of such Interests, shall be deducted from the Net Asset Value of a Series of such Interests upon redemption.


          (c) The effective date of redemption shall
  be the Redemption Date, and payment of the value of the redeemed Interests (except for Interests redeemed as part of an Exchange as provided in Section 7.4) generally shall be made within ten (10) Business Days following the Redemption Date; provided, that all liabilities, contingent or otherwise, of the Trust or any Series in the Trust, except any liability to Interestholders on account of their Capital Contributions, have been paid or there remains property of the Series sufficient to pay them; and provided further, that under extraordinary circumstances as may be determined by the Managing Owner in its sole discretion, including, but not limited to, the inability to liquidate Commodity positions as of such Redemption Date, or default or delay in payments due the Trust from commodity brokers, banks or other Persons, or significant administrative hardship, the Trust may in turn delay payment to Limited Owners requesting redemption of Interests of the proportionate part of the value of redeemed Interests represented by the sums which are the subject of such default or delay, in which event payment for redemption of such Interests will be made to Limited Owners as soon thereafter as is practicable. A Limited Owner may revoke his notice of intent to redeem on or prior to the Redemption Date by written instructions to the Managing Owner. If a Limited Owner revokes his notice of intent to redeem and thereafter wishes to redeem, such Limited Owner will be required to submit written notice thereof in
  accordance with Section   7.1(d) and will be redeemed on
  the first Redemption Date to occur after the Managing Owner shall have been in receipt of such written notice for at least five (5) Business Days.

          (d) A Limited Owner (or any permitted
  assignee thereof) wishing to redeem Interests must provide the Managing Owner with written notice of his intent to redeem, which notice shall specify the name and address of the redeeming Limited Owner and the amount of Limited Interests sought to be redeemed. The notice of redemption shall be in the form annexed to the Prospectus or in any other form acceptable to the Managing Owner and shall be mailed or delivered to the principal place of business of the Managing Owner. Such notice must include representations and warranties that the redeeming Limited Owner (or any permitted assignee thereof) is the lawful and beneficial owner of the Interests to be redeemed and that such Interests are not subject to any pledge or otherwise encumbered in any fashion. In certain circumstances, the Trust may require additional documents, such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator or certificates of corporate authority. Limited Owners requesting
  redemption shall be notified in writing within   five (5)
  Business Days following the Redemption Date whether or not their Interests will be redeemed, unless payment for the redeeming Interests is made within that five (5) Business Day period, in which case the notice of acceptance of the redemption shall not be required.

          (e) The Managing Owner may suspend
  temporarily any redemption if the effect of such redemption, either alone or in conjunction with other redemptions, would be to impair the Trust's ability to operate in pursuit of its objectives. In addition, the Managing Owner may mandatorily redeem Interests pursuant to
  Section 4.2(h).

          (f) Interests that are redeemed shall be extinguished and shall not be retained or reissued by the Trust or any Series.

          (g) Except as discussed above, all requests for redemption in proper form will be honored, and the Series' positions will be liquidated to the extent necessary to discharge its liabilities on the Redemption
  Date.

     SECTION 7.2 Redemption by the Managing Owner. Notwithstanding any provision in this Trust Agreement to the contrary, for so long as it shall act as the Trust's Managing Owner, the Managing Owner shall not transfer or redeem any of its General Interests to the extent that any such transfer or redemption would result in its having less than a one percent (1%) interest in the Trust.

     SECTION 7.3 Redemption Fee. The Managing Owner will receive a redemption fee, as provided in the Prospectus, of the Net Asset Value of an Interest of any Series redeemed during the first and second successive six-month periods following the effective date of its purchase. This redemption fee will not be charged if you simultaneously
  (i) exchange the redeemed Interest or portion thereof for an Interest of equal value in another Series, or (ii) invest your redemption proceeds in another futures fund sponsored by Prudential Securities.

     SECTION 7.4 Exchange of Interests. Interests in one Series may be exchanged, without applicability of redemption fees, for Interests of equivalent value of any other Series (an "Exchange") on any Dealing Day, subject to the conditions on Redemptions in this Article VII, except that an Exchange will be made on the first Dealing Day following the date the Managing Owner is in receipt of an Exchange Request for at least five (5) Business Days.


                         ARTICLE VIII

                      THE LIMITED OWNERS


     SECTION 8.1  No Management or Control; Limited
  Liability . The Limited Owners shall not participate in the management or control of the Trust's business nor shall they transact any business for the Trust or any Series thereof or have the power to sign for or bind the Trust or any Series thereof, said power being vested solely and exclusively in the Managing Owner. Except as provided in
  Section 8.3 hereof, no Limited Owner shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Trust in excess of his Capital Contribution plus his share of the Trust Estate of any Series in which such Limited Owners owns an Interest and profits remaining in the Series, if any. Except as provided in Section

  8.3 hereof, each Limited Interest
  owned by a Limited Owner shall be fully paid and no assessment shall be made against any Limited Owner. No salary shall be paid to any Limited Owner in his capacity as a Limited Owner, nor shall any Limited Owner have a drawing account or earn interest on his contribution.


     SECTION 8.2  Rights and Duties.  The Limited Owners
  shall have the following rights, powers, privileges, duties and liabilities:

          (a) The Limited Owners shall have the right to obtain information of all things affecting the Trust (or any Series thereof in which it holds an Interest), provided that such is for a purpose reasonably related to the Limited Owner's interest as a beneficial owner of the Trust, including, without limitation, such reports as are set forth in Article IX and such information as is set forth in Section 4.3(l) hereof. In the event that the Managing Owner neglects or refuses to produce or mail to a Limited Owner a copy of the information set forth in
  Section 4.3(l) hereof, the Managing Owner shall be liable to such Limited Owner for the costs, including reasonable attorney's fees, incurred by such Limited Owner to compel the production of such information, and for any actual damages suffered by such Limited Owner as a result of such refusal or neglect; provided, however, it shall be a defense of the Managing Owner that the actual purpose of the Limited Owner's request for such information was not reasonably related to the Limited Owner's interest as a beneficial owner in the Trust (e.g., to secure such information in order to sell it, or to use the same for a commercial purpose unrelated to the participation of such Limited Owner in the Trust). The foregoing rights are in addition to, and do not limit, other remedies available to Limited Owners under federal or state law.

          (b) The Limited Owners shall receive from the Series in which they hold Interests, the share of the distributions provided for in this Trust Agreement in the manner and at the times provided for in this Trust
  Agreement.

          (c) Except for the Limited Owners' redemption rights set forth in Article VII hereof or upon a mandatory redemption effected by the Managing Owner pursuant to
  Section 4.2(h) hereof, Limited Owners shall have the right to demand the return of their capital account only upon the dissolution and winding up of the Series in which they hold Interests and only to the extent of funds available therefor. In no event shall a Limited Owner be entitled to demand or receive property other than cash. Except with respect to Series or class differences, no Limited Owner shall have priority over any other Limited Owner either as to the return of capital or as to profits, losses or distributions. No Limited Owner shall have the right to bring an action for partition against the Trust.

          (d) Limited Owners holding Interests representing at least a majority (over 50%) in Net Asset Value of each affected Series (not including Interests held by the Managing Owner and its Affiliates, including the commodity broker) voting separately as a class may vote to (i) continue the Series as provided in Section 13.1(b), (ii) approve the voluntary withdrawal of the Managing Owner and elect a successor Managing Owner as provided in Section 4.10,

  (iii) remove the Managing Owner on reasonable prior written notice to the Managing Owner, (iv) elect and appoint one or more additional Managing Owners, (v) approve a material change in the trading policies of a Series, or the brokerage fees paid by a Series, as set forth in the Prospectus, which change shall not be effective without the prior written approval of such majority, (vi) approve the termination of any agreement entered into between the Trust and the Managing Owner or any Affiliate of the Managing Owner for any reason, without penalty, (vii) approve amendments to this Trust Agreement as set forth in Section
  11.1 hereof, and (viii) terminate the Series as provided in
  Section 13.1(g), and in the case of (iv), (v) and (vi) in each instance on sixty (60) days' prior written notice.

          Except as set forth above, the Limited Owners shall have no voting or other rights with respect to the Trust. Prior to the exercise by the Limited Owners of the rights set forth in Section 8.2(d), the Trust will, if practicable, provide the Limited Owners with an opinion of independent legal counsel in each state where the Trust may be deemed to be conducting its business with respect to whether or not such exercise would constitute such participation in the control of the Trust business as would adversely affect the Limited Owners limited liability under the laws of such state.

     SECTION 8.3  Limitation on Liability.


          (a) Except as provided in Sections 4.6(g), 5.3(h) and 6.6 hereof, and as otherwise provided under Delaware law, the Limited Owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware and no Limited Owner shall be liable for claims against, or debts of any Series of the Trust in excess of his Capital Contribution to that Series and his share of the Trust Estate and undistributed profits, except in the event that the liability is founded upon misstatements or omissions contained in such Limited Owner's Subscription Agreement delivered in connection with his purchase of Interests. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust shall not make a claim against a Limited Owner with respect to amounts distributed to such Limited Owner or amounts received by such Limited Owner upon redemption unless, under Delaware law, such Limited Owner is liable to repay such amount.

          (b) The Trust shall indemnify, on a pro rata basis among Series, to the full extent permitted by law and the other provisions of this Agreement, and to the extent of the Trust Estate, each Limited Owner (excluding the Managing Owner to the extent of its ownership of any Limited Interests) against any claims of liability asserted against such Limited Owner solely because he is a beneficial owner of one or more Series' Interests (other than for taxes for which such Limited Owner is liable under
  Section 6.6 hereof).


          (c)  Every written note, bond, contract,
  instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of such instrument are not binding upon the Limited Owners individually but are binding only upon the assets and property of the Trust, and no resort shall be had to the Limited Owners' personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital which the Managing Owner deems appropriate, but the omission thereof shall not operate to bind the Limited Owners individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking. Nothing contained in this Section 8.3 shall diminish the limitation on the liability of each Series to the extent set forth in Section
  3.5 and 3.6 hereof.


                          ARTICLE IX

                 BOOKS OF ACCOUNT AND REPORTS


     SECTION 9.1  Books of Account.  Proper books of
  account for each Series shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Managing Owner in its sole discretion, and there shall be entered therein all transactions, matters and things relating to the Series' business as are required by the CE Act and regulations promulgated thereunder, and all other applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character. The books of account shall be kept at the principal office of the Trust and each Limited Owner (or any duly constituted designee of a Limited Owner) shall have, at all times during normal business hours, free access to and the right to inspect and copy the same for any purpose reasonably related to the Limited Owner's interest as a beneficial owner of any Series, including such access as is required under CFTC rules and regulations. Such books of account shall be kept, and each Series shall report its Profits and Losses on, the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in
  Article X.


     SECTION 9.2  Annual Reports and Monthly Statements.
  Each Limited Owner shall be furnished as of the end of each month and as of the end of each Fiscal Year with (a) such reports (in such detail) as are required to be given to Limited Owners by the CFTC and the NFA, (b) any other reports (in such detail) required by any other governmental authority which has jurisdiction over the activities of the Trust and (c) any other reports or information which the Managing Owner, in its discretion, determines to be necessary or appropriate.

     SECTION 9.3  Tax Information.  Appropriate tax
  information (adequate to enable each Limited Owner to complete and file his federal tax return) shall be delivered to each Limited Owner as soon as practicable following the end of each Fiscal Year but generally no later than March 15.

     SECTION 9.4  Calculation of Net Asset Value of a
  Series. Net Asset Value of a Series will be estimated as required. Upon request, on any Business Day, the Managing Owner shall make available to any Limited Owner the estimated Net Asset Value of a Series per Interest. Each Limited Owner shall be notified of any decline in the estimated Net Asset Value of a Series per Interest to less than 50% of the Net Asset Value of a Series per Interest as of the last day of the preceding month within seven (7)
  Business Days of such occurrence. Included in such notification shall be a description of the Limited Owners' voting rights as set forth in Section 8.2 hereof .


     SECTION 9.5 Other Reports. The Managing Owner shall send such other reports and information, if any, to the Limited Owners as it may deem necessary or appropriate. Each Limited Owner shall be notified of (a) any material change in the terms of the Advisory Agreement, including any change in the Trading Advisor or any modification in connection with the method of calculating the incentive fee; (b) any change of Trustee; (c) any other material change affecting the compensation of any party within seven
  (7) Business Days of such occurrence; and (d) a description of any material effect on the Interests such changes may have. Included in such notification shall be a description of the Limited Owners' voting rights as set forth in
  Section 8.2 hereof and redemption rights as set forth in
  Section 7.1 hereof. In addition, the Managing Owner shall submit to the Securities Administrator of any State having jurisdiction over the Trust any information required to be filed with such Administrator, including, but not limited to, reports and statements required to be distributed to the Limited Owners.

     SECTION 9.6  Maintenance of Records.  The Managing
  Owner shall maintain (a) for a period of at least eight (8) Fiscal Years all books of account required by Section 9.1 hereof; a list of the names and last known address of, and number of Interests owned by, all Interestholders, a copy of the Certificate of Trust and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed; copies of the Series' federal, state and local income tax returns and reports, if any; and a record of the information obtained to indicate that a Limited Owner meets the investor suitability standards set forth in the Prospectus, and (b) for a period of at least six (6) Fiscal Years copies of any effective written trust agreements, subscription agreements and any financial statements of the Trust.

     SECTION 9.7  Certificate of Trust.  Except as
  otherwise provided in the Business Trust Statute or this Trust Agreement, the Managing Owner shall not be required to mail a copy of any Certificate of Trust filed with the Secretary of State of the State of Delaware to each Limited Owner; however, such certificates shall be maintained at the principal office of the Trust and shall be available for inspection and copying by the Limited Owners in accordance with this Trust Agreement. The Certificate of Trust shall not be amended in any respect if the effect of such amendment is to diminish the limitation on interseries liability under Section 3804 of the Business Trust Statute.

     SECTION 9.8  Registration of Interests.  Subject to
  Section 4.3(l) hereof, the Managing Owner shall keep, at the Trust's principal place of business, an Interest Register in which, subject to such reasonable regulations as it may provide, it shall provide for the registration of Interests and of transfers of Interests. Subject to the provisions of Article V, the Managing Owner may treat the Person in whose name any Interest shall be registered in the

  Interest Register as the Interestholder of such Interest for the purpose of receiving distributions pursuant to Article VI and for all other purposes whatsoever.
                          ARTICLE X

                         FISCAL YEAR

     SECTION 10.1  Fiscal Year.  The Fiscal Year shall
  begin on the 1st day of January and end on the 31st day of December of each year. The first Fiscal Year of the Trust shall commence on the date of filing of the Certificate of Trust and end on the 31st day of December 1997. The Fiscal Year in which any Series in the Trust shall terminate shall end on the date of termination of the Series.
                          ARTICLE XI

            AMENDMENT OF TRUST AGREEMENT; MEETINGS

     SECTION 11.1  Amendments to the Trust Agreement.

          (a) Amendments to this Trust Agreement may be proposed by the Managing Owner or by Limited Owners holding Interests equal to at least ten percent (10%) of the Net Asset Value of each Series of the Trust, unless the proposed amendment affects only certain Series, in which case such amendment may be proposed by Limited Owners holding Interests equal to at least ten percent (10%) of Net Asset Value of a Series of each affected Series. Following such proposal, the Managing Owner shall submit to the Limited Owners of each affected Series a verbatim statement of any proposed amendment, and statements concerning the legality of such amendment and the effect of such amendment on the limited liability of the Limited Owners. The Managing Owner shall include in any such submission its recommendations as to the proposed amendment. The amendment shall become effective only upon the written approval or affirmative vote of Limited Owners holding Interests equal to at least a majority (over 50%) of the Net Asset Value of a Series (excluding Interests held by the Managing Owner and its Affiliates) of the Trust or, if the proposed amendment affects only certain Series, of each affected Series, or such higher percentage as may be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth in
  Section 8.2 hereof and to the effect that the amendment is legal, valid and binding and will not adversely affect the limitations on liability of the Limited Owners as described in Section 8.3 of this Trust Agreement. Notwithstanding the foregoing, where any action taken or authorized pursuant to any provision of this Trust Agreement requires the approval or affirmative vote of Limited Owners holding a greater interest in Limited Interests than is required to amend this Trust Agreement under this Section 11.1, and/or the approval or affirmative vote of the Managing Owners, an amendment to such provision(s) shall be effective only upon the written approval or affirmative vote of the minimum number of Interestholders which would be required to take or authorize such action, or as may otherwise be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth above in this
  Section 11.1. In addition, except as otherwise provided below, reduction of the capital account of any assignee or modification of the percentage of Profits, Losses or distributions to which an assignee is entitled hereunder shall not be affected by amendment to this Trust Agreement without such assignee's approval.

          (b) Notwithstanding any provision to the contrary contained in Section 11.1(a) hereof, the Managing Owner may, without the approval of the Limited Owners, make such amendments to this Trust Agreement which (i) are necessary to add to the representations, duties or obligations of the Managing Owner or surrender any right or power granted to the Managing Owner herein, for the benefit of the Limited Owners, (ii) are necessary to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or in the Prospectus, or to make any other provisions with respect to matters or questions arising under this Trust Agreement or the Prospectus which will not be inconsistent with the provisions of the Trust Agreement or the Prospectus, or
  (iii) the Managing Owner deems advisable, provided, however, that no amendment shall be adopted pursuant to this clause (iii) unless the adoption thereof (A) is not adverse to the interests of the Limited Owners; (B) is consistent with Section 4.1 hereof; (C) except as otherwise provided in Section 11.1(c) below, does not affect the allocation of Profits and Losses among the Limited Owners or between the Limited Owners and the Managing Owner; and
  (D) does not adversely affect the limitations on liability of the Limited Owners, as described in Article VIII hereof or the status of the each Series as a partnership for federal income tax purposes.

          (c) Notwithstanding any provision to the contrary contained in Sections 11.1(a) and (b) hereof, the Managing Owner may, without the approval of the Limited Owners, amend the provisions of Article VI of this Trust Agreement relating to the allocations of Profits, Losses, Disposition Gain, Disposition Loss and distributions among the Interestholders if the Trust is advised at any time by the Trust's accountants or legal counsel that the allocations provided in Article VI of this Trust Agreement are unlikely to be respected for federal income tax purposes, either because of the promulgation of new or revised Treasury Regulations under Section 704 of the Code or other developments in the law. The Managing Owner is empowered to amend such provisions to the minimum extent necessary in accordance with the advice of the accountants and counsel to effect the allocations and distributions provided in this Trust Agreement. New allocations made by the Managing Owner in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the obligation of the Managing Owner to the Trust and the Limited Owners, and no such new allocation shall give rise to any claim or cause of action by any Limited Owner.

          (d) Upon amendment of this Trust Agreement, the Certificate of Trust shall also be amended, if required by the Business Trust Statute, to reflect such change.

          (e) No amendment shall be made to this Trust Agreement without the consent of the Trustee if such amendment adversely affects any of the rights, duties or liabilities of the Trustee; provided, however, that the Trustee may not withhold its consent for any action which the Limited Owners are permitted to take under Section 8.2(d) above. The Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Managing Owner or if such amendment is required in the opinion of the Trustee.

          (f)  No provision of this Agreement may be
  amended, waived or otherwise modified orally but only by a written instrument adopted in accordance with this Section

     SECTION 11.2 Meetings of the Trust. Meetings of the Interestholders of the Trust or any Series thereof may be called by the Managing Owner and will be called by it upon the written request of Limited Owners holding Interests equal to at least ten percent (10%) of the Net Asset Value of a Series of the Trust or any Series thereof. Such call for a meeting shall be deemed to have been made upon the receipt by the Managing Owner of a written request from the requisite percentage of Limited Owners. The Managing Owner shall deposit in the United States mails, within fifteen
  (15) days after receipt of said request, written notice to all Interestholders of the Trust or any Series thereof of the meeting and the purpose of the meeting, which shall be held on a date, not less than thirty (30) nor more than sixty (60) days after the date of mailing of said notice, at a reasonable time and place. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting and an opinion of independent counsel as to the effect of such proposed action on the liability of Limited Owners for the debts of the Trust. Interestholders may vote in person or by proxy at any such meeting.

     SECTION 11.3 Action Without a Meeting. Any action required or permitted to be taken by Interestholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting.
  If the vote or consent of any Interestholder to any action of the Trust or any Interestholder, as contemplated by this Agreement, is solicited by the Managing Owner, the solicitation shall be effected by notice to each Interestholder given in the manner provided in Section
  15.4. The vote or consent of each Interestholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Interestholder, unless the Interestholder expresses written objection to the vote or consent by notice given in the manner provided in Section 15.4 below and actually received by the Trust within 20 days after the notice of solicitation is effected. The Managing Owner and all persons dealing with the Trust shall be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to this Section and shall be fully indemnified by the Trust in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Interestholders shall not be void or voidable by reason of timely communication made by or on behalf of all or any of such Interestholders in any manner other than as expressly provided in Section 15.4.

                         ARTICLE XII

                             TERM


     SECTION 12.1  Term.  The term for which the Trust and
  each Series is to exist shall commence on the date of the filing of the Certificate of Trust, and shall expire on December 31, 2047, unless sooner terminated pursuant to the provisions of Article XIII hereof or as otherwise provided by law.


                         ARTICLE XIII

                         TERMINATION


     SECTION 13.1  Events Requiring Dissolution of the
  Trust or any Series. The Trust or, as the case may be, any Series thereof shall dissolve at any time upon the happening of any of the following events:

          (a)  The expiration of  the Trust term as
  provided in Article XII hereof.

          (b) The filing of a certificate of dissolution or revocation of the Managing Owner's charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner (each of the foregoing events an "Event of Withdrawal") unless (i) at the time there is at least one remaining Managing Owner and that remaining Managing Owner carries on the business of the Trust and each Series or (ii) within ninety (90) days of such Event of Withdrawal all the remaining Interestholders agree in writing to continue the business of the Trust and each Series and to select, effective as of the date of such event, one or more successor Managing Owners. If the Trust is terminated as the result of an Event of Withdrawal and a failure of all remaining Interestholders to continue the business of the Trust and to appoint a successor Managing Owner as provided in clause (b)(ii) above, within one hundred and twenty (120) days of such Event of Withdrawal, Limited Owners holding Interests representing at least a majority (over 50%) of the Net Asset Value of each Series (not including Interests held by the Managing Owner and its Affiliates) may elect to continue the business of the Trust and each Series thereof by forming a new business trust (the "Reconstituted Trust") on the same terms and provisions as set forth in this Trust Agreement (whereupon the parties hereto shall execute and deliver any documents or instruments as may be necessary to reform the Trust). Any such election must also provide for the election of a Managing Owner to the Reconstituted Trust. If such an election is made, all Limited Owners of the Trust shall be bound thereby and continue as Limited Owners of the Reconstituted Trust.

          (c) The occurrence of any event which would make unlawful the continued existence of the Trust or any Series thereof, as the case may be.

          (d) The failure to sell the Subscription
  Minimums (as defined in the Prospectus) of all Series or any number of Series to at least 150 subscribers during the Initial Offering Period.


          (e) In the event of the suspension, revocation or termination of the Managing Owner's registration as a commodity pool operator under the CE Act, or membership as a commodity pool operator with the NFA unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated.


          (f) The Trust or, as the case may be, any Series becomes insolvent or bankrupt.

          (g)  The  Limited Owners holding  Interests
  representing at least a majority (over 50%) of the Net Asset Value of a Series (which excludes the Interests of the Managing Owner) vote to dissolve the Series, notice of which is sent to the Managing Owner not less than ninety
  (90) Business Days prior to the effective date of such Series' termination.

          (h) The Limited Owners of each Series
  holding Interests representing at least a majority (over 50%) of the Net Asset Value of the Series (which excludes the Interests of the Managing Owner) vote to dissolve the Trust, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of such terminations.

          (i)  The decline of the Net Asset Value of a
  Series of the Trust Estate by fifty percent (50%) from the Net Asset Value of a Series of the Trust Estate (i) at the commencement of the Series' trading activities or (ii) on the first day of a fiscal year, in each case after appropriate adjustment for distributions, additional capital contributions and redemptions.

          (j) The determination of the Managing Owner that the Series' aggregate net assets in relation to the operating expenses of the Series make it unreasonable or imprudent to continue the business of the Series.

     The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Limited Owner (as long as such Limited Owner is not the sole Limited Owner of the Trust) shall not result in the termination of the or any Series thereof, and such Limited Owner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Owner's Interests except as provided in Section 7.1 hereof. Each Limited Owner (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the Series in which they own an Interest and any right to an audit or examination of the books of the Series in which they own an Interest, except for such rights as are set forth in Article IX hereof relating to the Books of Account and reports of the Series.

     SECTION 13.2 Distributions on Dissolution. Upon the dissolution of the Trust or any Series, the Managing Owner (or in the event there is no Managing Owner, such person (the "Liquidating Trustee") as the majority in interest of the Limited Owners may propose and approve) shall take full charge of the Series assets and liabilities. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Managing Owner under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, the business and affairs of the Trust or Series shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Interestholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Series of the Trust (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Interestholders, and (b) to the Managing Owner and each Limited Owner pro rata in accordance with his positive book capital account balance, less any amount owing by such Interestholder to the Series, after giving effect to all adjustments made pursuant to Article VI and all distributions theretofore made to the Interestholders pursuant to Article VI. After the distribution of all remaining assets of the Series, the Managing Owner will contribute to the Series an amount equal to the lesser of
  (i) the deficit balance, if any, in its book capital account, and (ii) the excess of 1.01% of the total Capital Contributions of the Limited Owners over the capital previously contributed by the Managing Owner. Any Capital Contributions made by the Managing Owner pursuant to this Section shall be applied first to satisfy any amounts then owed by the Series to its creditors, and the balance, if any, shall be distributed to those Interestholders in the Series whose book capital account balances (immediately following the distribution of any liquidation proceeds) were positive, in proportion to their respective positive book capital account balances.


     SECTION 13.3  Termination; Certificate of
  Cancellation. Following the dissolution and distribution of the assets of all Series of the Trust, the Trust shall terminate and Managing Owner or Liquidating Trustee, as the case may be, shall execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with the Business Trust Statute.
  Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation.

                         ARTICLE XIV

                      POWER OF ATTORNEY

     SECTION 14.1 Power of Attorney Executed Concurrently. Concurrently with the written acceptance and adoption of the provisions of this Trust Agreement, each Limited Owner shall execute and deliver to the Managing Owner a Power of Attorney as part of the Subscription Agreement, or in such other form as may be prescribed by the Managing Owner.
  Each Limited Owner, by its execution and delivery hereof, irrevocably constitutes and appoints the Managing Owner and its officers and directors, with full power of substitution, as the true and lawful attorney-in-fact and agent for such Limited Owner with full power and authority to act in his name and on his behalf in the execution, acknowledgment, filing and publishing of Trust documents, including, but not limited to, the following:

          (a)  Any certificates and other instruments,
  including but not limited to, any applications for authority to do business and amendments thereto, which the Managing Owner deems appropriate to qualify or continue the Trust as a business trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Trust Agreement or any amendment hereto, or which may be required to be filed by the Trust or the Interestholders under the laws of any jurisdiction;

          (b) Any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Managing Owner deems advisable to file; and

          (c) This Trust Agreement and any documents which may be required to effect an amendment to this Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the admission of the signer of the Power of Attorney as a Limited Owner or of others as additional or substituted Limited Owners, or the termination of the Trust, provided such continuation, admission or termination is in accordance with the terms of this Trust Agreement.

     SECTION 14.2  Effect of Power of Attorney.  The Power
  of Attorney concurrently granted by each Limited Owner to the Managing Owner:

          (a) Is a special, irrevocable Power of Attorney coupled with an interest, and shall survive and not be affected by the death, disability, dissolution, liquidation, termination or incapacity of the Limited
  Owner;

          (b) May be exercised by the Managing Owner for each Limited Owner by a facsimile signature of one of its officers or by a single signature of one of its officers acting as attorney-in-fact for all of them; and

          (c) Shall survive the delivery of an assignment by a Limited Owner of the whole or any portion of his Limited Interests; except that where the assignee thereof has been approved by the Managing Owner for admission to the Trust as a substituted Limited Owner, the Power of Attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Managing Owner to execute, acknowledge and file any instrument necessary to effect such substitution.

     Each Limited Owner agrees to be bound by any representations made by the Managing Owner and by any successor thereto, determined to be acting in good faith pursuant to such Power of Attorney and not constituting negligence or misconduct.

     SECTION 14.3 Limitation on Power of Attorney. The Power of Attorney concurrently granted by each Limited Owner to the Managing Owner shall not authorize the Managing Owner to act on behalf of Limited Owners in any situation in which this Trust Agreement requires the approval of Limited Owners unless such approval has been obtained as required by this Trust Agreement. In the event of any conflict between this Trust Agreement and any instruments filed by the Managing Owner or any new Managing Owner pursuant to this Power of Attorney, this Trust Agreement shall control.
                          ARTICLE XV

                        MISCELLANEOUS

     SECTION 15.1 Governing Law. The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 15.1, and provided, further, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Business Trust Statute) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Trustee, the Managing Owner, the Interestholders or this Trust Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Business Trust Statute) pertaining to trusts which relate to or regulate in a manner inconsistent with the terms hereof:
  (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Managing Owner set forth or referenced in this Trust Agreement. Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust. The Trust shall be of the type commonly called a "business trust," and without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to business trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.


     SECTION 15.2  Provisions In Conflict  With Law or
  Regulations.


          (a) The provisions of this Trust Agreement are severable, and if the Managing Owner shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the Code, the Business Trust Statute or other applicable federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Trust Agreement, even without any amendment of this Trust Agreement pursuant to this Trust Agreement; provided, however, that such determination by the Managing Owner shall not affect or impair any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination. No Managing Owner or Trustee shall be liable for making or failing to make such a determination.

          (b) If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.

     SECTION 15.3 Construction. In this Trust Agreement, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Trust Agreement.

     SECTION 15.4 Notices. All notices or communications under this Trust Agreement (other than requests for redemption of Interests, notices of assignment, transfer, pledge or encumbrance of Interests, and reports and notices by the Managing Owner to the Limited Owners) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid, or if sent electronically, by facsimile or by overnight courier; and addressed, in each such case, to the address set forth in the books and records of the Trust or such other address as may be specified in writing, of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail, upon transmission and electronic confirmation thereof or upon deposit with a representative of an overnight courier, as the case may be. Requests for redemption, notices of assignment, transfer, pledge or encumbrance of Interests shall be effective upon timely receipt by the Managing Owner in writing.

     SECTION 15.5  Counterparts.  This Trust Agreement may
  be executed in several counterparts, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.

     SECTION 15.6 Binding Nature of Trust Agreement. The terms and provisions of this Trust Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective Interestholders. For purposes of determining the rights of any Interestholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Interestholders and permitted assignees, and all Interestholders and assignees agree that the Trust and the Managing Owner, in determining such rights, shall rely on such records and that Limited Owners and assignees shall be bound by such determination.

     SECTION 15.7  No Legal Title to Trust Estate.  The
  Interestholders shall not have legal title to any part of the Trust Estate.

     SECTION 15.8  Creditors.  No creditors of any
  Interestholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to the Trust Estate.

     SECTION 15.9  Integration.  This Trust Agreement
  constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

     IN WITNESS WHEREOF, the undersigned have duly executed this Declaration of Trust and Trust Agreement as of the day and year first above written.


                              WILMINGTON TRUST COMPANY,
                              as Trustee

                              By:___________________________

                              Name:
                              Title:

                              PRUDENTIAL SECURITIES FUTURES
                              MANAGEMENT INC.,
                              as Managing Owner



                              By:________________________


                              Name:     Thomas M. Lane
                              Title:         President



                                All Limited Owners now and
                                hereafter admitted as Limited
                                Owners of the Trust, pursuant
                                to powers of attorney now and
                                hereafter executed in favor
                                of, and granted and delivered
                                to, the Managing Owner



                              By:___________________________

                                   Attorney-in fact

                         EXHIBIT A



                     CERTIFICATE OF TRUST
                              OF
                     WORLD MONITOR TRUST



      This Certificate of Trust is filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. C.
Section 3801 et seq.) and sets forth the following:

     FIRST:    The name of the trust is World Monitor Trust (the
"Trust").

      SECOND: The name and the business address of the Delaware trustee is Wilmington Trust Company, Rodney Square
North,  1110 North Market Street, Wilmington, Delaware 19890,
Attention:  Corporate Trust Administration.

      THIRD: Pursuant to Section 3806(b)(2) of the Delaware Business Trust Act, the Trust shall issue one or more series of beneficial interests having the rights, powers and duties as set forth in the Declaration of Trust and Trust Agreement of the Trust dated December 17, 1997, as the same may be amended from time to time (each a "Series").

      FOURTH: Notice of Limitation of Liability of each
Series: Pursuant to Section 3804 of the Delaware Business Trust Act, there shall be a limitation on liability of each particular Series such that the debts, liabilities, claims, obligations and expenses incurred, contracted for or otherwise existing with respect to , in connection with or arising under a particular Series shall be enforceable against the assets of that Series only, and not against the assets of the Trust generally or the assets of any other Series.



                              WILMINGTON TRUST COMPANY, Trustee




                              By_______________________________

                                                  EXHIBIT B

                         WORLD MONITOR TRUST
                        REQUEST FOR REDEMPTION

                                                        , 19
                                            (Please date)

PRUDENTIAL SECURITIES FUTURES MANAGEMENT INC.
c/o Prudential Securities Incorporated
One New York Plaza, 12th Floor
Specialty Finance Operations
New York, New York  10292

Dear Sirs:

I hereby request redemption of the number of limited liability beneficial interests ("Interests") specified below, in the Series of the Trust indicated below, subject to all of the conditions set forth in the Trust Agreement, as described in the Prospectus:

Series A:
Series B:
Series C:

(specify number of Interests to be redeemed in each Series)

Redemption will be effective as of the Dealing Day (Monday of each week) at the Series Net Asset Value on the Friday immediately preceding the Dealing Date, assuming that this Request for Redemption is received by the Managing Owner on at least two (2) Business Days' prior written notice ("Redemption Date"). The first permissible Redemption
Date shall be the end of the first full week of trading activity by the Series in which the Interests are owned ("Interests"). I understand that Interests in each Series redeemed on or prior to the end of the first and second successive six-month periods after the effective date of purchase will pay a redemption charge of 4% and 3% of the Series Net Asset Value at which they are redeemed, respectively. I understand that the effective date of purchase means the date on which the applicable Series broke escrow if subscription was made during the Initial Offering Period, and for subscriptions made during the Continuous Offering Period means the applicable Dealing
Day. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the Interests to which this Request for Redemption relates, with full power and authority to request
Redemption of such Interests. Such Interests are not subject to any pledge or otherwise encumbered in any fashion. My signature has been guaranteed by a commercial bank with a correspondent in New York or by a member of a registered national securities exchange.

United States Taxable Limited Owners Only

Under the penalties of perjury, I hereby certify that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is my true, correct and complete Social Security Number or Taxpayer ID Number and that I am not subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.

Non-United States Limited Owners Only

Under penalties of perjury I hereby certify that (a) I am not a citizen or resident of the United States and have not been present in the United States for 183 days or more during any calendar year or (b) I am a non-United States corporation, partnership, estate or trust.

SIGNATURES ON REVERSE SIDE MUST BE IDENTICAL TO NAME(S)
IN WHICH INTERESTS OF TRUST ARE REGISTERED

INTERESTS REGISTERED IN THE NAME(S) OF:

--------------------------------------------------------------------------
   Type or Print Name                 Social Security or Taxpayer ID

--------------------------------------------------------------------------
   Street

--------------------------------------------------------------------------
   City                       State                       Zip Code

--------------------------------------------------------------------------
   Account #                  Type                     FA

                                SIGNATURE(S)

                                       Individual Owner(s) or Assignee(s)
                                       _______________________________________
                                       _______________________________________
                                       _______________________________________

Signature(s) Guaranteed by:
___________________________            _______________________________________
                                       Signature(s) of owner(s) or assignee(s)

                                       Entity Owner (or assignee)
                                       _______________________________________

Signature(s) Guaranteed by:            _______________________________________
___________________________            By:  __________________________________
                                            (Trustee, partner, or authorized
                                             officer. If a corporation,
                                             include certified copy of
                                             authorizing resolution.)

NOTE:   If the entity owner is a  trustee, custodian, or
fiduciary of an Individual Retirement Account, Keogh Plan without common law employees or employee benefit plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.

                                 Plan Participant

Signature(s) Guaranteed by:      _______________________________________
                                  Type or Print Name
___________________________      _______________________________________
                                  (Signature)

THIS REQUEST FOR REDEMPTION MUST BE RECEIVED BY
THE MANAGING OWNER AT LEAST TWO (2) BUSINESS
DAYS' PRIOR TO THE DEALING DAY ON WHICH YOUR
REDEMPTION IS TO BECOME EFFECTIVE.

                                                EXHIBIT C

                          EXCHANGE REQUEST

To:  WORLD MONITOR TRUST
     Prudential Securities Futures Management Inc.
     One New York Plaza, 12th Floor
     Specialty Finance Operations
     New York, New York 10292

I hereby request the following exchange of Interests as of the Dealing Date which first occurs two (2) business days after your receipt of this Exchange Request, upon the terms and conditions described in the Prospectus for the
World Monitor Trust dated April   , 2000.  I certify
that all of the statements, including all representations and warranties, made in my original Subscription Agreement remain accurate. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the Interests to which this Exchange Request relates, with full power and authority to request an Exchange of such Interests. Such Interests are not subject to any pledge or otherwise encumbered in any fashion. My signature has been guaranteed by a commercial bank with a correspondent in New York or by a member of a registered national securities exchange.

Amount to be Redeemed Upon Exchange
(Totals in each column must be equal.)

Series A  $____________ or All Interests _________
Series B  $____________ or All Interests _________
Series C  $____________ or All Interests _________
Total     $____________

Amount to be Purchased Upon Exchange

Series B  $____________
Series C  $____________
Total     $____________

SIGNATURES ON REVERSE SIDE MUST BE IDENTICAL TO NAME(S)
     IN WHICH INTERESTS OF TRUST ARE REGISTERED

       INTERESTS REGISTERED IN THE NAME(S) OF:

Type or Print Name                  Social Security or Taxpayer ID

Street

City                           State                    Zip Code

Account #                      Type                     FA

This Exchange Request is intended to be used for an even-value exchange of Interests from one or more
Series into one or more different Series.  This Exchange
Request is not to be used to redeem Interests or to purchase additional Interests of a Series in which you are currently a Limited Owner.

                             SIGNATURE(S)

                             Individual Owner(s) or Assignee(s)

Signature(s) Guaranteed by:
                                Signature(s) of owner(s) or assignee(s)

                             Entity Owner (or assignee)

Signature(s) Guaranteed by:


                             By:
                                 (Trustee, partner, or authorized
                                 officer.  If a corporation, include
                                 certified copy of authorizing resolution.)

NOTE: If the entity owner is a trustee, custodian, or fiduciary of an Individual Retirement
Account, Keogh Plan without common law employees or employee benefit plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.


Signature(s) Guaranteed by:       Plan Participant

                                  Type or Print Name

                                  (Signature)
IF SUBMITTED IN ACCORDANCE WITH REQUIRED
PROCEDURES, THE EXCHANGE REQUESTED HEREIN WILL
BE EFFECTIVE AS OF THE DEALING DAY (USUALLY
MONDAY) OF THE WEEK FOLLOWING A WEEK AFTER
WHICH THIS EXCHANGE REQUEST WAS RECEIVED.

FOR USE BY PSI-FA ONLY

Ledger Code          Account Number     FA#             Phone Order
    -                      -

Client Account Number at PSI

FA Name              FA Telephone No.      Branch Name and Wire Code of Branch

Signature of FA and Date                   Signature of Branch Manager and Date

FOR USE BY TRUST ONLY

Interests to be Redeemed:

Series A  Interests:    Amount $______________
Series B  Interests:    Amount $______________
Series C  Interests:    Amount $______________
                         Total $______________

Interests to be Purchased:
Series B  Interests:    Amount $______________
Series C  Interests:    Amount $______________
                         Total $______________

                                       EXHIBIT D

               WORLD MONITOR TRUST
           SUBSCRIPTION AGREEMENTS FOR
      LIMITED LIABILITY BENEFICIAL INTERESTS

INSTRUCTIONS (Please read carefully)

A. Using a typewriter or printing in ink, check the appropriate box or fill in the blanks on Pages D-2 through D-4 as directed herein:

CHECK THE APPROPRIATE BOX

Boxes     (i)     NEW SUBSCRIBER(S)

(ii)     EXISTING OWNER(S) OF SERIES A, B, OR C INTERESTS
ADDING LIMITED INTERESTS

a)     INFORMATION IS THE SAME AS IN THE ORIGINAL
SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY.

b)     INFORMATION HAS CHANGED FROM THE ORIGINAL
SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY;
CONSEQUENTLY, FOLLOW INSTRUCTIONS FOR NEW
SUBSCRIBERS (i).

Number 1     TOTAL DOLLAR AMOUNT OF SUBSCRIPTION AND
SERIES.  MINIMUM SUBSCRIPTION FOR ALL SERIES IN THE
AGGREGATE IS $5,000 FOR INDIVIDUALS OR INSTITUTIONS
OR ERISA PLANS (EXCEPT IRAs), $2,000 FOR IRAs AND
OTHER QUALIFIED ACCOUNTS.  THE MINIMUM INITIAL
SUBSCRIPTION PER SERIES IS $1,000.  ONCE THE MINIMUM
IS MET, ADDITIONAL PURCHASES MAY BE MADE IN $100
INCREMENTS.  EXISTING INVESTORS (EXCEPT IN CERTAIN
STATES) MAY SUBSCRIBE FOR ADDITIONAL INTERESTS IN
$100 INCREMENTS.  (NEW SUBSCRIPTION AGREEMENTS
ARE REQUIRED WITH EACH ADDITIONAL PURCHASE.)  SEE
"STATE SUITABILITY REQUIREMENTS" ON D-7.


Number 2     SOCIAL SECURITY AND/OR TAXPAYER I.D.
NUMBER. BACK UP WITHHOLDING BOX CHECKED (IF APPLICABLE).

Number 3     PRUDENTIAL SECURITIES ACCOUNT NUMBER.

Number 3a     CHECK ONE OF THE BOXES TO INDICATE
WHETHER YOU ARE A PRUDENTIAL SECURITIES EMPLOYEE.

Number 4     CHECK BOX TO INDICATE ACCOUNT TYPE (CHECK ONLY ONE BOX).

Number 5     CLIENT NAME, ADDRESS AND BUSINESS PHONE
NUMBER. FOR IRA OR TRUST ACCOUNT INCLUDE: "FOR
THE BENEFIT OF _____________."  INSERT NET WORTH AND
ANNUAL GROSS INCOME.

Number 6     ADDRESS REQUIRED IF #5 IS A P.O. BOX OR IS
NOT THE INVESTOR'S RESIDENCE ADDRESS OR THE
ENTITY'S PLACE OF FORMATION.

Number 7     TO BE COMPLETED AND SIGNED BY THE
FINANCIAL ADVISOR.  ALL SIGNATURE PAGES MUST BE
COUNTERSIGNED BY THE BRANCH MANAGER.

Number 8     CLIENT(S) SIGNATURE(S) IF ACCOUNT TYPE IS
INDIVIDUAL OR JOINT.

Number 9     CLIENT'S SIGNATURE IF ACCOUNT TYPE IS AN
INDIVIDUAL RETIREMENT ACCOUNT OR KEOGH PLAN
WITHOUT ANY COMMON LAW EMPLOYEES.

Number 10     SIGNATURE OF AUTHORIZED CORPORATE
OFFICER, PARTNER, TRUSTEE CUSTODIAN OR FIDUCIARY
IF ACCOUNT TYPE IS A CORPORATION, PARTNERSHIP,
TRUST, KEOGH WITH EMPLOYEES OR OTHER EMPLOYEE
BENEFIT PLAN (E.G., PENSION OR PROFIT SHARING PLAN).

Number 11     SUBSCRIBER(S) MUST INITIAL EACH
APPLICABLE REPRESENTATION AND WARRANTY IN THE
SPACE PROVIDED IN THE LEFT MARGIN.

Number 12     SUBSCRIBER(S) MUST INITIAL THE
SUBORDINATION AGREEMENT IN THE SPACE PROVIDED IN
THE LEFT MARGIN.

B. Subscriber's admission as a Limited Owner of a Series will be determined based on the date on which a fully completed, dated, and signed Subscription Agreement is delivered to Prudential Securities or an Additional Seller during the Initial and Continuous Offering Period. A subscriber may not deliver his Subscription Agreement to the Trust's offices. If such delivery is made, the Subscription Agreement will be returned to the subscriber to be forwarded to his Prudential Securities branch office or to an Additional Seller.

C. U.S. subscribers must have W-9s and non-U.S. subscribers must have W-8s on file with Prudential Securities.

                   WORLD MONITOR TRUST
     SUBSCRIPTION AGREEMENT and POWER OF ATTORNEY

SUBSCRIBER(S) (check status)
(i) //     New Subscriber(s)     Complete Items 1 through 6,
                                 plus Items 8, 9 or 10 (as applicable)
                                 plus Item 11, and have FA
                                 and Branch Manager fill out Item 7

(ii) //    Existing Owner(s)     (a) If information previously
                                 provided remains accurate:  Complete
                                 Item 1, plus Items 8, 9 or
                                 10 (as applicable) plus Item 11,
                                 and have FA and Branch Manager
                                 fill out Item 7; (b) if information
                                 has changed, follow instructions for
                                 new subscriber(s).

1. Total Dollar Amount of Subscription:
     Series B Interests.....................$
     Series C Interests.....................$

2. Social Security Number          3.  Prudential Securities Account
                                       Number of Subscriber

-------------------------------        -------------------------------
   or

   Taxpayer I.D. Number             3a. Is the Subscriber a Prudential
                                        Securities Employee

-------------------------------         / /  Yes     / /  No
   or

I have checked the following box because I (we) am (are) subject to backup withholding under the provisions of Section
3406(a)(1)(C) of the Internal Revenue Code:

4. Check Account Type

// Individual Ownership                        // Corporation
// Joint Tenants with Right of Survivorship   //  Keogh Plan (no
   (All tenants' Signatures required)             common law employees)
// Tenants in Common (All tenants'
   Signatures required)
// Community Property (Both Signatures        // Other Employee Benefit Plan
   required)                                     (e.g.,
// Custodian                                  // Pension, Profit Sharing,
                                                 Keogh plan
// Partnership                                   with employees)
// Trust                                      // Individual Retirement
                                                 Account (Non-PSI employees)
// UGMA or UTMA                               // INDIVIDUAL RETIREMENT
                                                 ACCOUNT (PSI employees)

5. Full Name of Account, Joint Owners, Trustee, if trust account, Custodian, if custodian account or other Authorized
Person, if Partnership, Corporation or Institutional Trustee or
Plan fiduciary (No Initials).

--------------------------------------------------------------------

Mailing Address. If trust or custodian account, address of Trustee, Custodian or Plan Fiduciary.

---------------------------------------------------------------------
City      State      Zip Code     Country     Business Telephone No.
                                              or if none, Home No.

New Worth of Subscriber (exclusive of home, home furnishings and automobiles): $

Annual Gross Income of Subscriber: $

6. The following information must be provided if the above address is a P.O. Box or is not the investor's residence address or the entity's place of formation.

-----------------------------------------------------------------
Residence Address (P.O. Box alone not acceptable).

-----------------------------------------------------------------
City           State               Zip Code               Country

7.     FINANCIAL ADVISOR USE ONLY (MUST BE COMPLETED
IN FULL, AND, EXCEPT FOR SIGNATURE, MUST BE TYPED
OR LEGIBLY PRINTED IN INK BY FINANCIAL ADVISOR,
ILLEGIBLE OR INCOMPLETE DOCUMENTS WILL BE REJECTED)

The undersigned FA hereby certifies that: (1) the FA has informed the person(s) named above of all pertinent facts relating to the liquidity and marketability of the Limited Interests as set forth in the Prospectus; and (2) the FA has reasonable grounds to believe (on the basis of information obtained from the person(s) named above concerning such person(s') age, investment objectives, investment experience, income, net worth, financial situation and needs, other investments, and any other information known by the FA) that (a) the purchase of the Interests is a suitable and appropriate investment for such person(s); (b) such person(s) meet(s) the minimum income and net worth standards; (c) such person(s) can benefit from the investment based on such person(s) overall investment objectives and portfolio structure; (d) such person(s) can bear the economic risk of the investment; and (e) such person(s) has
(have) an understanding of the fundamental risks of the investment, the risk that an investor may lose its entire investment, the restriction on the liquidity of the Limited Interests, the restrictions on the transferability of the Interests and the background and qualifications of the FA.

Does the undersigned FA have discretionary authority for the
account of the person(s) named above?      Yes        No

The FA must insure that a current Prospectus, together with the most recent Monthly Report for the applicable Series, once it commences trading, has been furnished to the person(s) named above under the caption "SUBSCRIBER(S)."


------------------------------------------------------------------
PRINT FULL NAME OF FA         FA#             WIRE CODE OF BRANCH

------------------------------------------------------------------
FA'S SIGNATURE                               FA'S TELEPHONE NUMBER

I have received all documents required to accept this subscription and acknowledge the suitability of the subscriber and the amount of the subscription for each Series. If the subscriber is other than an individual subscriber, I acknowledge that my review of the subscriber's governing documents indicates that such documents permit investment in commodities funds whose principal business is speculative futures trading.

                                           (    )
---------------------------                ----------------------------
BRANCH MANAGER'S SIGNATURE                 BRANCH MANAGER'S TELEPHONE NUMBER
FOR ALL ACCOUNTS

SUBSCRIBERS -- DO NOT SIGN WITHOUT READING THE
"REPRESENTATIONS AND WARRANTIES" AND "NOTICE OF
RISKS TO SUBSCRIBERS" AND "SUBSCRIBER(S) CONSENT
AND SUBORDINATION AGREEMENT" AT PARAGRAPH 12
AND FAMILIARIZING YOURSELF WITH THE PROSPECTUS
INCLUDING, (I) THE FUNDAMENTAL RISKS AND POSSIBLE
FINANCIAL HAZARDS OF THIS  INVESTMENT, INCLUDING
THE RISK OF LOSING YOUR ENTIRE INVESTMENT; (II) THE
LACK OF LIQUIDITY OF THIS INVESTMENT; (III) THAT
LIMITED OWNERS MAY NOT TAKE PART IN THE
MANAGEMENT OF A SERIES; (IV) THE EXISTENCE OF
ACTUAL AND POTENTIAL CONFLICTS OF INTEREST IN THE
STRUCTURE AND OPERATION OF A SERIES; (V) THE
SERIES' FEE STRUCTURE; (VI) THAT THE PERFORMANCE
AND PRO FORMA TABLES INCLUDED IN THE PROSPECTUS
MUST BE READ ONLY IN CONJUNCTION WITH THE NOTES
THERETO; (VII) THE TAX CONSEQUENCES OF AN
INVESTMENT IN THE TRUST; (VIII) THE LIMITATIONS ON
LIMITED LIABILITY; (IX) THAT THERE ARE SUBSTANTIAL
RESTRICTIONS ON THE TRANSFERABILITY OF INTERESTS;
AND (X) THE SERIES' STRUCTURE AND PROPOSED HIGHLY
LEVERAGED TRADING ACTIVITIES.

Payment of the above subscription will be made by charging the subscriber's account with Prudential Securities Incorporated or any Additional Seller. In the event that the subscriber does not have a customer account with Prudential Securities Incorporated or any Additional Seller or does not have sufficient funds in its existing account, the Subscriber should make appropriate arrangements with its Financial Advisors, if any, and if none, should contact its local Prudential Securities Incorporated branch office or the branch office of any Additional Seller.

                             D-4
<APGE>
              SIGN BELOW UNDER CORRESPONDING ACCOUNT TYPE

8.     INDIVIDUAL OR JOINT SUBSCRIPTION

If this subscription is for a joint account, the statements, representations, warranties, and undertakings set forth in this subscription agreement will be deemed to have been made by each owner of the account

X________________________  X________________________________________________
(Signature of Subscriber)   (Signature of Joint Owner, if any)        Date

_________________________  _________________________________________________
(Print or Type Name        (Print or Type Name of Signatory)
of Signatory)

9.     IRA AND KEOGH PLAN (WITHOUT COMMON LAW EMPLOYEES) SUBSCRIPTION

X________________________________________________________________________
(Signature of IRA beneficiary or plan participants)          Date

_________________________________________________________________________
(Print or Type Name of Signatory)


10.     ENTITY (CUSTODIAN, CORPORATION, PARTNERSHIP,
TRUST, EMPLOYEE BENEFIT PLAN) SUBSCRIPTION

The undersigned corporate officer, partner, or trustee custodian or fiduciary hereby certifies and warrants that s/he has full power and authority from and on behalf of the entity named below and (as applicable) from its shareholders, partners, or beneficiaries or plan participants to complete, execute, and deliver this Subscription Agreement on their behalf including on behalf of the plan participants, and trust or custodial account beneficiaries, and that investment in the Trust has been affirmatively authorized by the governing board or body, if any, of the entity (if a corporation or partnership) and is not prohibited by law or the governing documents of the entity.

_________________________________________________________________________
(Type or Print Name of Entity, Trust or Custodial Account)

X_________________________________________________________________________
(Signature of Authorized Corporate                               Date
Officer, Partner, Trustee
Custodian or Fiduciary)

_________________________________________________________________________
(Print or Type Name of Signatory)

11.     REPRESENTATIONS AND WARRANTIES
I(we) hereby represent and warrant to the Managing Owner and the Trust as follows (please initial each applicable representation and warranty):

_____ (1) I (we) satisfy one or more of the following financial standards outlined below for subscription in the Trust (Initial in the space provided only those requirements that apply):

____     (A) I (we) am (are) not acting on behalf of an Employee
Benefit Plan and I (we) have either

____      (i) a net worth (exclusive of home, home furnishings,
and automobiles) of at least $150,000 or
____      (ii) a net worth (similarly calculated) of at least
$45,000 and an annual gross income of at least $45,000 and not more than 10% of my net worth is invested in the Trust or

____     (iii) If I (we) am (are) a resident(s) of one of those states listed under "State Suitability Requirements" on page D-11, I (we) meet the more restrictive suitability requirements imposed by the State in which I (we) reside and not more than 10% of my net worth is invested in the Trust.

____     (B) If I (we) am (are) acting on behalf of an IRA or a Keogh
Plan which covers no common law employees, each Participant meets, and the IRA or Keogh Plan meets, the net worth and gross income requirement in (i), (ii) or (iii) above and its investment in the Trust does not exceed 10% of the assets of the IRA or Keogh Plan at the time of investment.

____     (C) If I (we) am (are) acting on behalf of an Employee
Benefit Plan (other than an IRA or a Keogh Plan which covers no common law employees), the Plan meets the net worth and suitability requirements in (i) or (iii) above, and its investment in the Trust does not exceed 10% of the assets of the Plan at the time of investment.

____     (2)  The address set forth under the caption "Subscriber(s)"
is my (our) true and correct address and I (we) have no present intention of becoming a resident of any other state or country.
The information provided under that caption is true, correct, and complete as of the date of this Subscription Agreement and if there should be any material change in such information prior to my (our) admission to the Trust as a Limited Owner, I (we) will immediately furnish such revised or corrected information to the Managing Owner. I (we) will furnish the Managing Owner with such other documents as it may request to evaluate this subscription.

____     (3)  I (we) am (are) over 21 years old and am (are) legally competent and am (are) permitted by applicable law to execute and deliver this Subscription Agreement.

____     (4)  If the subscriber is a trust under an Employee Benefit
Plan, none of the Trustee, Managing Owner, Prudential
Securities, the Trading Advisors, any other Selling Agent or any of their affiliates either: (A) has investment discretion with respect to the investment of the assets of such trust being used to purchase Limited Interests; (B) has authority or responsibility to give or regularly gives investment advice with respect to such trust assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such trust assets and that such advice will be based on the particular investment needs of the trust; or (C) is an employer maintaining or contributing to the trust.

____     (5)  I (we) have received a Prospectus of each Series which constitutes its Commodity Futures Trading Commission ("CFTC")
Disclosure Document.

____     (6)  I (we) am (are) purchasing the Limited Interests for our own account.

____     (7)  I (we) acknowledge that as a holder or holders of any interests in, or claims of any kind against, any Series, I (we) will seek to recover any debts, liabilities, obligations and expenses incurred or otherwise existing with respect to that Series solely from, or to assert such claims solely against, (i) the assets of that Series (and not the assets of any other Series or the Trust generally) or (ii) the Managing Owner.

      By making these representations and warranties, Subscribers are not waiving any rights of action which they may have under applicable federal or state securities laws. Federal securities law provides that any such waiver would be unenforceable. Subscribers should be aware, however, that the representations and warranties set forth herein may be asserted in the defense of the Trust or others in any subsequent litigation or other proceeding.

12.     SUBSCRIBERS CONSENT AND SUBORDINATION AGREEMENT

____     I(we), a Subscriber(s) who is(are) purchasing Interests in the Series that is the subject of this agreement (Series ___) (the "Contracting Series"), agrees and consents (the "Consent") to look solely to the assets (the "Contracting Series Assets") of the Contracting Series and to the Managing Owner and its assets for payment. The Contracting Series Assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of the Contracting Series, including, without limitation, funds delivered to the Trust for the purchase of Interests in a Series.

In furtherance of the Consent, the Subscriber agrees that (i) any debts, liabilities, obligations, indebtedness, expenses and claims of any nature and of all kinds and descriptions (collectively, "Claims") incurred, contracted for or otherwise existing and (ii) any Interests, beneficial interests or equity ownership of any kind (collectively, "Interests"), arising from, related to or in connection with the Trust and its assets and the Contracting Series and the Contracting Series Assets, shall be subject to the following limitations:
(a) Subordination of certain claims and rights. (i) except as set forth below, the Claims and Interests, if any, of the Subscriber (collectively, the "Subordinated Claims and Interests") shall be expressly subordinate and junior in right of payment to any and all other Claims against and Interests in the Trust and any Series thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract; provided, however, that the Subscriber's Claims (if any) against and Interests (if any) in the Contracting Series shall not be considered Subordinated
Claims and Interests with respect to enforcement against and distribution and repayment from the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets; and provided further that (1) the Subscriber's valid
Claims, if any, against the Contracting Series shall be pari passu and equal in right of repayment and distribution with all other valid Claims against the Contracting Series and (2) the Subscriber's Interests, if any, in the Contracting Series shall be pari passu and equal in right of repayment and distribution with all other Interests in the Contracting Series; and (ii) the Subscriber will not take, demand or receive from any Series or the Trust or any of their respective assets (other than the Contracting Series, the Contracting Series Assets and the
Managing Owner and its assets) any payment for the Subordinated Claims and Interests;

(b) the Claims and Interests of the Subscriber with respect to the Contracting Series shall only be asserted and enforceable against the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets; and such Claims and Interests shall not be asserted or enforceable for any reason whatsoever against any other Series, the Trust generally or any of their respective assets;

(c) if the Claims of the Subscriber against the Contracting Series or the Trust are secured in whole or in part, the Subscriber hereby waives (under section 1111(b) of the Bankruptcy Code
(11 U.S.C. S 1111(b))) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any Series (other than the Contracting Series), as the case may be;

(d) in furtherance of the foregoing, if and to the extent that the Subscriber receives monies in connection with the Subordinated
Claims and Interests from a Series or the Trust (or their respective assets), other than the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets, the Subscriber shall be deemed to hold such monies in trust and shall promptly remit such monies to the Series or the Trust that paid such amounts for distribution by the Series or the Trust in accordance with the terms hereof; and

(e) the foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, the Interests are sold, transferred, redeemed or in any way disposed of and notwithstanding that the agreements in respect of such Claims and Interests are terminated, rescinded or canceled.

NOTICES TO SUBSCRIBERS

13.     RISKS

These securities are speculative and their purchase involves a high degree of risk. Risk Factors relating to the Interests in each Series which are more fully described in the Prospectus include the following: (i) futures, forward and options trading is speculative, volatile and highly leveraged; (ii) each Series is largely reliant on the Trading Advisor for success; (iii) past performance of the Trading Advisor for each Series is not necessarily indicative of future results; (iv) a Limited Owner's tax liability is likely to exceed his cash distributions; (v) substantial charges will be imposed on each Series; and it is estimated that each Series will have to achieve net trading profits (after taking interest income into account) of approximately 4.14% per annum for Series A, B, and C in order to offset expenses, and of approximately 7.14% to also offset the 3% redemption charge imposed on an Interest being redeemed as of the end of the 12th month following the effective date of purchase; (vi) Limited
Owners will have limited voting rights and no control over the Trust's business or the business of each Series; (vii) a Limited Owner could lose a substantial portion, or even all, of his investment; (viii) Limited Owners will have a limited ability to liquidate their Interests in a Series because transferability is restricted, Interests are not listed on an exchange, and no trading market exists; (ix) actual and potential conflict of interests exist; and (x) Prudential Securities and its affiliates have been involved in several lawsuits, investigations, and enforcement actions by regulatory authorities, including various matters surrounding allegations relating to the sale of interests in over 700 non-commodities limited partnerships. See "Risk Factors" in the Prospectus.

14.     SUBSCRIPTIONS

The minimum subscription amount is $5,000 or $2,000 for IRAs, except in the case of certain states (see State Suitability
Requirements, attached).  The purchase price per Limited
Interest is $100 during the Initial Offering Period and is Series
Net Asset Value during the Continuous Offering Period.

Incremental subscriptions in excess of the above minimums are permitted in multiples of $100. Existing Limited Owners in the subscribed Series (except in certain states) may subscribe for additional Limited Interests in that Series in $100 increments. Fractional Limited Interests will be issued to three decimal places. The terms of the offering of the Limited Interests are described in the Prospectus. I acknowledge that I must have my subscription payment in such account on, but not before, the settlement date for my purchase of Limited Interests. My Financial Advisor shall inform me of such settlement date, on which date my account will be debited and the amounts so debited will be transmitted as set forth in the Prospectus. Prudential Securities Futures Management Inc. (the "Managing Owner") may, in its sole and absolute discretion, accept or reject this subscription in whole or in part. THE SALE OF LIMITED INTERESTS WILL NOT BE FINAL AND BINDING ON ANY
SUBSCRIBER UNTIL AT LEAST FIVE (5) BUSINESS DAYS
AFTER SUCH SUBSCRIBER SUBMITS SUBSCRIPTION
DOCUMENTS TO PRUDENTIAL SECURITIES OR AN
ADDITIONAL SELLER. Thereafter, all subscriptions are irrevocable. Due to the above rescission right, subscribers will not be admitted as Limited Owners until the Monday first following five business days after the subscription documents have been submitted to Prudential Securities or an Additional Seller.

15.     SUITABILITY

If subscriber is an employee benefit plan, the investment in the Limited Interests by such employee benefit plan is in compliance with all federal laws relating to such plans. If the subscriber is a trust under an employee benefit plan, none of the Trustee, the Managing Owner, any Selling Agent or Additional Selling Agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of the assets of such trust being used to purchase
Limited Interests; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such trust assets for a fee and pursuant to an agreement or understanding that such advice will serve as the primary basis for investment decisions with respect to such Plan or trust assets and that such advice will be based on the particular investment needs of the trust; or (iii) is an employer maintaining or contributing to the trust.

THE EXECUTION COPY OF THE SUBSCRIPTION AGREEMENT AND POWER
     OF ATTORNEY ACCOMPANIES THIS PROSPECTUS AS A SEPARATE DOCUMENT

                      WORLD MONITOR TRUST
               UNITS OF BENEFICIAL INTEREST BY SERIES

     BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
            SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE
               SECURITIES ACT OF 1933 OR THE SECURITIES
                       EXCHANGE ACT OF 1934

                   SUBSCRIPTION AGREEMENT AND
                        POWER OF ATTORNEY

World Monitor Trust
Prudential Securities Futures
  Management Inc.
One New York Plaza, 12th Floor
Specially Financial Operations
New York, New York  10292

Dear Sirs:

1. Subscription for Limited Interests. I hereby subscribe for the dollar amount of units of beneficial interest ("Limited Interests") in Series A, B, and/or C of World Monitor Trust (the "Trust") as set forth in the Subscription Agreement and Power of Attorney
Signature Page attached hereto. I have authorized my selling agent to debit my customer securities account in the amount of my subscription.

2. Representations and Warranties of Subscriber. I have received the Prospectus together with the most recent Monthly Report of the Trust, if trading has commenced for the Series in which I am investing. I acknowledge that I satisfy the applicable requirements relating to net worth and annual income as set forth in "State Suitability Requirements" attached hereto. If subscriber is not an individual, the person signing the Subscription
Agreement and Power of Attorney Signature Page on behalf of the subscriber is duly authorized to execute such Signature
Page.

3. Power of Attorney. In connection with my purchase of Limited Interests, I do hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and Series and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration of Trust and Trust Agreement of the Trust, including, without limitation, the execution of the said Agreement itself, and the execution of all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Limited Interests.

4. Governing Law. Subscriber hereby acknowledges and agrees that this Subscription Agreement and Power of Attorney shall be governed by and be interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

PLEASE COMPLETE THE SUBSCRIPTION AGREEMENT AND
POWER OF ATTORNEY SIGNATURE PAGE WHICH
ACCOMPANIES THIS PROSPECTUS CAREFULLY.

STATE SUITABILITY REQUIREMENTS

All states except as listed below.

The general suitability requirement for subscribers to the Series of the Trust is that subscribers have a net worth (exclusive of home, home furnishings and automobiles) of at least $150,000 or, failing that standard, have a net worth (similarly calculated) of at least $45,000 and an annual gross income of at least $45,000.
In addition, the minimum aggregate purchase is $5,000 or $2,000 in the case of Individual Retirement Accounts.

Higher Suitability Requirement.

The States listed below have more restrictive suitability requirements. Please read the following list to make sure that you meet the suitability and/or investment requirements for the State in which you reside. (As used below, "NW" means net worth exclusive of home, home furnishings and automobiles; "AI" means annual gross income; and "TI" means annual taxable income for federal income tax purposes).

Alaska         (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
Arizona        (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
California     (a) $250,000 NW, or (b) $100,000 NW and $65,000 AI,
               and not more than 25% of this offering may be sold
               in California.
Iowa           (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.
               Minimum subscription for IRAs is $3,000.
Maine          (a) $225,000 NW, or (b) $100,000 NW and $100,000 AI.
Massachusetts  (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.
Michigan       (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.
Minnesota      (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
Mississippi    (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
Missouri       (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.
Nebraska       (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.
New Hampshire  (a) $250,000 NW, or (b) $125,000 NW and $50,000 TI.
North Carolina (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.
Oklahoma       (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
Oregon         (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
Pennsylvania   (a) $175,000 NW, or (b) $100,000 NW and $50,000 TI.
South Dakota   (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
Tennessee      (a) $250,000 NW, or (b) $60,000 NW and $60,000 TI.
Texas          (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.

AN INVESTMENT IN THE TRUST MAY NOT EXCEED 10% OF Nwy

           WORLD MONITOR TRUST - SERIES B
        The date of this Part II is April 7, 2000.

                      PART II
         INFORMATION NOT REQUIRED IN PROSPECTUS

Item 15.  Recent Sales of Unregistered Securities.

On December 17, 1997, the Registrant sold 10 interests to the managing owner for $1,000 to effect the formation of the Trust as a Delaware business trust. At the initial closing on June 10, 1998, the Registrant sold an additional 740 interests to the managing owner for $74,000. No underwriting discount or sales commission was paid or received with respect to these sales. The Registrant claims an exemption from registration for these transactions based on Section 4(2) of the Securities Act of 1933, as amended, as a sale by an issuer not involving a public offering.

Item 16.  Exhibits and Financial Statements Schedules.

(a) The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration
Statement:

*1.1    Form of Underwriting Agreement among the
Registrant, Prudential Securities Futures
Management Inc. and Prudential Securities
Incorporated

3.1
and
4.1    Declaration of Trust and Trust Agreement of the
Registrant (annexed to the Prospectus as Exhibit A)

4.2    Form of Request for Redemption (annexed to the
Prospectus as Exhibit B)

4.3    Form of Exchange, Request (annexed to the
Prospectus as Exhibit C)

4.4    Form of Subscription Agreement (annexed to the
Prospectus as Exhibit D)

*5.1    Opinion of Rosenman & Colin LLP as to legality

*5.2    Opinion of Richards, Layton & Finger PA as to
legality and inter-series liability

*    Previously filed.

*5.3    Opinion of Rosenman & Colin LLP as to legality
with regard to federal bankruptcy issues

*8.1    Opinion of Rosenman & Colin LLP as to income
tax matters

*10.1    Form of Escrow Agreement among the
Registrant, Prudential Securities Futures
Management Inc., Prudential Securities Incorporated and The Bank of New York

*10.2    Form of Brokerage Agreement between the
Registrant and Prudential Securities Incorporated

*10.3    Form of Advisory Agreement among the
Registrant, Prudential Securities Futures
Management Inc., and the Advisor

*10.4    Form of Representation Agreement
Concerning the Registration Statement and the Prospectus among the Registrant, Prudential
Securities Futures Management Inc., Prudential
Securities Incorporated, Wilmington Trust Company and the advisor

*10.5    Form of Net Worth Agreement between
Prudential Securities Futures Management Inc. and
Prudential Securities Group Inc.

23.1 The consent of PricewaterhouseCoopers LLP is included as part of the Registration Statement

23.2    The consent of Rosenman & Colin LLP is
included as part of the Registration Statement

24.3        The consent of Richards, Layton & Finger
PA is included as part of the Registration Statement

*    Previously filed.

The following financial statements are included in the
Prospectus:

    1.    World Monitor Trust -- Series B

(i)  Report of Independent Accountants
(ii) Financial Statements as of December 31, 1999 and 1998, for the year ended December 31, 1999, and for the period from June 10, 1998 (commencement of operations) to December 31, 1998

(iii)  Notes to Financial Statements

    2.    World Monitor Trust -- Series C
(i)  Report of Independent Accountants
(ii) Financial Statements as of December 31, 1999 and 1998, for the year ended December 31, 1999, and for the period from June 10, 1998
(commencement of operations) to December 31, 1998
(iii)  Notes to Financial Statements

    3.    Prudential Securities Futures Management
Inc.
(i)  Report of Independent Accountants
(ii)  Statement of Financial Condition as of December
31, 1999
(iii)  Notes to Statement of Financial Condition

All schedules have been omitted as the required information is inapplicable or is presented in the Statements of Financial Condition or related notes.

Item 17.  Undertakings.

Registrant undertakes (a) to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (b) that, for the purposes of determining any liability under the Act, each such post-effective amendment be deemed to be a new Registration Statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
and (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Act may be permitted to the managing owner of Registrant, including its directors, officers, and controlling persons, Registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for expenses incurred in a successful defense) is asserted against Registrant by the managing owner under the Declaration of Trust and Trust Agreement or otherwise, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                    SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 7, 2000.

               WORLD MONITOR TRUST - SERIES B
                           By:    Prudential Securities Futures
                                  Management Inc., Managing Owner

                           By:    /s/ Joseph A. Filicetti
                                  Joseph A. Filicetti, President and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities as directors or officers of Prudential Securities Futures
Management Inc., the Managing Owner of the
Registrant, on the dates indicated below.

Signature                      Title                      Date
/s/ Joseph A. Filicetti        President                  April 7, 2000
Joseph A. Filicetti            Director

/s/ Eleanor L. Thomas          Executive Vice President   April 7, 2000
Eleanor L. Thomas              Director

________________________       Director
A. Laurence Norton, Jr.

/s/ Guy S. Scarpaci            Director                   April 7, 2000
Guy S. Scarpaci

/s/ Barbara J. Brooks          Chief Financial            April 7, 2000
Barbara J. Brooks              Officer

/s/ Steven Carlino             Chief Accounting Officer,  April 7, 2000
Steven Carlino                 Vice President and
                               Treasurer

/s/ Tamara B. Wright           Senior Vice President      April 7, 2000
Tamara B. Wright               Director

/s/ Alan Brody                 Director                   April 7, 2000
Alan Brody

(Being the principal executive officers, the principal financial officer, the principal accounting officer and a majority of the directors of Prudential Securities Futures
Management Inc.)

                       INDEX TO EXHIBITS

Exhibits
*1.1    Form of Underwriting Agreement among the
Registrant, Prudential Securities Futures
Management Inc. and Prudential Securities
Incorporated

3.1
and
4.1    Declaration of Trust and Trust Agreement of the
Registrant (annexed to the Prospectus as Exhibit A)

4.2    Form of Request for Redemption (annexed to the
Prospectus as Exhibit B)

4.3    Form of Exchange Request (annexed to the
Prospectus as Exhibit C)

4.4    Form of Subscription Agreement (annexed to the
Prospectus as Exhibit D)

*5.1    Opinion of Rosenman & Colin LLP as to legality

*5.2    Opinion of Richards, Layton & Finger PA as to
legality and inter-Series liability under Delaware Law

*5.3    Opinion of Rosenman & Colin LLP as to federal
bankruptcy issues

*8.1    Opinion of Rosenman & Colin LLP as to income
tax matters

*10.1    Form of Escrow Agreement among the
Registrant, Prudential Securities Futures
Management Inc., Prudential Securities Incorporated and The Bank of New York

*    Previously filed.

Exhibits
*10.2    Form of Brokerage Agreement between the
Registrant and Prudential Securities Incorporated

*10.3    Form of Advisory Agreement among the
Registrant, Prudential Securities Futures
Management Inc., and the Advisor

*10.4    Form of Representation Agreement
Concerning the Registration Statement and the Prospectus among the Registrant, Prudential
Securities Futures Management Inc., Prudential
Securities Incorporated, Wilmington Trust Company and the Advisor

*10.5    Form of Net Worth Agreement between
Prudential Securities Futures Management Inc. and
Prudential Securities Group Inc.

23.1 The consent of PricewaterhouseCoopers LLP is included as part of the Registration Statement

23.2    The consent of Rosenman & Colin LLP is
included as part of the Registration Statement

23.3 The consent of Richards, Layton & Finger PA is included as part of the Registration Statement

*    Previously filed.